Exhibit 10.1

ADVERTISING LICENSE AGREEMENT
Between
METROPOLITAN TRANSPORTATION AUTHORITY,
And
OUTFRONT MEDIA GROUP LLC

1

ADVERTISING LICENSE AGREEMENT
THIS ADVERTISING LICENSE AGREEMENT (the “License Agreement”) is by and between the METROPOLITAN TRANSPORTATION AUTHORITY and Outfront Media Group LLC, a limited liability company organized and existing under the laws of Delaware (the "Concessionaire").
RECITALS:
WHEREAS, the Agencies operate the Subway Systems, the Bus Systems and the Commuter Railroad Systems in New York and Connecticut;
WHEREAS, an important source of revenue to the Agencies is the compensation paid to them by concessionaires that have been granted advertising and associated rights in connection with the Systems;
WHEREAS, on March 11, 2016, the MTA released a request for proposals (the "Initial RFP") soliciting proposals for the license to display advertising and provide other services in each of the Subway Systems, the Bus Systems and the Commuter Railroad Systems upon the expiration of the license agreements with the incumbent advertising licensee;
WHEREAS, on October 14, 2016, the MTA released a request for follow-up proposals (the “RRFUP”) to firms short-listed based on their responses to the Initial RFP to submit proposals to manage and control the advertising in the Subway Systems, the Bus Systems and the Commuter Railroad Systems, broadly defined to include digital and static advertising, mobile-based advertising linkages, sponsorships, promotions, “pop-up” retail, digital vending and other “experiential” advertising, and to improve customer access to service-related Agency information and otherwise enhance the Agency customer experience through the implementation of digital sign networks throughout the Systems and the provision of access thereto by the Agencies, utilizing data for MTA’s benefit, and helping to facilitate MTA’s mobile strategy;
WHEREAS, following an evaluation and negotiation process, MTA determined that it was in MTA’s best interests to award the Concession for the Subway Systems, the Bus Systems and the Commuter Railroad Systems to a single entity and the MTA Board authorized the MTA to enter into a License Agreement for all of the Concessions with the Concessionaire;
WHEREAS, the Parties intend for the Effective Date of this License Agreement to be November 1, 2017 as set out in Section 3 below;
NOW THEREFORE, in consideration of the premises and of the mutual covenants and consideration herein contained, the parties hereby agree as follows:

1.	Definitions.
A set of defined terms is included as Exhibit 1A (Definitions) to this License Agreement. Additional terms are defined in context.

2.	Composition of the License Agreement.

2

This License Agreement incorporates by reference the Exhibits hereto, including the Master Terms and Conditions (the “Master TCs”) included as Exhibit 1B.

3.	Commencement of Rights and Obligations.
The Parties agree that all of the rights and obligations of the Parties shall be determined in all respects as if this License Agreement had become effective at one minute past midnight on the morning of November 1, 2017.

METROPOLITAN TRANSPORTATION AUTHORITY

By: _/s/ Jeffrey B. Rosen_________________________________
Jeffrey B. Rosen
Director, Real Estate, Metropolitan Transportation Authority

Outfront Media Group LLC

By: _/s/Andrew R. Sriubas________________________________
Name:	Andrew R. Sriubas
Title:	Chief Commercial Officer

3

Advertising License Agreement
List Of Exhibits

Exhibit No.	Exhibit Title
Exhibit 1A	Definitions
Exhibit 1B	Master Terms and Conditions
Exhibit 2	Annual Required Installation Schedule
Exhibit 3	[Reserved]
Exhibit 4	Minimum Annual Guarantee ("MAG")
Exhibit 5	Form of Letter of Credit
Exhibit 6	Services Schedule
Exhibit 7	Base Level Services and Additional Services
Exhibit 8	[Reserved]
Exhibit 9	[Reserved]
Exhibit 10	OTG Kiosks
Exhibit 11	[Reserved]
Exhibit 12	[Reserved]
Exhibit 13	Uptime Requirements for Agency-Alert and Real-Time Functions
Exhibit 14	Acceptance Criteria
Exhibit 15	MTA Advertising Policy
Exhibit 16	MTA Frequently Asked Questions
Exhibit 17	[Reserved]
Exhibit 18	Key Personnel
Exhibit 19	Minority and Women-Owned Business Enterprises (MBE/WBEs) Goals
Exhibit 20	Concessionaire Disclosure Statement and Proposer's Affirmation and Certification Pursuant to State Finance Law Sections 139-j and 139-k

4

Exhibit 1A:
Definitions
The table below sets out the definitions for the Advertising License and Concession Agreement issued by the Metropolitan Transportation Authority.
Rule of Interpretation: where a definition (each, a “Baseline Definition”) states that it is “a subcategory of” another definition (the “Parent Definition”), the Parties intend as follows (i) a reference to the Parent Definition in the License Agreement or these Definitions shall include a reference to all Baseline Definitions referenced in the Parent Definition or identified as subcategories of the Parent Definition, and (ii) a reference to the Baseline Definition in the License Agreement or these Definitions shall not include and shall not apply to the Parent Definition.
For example, a reference to the term “System Reports” will apply to all reports identified in the “System Reports” definition, such as “Agency Delay Reports.” In contrast, reference to the term “Agency Delay Reports” shall not include or apply to “System Reports,” or other definitions included in the term “System Reports.”

A	1	J	20	S	30
B	8	K	20	T	34
C	9	L	20	U	36
D	13	M	21	V	36
E	16	N	24	W	36
F	17	O	24	X	37
G	17	P	26	Y	37
H	18	Q	28	Z	37
I	18	R	28

No.	Term	Definition
A
1.	Accepted Designs	Has the meaning set out in Master TCs Section 6.2 (Review and Approval of System and Component Designs).
2.	Ad Agency	A Person acting on behalf of a Brand Owner in connection with the creation of or other activities relating to Advertisements.
3.	Ad Exchange	A technology platform designed to provide automated, real-time or near real-time auctions that allow Publishers to sell, and Media Buyers to buy, Inventory.
4.	Ad Network
A Person that aggregates Inventory for purposes of facilitating purchases of such Inventory. Where applicable, an Ad Network may also (i) provide services and technology designed to target Advertisements to specific Audiences or to manage a Marketing Campaign, and/or (ii) aggregate Inventory from one or more Media Channels to permit the Marketing Campaign to be served across each such Media Channel.

No.	Term	Definition
5.	Ad Performance Measurements
Analytics to assess the Audience of, and Audience members’ reaction to, a particular Advertisement (or Marketing Campaign), including: (i) the nature of the Audience, the number of Audience members, the Content at issue, the amount of time spent viewing, the type of displays utilized, and the Audience members’ interest in those displays; (ii) Audience demographics, including age, gender, race, economic class, area, and other Segments; (iii) the times, places and methods Audience members use to access the Advertisement; (iv) the reach of the Advertisement (i.e., the number of Audience members seeing or otherwise exposed to the Advertisement); (v) the frequency of the Advertisement (i.e., the number of times viewers see it); (vi) total footfall; (vii) sales uplift attributed to the Advertisement; (viii) Audience optimization; (ix) channel optimization; and (x) Advertising yield.

6.	Added Content
Content that is not Agency Messaging and that does not constitute an Advertisement. By way of example, "Added Content" includes news, sports, weather, and entertainment Content. “Added Content” is a subcategory of “System-Delivered Content.”

7.	Added Content Provider	A Person that makes Added Content available.
8.	Additional Agency-Specific Terms	The terms and conditions for each Agency in the form to be agreed in writing by the Parties.
9.	Additional Agency-Specific Terms General Amendments	Such amendments as may be made and identified as General Amendments to the Additional Agency-Specific Terms in the form to be agreed in writing by the Parties.
10.	Additional Agency-Specific Terms Order of Precedence	Has the meaning set out in Master TCs Section 32.3.2 (Precedence as to Additional Agency-Specific Terms).
11.	Additional Agency-Specific Terms Section-Specific Amendments	Such amendments as may be made and identified as Section-Specific Amendments to the Additional Agency-Specific Terms in the form to be agreed in writing by the Parties.
12.	Additional Installations	Has the meaning set forth in Master TCs Section 3.3.2 (Additional Installations). Where the context permits, the term “Additional Installations” means such installations on an aggregate basis.

No.	Term	Definition
13.	Additional Insured
Collectively the MTA and its subsidiaries and affiliates, including:
a.    For NYCT
The New York City Transit Authority (“NYCT”), the Manhattan and Bronx Surface Transit Operating Authority (“MaBSTOA”), the Staten Island Rapid Transit Operating Authority (“SIRTOA”), the Metropolitan Transportation Authority (“MTA”) including its subsidiaries and affiliates, MTA Capital Construction (“MTACC”), MTA Bus Company (“MTA Bus”), and the City of New York (“City” as Owner) and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein.

b.    For MTA Bus
MTA Bus Company (MTA Bus), Metropolitan Transportation Authority (MTA), including its subsidiaries and affiliates, The State of New York, the City of New York, PBS Capital LLC, MIU Realty, LLC, JLK Capital, LLC, Green Bus Holding Corp., Jamaica Bus Holding Corp., Triboro Coach Holding Corp. and New York Bus Services and its affiliates and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein.

c.    For LIRR
Long Island Rail Road (LIRR), Metropolitan Transportation Authority (MTA) and its subsidiaries and affiliates and New York & Atlantic Railway Company (when applicable) Anacostia Rail Holdings and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein, and depending on Location of Work: (i) For Penn Station -- National Railroad Passenger Corp. (Amtrak), NJ Transit Corporation, and NJ Transit Rail Operations, Inc.; (ii) For West Side Yard -- National Railroad Passenger Corp. (Amtrak), NJ Transit Corporation, NJ Transit Rail Operations, Inc., Consolidated Rail Corporation and CSX Transportation Inc. and Triborough Bridge & Tunnel Authority (B&T); (iii) For Sunnyside Yard -- National Railroad Passenger Corp. (Amtrak), NJ Transit Corporation, NJ Transit Rail Operations, Inc. and  New York & Atlantic Railway Company (when applicable); and (iv) For Jamaica -- Port Authority of NY & NJ.

d.    For MNR
Metro-North Railroad (MNR), and Metropolitan Transportation Authority (MTA) and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein, and depending on Location of Work: (i) For Grand Central Terminal -- Metro-North Railroad (MNR), Metropolitan Transportation Authority (MTA) and its subsidiaries and affiliates, Midtown TDR Ventures LLC, Midtown Trackage Ventures LLC, the State of Connecticut, Connecticut Department of Transportation (CDOT), Jones Lang LaSalle Americas, Inc./LPI (when applicable), Argent Ventures LLC and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein; (ii) For Hudson Line -- Metro-North Railroad (MNR), Metropolitan Transportation Authority (MTA), Midtown TDR Ventures, LLC & Midtown Trackage Ventures LLC, Argent Ventures LLC, State of Connecticut and  Connecticut Department of Transportation (CDOT), National Railroad Passenger Corp (AMTRAK), CSX Transportation, Inc. & New York Central Lines, LLC, and Delaware & Hudson Railway Company Inc. (D&H) and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein; (iii) For Harlem Line -- Metro-North Railroad (MNR), Metropolitan Transportation Authority (MTA), Midtown TDR Ventures, LLC, Midtown Trackage Ventures LLC, State of Connecticut and Connecticut Department of Transportation (CDOT), CSX Transportation Inc. and New York Central Lines, LLC, Argent Ventures LLC, and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein; (iv) For New Haven Line Including All Branches -- Metro-North Railroad (MNR), Metropolitan Transportation Authority (MTA), State of Connecticut and Connecticut Department of Transportation (CDOT) National Railroad Passenger Corporation (AMTRAK), CSX Transportation,

No.	Term	Definition

Inc. & New York Central Lines, LLC, and Providence & Worchester Railroad Company (P&W) and the respective  affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein; and (v) For West of Hudson Lines (including Port Jervis Line, Pascack Valley Line and Piermont Branch) -- Metro-North Railroad (MNR), Metropolitan Transportation Authority (MTA) and New Jersey Transit Rail Operations, Inc. (NJT), New Jersey Transit Corporation and Norfolk Southern Railway Company & Pennsylvania Lines LLC and the respective affiliates and subsidiaries existing currently or in the future of and successors to each party listed herein.

14.	Additional Services	Services that the Concessionaire shall provide as set out in Master TCs Section 3.6.2 (Additional Services). The term “Additional Services” is a subcategory of “Services.”
15.	Addressable Device Identifier	A unique identifier for an addressable Communication Device.
16.	Adjusted Incremental Gross Revenue	Has the meaning set forth in Master TCs Section 9.1.7 (Adjusted Incremental Gross Revenue).
17.	Adjusted Minimum Annual Guarantee	Has the meaning set forth in Master TCs Section 9.1.10 (Adjusted Minimum Annual Guarantee).
18.	Adjusted Minimum Annual Guarantee	Has the meaning set out in Master TCs Section 9.1.10 (Adjusted Minimum Annual Guarantee).
19.	Adjustment Event	Has the meaning set forth in Master TCs Section 25 (Concessionaire Equitable Adjustment Remedies).
20.	Advertisement
A communication that promotes or encourages the offering of value for a product or service (including services from a non-profit entity). By way of example, and not limitation, an Advertisement can be conveyed by means of text, images, symbols, games, live performance, experiential delivery, virtual reality, augmented reality, interactive exchanges, the provision of samples, promotional materials, or other materials, product placements, endorsements by celebrities or subject matter experts, audio communication, video communication, Mobile Apps, streaming media, or other means (now known or hereafter developed). For purposes of the Concession, the term “Advertisement” includes Content (including, for the avoidance of doubt, Added Content, Experiential Content, and Transient-Retail Content) that meets the following criteria: the Content (i) is provided or made available via the Communications System or Agency Facilities, and (ii) results in a Third Party (including, where applicable, a Related Concessionaire Party) providing compensation or other value to the Concessionaire (including value arising from In-Kind Transactions).

21.	Advertiser	A Media Buyer or Brand Owner, as the case may be.
22.	Advertising	Engaging in activities involving Advertisements.
23.	Advertising Content	The Content of an Advertisement. “Advertising Content” is a subcategory of “System-Delivered Content.”
24.	Advertising Contract	Has the meaning set out in Master TCs Section 11.2 (Written Advertising Contract Requirement).
25.	Advertising Devices and Fixtures
Collectively: (i) Advertising-Only Communication Devices; (ii) the Content Space or Content Duration used for Advertisements on Hybrid Communication Devices; and (iii) Static-Content Fixtures to the extent they are used for Advertising.

26.	Advertising Inventory	System Inventory used or available for use by the Concessionaire for Advertising.

No.	Term	Definition
27.	Advertising Performance Report
A report that evaluates, with supporting data, the performance of Advertisements made available via the Communications System. Advertising Performance Reports shall contain Ad Performance Measurements.

28.	Advertising Sales Revenue	Has the meaning provided in Master TCs Section 11.6.1 (Advertising Sales Revenues). “Advertising Sales Revenue” is a subcategory of “Gross Revenue.”
29.	Advertising-Only Communication Device	A Communication Device dedicated solely to Advertising.
30.	Advertising-Only Devices and Fixtures	Collectively: (i) Advertising-Only Communication Devices, and (ii) Static-Content Fixtures dedicated solely to Advertising.
31.	Advertising-Related Communication Devices	Collectively: (i) Advertising-Only Communication Devices; and (ii) the Content Space or Content Duration used for Advertisements on Hybrid Communication Devices.
32.	Advertising-Unit Metrics	Has the meaning provided in Master TCs Section 11.8 (Transparency as to CPI, CPA, and Pricing Models).
33.	Affiliate	An Agency Affiliate and/or a Related Concessionaire Party.
34.	Agencies	Collectively: (i) the MTA, (ii) NYCT, (iii) SIRTOA, (iv) MaBSTOA, (v) MTA Bus, (vi) Metro-North and (vii) LIRR.
35.	Agency Affiliate	A Governmental Authority affiliated with an Agency.
36.	Agency Alert Messages	Has the meaning set out in Master TCs Section 3.4.2 (Agency Alert Messages).
37.	Agency Compensation	Has the meaning set out in Master TCs Section 9.1.1 (Summary of Basic Compensation Formula).
38.	Agency Consumer Data
Data concerning MTA Consumers that is (i) collected directly by the Agencies or (ii) otherwise received by the Agencies independent of the Concessionaire. The term "Agency Consumer Data" includes derivatives and modifications of such data.

39.	Agency Data	Collectively: (i) Agency System Data, and (ii) Agency Consumer Data. For the avoidance of doubt, the term “Agency Data” includes Confidential Information of an Agency.
40.	Agency Delay Report	Has the meaning set out in Master TCs Section 14.1 (Agency Delay Reports).
41.	Agency Delegated-Authority
Authority the License Administrator grants to one or more Agencies in terms of decision-making, approval processes, and other purposes under the License Agreement, as further set out in Master TCs Section 3.1 (Authority of MTA; Certain Delegation to Agencies).

42.	Agency Devices and Fixtures	Fixtures, displays, equipment, and devices that offer Agency Messaging and that, as of the Effective Date and/or during the Term, are operated by or on behalf of the Agencies.

No.	Term	Definition
43.	Agency Facilities
Any property, facility, station, equipment, subway car, bus, railcar, Agency IT System, website, Mobile App, hardware, software, or infrastructure owned or operated by (or on behalf of) an Agency, but excluding the assets and other items identified in Master TCs Section 7.2 (Exclusions from Scope of Advertising Rights).

44.	Agency Facility Work	Has the meaning set out in Master TCs Section 3.9 (Agency Facility Repairs and Renovations; Cooperation with Agency Vendors).
45.	Agency Force Account Services	Has the meaning set out in Master TCs Section 12.1 (Agency Force Account Services).
46.	Agency Force Account Services Fees	Has the meaning set forth in Master TCs Section 12.2 (Agency Force Account Services Costs).
47.	Agency Incremental Gross Revenue Share Amount	Has the meaning set forth in Master TCs Section 9.1.9 (Agency Incremental Gross Revenue Share Amount).
48.	Agency Indemnitees
The MTA and its subsidiaries and affiliates, including: (a) NYCT and its subsidiary; (b) each of the other Agencies (SIRTOA, MaBSTOA, MTA Bus, Metro-North, and LIRR); (c) the Triborough Bridge and Tunnel Authority (“TBTA”); (d) the State of New York; (e) the City of New York; (f) New York & Atlantic Railway Company; (g) the State of Connecticut and the Connecticut Department of Transportation; (h) Midtown Trackage Ventures, LLC; (i) Midtown TDR Ventures, LLC; (j) Consolidated Rail Corporation; (k) National Railroad Passenger Corp.; (l) New Jersey Transit Rail Operations Inc.; (m) CSX Transportation Inc.; (n) New York Central Lines LLC; (o) Delaware & Hudson Railway Company, Inc.; (p) Norfolk Southern Railway Company & Pennsylvania Lines LLC; (q) Housatonic Railroad Company; (r) Providence & Worcester Railroad Company; (s) PBS Capital, LLC; (t) MIU Realty, LLC; (u) JLK Capital, LLC; (v) Green Bus Holding Corp.; (w) Jamaica Bus Holding Corp.; (x) Triboro Coach Holding Corp.; (y) Agency Affiliates; (z) owners of Fixtures (to the extent that the same are not the Agencies); (aa) the successors and assigns of each of the aforementioned; and (bb) the respective directors, officers, employees, subcontractors, licensors, lessors, representatives, and agents of each of the aforementioned.

49.	Agency IT Systems
Information technology systems operated by or on behalf of an Agency that interface with or that are relevant to or suitable for interfacing with the Communications System. The term “Agency IT Systems” includes the DMP.

50.	Agency Messages	Collectively: (i) Agency Alert Messages; (ii) Agency Real-Time Messages; (iii) Agency Operational Messages; and (iv) Other Agency Messages.
51.	Agency Messaging	Engaging in activities involving Agency Messages.
52.	Agency Messaging Content	The Content of Agency Messages. “Agency Messaging Content” is a subcategory of “System-Delivered Content.”
53.	Agency Messaging Devices and Fixtures
Collectively: (i) Agency Messaging-Only Communication Devices; (ii) the Content Space or Content Duration used for Agency Messaging on Hybrid Communication Devices; and (iii) Static-Content Fixtures to the extent used for Agency Messaging.

54.	Agency Messaging Mandate	The mandate under this License Agreement to enhance Agency Messaging, as described in Master TCs Section 2.2 (Agency Messaging Mandate).

No.	Term	Definition
55.	Agency Messaging Services	Has the meaning set out in Master TCs Section 3.4 (Agency Messaging Services). The term “Agency Messaging Services” is a subcategory of “Services.”
56.	Agency Messaging-Only Communication Devices	Communication Devices dedicated solely to Agency Messages.
57.	Agency Messaging-Related Communication Devices	Collectively: (i) Agency Messaging-Only Communication Devices; and (ii) the Content Space or Content Duration used for Agency Messaging on Hybrid Communication Devices.
58.	Agency Operational Messages	Has the meaning set out in Master TCs Section 3.4.4 (Agency Operational Messages).
59.	Agency Personnel	Collectively: (i) Agency employees, and (ii) any Third Party hired by an Agency to perform tasks on the Agency's behalf in connection with the License Agreement.
60.	Agency Policies and Rules	An Agency’s rules, policies, procedures, workflows, and standards that relate to Agency Facilities, including the use of, access to, or work impacting such Agency Facilities.
61.	Agency Real-Time Messages	Has the meaning set out in Master TCs Section 3.4.3 (Agency Real-Time Messages).
62.	Agency System Data
All Data: (i) that is provided to the Concessionaire by or on behalf of the Agencies; (ii) that is accessed by the Concessionaire from Agency IT Systems; or (iii) that is derived from the information referenced in clauses (i) and (ii). The term "Agency System Data" excludes Agency Consumer Data.

63.	Agency Vendor	A contractor (including a design-build contractor), service provider, or vendor working for one or more of the Agencies under agreements other than this License Agreement.
64.	Agency-Alert and Real-Time Functions	Has the meaning set out in Master TCs Section 3.10.2 (Enhanced Standards for Functions Related to Agency Alert and Agency Real-Time Messages).
65.	Agency-Specific Terms	Collectively, (i) the Targeted Agency-Specific Terms; and (ii) the Additional Agency-Specific Terms.
66.	Aggregate Information
Information of a Consumer that has been anonymized by aggregating it with information of other Consumers so as to prevent re-identification of any identifying or identifiable information, as further described in Master TCs Section 8.1 (Privacy Interests). For example, “Aggregate Information” includes: (i) statistics concerning Consumer behaviors, including behaviors at certain locations and times; (ii) Consumer Attributes; (iii) audience informatics; and (iv) other information that is capable of use for purposes of contextual, behavioral, demographic or other similar form of advertising. “Aggregate Information” is a subcategory of “Anonymous Information.”

67.	Analytics	The results of an analysis or monitoring of a Data Set, using statistical, automated, manual or other methods, including data mining methods.
68.	Analytics Sales Revenue	Has the meaning set forth in Master TCs Section 11.6.3 (Analytics Sales Revenue).

No.	Term	Definition
69.	Annual Performance Review	The Performance Review to be held by the Parties on an annual basis as contemplated by Master TCs Section 16 (Performance Reviews and Reporting).
70.	Annual Required Communications System Installation Obligation	The Concessionaire’s obligations to complete the Required Installations specified for a License Year (or identified portion thereof) in Exhibit 2 (Annual Required Installation Schedule).
71.	Annual Required Installation Schedule	The schedule set out in Exhibit 2 (Annual Required Installation Schedule) for the Concessionaire’s fulfillment of its obligations concerning Required Installations.
72.	Annual Revenue and Expense Report	Has the meaning set forth in Master TCs Section 16.1.2 (Annual Revenue and Expense Report).
73.	Anonymized Information
Information that has been anonymized at the point of collection by using a technique that removes or perturbs the identifying or identifiable data so as to prevent re-identification of such (e.g. Salted Hashing), as further described in Master TCs Section 8.1 (Privacy Interests). “Anonymized Information” is a subcategory of “Anonymous Information.”

74.	Anonymous Information
As further set out in Master TCs Section 8.1 (Privacy Interests), information (i) that is inherently anonymous (e.g., environmental data) or (ii) that has been aggregated or otherwise anonymized to prevent re-identification.

75.	API	Application Programming Interface.
76.	Applicable Law
Law applicable to the License Agreement and the Concessionaire's performance (or non-performance) of the License Agreement, including Law applicable to the Services, the Communications System, and the use of Consumer Data. The term "Applicable Law" expressly includes, as applicable: (i) Privacy Laws; (ii) Environmental Laws; and (iii) any other Laws referenced in the License Agreement.

77.	Application Programming Interface
A set of routines, data structures, object classes, Source Code, source code libraries, communication protocols or other elements that enables the interoperability or exchange of information between software components.

78.	Assigned Advertising Contracts
Advertising Contracts (i) assigned to the Concessionaire on or about the Effective Date, and (ii) assigned from the Concessionaire on or about the date the Term expires or the Effective Date of Termination.

79.	Audience	One or more Persons in fact or potentially viewing, hearing, or otherwise exposed to Content.
80.	Authorized Vendor
A Third Party selected by a hiring party that meets the following two conditions: the Third Party (i) is bound by confidentiality provisions no less protective of the interests of the disclosing party than those set out in the License Agreement, and (ii) agrees to comply with all terms and conditions of the License Agreement that relate to the Third Party’s performance on behalf of the hiring party.

B
81.	Baseline Gross Revenue	Has the meaning set forth in Master TCs Section 9.1.3 (Baseline Gross Revenue).

No.	Term	Definition
82.	Baseline Gross Revenue Break Point	Has the meaning set forth in Master TCs Section 9.1.4 (Baseline Gross Revenue Break Point).
83.	Beacon	Any device, image, or other identifier physically affixed to an object or location in an Object Hyperlinking system.
84.	Bid-Based Model
A model for setting the price of a Pricing Unit (or Inventory generally) based on an automated (or largely automated) bidding process, as further described in Master TCs Section 11.8 (Transparency as to CPI, CPA, and Pricing Models). The term "Bid-Based Model" applies to any and all Pricing Units. “Bid-Based Models” are a subcategory of “Inventory Price-Setting Models.”

85.	Books and Records	Has the meaning set forth in Master TCs Section 16.5 (Concessionaire Books and Records; Retention).
86.	Brand Owner	The owner of the brand or the sponsor of the message that is the subject of the Advertisement at issue.
87.	Bus Systems	The buses operated by the NYCT and MTA Bus. For the avoidance of doubt, the term “Bus Systems” does not include bus depots.
88.	Business Day
Any day other than a Saturday, Sunday or a national bank holiday in New York City, New York and, if such day relates to the setting of the LIBOR Rate, such day shall be a day on which dealings in deposits in USD are conducted by and between banks in the London interbank eurodollar market .

89.	Business Hours	The hours from 8 a.m. to 5 p.m., Eastern time, Monday through Friday, excluding holidays.
90.	Buyer-Related Services
Services the Concessionaire provides to a Media Buyer or Data Purchaser related to Advertising Inventory or Consumer Data, including design services, creative services, Analytics services, or other services related to Advertising Inventory or Consumer Data. The term “Buyer-Related Services” includes: (i) services involving Ad Performance Measurements; (ii) Data Augmentation services; and (iii) Processing Platform services.

91.	Buyer-Related Services Revenue	Has the meaning set forth in Master TCs Section 11.6.4 (Revenue from Buyer-Related Services).
92.	Buy-Sell Methods	Collectively: (i) Direct Sales; (ii) Programmatic Sales; and (iii) Other Buy-Sell Methods.
C
93.	CapEx and Recoupment Report	Has the meaning set forth in Master TCs Section 16.2 (v) (System Reports).
94.	CapEx Recapture Balance	Has the meaning set forth in Master TCs Section 10.2.1 (Calculation of CapEx Recapture Balance).
95.	CMS	A Content Management System.
96.	Combined Marketing Campaign	A Marketing Campaign that involves both (i) Inventory (and/or Consumer Data) and (ii) Inventory published by a Third Party (and/or Consumer Data held by a Third Party).

No.	Term	Definition
97.	Commercial-Off-The-Shelf	With reference to software, equipment, hardware, or other technology, generally available for purchase on the open market for use without customization.
98.	Committed Agency Force Account Services	Has the meaning set out in Master TCs Section 12.1.1 (Scope of Agency Force Account Services).
99.	Communication Device
A device that, in accordance with the applicable Accepted Design: (i) includes functionality that delivers Content to an Audience other than Static Content; (ii) includes Data Collection Technology; or (iii) includes both these content-delivery and data-collection functionalities. Depending on the applicable Accepted Design, devices that meet these criteria with respect to the Concessions include: (i) digital screens or other digital displays; (ii) User Devices, (iii) jumbotrons; (iv) virtual and augmented reality devices; and (v) non-traditional displays (including "water screens" or "fog screens"). The term "Communication Device" includes: (a) the Frame for the Communication Device (where applicable); (b) any associated Data Collection Technology; and (c) any Updates or Upgrades thereto. For the avoidance of doubt, the term “Communication Device” (a) includes the digital CICs, Urban Panels, AVPS, and Solari screens and on-car screens specified in the Exhibits, and (b) excludes (1) Static-Content Fixtures as well as (2) Agency Devices and Fixtures, except for Agency Devices and Fixtures to the extent such Agency Devices and Fixtures fall under the Concessionaire’s responsibility as Concessionaire-Agency Devices. “Communication Devices” are a subcategory of “Devices and Fixtures.”

100.	Communications System
Collectively, as applicable and in accordance with Accepted Designs: (i) Devices and Fixtures (and, where applicable, Concessionaire-Agency Devices); (ii) Data Collection Technology; (iii) System Infrastructure; and (iv) the Inbound IMS. The term “Communications System” includes all Communications System Components.

101.	Communications System Components
All individual components and subcomponents of the Communications System, including hardware, software, equipment, and Lowest-Level Replaceable Components associated with Devices and Fixtures, System Infrastructure, Data Collection Technology, and the Inbound IMS. The term “Communications System Components” is a subcategory of “Communications System.”

102.	Commuter Railroad Systems	The commuter railroad systems operated by LIRR and MNR.
103.	Computer Vision (CV) Analysis
A Data Collection Technology that involves (i) capturing images with cameras (e.g., video recording of a subway platform) and (ii) analyzing such images to generate crowd estimate data and other valuable information. Computer Vision (or “CV”) Analysis is a subcategory of Data Collection Technology.

104.	Concession	The concession granted by the MTA to the Concessionaire under this License Agreement covering collectively : (i) the Subway Systems; (ii) the Commuter Railroad Systems; and (iii) the Bus Systems.
105.	Concessionaire	Has the meaning set forth in the preambles to the License Agreement.
106.	Concessionaire Change-in Law Report	Has the meaning set out in Master TCs Section 13.3.1 (Concessionaire Request for Relief Based on a Material Change in Law).
107.	Concessionaire CMS	The CMS operated by or on behalf of the Concessionaire for purposes of the License Agreement.

No.	Term	Definition
108.	Concessionaire Debt Financing Rate
For the period from the Effective Date, until, but not including, the Determination Date closest to the first anniversary of the Effective Date, a rate per annum equal to the LIBOR Rate plus 375 basis points. Commencing with the Determination Date closest to the first anniversary of the Effective Date and on each Determination Date thereafter, a rate per annum equal to the lowest of (i) if applicable, for the immediately prior calendar month, the weighted average interest rate in respect of the Concessionaire’s secured debt financing (such weighted average to be based on the average principal amount of each tranche of secured debt for, and interest accrued on such tranche during, such prior calendar month), all or a material portion of the proceeds of which financed Qualified CapEx, (ii) if applicable, for the immediately prior calendar month, the weighted average rate of interest in respect of the Concessionaire’s unsecured debt financing (such weighted average to be based on the average principal amount of each tranche of unsecured debt for, and interest accrued on such tranche during, such prior calendar month), all or a material portion of the proceeds of which financed Qualified CapEx, and (iii) the LIBOR Rate plus 375 basis points. The Concessionaire Debt Financing Rate shall be reset on each Determination Date (other than the date hereof) and until so reset, shall be the rate determined on the immediately preceding Determination Date. Within seven (7) business days of each Determination Date, commencing with the Determination Date closest to the first anniversary hereof, the Concessionaire shall provide to the MTA a written certificate in form and substance reasonably satisfactory to the MTA from the Concessionaire’s independent certified public accountants with respect to the calculation of clauses (i) and (ii) above for the applicable period. For the avoidance of doubt, such 30-day LIBOR Rate plus 375 basis points will be treated as compounding quarterly, as provided in Master TCs Section 10.2.4 (Timing for Application of Incremental Gross Revenue to CapEx Recapture Balance),

109.	Concessionaire Force Majeure Report	Has the meaning set out in Master TCs Section 31.3 (Concessionaire Request for Relief Based on Force Majeure Events).
110.	Concessionaire IMS	Has the meaning set out in Master TCs Section 3.2.1.9 (The Inbound IMS).
111.	Concessionaire Personnel	Personnel performing services under the License Agreement on the Concessionaire's behalf.
112.	Concessionaire Retained Incremental Gross Revenue	Has the meaning set forth in Master TCs Section 10.2.2(2) (Application of Incremental Gross Revenues).
113.	Concessionaire Software	Software owned or controlled by the Concessionaire (or a Related Concessionaire Party) that relates to the Communications System, and any Updates or Upgrades thereto.
114.	Concessionaire’s Privacy Policy	Has the meaning set out in Master TCs Section 8.4 (The Concessionaire’s Privacy Policy).
115.	Concessionaire’s Privacy Practices	Has the meaning set out in Master TCs Section 8.2 (The Concessionaire’s Commitment to Privacy Best Practices).
116.	Concessionaire-Agency Devices
The Agency Devices and Fixtures that constitute Communication Devices and for which the Concessionaire has been assigned specified responsibilities under Exhibit 10 (OTG Kiosks) or as otherwise mutually agreed.

117.	Confidential Information	Has the meaning set out in Master TCs Section 17.3.2.1 (Confidential Information).

No.	Term	Definition
118.	Consistent Flat-Rate Pricing	The pricing limitations set out in Master TCs Section 11.8.2 (Sales Under Flat-Rate Models).
119.	Consistent Programmatic Pricing	The pricing limitations set out in Master TCs Section 11.8.3 (Sales Under Bid-Based Models; Programmatic Sales).
120.	Consumable
Any component (including Lowest-Level Replaceable Components) of the Communications System that (i) is consumed, deteriorates or otherwise breaks down over time; (ii) is intended to be replaced over time to ensure that the device performs as required, and consistent with the Performance Requirements; and (iii) is not intended as a durable good. “Consumables” are a subcategory of “Spare Parts.”

121.	Consumer	A natural Person.
122.	Consumer Attributes
Characteristics, preferences, and interests of a Consumer that are: (i) inferred from conduct; (ii) provided by the Consumer; (iii) determined through demographic information; (iv) generated through statistical analyses, probability calculations and other mathematical or technical methods; or (v) obtained or derived through other means (now known or hereafter invented).

123.	Consumer Data	Collectively: (i) Personally Identifiable Information; (ii) Non-Personally Identifiable Information; (iii) Anonymous Information; (iv) User Generated Content; and (v) Other Consumer Data.
124.	Consumer Data Sales Revenue
Revenue arising from Sales or use of System-Sourced Consumer Data, including revenue from increasing the value of the Advertising Inventory or for other commercial or value-generating purposes. “Consumer Data Sales Revenue” is a subcategory of “Gross Revenue.”

125.	Content
Information embodied in a tangible means of expression (in whatever form, now known or hereafter invented) that is intended to communicate a message to a Person. The term “Content” includes System-Delivered Content.

126.	Content Duration
The length of time a unit of Content (i) is displayed (for audio-visual Content or print Content), (ii) is audible (for audio Content), or (iii) is otherwise available to an Audience. “Content Duration” is related to “Content Space,” and is a subcategory of “Inventory.”

127.	Content Management System	A system for managing, distributing, displaying, tracking and/or refreshing Content.
128.	Content Space
The physical space used to display a unit of Content. The term “Content Space” includes the physical characteristics of the space and associated means for displaying the Content, including: (i) the geographic location of the space; (ii) the type of display; (iii) the physical size of the display; (iv) the geometry and partitioning of the display; and (v) other space-related characteristics or features of the physical space or display. An example of Content Space is: a single 20 x 40 foot billboard [physical display size], displaying video content [type of physical display], divided into two 10 x 40 foot rectangles [geometry of the display], which is located in Times Square on the west side of building XYZ, 20 feet above street level [specific geographic location]. “Content Space” is related to “Content Duration,” and is a subcategory of “Inventory.”

129.	Contract ID	The unique identifier assigned by the Concessionaire to an Advertising Contract, as required by Master TCs Section 11.2 (Written Advertising Contract Requirement).

No.	Term	Definition
130.	Contracting Principles
Collectively: (i) the Agency Messaging Mandate; (ii) the Equal Treatment Commitment; (iii) the Gross Revenue Maximization Commitment; (iv) the Privacy Best Practices Commitment; and (v) the Transparency Commitment.

131.	Conversion Plan	The agreed-upon plan for replacing existing Static-Content Fixtures with Communication Devices.
132.	Cookie
A data string that a website stores on a user’s computer hard drive (if the user’s web browser permits) and that allows the website to record and recall information concerning the user session or, in the case of “Persistent Cookies,” that allows the website to record and recall information concerning the user and/or the user’s device after the conclusion of the session.

133.	Cost Per Action	The cost of a unit of Inventory when the obligation to pay for the Inventory is triggered by a Responsive Action.
134.	Cost Per Impression	The cost of a unit of Inventory when the obligation to pay for the Inventory is triggered by an Impression.
135.	COTS	Commercial-Off-The-Shelf.
136.	Creative-Design Services	The content design services, creative services, and associated services set out in Exhibit 7 (Baseline Services and Additional Services).
137.	Cross-Device Tracking	The process of tracking a Consumer’s activities across multiple User Devices. “Cross-Device Tracking” is a subcategory of “Data Collection Technology.”
D
138.	Data
Information in any form, including digital, paper-based, video, audio or other form (now known or hereafter invented). By way of further example, the term “Data” includes: (i) location-based information (such as information of the type relied on by Location-Based Services); (ii) search and browsing history information; (iii) Analytics; (iv) demographic information; and (v) psychographic information.

139.	Data Augmentation	Services that correlate and augment Consumer Data with related Data (including Consumer Data) from supporting sources. The term “Data Augmentation” includes identity mapping.

No.	Term	Definition
140.	Data Collection Technology
Devices, software, and technology (now known or hereafter developed) under an Accepted Design:
(A) that collect Consumer Data (including Data concerning Consumer Attributes);
(B) that (i) track a Person, object, or device; (ii) monitor the behavior and/or location of that Person, object or device; (iii) monitor, control and/or display the Content that such Person has an opportunity to see, in fact sees, or otherwise experiences;
(C) that facilitate or that are necessary for the provision of Location-Based Services;
(D) that facilitate use of or that are necessary for Object Hyperlinking;
(E) that facilitate or that are necessary for Interest-Based Advertising; or
(F) that perform some combination (or all) of the above functions.
By way of example and depending on the Accepted Design, Data Collection Technology can rely on items such as: (a) Tags; (b) Tag-enabled Mobile Apps; (c) Persistent Cookies; (d) motion sensors, environmental sensors, and other sensors; (e) image capture devices; (f) computer vision devices and analyses; (g) unique device identifiers; (h) Apple Identifiers for Advertisers; (i) Google Advertising Identifiers; (j) media access control (MAC) addresses; (k) Bluetooth addresses; (l) International Mobile Equipment Identity (IMEI) numbers; (m) mobile equipment identifiers (MEIDs); (n) International Mobile Subscriber Identities (IMSIs); (o) basic service set identifiers (BSSIDs); and (p) Internet Protocol (IP) addresses.
“Data Collection Technology” is a subcategory of “Communications System.”

141.	Data Exchange
A technology platform designed: (i) to receive Data Sets; (ii) to aggregate, segment and/or filter these Data Sets by specified criteria; and (iii) to make the resulting Data Set (or portions thereof) available to customers.

142.	Data Management Platform	The data management platform used or designed to be used by the Agencies as contemplated by Master TCs Section 3.2.2.1 (IMS-DMP Interface).
143.	Data Purchaser	A transferee, buyer, licensee, or other recipient of Consumer Data in connection with a Sale.
144.	Data Set
A collection of Data designed, or capable of use, for purposes of: (i) Advertising; (ii) market and other research; (iii) statistical analyses; (iv) compilation of demographical information; (v) communicating or targeting Advertisements to an Audience; or (vi) other associated functions.

145.	Date Certain Content	Has the meaning set out in Master TCs Section 3.5.3.1 (Removal of Dated System-Delivered Content).
146.	Debt Proxy Amount	Has the meaning set out in Master TCs Section 29.3.1 (Debt Proxy Amount).
147.	Debt-Proxy Recoupment Amount	Has the meaning set out in Master TCs Section 29.3.2 (Debt-Proxy Recoupment Amount).
148.	Debt-Proxy Recoupment Period	Has the meaning set out in Master TCs Section 29.5 (Duration of Debt-Proxy Recoupment Period).
149.	Deep Packet Inspection	The process of inspecting and filtering Data transmitted over a network, as further described in Master TCs Section 8.6.6 (Deep Packet Inspection; Traffic Analysis)

No.	Term	Definition
150.	Default Agency Messaging	Has the meaning set out in Master TCs Section 3.5.3.3 (Unsold Inventory).
151.	Deliverable
Anything delivered or to be delivered by the Concessionaire under the License Agreement. The term “Deliverable” includes: (i) the Communications System; (ii) Spare Parts and Replacement Units; (iii) System Documentation; (iv) System Data; and (v) System Reports.

152.	Demand Side Platform	A technology platform that aggregates and centralizes the purchasing of Inventory by Media Buyers, including purchases via Ad Exchanges.
153.	Design Services	Has the meaning set out in Master TCs Section 3.2 (Design Services). The term “Design Services” is a subcategory of “Services.”
154.	Destination Platform
A Mobile App, referred website, social networking site, blog, platform or other destination to which Persons are directed by means of the Communications System, including by means of Advertising Inventory.

155.	Determination Date	The Effective Date and thereafter the last calendar day of each calendar month in a calendar year.
156.	Device and Fixture Inventory Report
A report that (i) provides the location and placement of each Communication Device and Static-Content Fixture; (ii) identifies the type of each such Communication Device and Static-Content Fixture; (iii) lists the Addressable Device Identifier for each such Communication Device; (iv) identifies the date of installation and the dates of maintenance for each such Communication Device and Static-Content Fixture; (v) identifies whether and to what extent each Communication Device has operated as an Advertising-Only Communication Device, an Agency Messaging-Only Communication Device, or a Hybrid Communication Device; and (vi) charts the number and type of installed Communication Devices against the Annual Required Communications System Installation Obligations.

157.	Device and Fixture Locations	The physical locations of Communication Devices and Static-Content Fixtures.
158.	Devices and Fixtures	Collectively: (i) Communication Devices, and (ii) Static-Content Fixtures. “Devices and Fixtures” is a subcategory of “Communications System.”
159.	Digital Advertising	Advertisements in digital form, whether animated, scrolling, temporarily still or otherwise.
160.	Digital Content	Information in digital form.
161.	Direct Sales
Sales of Inventory directly negotiated with individual Media Buyers (or discrete groups of Media Buyers). The term "Direct Sales" includes bid-based Sales where such Sales take place in a private auction format, where the Media Buyer (or discrete group of Media Buyers) negotiates the private auction terms directly with the Publishers at issue. “Direct Sales” are a subcategory of “Buy-Sell Methods.”

162.	DMP	The Data Management Platform.

No.	Term	Definition
163.	Documentation
Specifications, engineering manuals, user manuals, training materials, handbooks, informational diagrams, system and subsystem architecture, database schemas, data flow and work-flow diagrams, drawings, engineering changes, and other materials that describe the use, functionality, operation, structure, or other characteristics of hardware, software, equipment, a network, or other system, process, or workflow.

E
164.	Early Termination Date	Has the meaning set out in Master TCs Section 29.1.1 (Early Termination Date)
165.	EEA Data Protection Laws
Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data, and any implementing or related legislation of any member state in the European Economic Area and the rules and regulations thereunder, all as may be amended, supplemented or replaced from time to time.

166.	Effective Date	Has the meaning set out in the Recitals to the License Agreement.
167.	Effective Date of Termination
The date upon which (i) termination of the License Agreement becomes effective in accordance with Master TCs Section 26.4 (Termination for Uncured Event of Default) or (ii) the Term of the License Agreement expires.

168.	Environmental Inspection	Has the meaning set out in Master TCs Section 3.11.4 (Agency Environmental Inspection).
169.	Environmental Laws
Any federal, state or local law, rule, order, regulation, or requirement of any governmental authority relating to the protection of the environment, including but not limited to those regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances, as now or hereafter in effect.

170.	Environmental Site Investigation	Has the meaning set out in Master TCs Section 3.11.3 (Prior Right to Inspect).
171.	Equal Treatment Commitment	Has the meaning set out in Master TCs Section 2.3 (Equal Treatment).
172.	Equitable Adjustment	Has the meaning set out in Master TCs Section 25 (Concessionaire Equitable Adjustment Remedies).
173.	Event of Default	Collectively: (i) a Specific Event of Default, and (ii) a General Event of Default.
174.	Excusable Delay	Collectively: (i) Unexpected Agency Delays, and(ii) Force Majeure Events.
175.	Execution Date	December 8, 2017
176.	Exhibits	The exhibits attached to this License Agreement and such other documents as may be agreed upon by the Parties in writing.
177.	Experiential Content
Enhanced Content used to generate additional interest in and/or associated Advertising. "Experiential Content" includes Content that uses: (i) art installations; (ii) sound installations; (iii) video and projected images; (iv) live performances and demonstrations; (v) virtual and augmented reality devices and techniques; (vi) audience-interactive events (including the provision of samples of branded or other products); (vii) "domination" techniques, where a single brand or message appears ubiquitously through a space via multiple Media Channels or otherwise; and (viii) other, similar techniques.

No.	Term	Definition
178.	Expired Advertising Content	Has the meaning set out in Master TCs Section 3.5.3.2 (Removal of Expired Advertising Content).
179.	Explanatory Report	Has the meaning set out in Master TCs Section 26.2.5.1 (Concessionaire Explanation for Failure regarding Profit Maximization Commitment).
F
180.	Fair Market Value
The market value of an asset, based on what a knowledgeable, willing, and unpressured buyer would pay to a knowledgeable, willing, and unpressured seller in the market, where the buyer and seller are not affiliates.

181.	Financial Adjustment Determination Date	Has the meaning set out in Master TCs Section 25.1 (Remedial Purpose of Equitable Remedies).
182.	Financial Metrics Adjustment	Has the meaning set out in Master TCs Section 25.1 (Remedial Purpose of Equitable Remedies).
183.	First Party Data	Consumer Data that the Concessionaire directly sourced from the Data Collection Technology of the Communications System.
184.	Flat-Rate Model
A model for setting the price of a Pricing Unit (or Inventory generally) based on direct negotiation of a fixed rate between a Publisher and a Media Buyer. The term "Flat-Rate Model" applies to all Pricing Units. “Flat-Rate Models” are a subcategory of “Inventory Price-Setting Models.”

185.	Force Majeure Event	Has the meaning set out in Master TCs Section 31 (Force Majeure).
186.	Frames
Enclosures, fasteners, cables, supporting devices, structures, equipment and other means used to display, mount and/or secure a Communication Device or Static-Content Fixture. The term "Frame" includes: (i) the physical surface space on which media is applied, in the context of direct application media that is applied to a surface in a manner that does not require supporting devices or other fasteners; (ii) all components of a Communication Device or Static-Content Fixture necessary to connect to power sources, wiring or other necessary external resources; (iii) the equipment and other resources used to project or otherwise create an image and associated Content, in the context of Communication Devices that do not have a fixed display (such as projected moving images, water screens, virtual reality images or augmented reality images); and (iv) any modifications thereto.

G
187.	GAAP	Generally accepted accounting principles, consistently applied, as applicable from time to time.
188.	General Event of Default	A failure to comply with the License Agreement that is specified in Master TCs Section 26.3 (General Events of Default).
189.	Generally Applicable Exhibits	Has the meaning set out in Master TCs Section 32.3.1 (Precedence as to Generally Applicable Exhibits).
190.	Generally-Applicable System Inventory Allocation	Has the meaning set out in Master TCs Section 3.4.7 (Allocation Between Agency Messages and Advertising).

No.	Term	Definition
191.	Good Industry Practice
The exercise of the skill, care, due diligence, prudence, foresight and judgment, in relation to any undertaking or any circumstances, that would be expected from an expert provider of a service similar to one or more of the Services and an expert provider of a system or system component similar to the Communications System (or one or more Communications System Components).

192.	Governmental Authority
Any territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing. The Agencies and Agency Affiliates are “Governmental Authorities.”

193.	Gross Revenue	Has the meaning set out in Master TCs Section 9.1.2 (Gross Revenue).
194.	Gross Revenue Maximization Commitment	Has the meaning set out in Master TCs Section 2.4 (Maximization of Gross Revenue).
195.	Gross Revenue Report
A report that, with supporting data, (i) provides total Gross Revenue for the period in question, and (ii) itemizes each of the components of such Gross Revenue, including any expenses the Concessionaire has subtracted in calculating Gross Revenue in accordance with the definition thereof.

H
196.	Hash
The process of utilizing a cryptographic function to convert an input value into an encrypted digest value. One application of Hashing an input value, such as a Unique Device Identifier, is to encrypt such data in a way to prevent re-identification. “Salted Hashing” is a Hash function that utilizes a Salt value.

197.	Hazardous Substance
Without regard to amount or concentration: (i) any solid, liquid or gaseous chemical, material or substance that is regulated by any present or future federal, state, regional or local law, ordinance, rule, regulation, notice, order or guidance, including any chemical, material or substance that is designated or regulated as a hazardous or toxic chemical, material or substance; or (ii) any chemical, material or substance the presence of which could be detrimental to the Subway Systems (or any other Agency Facility) or hazardous to health or the environment, including radioactive materials, such as radon, natural gas, natural gas liquids (all of the foregoing gas called "Natural Gas Products"), liquefied natural gas, synthetic gas or mixtures of Natural Gas Products and synthetic gas, lead, asbestos containing materials, polychlorinated biphenyls, urea formaldehyde and petroleum products.

198.	Hybrid Communication Devices	Communication Devices that display a mix of Agency Messaging and Advertising.
I
199.	Identified Content	Has the meaning set out in Master TCs Section 7.3.6 (Removal of System-Delivered Content).
200.	Impact Determination	Has the meaning set out in Master TCs Section 25.5.2 (Bifurcation of Claims).
201.	Impression
A single instance of the display or provision of an Advertisement to a Person. Under current industry practice, the Person need not necessarily view, hear, or otherwise experience the Advertisement for an “Impression” to occur.

No.	Term	Definition
202.	IMS Dashboard
The dashboard, accessible to the Agencies via a browser and secure connection, that is to display System-Sourced Data, as further described in Master TCs Section 3.2.1.10 (The Inbound IMS: Dashboard; Access to All System-Sourced Data).

203.	IMS-DMP Interface	The Interface between (i) the Inbound IMS and (ii) the Agencies' DMP, as further set out in Master TCs Section 3.2.2.1 (IMS-DMP Interface).
204.	Inbound IMS
Collectively: (i) the Concessionaire CMS, and (ii) the Concessionaire IMS. The term “Inbound IMS” includes (a) Software and System Data associated with the Inbound IMS, and (b) Updates and Upgrades to the Inbound IMS. “Inbound IMS” is a subcategory of “Communications System.”

205.	Incremental Gross Revenue	Has the meaning set forth in Master TCs Section 9.1.6 (Incremental Gross Revenue).
206.	Indemnified Claim	Has the meaning set out in Master TCs Section 19.1 (Concessionaire Indemnification Obligations).
207.	Inherent Work	Has the meaning set out in Master TCs Section 3 (Services). The term “Inherent Work” is a subcategory of “Services.”
208.	Initial RFP	The Request for Proposals that the MTA issued on March 11, 2016, which preceded the RFFUP.
209.	In-Kind Transaction
A transaction that relies on an exchange of value that does not involve direct monetary compensation, including barter transactions, commissions, exchanges of materials, services, and other benefits, tangible or intangible.

210.	Installation Adjustment	Has the meaning set out in Master TCs Section 25.1 (Remedial Purpose of Equitable Remedies).
211.	Installation Services	Has the meaning set out in Master TCs Section 3.3 (Installation Services). The term “Installation Services” is a subcategory of “Services.”
212.	Installation Window	Has the meaning set out in Master TCs Section 3.3.5 (Orderly Installation; Limitations on Agency Force Account Services).
213.	Intellectual Property Rights	Rights under patent law, copyright law, trademark law, moral rights law, trade secret law and other similar law concerning proprietary rights (whether such rights are registered or unregistered).
214.	Interest-Based Advertising
A process whereby Data is collected across multiple web domains, Mobile Apps, or other assets in order to categorize and generate Analytics and other information, including likely consumer-interest Segments, for purposes of Targeted Advertising and other similar purposes.

215.	Interface
A set of routines, communication protocols, APIs, or any combination of these or other elements that enables the interoperability or exchange of information between software, hardware, equipment, User Devices, Mobile Apps, or other components.

No.	Term	Definition
216.	Interface Documentation
Documentation concerning an Interface, including the specifications, connections, structure, format, grammar, definition, protocol and other requisite elements of the Interface, and including (where applicable) associated software development kits. The term "Interface Documentation" includes all revisions and updates to the same, and extends to include interfaces between Lowest-Level Replaceable Components. “Interface Documentation” is a subcategory of “System Documentation.”

217.	Internal Privacy Audit	The Concessionaire's annual audit of its Privacy Practices, as required by Master TCs Section 16.9.2 (Privacy Audits).
218.	Inventory	Content Space and Content Duration available for offering Content to an Audience, or otherwise exposing an Audience to Content.
219.	Inventory Price-Setting Models	Collectively: (i) Bid-Based Models; (ii) Flat-Rate Models; (iii) Revenue-Sharing Models; and (iv) Other Price-Setting Models.
J
K
220.	Key Personnel	Has the meaning set out in Master TCs Section 30.1.2.1 (Key Personnel; Continuity).
221.	Knowledge of the Concessionaire	The knowledge of the executive officers of the Concessionaire, after due inquiry.
L
222.	Law
With respect to any Person, any constitution, statute, law, ordinance, rule, principle of common law, code, administrative interpretation, regulation, act, treaty, order, writ, injunction, directive, judgment, decree or other requirement of any governmental or judicial authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents.

223.	Letter of Credit	Has the meaning set out in Master TCs Section 26.1.1 (Letter of Credit).
224.	LIBOR Rate
With respect to each Determination Date, the higher of: (i) 0% per annum and (ii) an interest rate per annum equal to the London interbank offered rate for deposits in United States dollars for one (1) month as published by the ICE Benchmark Administration Limited (or its successor) as the official quotation at closing (last trade) London time on the date that is two Business Days prior to such Determination Date, provided that (x) if the supervisor for ICE Benchmark Administration Limited (or its successor) has made a public statement identifying a specific date after which London interbank offered rates for deposits in United States dollars no longer shall be used for determining interest rates for loans, (y) if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition or (z) the LIBOR Rate ceases to be used for determining interest rates for loans, then the MTA and the Concessionaire shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention in the United States at such time for determining a rate of interest on one (1) month deposits in United States dollars, and shall enter into an amendment to the License Agreement to reflect such alternate rate of interest and such other related changes to the License Agreement as may be applicable to give effect to such rate of interest.

225.	License Administrator	The MTA's Director of Real Estate or his or her designee, or such other duly designated substitute as determined by the MTA.

No.	Term	Definition
226.	License Agreement	Collectively, the advertising concession license agreement and each of the Exhibits thereto.
227.	License Year	Each calendar year during the Term.
228.	LIRR	The Long Island Rail Road Company, a public benefit corporation subsidiary of the MTA.
229.	Location-Based Services
Automated services that use information concerning the location of User Devices or other mobile objects for purposes of providing location-related data and services to (i) recipients of services and/or (ii) users of User Devices. The term “Location-Based Services” includes “find a friend” services, mobile commerce services that direct Advertising (including coupons) to Consumers based on their current locations, and services related to location-based games. The location information relied on by the Location-Based Service is determined, for example, by (a) radio signal delay of relevant cell-phone towers; (b) short range technology such as Bluetooth, RFID, or near field communication; (c) network-based tracking, such as via triangulation; and (d) handset-based tracking, such as via GPS.

230.	Long-Term Schedule Requirements	Has the meaning set out in Master TCs Section 3.8.3 (Treatment of Short- and Long-Term Requirements).
231.	Losses
Liabilities, damages, losses, costs, fines, penalties, assessments, and expenses (including without limitation reasonable attorneys’ fees and expert witness fees) arising out of or related to (i) an Uncured Event of Default by the Concessionaire; (ii) a Third Party claim subject to the Concessionaire’s indemnification obligations under Master TCs Section 19.1 (Concessionaire Indemnification Obligations), or (iii) other cause identified in the License Agreement.

232.	Lowest-Level Replaceable Component
An individual component that meets all of the following criteria: the individual component (i) cannot be further disassembled without destroying it, and (ii) was either (a) procured from a Third Party, or (b) manufactured by the Concessionaire. Examples of Lowest-Level Replaceable Components include, for example, Frames, displays and media players for Communication Devices, content management servers, wiring, Beacons, Software modules, integrated circuits, and PCBAs.

M
233.	MaBSTOA	The Manhattan and Bronx Surface Transportation Operating Authority, a public benefit corporation subsidiary of the NYCT.
234.	MAG	The Minimum Annual Guarantee.
235.	Maintenance Services	Has the meaning set out in Master TCs Section 3.5 (Maintenance and Refresh Services). The term “Maintenance Services” is a subcategory of “Services.”
236.	Malicious Code
A program routine, device or other feature or hidden file, including a virus, Trojan horse, worm, or trap door, that is designed to delete, disable, deactivate, interfere with or otherwise harm hardware, software or data.

No.	Term	Definition
237.	Manufacturing Documentation
Documentation and materials that support or relate to Product Manufacturing, including: (i) design documents; (ii) manufacturing processes, specifications, and production line processes and procedures; (iii) tooling information; (iv) formulations; (v) testing processes, scripts, parameters, intended results and other testing information; (vi) quality requirements and quality assurance procedures; (vii) standard operating procedures; (viii) supplier information and supply chain management information; and (ix) bills of material (BOMs) and other, similar material. The term “Manufacturing Documentation” includes such Documentation concerning the manufacture or other production of Communication Devices, Spare Parts, Lowest-Level Replaceable Components, and other relevant Communications System Components. The term “Manufacturing Documentation” includes Source Code and related Documentation for applicable System Software. “Manufacturing Documentation” is a subcategory of “System Documentation.”

238.	Marketing Campaign
Specifications for delivering Advertising Content including, where applicable: (i) the text, message, graphics and other characteristics of the Advertising Content; (ii) the Media Channels for delivering such Content; (iii) the relevant Audience; (iv) pricing terms; and (v) other related variables.

239.	Master Schedule	Collectively: (i) the Annual Required Installation Schedule, and (ii) the Services Schedule.
240.	Master TCs	The Master Terms and Conditions, comprising Exhibit 1B to the applicable License Agreement.
241.	Material Change in Law	Has the meaning set out in Master TCs Section 13.3 (Impact of Material Changes in Applicable Law).
242.	Media Buy	A purchase of Advertising Inventory.
243.	Media Buyer	A Person that purchases or seeks to purchase Advertising Inventory. The term "Media Buyer" includes: (i) the Brand Owner; (ii) an Ad Agency; and (iii) any other purchaser of such Inventory.
244.	Media Channel
A means (now known or hereafter developed) for delivering Content to an Audience. The term "Media Channel" includes: (i) websites; (ii) social networking tools and sites; (iii) online and streaming video or audio; (iv) crowd-sourcing and crowd-funding sites; (v) User Devices, (vi) Mobile Device platforms; (vii) Mobile Apps; (viii) out of home (“OOH”) channels; (ix) television; (x) radio; (xi) paper-based newspapers, magazines and other paper-based print media; (xii) direct mail and coupons, including in-store coupons; (xiii) billboards and other outdoor advertising; (xiv) Text Messaging and Multimedia Messaging Services; (xv) Location-Based Services; (xvi) Street Furniture; and (xvii) other physical, digital, analog, or virtual means suitable for delivering Content to an Audience.

245.	Minimum Annual Guarantee	Has the meaning set forth in Master TCs Section 9.1 (Basic Compensation Formula).
246.	Minimum Monthly Guarantee	The minimum monthly guaranteed payment by the Concessionaire to the MTA for the applicable Concession as set out in Exhibit 4 (Minimum Annual Guarantee (“MAG”)).
247.	MNR	The Metro-North Commuter Railroad Company, a public benefit corporation subsidiary of the MTA.

No.	Term	Definition
248.	Mobile App
A Software program designed to run on a Mobile Device. The term "Mobile App" includes (i) native Mobile Apps, which are designed to reside completely or primarily on the Mobile Device at issue, and (ii) Software programs that are designed for use by Mobile Devices but that reside on (or primarily reside on) desktop computers, web servers, or other devices remote from the Mobile Device at issue. The term "Mobile App" includes Software features or functions that permit mobile money transfers; mobile ticketing; use of mobile vouchers, coupons or loyalty cards; the purchase, delivery, and/or display of mobile content; mobile location-based services; mobile information services; mobile banking; mobile brokerage; mobile contracting; mobile signature of documents; the use or storage of mobile currency; mobile information exchanges; mobile browsing and purchasing; mobile marketing and advertising; and other similar features and functions.

249.	Mobile Devices
Collectively: (i) mobile communications devices, such as smartphones, smart watches and tablets; and (ii) other communications devices designed to be held by, worn by or implanted in a natural person, as such devices are now known or hereafter invented.

250.	Monthly Revenue and Expense Report	Has the meaning set out in Master TCs Section 16.1.1 (Monthly Revenue and Expense Report).
251.	Most-Favored Advertising Devices
Those Advertising-Only Communication Devices that are located in the ten Agency Facilities that have experienced the highest ridership among all of the MTA Systems, as determined on a rolling three-month basis.

252.	MTA	The Metropolitan Transportation Authority, a New York public authority and public benefit corporation.
253.	MTA Advertising Policy	Has the meaning set out in Master TCs Section 7.3.1 (General Agency Advertising Policies and Standards).
254.	MTA Baseline Gross Revenue Share Amount
Has the meaning set forth in Master TCs Section 9.1.5 (MTA Baseline Gross Revenue Share Amount), as such meaning may be modified under the circumstances set out in Master TCs Section 9.4 (Permanent Adjustment to MTA Baseline Gross Revenue Share Amount).

255.	MTA Bus	MTA Bus Company, a public benefit corporation subsidiary of the MTA.
256.	MTA Change-in-Law Report	Has the meaning set out in Master TCs Section 13.3.2 (MTA Notice of Material Change in Law).
257.	MTA Consumer
A Consumer (i) who, during the Term, uses one or more of the MTA Systems; and/or (ii) who, during the Term, is in, on, or around an Agency Facility such that he or she (whether knowingly or unknowingly) is exposed to or interacts with the Communications System (including any associated Data Collection Technology).

258.	MTA Direct Payments	Has the meaning set out in Master TCs Section 9.5.2 (MTA Direct Payments).
259.	MTA Event of Default	Has the meaning set out in Master TCs Section 27.1 (Limited Grounds for Concessionaire Termination).
260.	MTA Force Majeure Report	Has the meaning set out in Master TCs Section 31.4 (MTA Notice of Force Majeure Event).

No.	Term	Definition
261.	MTA Funded Amounts	Has the meaning set out in Master TCs Section 9.5.1 (MTA Funded Amounts).
262.	MTA Privacy Policy	The applicable privacy policy of the MTA.
263.	MTA Rev Share	Has the meaning set forth in Master TCs Section 9.1.9 (MTA Rev Share).
264.	MTA Systems	Collectively: (i) the Bus Systems; (ii) the Commuter Railroad Systems; and (iii) the Subway Systems, all to the extent that such MTA Systems constitute the Concession.
265.	MTA’s Briefing	Has the meaning set out in Master TCs Section 16.7.1 (MTA Briefing).
266.	MTA-Branded Mobile App	A Mobile App branded, with the relevant Agency’s authority and permission, under a trademark owned or controlled by such Agency.
N
267.	Near Field Communication Device
A device compatible with near field communication, which is a set of communication protocols that establish a communications link between two electronic devices (one of which is usually a User Device) when the two devices are within close proximity to each other.

268.	Near Real-Time
The delay to an instantaneous response to an action as a result of electronic processes that must take place between the action and the response, which delays shall not be greater than what would result in a best in class system performing similar processes.

269.	Non-Personally Identifiable Information
Data that is linked to a particular User Device, such as an IP address or a Unique Device Identifier, as further defined in Master TCs Section 8.1 (Privacy Interests). Any Non-Personally Identifiable Information linked to Personally Identifiable Information is Personally Identifiable Information.

270.	Non-PII	Non-Personally Identifiable Information.
271.	Non-Recurring Engineering Costs	One-time costs to research, develop, design and test a new or improved product, process or technology for use in a production or other "go-live" environment.
272.	Non-Revenue Transactions Value	Value associated with In-Kind Transactions. “Non-Revenue Transactions Value” is a subcategory of “Gross Revenue.”
273.	Not-For-Profit Incremental OpEx Allowance	Has the meaning set forth in Master TCs Section 10.2.2 (Application of Incremental Gross Revenues).
274.	Notice
Any notice, direction or similar communication. To be effective, a notice must meet applicable criteria specified in the License Agreement, including the form and method of delivery required for the notice at issue.

275.	Notice of Intent to Extend	Has the meaning set out in Master TCs Section 24.3 (Notice of Intent to Extend).
276.	NRE Costs	Non-Recurring Engineering Costs.
277.	NYCT	The New York City Transit Authority.
O

No.	Term	Definition
278.	Object Code	The output in binary form of a translation of computer programming Source Code.
279.	Object Hyperlinking
Creating a link between (i) a physical object or location (collectively, an “object”); (ii) a User Device; and (iii) an Internet address, remote software application, remote database, or other remote means of receiving or processing information (collectively, the “remote application”). By way of example, Object Hyperlinking can be achieved via the following steps: (a) placing a suitable identifier on the object at issue; (b) the identifier is read or located by a User Device, creating the link between the object, the User Device, and the remote application; and (c) the link permits the retrieval and display of information from or concerning the User Device, the remote application, and/or the object.

280.	Object Hyperlinking Tag
A virtual or physical device or image used to identify objects or locations in an Object Hyperlinking system. The term “Object Hyperlinking Tag” includes: (i) RFID tags; (ii) graphical tags, such as barcodes and Quick Response (QR) codes; (iii) tags that can be read or written to by a Near Field Communication Device; (iv) SMS tags; (v) Beacons; and (vi) Virtual Tags.

281.	Ongoing Agency Facility Work	Has the meaning set out in Master TCs Section 3.9 (Agency Facility Repairs and Renovations; Cooperation with Agency Vendors). “Ongoing Agency Facility Work” is a subcategory of “Agency Facility Work.”
282.	Open Source Software
Software that is publicly distributed (or otherwise made publicly available) in Source Code format under a freeware, shareware or public library license or similar licensing or distribution model, including licenses such as the GNU General Public License, GNU Lesser General Public License, Affero General Public License, Mozilla Public License, BSD licenses, Artistic License, Apache License and other, similar open source software licenses.

283.	Operations Software
Software used for the operation of the Communications System, including operating system software and application software. The term "Operations Software" includes: (i) Software that resides on Communication Devices; (ii) Software necessary for operating System Hardware and Connections; (iii) Third Party Software that performs either or both of the functions identified in subsections (ii) and (iii) immediately above; and (iv) any Updates or Upgrades thereto. The term "Operations Software" excludes Software for the Inbound IMS.

284.	Opt-In Consent	Has the meaning set out in Master TCs Section 8.6.1 (Opt-In Requirement for Collection and Use of PII).
285.	Original LOC Amount	Has the meaning set out in Master TCs Section 26.1.2.1 (Original LOC Amount).
286.	OTG Kiosks	On the Go Kiosks.
287.	Other Agency Messages
Has the meaning set out in Master TCs Section 3.4.5 (Other Agency Messages). The term “Other Agency Messages” includes other Content the MTA uses or provides for purposes of communicating with MTA Consumers and others via the Communications System, through whatever means (now known or hereafter invented), and includes Experiential Content and Transient-Retail Content, as applicable.

288.	Other Buy-Sell Methods
A method or means for purchasing or selling Inventory other than (i) Direct Sales or (ii) Programmatic Sales, now known or hereafter invented. “Other Buy-Sell Methods” are a subcategory of “Buy-Sell Methods.”

No.	Term	Definition
289.	Other Consumer Data	Data concerning a Consumer other than (i) Personally Identifiable Information; (ii) Non-Personally Identifiable Information; (iii) Anonymous Information; or (iv) User Generated Content.
290.	Other Price-Setting Models
A model for setting the price of a Pricing Unit (or Inventory generally) other than (i) a Bid-Based Model; (ii) a Flat-Rate Model; or (iii) a Revenue-Sharing Model. “Other Price-Setting Models” is a subcategory of “Inventory Price-Setting Models.”

291.	Outage Recovery Plan	Has the meaning set out in Master TCs Section 3.5.4 (Business Continuity and Outage Recovery Services).
P
292.	Per Quarter CapEx Application Report	Has the meaning set forth in Master TCs Section 16.2 (xii) (System Reports).
293.	Performance Failure Reports	Reports that identify, evaluate, and provide supporting data concerning non-compliance with Performance Requirements.
294.	Performance Reports	Collectively: (i) Advertising Performance Reports; (ii) System Operation Reports; and (iii) Performance Failure Reports.
295.	Performance Requirements
Requirements for performance, reliability, availability and quality of the Communications System (and associated Communications System Components), Deliverables, and Services, as described in the License Agreement.

296.	Performance Review
A review of the Concessionaire’s performance under the License Agreement, conducted in accordance with Master TCs Section 16 (Performance Reviews and Reporting). Performance Reviews include reviews of the Concessionaire’s compliance with applicable Performance Requirements, and reviews of applicable System Reports.

297.	Persistent Cookie
A data string that meets each of the following characteristics: the data string (i) is sent from a web server to a user's browser; (ii) is stored in the browser; (iii) is sent from the browser to the web server on each occasion that the user requests content from the website, whether during the same visit or later visits, to notify the server of the user's requests; and (iv) permits the server to uniquely recognize the individual browser on return visits.

298.	Person
Collectively: (i) a natural person; and (ii) a partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

299.	Personal Data Matching	The process of matching, comparing, or linking Consumer Data, whether First Party Data or Third Party Data, to generate PII or Non-PII.
300.	Personally Identifiable Information
Information that could be used: (i) to identify, contact or precisely locate a specific natural person; (ii) to authenticate a specific natural person; or (iii) to commit identity theft or impersonation. By way of example, and not limitation, Personally Identifiable Information includes a natural person's: (a) Social Security number; (b) passport number; (c) financial information (including cardholder data); (d) driver's license number or state-issued identification card number; and (e) other identifying or identifiable information as defined by Applicable Law.

301.	PII	Personally Identifiable Information.

No.	Term	Definition
302.	PII Agency Consumer Data	Agency Consumer Data that is PII.
303.	PII Consumer Data	Consumer Data that is PII.
304.	Plain Language Requirement	Has the meaning set out in Master TCs Section 8.4 (The Concessionaire’s Privacy Policy).
305.	Preventative Maintenance
Performing periodic, scheduled maintenance to ensure that the Communications System meets applicable Performance Requirements and otherwise complies with the requirements set out in the License Agreement.

306.	Price-Setting Model	Has the meaning set out in Master TCs Section 11.8 (Transparency as to CPI, CPA, and Pricing Models).
307.	Pricing Unit
The incremental unit used as the basis for setting the price of applicable Inventory. The “Pricing Unit” is used in the calculation [Pricing Unit] X [price per Pricing Unit] = price of Inventory. Pricing Units are used, for example, in transactions involving (i) Cost Per Action, where the Pricing Unit is the Responsive Action; and (ii) Cost Per Impression, where the Pricing Unit is an Impression.

308.	Prior Concessionaire	OUTFRONT Media Inc., a Maryland corporation.
309.	Privacy and Information Security Reports
Collectively: (i) the Security Audit Reports specified in Master TCs Section 16.9.3 (Security Audits); (ii) reports of tests of the Outage Recovery Plan, as specified in Master TCs Section 3.5.4 (Business Continuity and Outage Recovery Services); and (iii) other information resulting from information security reporting requirements set out in the License Agreement.

310.	Privacy Best Practices Commitment	The Concessionaire’s commitment to employ best practices in the handling of MTA Consumers’ privacy interests, as set forth in Master TCs Section 2.6 (Commitment to Privacy Best Practices).
311.	Privacy Laws
Applicable Laws (as amended and enacted from time to time) with respect to data privacy, data security or Consumer Data, including: (i) the Children's Privacy Protection Act (15 U.S.C. §§6501-6508); (ii) Title V of the Gramm-Leach-Bliley Act of 1999; (iii) the Health Insurance Portability and Accountability Act and or the Health Information Technology for Economic and Clinical Health Act; and (iv) the Video Privacy Protection Act (18 U.S.C. §2710). By way of clarification, if the Concessionaire is permitted to process or store System-Sourced Consumer Data in jurisdictions outside the United States, then the term "Privacy Law" includes the laws of the jurisdiction at issue including, where applicable, EEA Data Protection Laws.

312.	Privacy Practices Requirements	Has the meaning set out in Master TCs Section 8.3 (Standards for Concessionaire’s Privacy Practices).
313.	Processing Platforms
Collectively: (i) Data Exchanges; (ii) Ad Exchanges; (iii) Ad Networks; (iv) Demand Side Platforms; (v) Sell-Side Platforms; and (vi) other systems and technology designed to allow the buying, selling, management, pricing, targeting, analysis, generation of analytics concerning, and/or availability of Inventory.

314.	Product Manufacturing	Activities and undertakings that relate to the development, testing, and manufacture or other production of equipment, hardware, or software.

No.	Term	Definition
315.	Profit Maximization Commitment	Has the meaning set out in Master TCs Section 2.5 (Capital Expenditures and Recoupment).
316.	Programmatic Sales
Sales of Inventory via automated means over a Processing Platform. Unlike Direct Sales, Programmatic Sales are made to any Media Buyer that meets the sell-criteria set by the Publisher with the provider of the Processing Platform. “Programmatic Sales” are a subcategory of “Buy-Sell Methods.”

317.	Progress Report	A report on the status of work under the Services Schedule.
318.	Publisher
An entity that owns or controls Advertising Inventory. By way of example and depending on the context, the term "Publisher" includes the Concessionaire, the Agencies, transit authorities, owners or controllers of websites, social media applications, mobile applications, blogs, billboards, newspapers and magazines, television and cable channels, and other owners or controllers of physical, digital, analog or virtual space suitable for Advertisements.

Q
319.	QA	Quality Assurance.
320.	Qualified CapEx	Has the meaning set forth in Master TCs Section 10.1.1 (Qualified CapEx).
321.	Qualified Lender
“Qualified Lender” means: (1) any commercial bank, trust company or similar institution organized under the laws of the United States or any state thereof or any nation that is a member of the Organization for Economic Co-operation and Development (A) that has total assets in excess of $350,000,000, (B) that has capital/statutory surplus or shareholders’ equity of at least $50,000,000 and (C) that is regularly engaged in the business of making commercial loans; (2) any insurance company licensed under the laws of a state of the United States or of any nation that is a member of the Organization for Economic Co-operation and Development that has total assets in excess of $350,000,000 and surplus in excess of $50,000,000 as determined under statutory accounting principles (or the equivalent), or any separate account or pooled investment account of any such insurance company, or (3) any fund organized under the laws of a state of the United States that is regularly engaged in making commercial loans and has unfunded capital commitments of at least $300,000,000.

322.	Quality Assurance
A program of planned and systematic actions that provide adequate assurance that all activities affecting quality have been accomplished in accordance with governing codes, standards and contract requirements, including through the use of audits or other documented measures conducted to verify that applicable requirements have been met.

323.	Quality Standard	Has the meaning set out in Master TCs Section 17.2.5.1 (Quality Control).
324.	Quarterly Baseline Gross Revenue	Has the meaning set forth in Master TCs Section 10.2.4 (Application of Incremental Gross Revenue To CapEx Recapture Balance).
R
325.	Random Identifier
A randomly generated number or other randomly generated identifier that represents either: (i) an individual User Device; (ii) an offline household; or (iii) another online or offline object sought to be distinguished within a Data Set. The term "Random Identifier" includes (a) Cookies, and (b) unique device IDs.

326.	Recapture Balance Interest	Has the meaning set forth in Master TCs Section 10.2.2 (Application of Incremental Gross Revenues).

No.	Term	Definition
327.	Recognized Self-Regulatory Organization	A nationally recognized advertising industry self-regulatory organization, such as the Network Advertising Initiative, the Digital Advertising Alliance or the Interactive Advertising Bureau.
328.	Referring Address	The URL, device, or webpage that leads a Consumer to a Media Buyer's website or other information resource.
329.	Related Concessionaire Party
A Person that meets any of the following criteria: (i) such Person owns or controls, either directly or indirectly, a Significant Interest in the Concessionaire; (ii) the Concessionaire owns or controls, either directly or indirectly, a Significant Interest in such Person; or (iii) a Third Party owns or controls, either directly or indirectly, a Significant Interest in such Person and a Significant Interest in the Concessionaire. For purposes of this definition, the term "Significant Interest" shall mean the direct or indirect ownership or control of (a) more than [twenty percent (20%)] of the voting power held by the shares or other securities of an entity entitled to vote for election of directors (or other managing authority) of such entity or (b) if such entity does not have outstanding shares or securities, more than twenty percent (20%) of the equity interest in such entity.

330.	Related-Party Transaction
A Sale or other transaction between the Concessionaire and a Related Concessionaire Party that relates to Advertising Inventory or Consumer Data, as further defined in Master TCs Section 11.9 (Related-Party Transactions).

331.	Relevant Consumer Price Index	The U.S. Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers (CPI-U), New York MSA (Metropolitan Statistical Area).
332.	Relevant CPI	The Relevant Consumer Price Index.
333.	Remedial Break Point Adjustment	Has the meaning set out in Master TCs Section 25.2. (Available Equitable Adjustment Remedies).
334.	Remedial MAG Adjustment	Has the meaning set out in Master TCs Section 25.2. (Available Equitable Adjustment Remedies).
335.	Remedial Plan	A formal plan by the Concessionaire to cure (i) a notice of default by the MTA or (ii) other non-compliance with obligations under the License Agreement, as set out in an applicable MTA notice.
336.	Remedial Purpose	Has the meaning set out in Master TCs Section 25.1 (Remedial Purpose of Equitable Remedies).
337.	Remedial Required-Installation Adjustment	Has the meaning set out in Master TCs Section 25.2. (Available Equitable Adjustment Remedies).
338.	Remedial Schedule Adjustment	Has the meaning set out in Master TCs Section 25.2. (Available Equitable Adjustment Remedies).
339.	Remedial Term Extension	Has the meaning set out in Master TCs Section 25.2. (Available Equitable Adjustment Remedies).
340.	Remedy Determination	Has the meaning set out in Master TCs Section 25.5.2 (Bifurcation of Claims).
341.	Required Communications System Installation Obligation	The aggregate of all Annual Required Communications System Installation Obligations.

No.	Term	Definition
342.	Required Installations	Has the meaning set forth in Master TCs Section 3.3.1 (Required Installations). Where the context permits, the term “Required Installations” means such installations on an aggregate basis.
343.	Responsive Action
An action by a Consumer associated with or deemed to be associated with an Advertisement, including: (i) a click by the Consumer on the Advertisement (as, for example, in a cost-per-click arrangement); (ii) a specified action by the Consumer indicating an interest in the subject of the Advertisement, such as completing and submitting a registration form or newsletter subscription (as, for example, in a cost-per-lead arrangement); (iii) the downloading of a file by the Consumer (as, for example, in a pay-per-download arrangement); and (iv) an interaction where the Consumer is "converted" to a customer through (or after) exposure to an Advertisement or Marketing Campaign (as, for example, in a cost-per-conversion arrangement).

344.	Retargeted Ad	An Advertisement served via Retargeting.
345.	Retargeting
The subsequent delivery of an Advertisement (the "Retargeted Ad") to an Audience that has seen or otherwise experienced (or that is assumed to have seen or otherwise experienced) an earlier Advertisement (the "Original Ad"). The Retargeted Ad may or may not be related to the Original Ad.

346.	Rev Share Adjustment Event	Has the meaning set out in Master TCs Section 9.4 (Permanent Adjustment to MTA Baseline Gross Revenue Share Amount).
347.	Revenue and Expense Reports	Collectively: (i) Gross Revenue Reports, and (ii) CapEx and Recoupment Reports.
348.	Revenue-Sharing Model
A model whereby revenue or other value resulting from Sales of Advertising or Consumer Data is shared between a Publisher and: (i) an Added Content Provider; (ii) a Media Buyer; (iii) another participant in the advertising ecosystem; or (iv) some combination or all of the above. “Revenue-Sharing Models” are a subcategory of “Inventory Price-Setting Models.”

349.	RFFUP	The Request for Follow-Up Proposals that was issued by the MTA on October 14, 2016.
350.	RFID	Radio Frequency Identification.
S
351.	Sale
Collectively, in exchange for compensation or other value: (i) a license to, (ii) a lease of, (iii) a transfer or assignment of, or (iv) a grant of permission to use or otherwise benefit from, an asset. A "Sale" is deemed to occur upon shipment of, invoicing with respect to, or first use regarding such asset, whichever action occurs first.

352.	Sales or Excise Taxes
Any sales or excise tax actually paid and imposed by Applicable Law upon or with respect to the exercise of the advertising rights hereby granted, or upon the display of advertising on the Communications System, that the Concessionaire is and shall have been and shall be legally required to pay.

353.	Salt
A randomly generated string value that is concatenated with the input data prior to the Hashing of such data. An advantage of using a Salt in a Hash function is to increase the lengths and the complexities of the input data and the resulting Hashed data, thereby substantially decreasing the likelihood of a successful decryption.

No.	Term	Definition
354.	Scheduled Additional Installations	Additional Installations that have been duly scheduled in accordance with Exhibit 2 (Annual Required Installation Schedule).
355.	Scheduled Agency Facility Work
Has the meaning set out in Master TCs Section 3.9 (Agency Facility Repairs and Renovations; Cooperation with Agency Vendors). “Scheduled Agency Facility Work” is a subcategory of “Agency Facility Work.”

356.	Scheduled Installations	Collectively, (i) Scheduled Required Installations and (ii) Scheduled Additional Installations.
357.	Scheduled Required Installations	Required Installations that have been duly scheduled in accordance with Exhibit 2 (Annual Required Installation Schedule).
358.	Security Incident	Unauthorized access or a threat of unauthorized access during the Term to (i) Personally Identifiable Information, or (ii) Agency Confidential Information, in the performance of the Services.
359.	Security Standards	Has the meaning set out in Master TCs Section 3.5.5 (Maintenance of System Security).
360.	Segment
Criteria intended to describe and identify a Target Audience within a Data Set. Segments are generally comprised of Random Identifiers and share one or more Consumer Attributes, as determined or derived through a probabilistic analysis or other method.

361.	Sell	To engage in a Sale.
362.	Selling Price
The term "Selling Price" means (i) the gross selling price charged by the Concessionaire or by a Related Concessionaire Party for Advertising Inventory or Consumer Data and/or (ii) the value of other consideration paid or otherwise provided to the Concessionaire (or Related Concessionaire Party) by the Media Buyer or Data Purchaser at issue in connection with the Sale of such Advertising Inventory or Consumer Data (including any NRE or fees for design, creative, engineering, and/or any other reimbursement of related Concessionaire expenses).

363.	Sell-Side Platform	A Person that provides services to facilitate making Inventory available to Media Buyers via Programmatic Sales.
364.	Service Issue	A defect, malfunction, or deficiency in, or damage or defacement to, the Communications System, as further described in Master TCs Section 3.5.1.2 (Service Issue Reporting).
365.	Services
All work, services, and obligations provided or to be provided by the Concessionaire pursuant to the License Agreement, including: (i) Design Services; (ii) Installation Services; (iii) Agency Messaging Services; (iv) Maintenance Services; (v) Additional Services; and (vi) Transition Services. The term "Services" includes associated Inherent Work related to such Services, if any.

366.	Services Schedule	Has the meaning set out in Master TCs Section 3.8.1 (Development of Services Schedule). “Services Schedule” is a subcategory of “Master Schedule.”
367.	Short Message Service	An example of a Text Messaging and Multimedia Messaging Service.

No.	Term	Definition
368.	Short-Term Schedule Requirements	Has the meaning set out in Master TCs Section 3.8.3 (Treatment of Short- and Long-Term Requirements).
369.	SIRTOA	The Staten Island Rapid Transit Operating Authority.
370.	SIRTOA System	The Staten Island rapid transit system operated by SIRTOA.
371.	SMS	Short Message Service.
372.	Software
Code that regulates and controls the operation of computer-based and microprocessor-based systems, including data transmission, by specifying computer programs, procedures and rules. The term "Software" includes all application software, communications software, operating system software, database and database management systems software and all other software and firmware, compilers and library routines, in Object Code and Source Code (where applicable).

373.	Source Code
Computer programs, instructions and related material written in a human-readable source language in a form capable of serving as the input to a compiler or assembler program, and in a form capable of being modified, supported and enhanced by programmers reasonably familiar with the source language. By way of clarification, and not limitation, the term "Source Code" means the preferred form of the code for making modifications to it, including all modules it contains, plus any associated interface definition files, and scripts used to control compilation and installation of an executable. Unless otherwise agreed in writing, "Source Code" shall contain reasonable programmers' comments.

374.	Spare Parts and Replacement Units
Collectively: (i) Lowest-Level Replaceable Components, Consumables, and spare parts for all elements of the Communications System, including Communication Devices and the System Infrastructure; (ii) Lowest-Level Replaceable Components, Consumables, and spare parts for the Static Communication System; and (iii) complete replacement units of Communication Devices and other complete product-level units. “Spare Parts and Replacement Units” is a subcategory of “Deliverables.”

375.	Specific Event of Default	A failure to comply with the License Agreement that is specified in Master TCs Section 26.2 (Specific Events of Default).
376.	Static Communication System	Collectively: (i) the Static-Content Fixtures, and (ii) the Static Content.
377.	Static Content	Content fixed in Static Media.
378.	Static Media
Paper, cardstock, cloth, plastic, metal or other media that are suitable for a permanent image and on which Content is fixed in a permanent form, including posters, placards, panels (single and double-sided), banners, flags, billboards (mobile or fixed), wallscapes and bus or other vehicle wraps.

379.	Static-Content Fixture
Devices and fixtures that display Static Content, including such devices and fixtures to the extent they constitute Concessionaire-Agency Devices (but excluding all other Agency Devices and Fixtures). The term "Static-Content Fixture" includes: (i) the Frame that holds or otherwise enables the display of the Static Media; (ii) any Updates or Upgrades thereto; and (iii) any wall or other structure where Static Content can be displayed. “Static-Content Fixtures” are a subcategory of “Devices and Fixtures.”

No.	Term	Definition
380.	Street Furniture
Publicly accessible structures that are capable of displaying Advertisements, such as bus shelters, benches, newsstands, news racks and telephone booths. “Street Furniture” is a subcategory of “Media Channels."

381.	Subcontractor
Any Person, other than an employee of the Concessionaire, to which the Concessionaire sublicenses any part of its obligations under the License Agreement or that otherwise contracts with the Concessionaire to provide Services. The term "Subcontractor" means each Subcontractor and any authorized representative of each Subcontractor.

382.	Subway Systems	Collectively: (i) the NYCT-operated subway system, and (ii) the SIRTOA System.
383.	Successor Concession	Has the meaning set out in Master TCs Section 29.1.2(Successor Concession).
384.	Successor Concessionaire	Has the meaning set out in Master TCs Section 3.7 (Transition Services).
385.	Successor License Agreement	Has the meaning set out in Master TCs Section 29 (Debt-Proxy Recoupment on Termination).
386.	System and Component Design Documentation
Documentation that embodies the System and Component Designs, including all detail and shop drawings, and all "as-built" plans, design drawings and specifications. “System and Component Design Documentation” is a subcategory of “System Documentation.”

387.	System and Component Designs
Designs for the Communications System, including: (i) the System Infrastructure; (ii) Communication Devices; (iii) Data Collection Technology; (iv) the Inbound IMS; (v) each material component of items identified in subsections (i) through (iv) immediately above; and (vi) Updates and Upgrades to such designs, where applicable.

388.	System Data	Collectively: (i) System-Sourced Data, and (ii) Agency Data. “System Data” is a subcategory of “Deliverables.”
389.	System Documentation
Documentation concerning the Communications System including: (i) Interface Documentation; (ii) System and Component Design Documentation; and (iii) Manufacturing Documentation (where the MTA is permitted access to such Manufacturing Documentation under Master TCs Section 17.1.6 (Rights Regarding Manufacture, Maintenance, and Repair)). The term “System Documentation” includes Upgrades and Updates to such Documentation. “System Documentation” is a subcategory of “Deliverables.”

390.	System Hardware and Connections
Hardware, servers (including content management servers), media players, firewalls, wiring, communications devices and other associated equipment necessary to operate, network, and manage the Communications System. “System Hardware and Connections” is a subcategory of “System Infrastructure.”

391.	System Infrastructure
Collectively and as specified in the applicable Accepted Designs: (i) System Software; (ii) System Interfaces; and (iii) System Hardware and Connections. The term “System Infrastructure” includes the components of, and Upgrades and Updates to, the items identified in subsections (i), (ii), and (iii) immediately above. “System Infrastructure” is a subcategory of “Communications System.”

No.	Term	Definition
392.	System Interfaces
Interfaces and other means necessary for (a) the interoperability of (i) the Communications System (or Other Communications Systems, as applicable) with (ii) applicable Agency Facilities, in the manner set out in the License Agreement, and (b) the interoperability of core modules within the Communications System (and/or within Other Communications Systems, as applicable). The term "System Interfaces" includes the IMS-DMP Interface, the Alternative Messaging Solution, and, for the avoidance of doubt, Interfaces between Lowest-Level Replaceable Components. “System Interfaces” is a subcategory of “System Infrastructure.”

393.	System Inventory	Collectively, Inventory on Devices and Fixtures that is available for Agency Messaging and Advertisements as specified under the License Agreement.
394.	System Inventory Allocation	The actual allocation of System Inventory as determined via tailoring of the Generally-Applicable System Inventory Allocation due to Agency-Specific Terms and other relevant causes.
395.	System Operation Reports	Collectively: (i) Device and Fixture Inventory Reports, and (ii) System Inventory Allocation Reports.
396.	System Reports
As further defined in Master TCs Section 16.2 (System Reports), collectively: (i) Progress Reports; (ii) Performance Reports; (iii) Privacy and Information Security Reports; (iv) Revenue and Expense Reports; (v) Concessionaire Force Majeure Reports; (vi) Concessionaire Change-in Law Reports; (vii) CapEx and Recoupment Reports; and (viii) all materials required to be provided in connection with Performance Reviews; and (ix) other similar reports and information that the Concessionaire is obligated to provide to the MTA, including Advertising Contracts. “System Reports” are a subcategory of “Deliverables.”

397.	System Software	Collectively: (i) Operations Software, and (ii) Software for the Inbound IMS. “System Software” is a subcategory of “System Infrastructure.”
398.	System-Delivered Content	Collectively: (i) Advertising Content; (ii) Agency Messaging Content; (iii) Added Content; and (iv) Other Content.
399.	System-Sourced Consumer Data	Consumer Data associated with MTA Consumers that is collected, received, stored, processed, or put out by the Communications System.
400.	System-Sourced Data
Collectively: (i) all Data collected, received, processed, stored, or output by the Communications System (including, for the avoidance of doubt, all raw Data and all Data collected, received, processed, stored, or output by the Data Collection Technology); (ii) System-Sourced Consumer Data (as applicable); and (iii) any Data derived from the Data identified in subsections (i) or (ii) immediately above, whether such derivation is through de-identification, re-identification, data mining, analytics, aggregating, profiling, or other techniques (now known or hereafter invented) that analyze, augment or otherwise manipulate Data. For the avoidance of doubt, the term “System-Sourced Data” excludes Agency Data, and includes System Reports.

T
401.	Tags
Collectively: (i) Web Beacons; (ii) Object Hyperlinking Tags; and (iii) other means for linking a device (including a User Device), object, or location to an Internet address, a remote software application, a remote database, or other remote means of receiving or processing information.

402.	Target Audience	The Audience that a Marketing Campaign is intended to reach.

No.	Term	Definition
403.	Targeted Advertising
An Advertisement directed to a Person based on predictions of that Person's preferences or interests, where the predictions are derived from data about that Person's behavior or other attributes, collected from devices or other sources associated with that Person.

404.	Term	Has the meaning set out in Master TCs Section 24.2 (Extension of Term).
405.	Terminated Concessionaire	Has the meaning set out in Master TCs Section 29.1.5 (Terminated Concessionaire).
406.	Terminated License Agreement	Has the meaning set out in Master TCs Section 29.1.6 (Terminated License Agreement).
407.	Text Messaging and Multimedia Messaging Service
A service that permits users to compose and send electronic messages between two or more User Devices or fixed computing devices (such as desktop computers). The electronic messages at issue include (i) text messages, consisting of alpha-numeric characters; and (ii) multimedia messages that might contain digital images, video and audio Content, and other Digital Content.

408.	Third Party	A Person other than (i) the Agencies; (ii) Agency Affiliates; and (iii) the Concessionaire. Unless otherwise specified, Related Concessionaire Parties are considered Third Parties.
409.	Third Party Cookie	A Persistent Cookie that belongs to a domain different from the domain shown in the address bar of the user's browser.
410.	Third Party Data	Consumer Data that is not First Party Data.
411.	Third Party Software	Software a Third Party provides or licenses to the Concessionaire.
412.	Top Ridership Stations	The subway stations and commuter rail stations identified as Top Ridership Stations in the form to be agreed in writing by the Parties.
413.	Traffic Analysis	The analysis of network traffic patterns, sizes, speeds, and other parameters.
414.	Transient-Retail Content
Enhanced Content used to generate additional interest in Inventory and/or associated Advertising where such Content (i) although transient, is intended to endure for a period of time longer than Experiential Content, and (ii) presents characteristics of retail point-of-purchase advertising. By way of example, "Retail-Related Advertising Content" may include Advertising associated with pop-up stores.

415.	Transition Inventory Plan	Has the meaning set out in Master TCs Section 5.8.2 (Transition Inventory Plan).
416.	Transition Services	Has the meaning set out in Master TCs Section 3.7 (Transition Services). The term “Transition Services” is a subcategory of “Services.”
417.	Transition Services Period	Has the meaning set out in Master TCs Section 3.7.1 (Transition Services Process; Length).
418.	Transparency Commitment	Has the meaning set out in Master TCs Section 2.7 (Commitment to Transparency).
419.	Transportation Analytics	Has the meaning set out in Master TCs Section 11.6.3 (Analytics Sales Revenue).

No.	Term	Definition
U
420.	Unanticipated CapEx	Qualified CapEx that exceeds the CapEx it anticipates investing, but the Concessionaire deems it prudent to invest to the mutual financial advantage of the Concessionaire and the MTA.
421.	Unanticipated CapEx Proposal	Has the meaning set out in Master TCs Section 10.3 (Concessionaire Requests regarding Unanticipated CapEx).
422.	Unanticipated Installations	Has the meaning set out in Master TCs Section 3.3.3 (Unanticipated Installations).
423.	Uncured Event of Default	An Event of Default that the Concessionaire has not cured in the manner specified in Master TCs Section 26.2 (Specific Events of Default) or Section 26.3 (General Events of Default), as applicable.
424.	Unexpected Agency Delay	Has the meaning set out in Master TCs Section 14 (Unexpected Agency Delays).
425.	Unique Device Identifier
An Identifier that is unique to a particular device, and that can be used to recognize that device over time and across different web sites, services, or other contexts. A Unique Device Identifier might include a cookie, an IP address, or a universally administered MAC address, and the term includes: (i) network device identifiers such as MAC addresses, Bluetooth addresses, IMEI, MEID, and IMSI; and (ii) resettable identifiers such as Apple Identifier for Advertising (IDFA) and Google Advertising ID.

426.	Unsold Inventory	Advertising Inventory that has not been sold.
427.	Update	A patch, bug fix, correction, or other minor change to a technology that does not add material functionality to the technology.
428.	Upgrade	An improvement, enhancement, or other change to a technology that adds new and material functionality to the technology.
429.	User Devices
Collectively: (i) Mobile Devices; (ii) portable computers and laptops; (iii) tablets; and (iv) other devices (now known or hereafter developed) that are easily portable by a user and that are capable of displaying or otherwise making remote Content available to the user.

430.	User Generated Content	Content provided by a Consumer in response to a request or invitation from, or an opportunity made available by, an Advertiser, the Concessionaire or a Third Party.
V
431.	Vehicles	Any subway cars, commuter rail cars, trains, buses or other rolling stock on and/or in which Devices and Fixtures may be located.
432.	Virtual Tag
An identifier of objects or locations in an Object Hyperlinking system that does not rely on the physical placement of a device or image on the object (or at the location) to be identified. The term “Virtual Tag” includes an identifier associated with a set of geographical coordinates; when a User Device is present at or near those geographical coordinates, as determined by a Location-Based Service, the Virtual Tag is read by the User Device.

W

No.	Term	Definition
433.	Web Beacon	An identifier placed in a web page, email, or other online resource that monitors whether a user has accessed the web page, opened the email, or been exposed to the online resource or remote Content.
X
Y
Z

EXHIBIT 1B TO LICENSE AGREEMENT

MASTER TERMS AND CONDITIONS

MASTER TERMS AND CONDITIONS

1.	DEFINITIONS.
The capitalized terms used herein have the meanings that are ascribed to them in Exhibit 1A.

2.	CONCESSION OVERVIEW AND CONTRACTING PRINCIPLES.
The principles set out below (the “Contracting Principles”) guide the Parties’ rights and obligations, and inform the interpretation of this License Agreement, including these Master Terms and Conditions. The Parties do not intend that the Contracting Principles override express rights and obligations set out in these Master Terms and Conditions; however, where there is disagreement among the Parties, or where there is uncertainty in the application of this License Agreement in light of future events, the Parties agree to rely on these Contracting Principles to resolve such issues.

2.1.	Concession Scope.
Historically, the Agencies have relied on advertising concessions primarily as a means to generate revenue to support their operations and only incidentally (as, for example, in the case of cardboard car cards posted in subway cars or buses by concessionaire personnel) to facilitate the dissemination of Agency Messages. Relatively recently, such incidental reliance on advertising concessionaires for the posting of Agency Messages has extended to a variety of digital devices installed by advertising concessionaires (such as, for example, so-called “digital urban panels” at subway station entrances). However, the Agencies have also installed and separately maintain and operate a variety of digital communication devices (such as, for example, so-called “countdown clocks” in subway stations and “Solari screens” in rail facilities); and, of course, the Agencies have also installed and maintain a wide variety of static signage by which their patrons are afforded way finding assistance and other information comprising Agency Messages.
In light of dramatic recent and ongoing developments in hardware, software and the functioning of the advertising industry, the Parties now envision, and the Concession is being granted in reliance upon assurances that, over the course of the Term, the Concessionaire will undertake a wholesale transformation of the existing advertising inventory in the Agency Facilities, such that (except on buses and in Vehicles slated for retirement or of a kind that the Parties determine are not candidates for retrofit due to unanticipated technical constraints) static advertising in the Agency Facilities will, as more particularly set forth in the Agency-Specific Terms, be largely, if not entirely, supplanted by a smaller but still very substantial number of digital screens; and that in turn has enabled the Agencies to plan to depend on the Concessionaire much more heavily than they have on past concessionaires for the dissemination of Agency Messages. However, except as otherwise expressly provided herein, the scope of the Concession nonetheless excludes all Agency Devices and Fixtures. The Communications System and System Inventory to which the Concession does apply are limited accordingly, by definition and as more particularly provided in these Master Terms and Conditions and in other Exhibits to this License Agreement, including the Agency-Specific Terms.

2.2.	Agency Messaging Mandate.
The Parties have agreed to allocate Content Duration and Content Space on System Inventory as further set out in later sections. Certain Devices and Fixtures will be dedicated solely to Agency Messages, others will be dedicated solely to Advertising, and others will display a mix of Agency Messages and Advertisements consistent with the Generally-Applicable System Inventory Allocation. The Concessionaire acknowledges that providing at least the minimum amount of Content Duration and Content Space for Agency Messages that is contemplated by the Parties is an essential mandate under this License Agreement (the “Agency Messaging Mandate”). Accordingly, as detailed in later sections (including Section 3.4.7 (Allocation Between Agency Messages and Advertising)), the Concessionaire also acknowledges that, consistent with the Agency Messaging Mandate, and among other remedies, if it fails to meet performance standards (as set out in Section 3.10 (Performance Standards)), and such failure adversely impacts the quality or quantity of System Inventory available for Agency Messages, the MTA will be entitled to adjust such agreed-upon balance, and allocate additional System Inventory to Agency Messages, until such failure is remedied.

2.3.	Equal Treatment.
The Parties expect the advertising value of the System Inventory to increase significantly as the Concessionaire rolls out the digital network and converts Static-Content Fixtures to Communication Devices; and the MTA therefore expects that the Concessionaire’s own self-interest will incentivize the Concessionaire to complete such roll out and conversions with dispatch, and to maintain high performance standards for Advertising-Only Communication Devices once they are installed. Accordingly, the MTA has, to some extent, refrained from requiring specific, detailed, and potentially inflexible performance standards for the Agency Messaging-Only Communication Devices, and instead expects largely to rely, as the primary measure of the Concessionaire’s performance with respect to such devices, on the Concessionaire’s commitment, which the Concessionaire hereby affirms, that the Concessionaire will install, maintain, refresh, and otherwise manage Agency Messaging-Related Communication Devices with at least the level of diligence, attention and care that it applies to Advertising-Only Communication Devices and/or those portions of Hybrid Communication Devices that display Advertising Inventory. Such commitment is sometimes referred to herein as the “Equal Treatment Commitment”.

2.4.	Maximization of Gross Revenue.
The MTA acknowledges that the Concessionaire is absorbing all operating expenses necessary to maximize Gross Revenues and cannot be expected nor required to spend operating funds in an imprudent manner, taking into account the Concessionaire’s objective to operate a successful and profitable business. However, subject to that limitation, in consideration of the granting of the Concession, and in light of the MTA’s right to share in Gross Revenue as provided in Section 9 (Compensation and Payment Terms), the Concessionaire hereby undertakes, and shall be duty-bound, subject to the Agency Messaging Mandate, to seek in good faith and for the mutual benefit of the Parties to maximize the overall Gross Revenue the Concessionaire generates from the System Inventory existing at a given point in time. Based on such commitment (which is sometimes referred to herein as the Concessionaire’s “Gross Revenue Maximization Commitment”), the MTA expects to defer to and rely upon the Concessionaire’s expertise and business judgment insofar as the pricing and marketing of such System Inventory are concerned, and in doing so shall be entitled to rely on the good faith and loyalty and fair dealing of the Concessionaire. The Concessionaire’s duties to the MTA in this regard shall be treated as fiduciary duties for all purposes.

2.5.	Capital Expenditures and Recoupment.
As noted above, the Concession is being granted in reliance upon the Concessionaire’s undertaking to make very substantial improvements to the Communications System, in furtherance of the Agency Messaging Mandate, as well as for the purpose of enhancing the Communications System’s revenue-generating capability. All such improvements are to be made at the sole cost of the Concessionaire, subject to Sections 9 (Compensation and Payment Terms) and 10 (Treatment of Qualified Capital Expenditures), which contemplate that the Concessionaire will be entitled to recoup Qualified CapEx from Incremental Gross Revenue as and to the extent set forth in such Sections. As further provided in Sections 9 (Compensation and Payment Terms) and 10 (Treatment of Qualified Capital Expenditures) and in various exhibits to this License Agreement, including the Agency-Specific Terms, both the Concessionaire’s commitment to incur capital costs and its commitment to make specified improvements to specified Agency Facilities as set forth in the Agency-Specific Terms are in large part unconditional but to some extent subject to modification, as the MTA recognizes that (so long as the Concessionaire’s obligations concerning Required Installations are duly and timely satisfied) the MTA’s own financial interests will be best served by the Concessionaire seeking to accelerate recoupment of Qualified CapEx and otherwise maximize Adjusted Incremental Gross Revenue (as opposed to Gross Revenue) from investments of Qualified CapEx in the Concessionaire’s timely completion of Additional Installations (the “Profit Maximization Commitment”). Moreover, the MTA acknowledges and appreciates that the Concessionaire’s overall economic proposal and commitment to incur Qualified CapEx is dependent in part upon timely support from the MTA in regard to access to and use of Agency Facilities, Agency Force Account Services, and a reasonable approach to technical approvals in circumstances that cannot be predicted with precision today, and that delay in the expenditure of Qualified CapEx may potentially impair the Concessionaire’s ability and objective to recoup such Qualified CapEx over the remaining Term of the Concession and to achieve a reasonable return on its investment. Consequently the MTA acknowledges that, upon specified triggering events, the Concessionaire shall be entitled to seek an Equitable Adjustment to certain of its obligations under this License Agreement, and such obligations may be reevaluated and adjusted in the future as part of the Annual Review process if the Concessionaire, notwithstanding its commercially reasonable efforts and compliance with Good Industry Practice, cannot achieve its recoupment objectives due to such specified events.

2.6.	Commitment to Privacy Best Practices.
The Communications System, as specified, will include certain Data Collection Technology. The MTA expects that such Data Collection Technology will significantly increase the reach, timeliness, and value of Agency Messages as well as support the optimization of MTA Systems operations. Indeed, to assist the MTA in further enhancing these capabilities, the Concessionaire has agreed to provide the MTA (as detailed in following sections) with support in its data capture, data analytics, and development of executable data-driven operational improvements.
However, although such Data Collection Technology can potentially both provide such operational benefits to the Agencies and enhance Gross Revenue for the benefit of the Agency as well as the Concessionaire, the Parties recognize that such Data Collection Technology, if employed irresponsibly, may present threats to the privacy interests of MTA Consumers. The Parties have structured this License Agreement to anticipate and avoid these threats, and the Concessionaire commits to using best practices, under a continuous-improvement framework, to protect and secure such privacy interests. Such commitment is sometimes referred to herein as the Concessionaire’s “Privacy Best Practices Commitment.”

2.7.	Commitment to Transparency.
The Parties recognize that the tracking of Gross Revenue, expenses, and other matters relating to Advertising and associated Data Collection Technology, particularly given developments in the digital Advertising industry, including the rise of real-time bidding, third party processing platforms, added-content providers and other techniques, present challenges to an open relationship, to the achievement of the Parties’ mutual satisfaction, and to each of the Contracting Principles set out above. To address these challenges, the Concessionaire commits to providing relevant data via the IMS-DMP Interface or a mutually agreed to alternative, as well as System Reports, and to engaging with the MTA in periodic and as-needed review of the DMP or a mutually agreed to alternative and System Reports, in as open and transparent a manner as possible, so as to provide as much visibility into the Concessionaire’s pricing and business model as reasonably possible. Such commitment is sometimes referred to herein as the Concessionaire’s “Transparency Commitment.”

3.	SERVICES.
The Concessionaire shall provide (i) the services set out in this Section 3 (Services), and (ii) the services set out in the Agency-Specific Terms (collectively, the “Services”). The Parties recognize that there may be tasks or services that are a necessary, inherent, or customary part of the Services, but that are not specifically described in this License Agreement (“Inherent Work”). If a Service involves Inherent Work, the Concessionaire agrees to perform such Inherent Work without additional cost or expense to the MTA, and such Inherent Work shall be treated as a component of the Services for all purposes.
The Concessionaire shall perform the Services (a) continuously and diligently, (b) as specified in this License Agreement, (c) in a manner consistent with the Contracting Principles, and (d) in accordance with Good Industry Practice. The Concessionaire shall sequence and complete the Services as provided in the Services Schedule, and shall ensure that it meets its obligations as to installation of and investment in the Communications System consistent with its Annual Required Communications System Installation Obligations, all subject to Excusable Delay.

3.1.	Authority of MTA; Certain Delegation to Agencies.
The MTA is the sole contracting party under this License Agreement. The License Administrator, however, is entitled to delegate his or her decision-making authority to specific Agencies, as to some or all Agency-Specific Terms (“Agency Delegated-Authority”). The Concessionaire shall comply with the directions and decisions made by the Agencies in accordance with such Agency Delegated-Authority, as if such directions and decisions were made by the MTA itself. If the Concessionaire is uncertain as to whether an Agency is acting with its Agency Delegated-Authority, it shall promptly request clarification from the License Administrator.

3.2.	Design Services.

The Concessionaire shall design the Communications System and provide associated design services as follows, and all in accordance with the Agency-Specific Terms and Good Industry Practice (collectively, the “Design Services”):

3.2.1	Design of System and System Components.
The Communications System consists of:

•	Devices and Fixtures;

•	System Infrastructure, consisting of (i) System Software, (ii) System Interfaces, and (iii) System Hardware and Connections;

•	Data Collection Technology; and

•	the Inbound IMS.

3.2.1.1	Cooperation concerning System and Component Designs.
The Parties recognize that design elements for the Communications System and Communications System Components have not been finalized, and acknowledge that certain anticipated design solutions (for specific Vehicle types, for example) may prove to be unworkable due to unanticipated technical constraints. The Parties agree to cooperate with one another and act reasonably and in good faith to finalize and complete these design elements. The Parties shall use best efforts to finalize and complete these design elements within the period specified in the Services Schedule, as such Services Schedule is finalized and completed under Section 3.8.1 (Development of Services Schedule).

3.2.1.2	Devices and Fixtures.
The Concessionaire shall be responsible throughout the Term for both (i) Communication Devices and (ii) Static-Content Fixtures (collectively, “Devices and Fixtures”), and the Communications System shall be designed accordingly. For example, the Inbound IMS shall include information that tracks the status (including the condition, functionality, and operation of the Software and Data as well as Updates and Upgrades) not only of Communication Devices but also of Static-Content Fixtures, and System Reports, as well as data copied into the DMP via the IMS-DMP Interface or a mutually agreed to alternative, and shall include associated information concerning such Devices and Fixtures.

3.2.1.3	Communication Devices: Addressable Device Identifiers.
Each Communication Device shall be individually addressable, and the Concessionaire shall design and implement a naming convention and taxonomy to provide a unique identifier for each such Device (each, an "Addressable Device Identifier") that allows the physical location of each such Device to be determined. With such Addressable Device Identifiers, the Communications System shall be capable of permitting the Agencies to direct Agency Messaging to one, some, or all Agency Messaging-Related Communication Devices, as the Agency selects

3.2.1.4	Communication Devices: OTG Kiosks.
The Concessionaire will be obligated to assume and perform certain of the responsibilities for the operation and maintenance of the existing OTG Kiosks listed in Exhibit 10 (OTG Kiosks) and at the request of the MTA the responsibility to procure, deliver, operate, maintain, refresh, and replace new OTG Kiosks, all as more fully set forth in Exhibit 10 (OTG Kiosks).

3.2.1.5	Communication Devices: Rolling Stock.
The Concessionaire's design for Communication Devices shall, in addition, meet the following requirements: (i) Communication Device screens and Frames shall be resistant to vandalism (including scratchiti), and (ii) the supporting equipment for such Communication Devices, shall be compact, present low power-requirements in accordance with Good Industry Practice, be easily accessed and modularized for efficient maintenance and repair, and be reliable in the applicable environment, all as further set out in the Agency-Specific Terms.

3.2.1.6	System Infrastructure: Interfaces to Agency Devices and Fixtures.
The Concessionaire acknowledges that elements of the Communications System must interface with, and permit interoperability with respect to, Agency Devices and Fixtures, the DMP, and Concessionaire-Agency Devices. The Concessionaire shall design the System Interfaces to permit such interoperability.

3.2.1.7	System Infrastructure: Data Connections.
Except as set out in applicable Agency-Specific Terms, the Concessionaire shall be responsible for all data connections for the Communications System, including in stations, facilities, and Vehicles.

3.2.1.8	Data Collection Technology.
The Concessionaire shall design the Communications System to include, and it shall include, Data Collection Technology. Such Technology shall comply with the Privacy Best Practices Commitment, and the other tailored requirements set out in Section 8 (Privacy). The Communications System, additionally, shall be designed to provide the MTA with access to and use of all of the Data available to the Concessionaire through the application of such Data Collection Technology, via the IMS Dashboard and the DMP or a mutually agreed to alternative.

3.2.1.9	The Inbound IMS.
In the design of the Communications System, the Concessionaire shall include a Content Management System to manage (among other functions) the procurement, creation, modification, display and handling of System-Delivered Content (the "Concessionaire CMS"). With the Concessionaire CMS, the Concessionaire shall include in the design of the Communications System functionality needed to comply with the full information-exchange requirements of this License Agreement, in the form of an information management system (the “Concessionaire IMS”) to supplement the Concessionaire CMS and, for example, provide the full range of required System-Sourced Data and process the full range of System-Delivered Content. The Concessionaire IMS and the Concessionaire CMS are referred to collectively as the “Inbound IMS.”

3.2.1.10	The Inbound IMS: Dashboard; Access to All System-Sourced Data.

The Inbound IMS shall include a dashboard, accessible to the MTA via a browser and secure connection, which shall display those System Reports reasonably designated by the MTA, refreshed at the frequency required under Section 16.2 (System Reports) (the “IMS Dashboard”). The IMS Dashboard will provide the MTA access to all System-Sourced Data as well as to all the functionality of the Data Collection Technology. Availability of the IMS Dashboard to the MTA does not relieve the Concessionaire of its obligation to provide all of the required Data to the MTA via the IMS-DMP Interface or a mutually agreed to alternative.

3.2.2	The MTA Data Management Platform.

3.2.2.1	IMS-DMP Interface.
The Concessionaire acknowledges the MTA’s contemplated roll-out of a Data Management Platform (the "DMP"). The MTA at its discretion will determine which features of the DMP are to be implemented. Among the many uses of a DMP, the MTA is considering the use of the DMP to: (i) serve as an Agency-wide Advertising and Agency Messaging data management platform; (ii) house System Data (including advertising sales data); (iii) serve as a dashboard for Agency Messaging; and (iv) automate and streamline the MTA’s transmission of Agency Messaging to the Concessionaire for display on the Communications System and/or transmission of Agency Messaging for direct display on Agency Messaging-Related Communication Devices (and on all Communications Devices in certain situations such as emergencies). The Inbound IMS shall interface with the DMP, and the Concessionaire shall design the Inbound IMS to, and the Inbound IMS shall, programmatically transfer all System Reports and System Data to the DMP. Such Data transfers to the DMP must be automated, with the MTA retaining the ability to set reasonable timeframes defining the frequency of in-bound data transfers based on time of day, data size and volume, and network bandwidth. For purposes of facilitating the transmission and management of Agency Messaging to the Concessionaire for posting on Communication Devices, the Concessionaire shall provide an Interface layer description or API that allows Content created by the MTA (or on its behalf) to be consumed by the Inbound IMS (in either a push or pull process) so that the Content appears in Near Real-Time on the Communication Devices that the MTA designates for such Agency Messaging Content (the “IMS-DMP Interface”). Except as otherwise contemplated herein, Concessionaire-provided Interfaces for Agency Messaging Content other than the IMS-DMP Interface shall be treated as Additional Services pursuant to Section 3.6.2 (Additional Services).

3.2.2.2	Provision of System Data to DMP.
In addition, the Inbound IMS and associated IMS-DMP Interface shall be designed to, and shall, efficiently and programmatically provide all System Data and System Reports to the DMP, and receive System Data from the DMP. The Inbound IMS shall provide such System Reports and System Data to the DMP on at least the frequency set out in Section 16 (Performance Reviews and Reporting).

3.2.2.3	Accommodation for DMP Unavailability.
The Concessionaire shall design the Communications System with alternative means to receive Agency Messaging from the MTA, and to exchange System Data with the MTA if the DMP is not operational, either due to delays in, or cancellation of, its implementation or system outage.

3.2.3	Open Architecture Design.

The Concessionaire shall design the Communications System with an open architecture, and this open architecture shall comply with Good Industry Practice. Among other open architecture elements, the Communications System shall: (i) allow adding, upgrading and swapping functionally equivalent components from multiple alternative vendors without requiring custom development efforts for their integration; (ii) use Open Source Software to the greatest extent feasible (but not copyleft Open Source Software, as set out in Section 18.1.6 (Copyleft Open Source Software)) and, if the use of such Open Source Software is not feasible, then use COTS Software to the greatest extent possible; (iii) rely on data exchanges and data formats that are based on open, industry-accepted standards in order to ensure the interoperability among equipment, Software and systems from multiple alternative vendors; (iv) implement well-defined and documented Software Interfaces; and (v) implement well-defined and documented hardware Interfaces that utilize standard connectors or Third Party connectors commercially available through multiple alternative vendors.

3.2.4	Privacy by Design.
The Concessionaire shall design the Communications System in accordance with "Privacy by Design" principles. In accordance with these principles, the Concessionaire shall take into account throughout the design process both (a) MTA Consumers' privacy interests, (b) its Privacy Best Practices Commitment, and (c) the protection of Personally Identifiable Information throughout its lifecycle. For the avoidance of doubt, the Concessionaire’s obligations concerning Privacy by Design shall include designing the Communications System to meet the requirements set out in Section 8 (Privacy).

3.2.5	Compliance of Design Services with Applicable Law.
The Concessionaire shall ensure that all designs for Devices and Fixtures comply with all Applicable Law as of the MTA’s approval of such designs in accordance with Section 6.2 (Review and Approval of System and Component Designs).

3.2.5.1	ADA-Compliant Design.
By way of example and not limitation, the Concessionaire shall ensure that all designs for Devices and Fixtures comport with the then-current requirements of the Americans with Disabilities Act of 1990 ("ADA"), the ADA Accessibility Guidelines ("ADAAG") the Architectural and Transportation Barriers Compliance Board Guidelines, and any other Laws relating to accessibility for persons with disabilities. If there are changes in such Laws, the Parties shall proceed in accordance with Section 13.2 (Modifications due to Changes in Applicable Law) or, where applicable, Section 13.3 (Impact of Material Changes in Applicable Law). In addition, the Parties shall work together cooperatively to address compliance with ADA best practices, including ADA best practices to explore opportunities to transfer Agency Messages displayed on the Agency Messaging-Related Communication Devices onto User Devices.

3.2.5.2	Changes in Applicable Law.
If there are changes in Applicable Law after the MTA’s approval of the System and Component Designs at issue, the Parties shall proceed in accordance with Section 13.2 (Modifications due to Changes in Applicable Law).

3.3.	Installation Services.

The Concessionaire shall install the Communications System in accordance with this Section 3.3 (Installation Services), all in accordance with the Agency-Specific Terms and Good Industry Practice (the “Installation Services”). The Concessionaire further acknowledges that the Services called for under this Section 3.3 (Installation Services) might require the Concessionaire to procure Agency Force Account Services, as set out in Section 12 (Agency Force Account Services and Facility Access).

3.3.1	Required Installations.
Whether or not profit-maximizing, except to the extent the Parties may hereafter agree that particular installations are impractical due to unforeseen technical constraints, the Concessionaire is required (and entitled) to procure, install, test, and put into production the Communication Devices that are specified in Exhibit 2 (Annual Required Installation Schedule) as “Proposer Required Number of Digital Screens” (such required Communication Device installations, including requisite testing and go-live services, are the “Required Installations”). Among other elements, Exhibit 2 (Annual Required Installation Schedule) specifies these Required Installations by: (i) number of Communication Devices; (ii) type of Communication Device; (iii) twelve (12) month period for installation; and (iv) station, or rolling stock in or on which such Required Installations shall occur. In connection with such Required Installations, the Concessionaire shall simultaneously procure, build out, test, install, and put into production all components of the Communications System (including requisite System Infrastructure) necessary for the proper operation of such Communication Devices.

3.3.2	Additional Installations.
In addition to those comprising Required Installations, the Concessionaire is required (and entitled) to procure, install, test and put into production the Communication Devices and other Communications System Components that are specified in Exhibit 2 (Annual Required Installation Schedule) as “Additional Anticipated Number of Digital Screens” (such additional Communication Device installations, including requisite testing and go-live services, “Additional Installations”); provided, however, that such obligation shall be subject to modification to the extent, if any, that it shall be determined to be inconsistent with the Profit-Maximization Commitment. Among other elements, Exhibit 2 (Annual Required Installation Schedule) specifies these Additional Installations by: (i) number of Communication Devices; (ii) type of Communication Device; (iii) twelve (12) month period for installation; and (iv) station or rolling stock in or on which such Additional Installations shall occur. The Concessionaire shall perform the roll-out and completion of such Additional Installations to the extent consistent with its Profit Maximization Commitment, and shall comply with Section 3.3.5 (Orderly Installation; Limitations on Agency Force Account Services), and all other applicable terms and conditions of this License Agreement.

3.3.3	Unanticipated Installations.
As contemplated by Section 10.3 (Concessionaire Requests regarding Unanticipated CapEx), the Concessionaire may determine that its Profit Maximization Commitment warrants the installation of Communication Devices and other Communications System Components in addition to those comprising Required Installations and Additional Installations (such unanticipated Communication Device installations, “Unanticipated Installations”). The Concessionaire shall propose to the MTA its plans to perform such Unanticipated Installations (“Unanticipated Installations Proposal”) by specifying: (i) number of Communication Devices; (ii) type of Communication Device;

(iii) twelve (12) month period for installation; and (iv) station or rolling stock in or on which such Unanticipated Installations shall occur. Based on such Unanticipated Installations Proposal, the MTA shall decide, in its sole discretion, whether to support, in part or in whole, the Unanticipated Installations. For the avoidance of doubt, the Concessionaire shall not be obligated to make, and the MTA shall not be obligated to support, such Unanticipated Installations unless the MTA commits to providing support for such Unanticipated Installations, and the Concessionaire’s Profit Maximization Commitment warrants the Unanticipated Installations.

3.3.4	Approved Installation Locations.
Before commencing installation or other, related work at an Agency Facility, the Concessionaire shall obtain approval for the specific Device and Fixture Location at issue. The Concessionaire shall obtain such approval in accordance with Section 6.4 (Approval of Device and Fixture Locations).

3.3.5	Orderly Installation; Limitations on Agency Force Account Services.
Except in the event of an Excusable Delay, the Concessionaire shall complete Communications System installations (including requisite testing and go-live services) within the time periods set out on Exhibit 2 (Annual Required Installation Schedule). The Concessionaire acknowledges that each Agency will have allocated resources for Agency Force Account Services, on an Agency Facility-by-Facility basis and based on Scheduled Installations. The Concessionaire agrees (subject to Excusable Delay) that it shall complete Scheduled Installations within the installation window for the Agency Facility at issue that is provided for in the Services Schedules. If the Concessionaire fails to complete Scheduled Installations within the applicable Installation Window (“Late Installations”), then the Concessionaire shall not be entitled to seek Equitable Adjustments for Unexpected Agency Delays associated with such Late Installations. The Agencies shall nevertheless use commercially reasonable efforts to provide the Agency Force Account Services originally allocated for the Scheduled Installations, subject to availability. If additional Agency Force Account Services are needed by the Concessionaire to complete the installation, testing, and go-live of any Communication Devices (or other Communications System Components) beyond those required for Scheduled Installations, the Concessionaire may request that the applicable Agency supply such additional Agency Force Account Service, and the applicable Agency will make reasonable efforts to provide such additional Agency Force Account Service, but failure to do so will not be deemed to constitute an Unexpected Agency Delay.

3.3.6	Provision of Additional Agency Force Account Services and Other Support; Accelerating Required Installations.
Notwithstanding Exhibit 2 (Annual Required Installation Schedule), if the Agencies determine that they are able to commit to providing additional Agency Force Account Services as needed to accelerate the installation schedule, upon notice from the MTA the Concessionaire shall make best efforts to meet such accelerated schedule unless one or more of the following conditions apply: (i) the accelerated schedule is inconsistent with the Profit Maximization Commitment; (ii) the accelerated schedule will require a material increase in the aggregate total Qualified Capex anticipated to be incurred by the Concessionaire immediately prior to the notification by the MTA that it can accommodate the accelerated schedule; (iii) the Concessionaire, despite using commercially reasonable efforts, does not receive commitments from its Subcontractors, in form and substance acceptable to the Concessionaire, that they are able to commit to performing their obligations (including delivering components of the Communications System) in accordance with the accelerated schedule; (iv) proceeding in accordance with the accelerated schedule will give rise to an increased risk of material non-compliance with this License Agreement or will give rise to a materially increased risk that the Concessionaire will commit an Event of Default; (v) proceeding in accordance with the accelerated schedule would require the Concessionaire to act in a way which violates Applicable Law, is inconsistent with Good Industry Practice or gives rise to a material risk to the health or safety of any person; or (vi) proceeding in accordance with the accelerated schedule would involve the revocation of any permit or approval previously issued by the Agencies or any governmental authority and it would not be reasonably practical to obtain new or amended permits or approval in a manner which would permit the Concessionaire to achieve the accelerated schedule.

3.3.7	Prioritizing Installations between Advertising and Agency Messaging.
The Concessionaire acknowledges that the Equal Treatment Commitment applies with particular force to the Installation Services. Accordingly, the Concessionaire will not be permitted to prioritize the installation of Advertising-Only Communication Devices at a particular Device and Fixture Location. The Concessionaire will be required to install, test, and put into production Agency Messaging-Only Communication Devices and Hybrid Communication Devices at and on particular Agency Facilities with the same or higher priority as Advertising-Only Communication Devices, unless the Master Schedule expressly provides otherwise in particular cases.

3.3.8	Removal of Static Fixtures.
The Concessionaire acknowledges and agrees to the MTA’s goal of very substantially supplanting Static-Content Fixtures during the course of the Scheduled Installations, as more particularly contemplated by the Agency-Specific Terms. The Parties shall cooperate in good faith to develop a mutually agreeable schedule for removing Static-Content Fixtures for this purpose (the “Static-Removal Schedule”). The Parties shall complete discussions and reach agreement concerning the Static-Removal Schedule within the period specified for completing the Services Schedule under Section 3.8.1 (Development of Services Schedule).

3.3.9	Opportunity to Inspect Facilities.
The Concessionaire acknowledges that (i) as of the Effective Date, it has made, or has had a full and fair opportunity to make, a thorough and sufficient inspection of (a) Agency Facilities (including Device and Fixture Locations), (b) existing Agency Devices and Fixtures, and (c) information (including financial information) concerning Advertising Inventory associated with such Device and Fixture Locations, and (ii) such inspection (or opportunity to inspect) has been sufficient for purposes of its acceptance and performance under this License Agreement. The Concessionaire shall not be entitled to any relief to the extent that it knew or should have known of an issue resulting from its inspection pursuant to this Section 3.3.9 (Opportunity to Inspect Facilities). To the extent that technical issues arise that are not known and could not have reasonably been known, then, except as the MTA may otherwise agree, the Concessionaire's exclusive remedy for any such issue shall be to take such issue into account when assessing the Profit Maximization Commitment.

3.3.10	MTA-Proposed Installations
The MTA may, from time to time and in its discretion, submit a proposal to the Concessionaire for the installation of devices and components which will become Communication Devices and other Communications System Components which are in addition to the Required Installations, Additional Installations and Unanticipated Installations.  Such proposal shall contain such reasonable details as may be required for the Concessionaire to assess the commercial and practical feasibility of such proposal, including, to the extent available (i) an estimate of the number of Communication Devices involved; (ii) type of Communication Device(s); (iii) the estimated timing of such installation work; (iv) the stations or rolling stock in or on which such proposed installations would occur; and (v) any other factors relating to such proposed installations of which the Concessionaire should reasonably be made aware.  The Concessionaire shall be allowed a reasonable period of time to review any such proposal, after which the Parties shall discuss in good faith, and in light of the Profit Maximization Commitment, whether and how to further develop and implement such proposed installations, including such amendments to this License Agreement as may be required.

3.4.	Agency Messaging Services.
The Concessionaire shall provide services concerning Agency Messaging as set out in this Section 3.4 (Agency Messaging Services) and in the Agency-Specific Terms (collectively, “Agency Messaging Services”). The Concessionaire acknowledges that the proper performance of these Services is the foundation of the Agency Messaging Mandate, and that such mandate is a foundation of this License Agreement.

3.4.1	Types of Agency Messaging.
There are four types of Agency Messaging, and the Concessionaire’s obligations vary depending on which type of Agency Messaging is at issue. The four Agency Messaging types are: (i) Agency Alert Messages; (ii) Agency Real-Time Messages; (iii) Agency Operational Messages; and (iv) Other Agency Messages.

3.4.2	Agency Alert Messages.
One of the key benefits of the Communication Devices is their ability to permit the MTA (or other Governmental Authorities as authorized by the MTA) to immediately broadcast information to the public in the event of a significant disruption or other situation that requires prompt public alert. The Parties refer to communications of this type as "Agency Alert Messages."

3.4.2.1	Inventory Allocation Required For Agency Alert Messages.
In the case of an Agency Alert Message, the MTA shall have the right to immediately use up to one hundred percent (100%) of all Communication Devices to broadcast such Message (“Full-System Messaging”). Given the critical nature of Agency Alert Messages, the MTA shall have sole discretion in determining: (i) whether a particular communication constitutes an Agency Alert Message; (ii) the content and format of the Agency Alert Message; (iii) the duration for which the Agency Alert Message is to be displayed; (iv) the number and location of Communication Devices to be used; (v) the Content Space and Content Duration for the Agency Alert Message; and (iv) other pertinent issues relating to Agency Alert Messages.

3.4.2.2	Agency Alert Messages: Dissemination Time.
The Concessionaire shall ensure that all Agency Alert Messages are displayed on designated Communication Devices in Near Real-Time, after the Agency Alert Messages are received by the Inbound IMS.

3.4.2.3	Agency Alert Messages: Concessionaire Support.
The Concessionaire shall use its best efforts to immediately provide all support that the MTA requests in connection with its dissemination of Agency Alert Messages, including full time dedication by any and all Concessionaire Personnel as necessary to ensure that Agency Alert Messages are displayed immediately.

3.4.2.4	Reasonable Use.
The extent and duration of the MTA’s use of System Inventory for Full-System Messaging shall be proportionate and judicious under the circumstances.

3.4.3	Agency Real-Time Messages.
“Agency Real-Time Messages” include those that concern the Agency’s transportation operations, including (i) arrivals, departures and service status, and (ii) maps, fare information, schedules, trip planning, and navigation. The Concessionaire shall ensure that all Agency Real-Time Messages are displayed on designated Communication Devices in Near Real-Time, after the content is received by the Inbound IMS. This coordination of timing is necessary so customers will simultaneously view consistent information across multiple information systems such as the MTA website or apps, or agency controlled devices such as countdown clocks or PA systems. The MTA, with input from the Concessionaire, will determine the best design, location and presentation of information to meet customer needs.

3.4.4	Agency Operational Messages.
“Agency Operational Messages” include (i) information about upcoming service changes; (ii) rules of conduct and courtesy; (iii) information campaigns and general safety-related topics that are not of an emergency nature; and (iv) information concerning services of the Agencies. These messages shall be displayed at the locations and timing directed by the MTA. The MTA, with input from the Concessionaire, will determine the best design, location, and presentation of information to meet customer needs.

3.4.5	Other Agency Messages.
Agency Messages also include communications an Agency provides to patrons and others that involve: (i) promotions of travel/entertainment packages, whether or not jointly developed with commercial or not-for-profit enterprises that may sometimes purchase Advertisements; (ii) recognition of the role of sponsors in providing and/or funding WiFi, station cleaning or repairs, and/or other similar services or benefits in Agency Facilities (whether or not under formal “adopt a station” programs), again regardless of the fact that such sponsors sometimes purchase Advertisements (but without affording to them opportunities to promote their products and services other than by accepting such recognition); (iii) Marketing Campaigns in support of governmental interests (such as the promotion of tourism in New York State); (iv) governmental messaging; (v)

digital and static content from the Arts & Design program; and (vi) issues of public interest (collectively, “Other Agency Messages”). The MTA, with input from the Concessionaire, will determine the best design, location, and presentation of such information.

3.4.6	Allocation Between Types of Agency Messages.
The MTA shall be entitled to select the mix of Agency Messaging (whether Alert, Real-Time, Operational, or Other), using the designs and methods set out in Section 3.2.1 (Design of System and System Components). The Concessionaire shall comply with this selection, and post the applicable Agency Messaging for display on System Inventory allocated to the MTA under Section 3.4.7 (Allocation Between Agency Messages and Advertising), or, in the case of Agency Alert Messages, under Section 3.4.2.1 (Inventory Allocation Required for Agency Alert Messages).

3.4.7	Allocation Between Agency Messages and Advertising.
Except as provided under Section 3.4.2.1 (Inventory Allocation Required for Agency Alert Messages) or under applicable Agency-Specific Terms, the Parties shall allocate System Inventory in accordance with the Generally-Applicable System Inventory Allocation. As a general matter, the MTA expects that it will use for its Agency Messages: (i) one hundred percent (100%) of the Agency Messaging-Only Communications Devices, and (ii) in the aggregate and on average, approximately (a) twenty percent (20%) of System Inventory available on the non-Agency Messaging-Only Communication Devices, and (b) twenty percent (20%) of the System Inventory available on Static Content Fixtures. For ease of reference, this general assumption with respect to allocation of System Inventory on non-Agency Messaging-Only Communication Devices is referred to as the "Generally-Applicable System Inventory Allocation." For the avoidance of doubt, (a) to the extent that an Agency requires that Agency Messages be displayed on in excess of twenty percent (20%) of the space/time available on a given non-Agency Messaging-Only Communication Device (“Excess Usage”), such Excess Usage will be offset by reduced space/time for Agency Usage on other non-Agency Messaging-Only Communication Devices; and (b) the MTA shall be entitled to set the frequency and duration of the display of its Agency Messaging (including content from the MTA’s Arts & Design program) within reasonable parameters and subject to the System Inventory allocation set out in Section 3.4.7 (Allocation between Agency Messages and Advertising). By way of example and not limitation, the MTA would be entitled to cause an Agency Message to appear every 15 minutes for a 15-second, 30-second, or 1 minute slot on applicable Communication Devices.

3.4.8	MTA Responsibility and Control Concerning Agency Messaging Content.
With the exception of such support as the Concessionaire shall provide under Section 2 (Creative-Design Services) of Exhibit 7 (Base Level Services and Additional Services), the MTA will be responsible for, and retain absolute discretion regarding, all Agency Messaging.

3.5.	Maintenance and Refresh Services.
The Concessionaire shall maintain the Communications System in first-class condition, in a proper state of repair and in accordance with Good Industry Practice, including the provision of the maintenance and refresh Services set out in this Section 3.5 (Maintenance and Refresh Services) and in the Agency-Specific Terms (collectively, “Maintenance Services”). The Concessionaire acknowledges that the Equal Treatment Commitment applies with particular force to these

Maintenance Services. The Concessionaire also acknowledges that the Maintenance Services will to some extent require the Concessionaire to obtain Agency Force Account Services, as set out in Section 12 (Agency Force Account Services and Facility Access), and the MTA shall provide such Agency Force Account Services as it determines necessary to support such Maintenance Services. Maintenance Services consist of: (i) System-maintenance services; (ii) System-refresh services; (iii) Content-maintenance services; and (iv) business continuity and outage recovery services.

3.5.1	System-Maintenance Services.

3.5.1.1	Updates and Upgrades.
The Concessionaire shall install Updates to the Communications System in accordance with Good Industry Practice, and the Equal Treatment Commitment. Updates shall include: (i) those issued by Third Parties; (ii) those developed by the Concessionaire for the MTA or in the course of servicing other customers; and (iii) to the extent applicable, those necessary to accommodate regulatory changes. Development and deployment of Updates to accommodate regulatory changes shall be subject to Qualified CapEx recoupment to the extent conforming with and pursuant to the requirements of Section 13.2 (Modifications due to Changes in Applicable Law). Timing of deployment of Updates shall be at the reasonable discretion of the Concessionaire in compliance with Good Industry Practice; provided, however, that any Updates relating to critical security issues that pose an imminent threat to the security, integrity or functionality of the Communications System shall be installed immediately. Once installed, an Update shall be considered to be an element of the Communications System for all purposes under this License Agreement. For the avoidance of doubt, the Concessionaire shall ensure that Updates and Upgrades do not adversely impact other Communications System Components, including System Interfaces. The Concessionaire is not obligated to provide Upgrades to the Communications System, except under the circumstances set out in Section 3.5.2 (System-Refresh Services) or as required under the Equal Treatment Commitment.

3.5.1.2	Service Issue Reporting.
The MTA shall be entitled to report defects, bugs, malfunctions, and deficiencies in the Communications System (collectively, “Service Issues”) to the Concessionaire. When reporting a Service Issue, the MTA shall provide to the Concessionaire available documentation, information and assistance reasonably requested by the Concessionaire for purposes of confirming and resolving the Service Issue. The Concessionaire shall actively monitor the Communications System for purposes of identifying Service Issues. The Concessionaire shall track Service Issues and their resolution through the use of an incident tracking system (the "Incident Tracking System"), and shall assign to each Service Issue a unique Incident Tracking Number (an "ITN"). The Concessionaire shall report to the MTA the status of its resolution of the Service Issue using the ITN, and other identifiers reasonably requested by the MTA.

3.5.1.3	Service Issue Response and Resolution Times.
The Concessionaire shall respond to and resolve Service Issues promptly and in compliance with Good Industry Practice. At a minimum, and under the Equal Treatment Commitment, the Concessionaire shall resolve Service Issues with respect to Agency Messaging Devices and

Fixtures as effectively and promptly as it does with respect to its Most-Favored Advertising Devices. If the Concessionaire is unable to resolve a Service Issue within such timeframes, the Concessionaire shall: (i) timely report to the MTA the status of the resolution efforts; (ii) increase the resources committed to resolve the Service Issue and escalate the issue to senior management; (iii) provide the MTA with periodic status reports thereafter until the Service Issue is fully resolved; and (iv) upon the MTA’s reasonable request, timely remove the defective Agency Messaging Devices and Fixtures and replace them with properly functioning Agency Messaging Devices and Fixtures.

3.5.1.4	Defacement and Damage to Devices and Fixtures; Cleaning.
The Concessionaire, at its sole cost and expense, shall remove graffiti and other defacements from Devices and Fixtures, and otherwise repair damage to such Devices and Fixtures. In addition, the Concessionaire, at its sole cost and expense, shall clean, dust and otherwise maintain Devices and Fixtures on a regular basis consistent with Good Industry Practice. The Concessionaire shall perform and fulfill these obligations in accordance with the Equal Treatment Commitment, and as if any Agency Messaging Device and Fixture at issue were the Concessionaire’s Most-Favored Advertising Device; provided, however, that the Concessionaire shall be excused from performing to this standard to the extent inhibited by Excusable Delay. For the avoidance of doubt, where Static Media is involved, the Concessionaire is obligated to replace applicable Static Media (including Static Media that is faded, ripped or otherwise damaged) with undamaged Static Media. The Concessionaire assumes all risk of loss or damage to Devices and Fixtures, including loss or damage relating to vandalism, fire, demolition, construction, renovation, theft, breakage, riot or other cause, and regardless of whether such loss or damage was due to the negligence or fault of the Concessionaire, the MTA or Third Parties, except for loss or damage arising solely from the MTA’s gross negligence or willful misconduct.

3.5.1.5	Repair and Restoration.
Upon remedying damage as provided in Section 3.5.1.4 (Defacement and Damage to Devices and Fixtures; Cleaning), or in connection with any change, removal or relocation of a Device and Fixture that the Concessionaire is obligated to make under this License Agreement, the Concessionaire shall be responsible for the cost and expense for the repair and restoration of the floor, wall, ceiling or other feature of an Agency Facility upon which such Device and Fixture was mounted to a condition that is substantially similar to the then existing condition of the contiguous area to ensure a continuity of appearance. As soon as practicable but in no event later than the commencement of the work that caused the need for a repair or restoration, the Concessionaire shall provide notice to the MTA that a repair or restoration is required, together with sufficient details for the MTA to determine whether it wants to do the work itself or wants the Concessionaire to do the work. If the MTA decides to do the work itself, then it shall account for all the costs and expenses associated therewith and provide an invoice to the Concessionaire, which the Concessionaire shall promptly pay to the MTA. If the MTA decides to have the Concessionaire do the work, the MTA shall notify the Concessionaire of such decision and the Concessionaire shall promptly complete such repair and restoration work.

3.5.2	System-Refresh Services.

The Concessionaire (i) shall replace all Communications System Components (including Communication Devices) that relate to Agency Messages, where such Communications System Components have become obsolete, have reached the end of their useful life, or have otherwise failed to function in compliance with their specifications or the requirements of this License Agreement; and (ii) shall otherwise refresh the Communication System. Except as provided in Section 3.5.2.1 (End-of-Term Refresh Services), the Concessionaire shall replace and refresh such Communications System Components with state-of-the-art components, and such components shall, at a minimum, be sourced, procured, installed, tested and put into production as if they were the Concessionaire’s Most-Favored Advertising Devices (collectively, “Refresh Services”).

3.5.2.1	End-Of-Term Refresh Services.
Notwithstanding anything to the contrary in Section 3.5.2 (System-Refresh Services), during the final twelve (12) months of the Term (as it may be extended in accordance with Section 24.2 (Extension of Term), the Concessionaire shall not be obligated to replace and refresh Communications System Components with state-of-the-art components, provided the Concessionaire fulfills its Equal Treatment Commitment, provides requisite Updates for such Communications System Components, and otherwise maintains such Communications System Components in good working order through the end of the Term and the Transition Services Period (where applicable).

3.5.2.2	System Refresh Plan.
The Concessionaire shall provide such Refresh Services under a plan that complies with Good Industry Practice, and that includes, for example, historic use of and projected need for replacement Communications System Components (for example, Spare Parts and Replacement Units) (the “Refresh Plan”). The Concessionaire shall provide the MTA with a copy of its then-current, and past Refresh Plan(s) upon the MTA’s reasonable request.

3.5.3	Content-Maintenance Services.
The Concessionaire shall display unexpired Content via the Communications System and, where Advertising Content is at issue, such Content shall be consistent with the Gross Revenue Maximization Commitment. These obligations include the following:

3.5.3.1	Removal of Dated System-Delivered Content.
System-Delivered Content that is date-, time-, season- or event-specific is referred to herein as "Date Certain Content," and the associated end date is referred to as the "Date Certain." The Concessionaire shall remove Date Certain Content (i) from Devices and Fixtures in a manner that complies with Good Industry Practice and the Gross Revenue Maximization Commitment, and (ii) from Agency Messaging Devices and Fixtures in a manner that (insofar as Agency-Operational Messages and Other Agency Messaging are concerned and without limitation of Sections 3.4.2 (Agency Alert Messages) and Section 3.4.3 (Agency Real-Time Messages) is at least as timely as the Concessionaire’s removal of Date Certain Content from its Most-Favored Advertising Devices.

3.5.3.2	Removal of Expired Advertising Content.
The Concessionaire shall timely remove Advertising Content (i) from all Static-Content Fixtures upon expiration or termination of the Advertising Contract that applies to the associated Static

Content, and (ii) from all Communication Devices on expiration of the time and display space the Media Buyer has purchased under its respective Advertising Contract (the “Advertising Contract Expiration Date”). Advertising that remains after these deadlines is referred to as “Expired Advertising Content.” The Concessionaire shall commence removing Date Certain Static Media that contains Expired Advertising Content no later than the Advertising Contract Expiration Date, and shall complete such removal within fourteen (14) days after the Advertising Contract Expiration Date, and other Static Media Expired Advertising Content shall be removed in accordance with Good Industry Practice, but in no event more than ninety (90) days after the Advertising Contract Expiration Date and as otherwise required by the Gross Revenue Maximization Commitment, Concessionaire shall remove Expired Advertising Content from Communication Devices in Near Real-Time upon the associated Advertising Contract Expiration Date (collectively, for such Static and Digital Content, the “Expired Advertisement Removal Deadline”).

3.5.3.3	Unsold Inventory.
To ensure that there are no gaps in the utilization of Unsold Inventory, the Concessionaire shall use all Unsold Inventory either to display (i) Agency Messages as specified by the MTA for use with Unsold Inventory (“Default Agency Messaging”) or (ii) Added Content, once agreement is reached as to Added Content in accordance with Section 6.5 (Process for Added Content). The Concessionaire shall not use Unsold Inventory to display Expired Advertising Content, except as permitted by Section 3.5.3.2 (Removal of Expired Advertising Content), and shall commence displaying such Default Agency Messaging (or Added Content, where applicable) promptly, and in no event, later than the Expired Advertisement Removal Deadline.

3.5.4	Business Continuity and Outage Recovery Services.
Within forty-five (45) days of the Execution Date, the Concessionaire shall implement, and then maintain and comply with a plan and set of procedures for data redundancy, business continuity and outage recovery, all in accordance with Good Industry Practice, and taking into account the Agency Messaging Mandate and particularly the MTA’s needs with respect to providing Agency Alert Messages to the public (such plans and practices are referred to collectively as the "Outage Recovery Plan"). Under the Outage Recovery Plan, the Concessionaire shall (i) ensure the Near Real-Time resumption of all Communications System Components necessary for Agency Alert Messages as soon as possible following an outage, and (ii) the resumption of operations for other Communications System Components in a timely manner, and in accordance with Good Industry Practice.

3.5.4.1	Regular Testing; Updates.
The Concessionaire shall regularly test the Outage Recovery Plan. Unless otherwise agreed to by the MTA, such testing shall take place on at least an annual basis. The Concessionaire shall promptly update and revise the Outage Recovery Plan in light of (i) any applicable Communications System changes, modifications or additions, and (ii) the results of such testing. The MTA shall have the right to independently test the Outage Recovery Plan, where there is reasonable cause, and the Concessionaire shall support such testing, at the Concessionaire's sole expense so long as such testing either reveals material deficiencies or is not conducted more than once per License Year.

3.5.4.2	Joint Testing.
The Concessionaire shall (i) establish joint test objectives designed to verify that the Communications System and System Data are available within Agency-approved timeframes and are otherwise compatible with Agency-specific Outage Recovery Plans, and (ii) otherwise participate in Agency testing of Agency-specific Outage Recovery Plans.

3.5.4.3	Continued Operation During Testing.
The Concessionaire shall continue to operate and manage the Communications System during periodic testing of the Outage Recovery Plan.

3.5.4.4	Outage Notification and Remediation.
The Concessionaire shall implement the Outage Recovery Plan within ninety (90) days of the Execution Date and shall notify the License Administrator of any outage affecting the Communications System or System Data. The Concessionaire shall conduct a post-outage meeting with the MTA in order to develop or enhance plans to mitigate the adverse impact of future occurrences relating to the Communications System and System Data.

3.5.4.5	Support of Agency Activities.
The Concessionaire shall reasonably (i) support Agency-related policies, procedures and standards related to information security and, upon request, participate in planning sessions, testing sessions, and other activities with the MTA relating to its own outage recovery efforts, and (ii) otherwise support the MTA's outage recovery and business continuity efforts as they pertain to the Communications System and System Data.

3.5.5	Maintenance of System Security.
The Concessionaire shall, with respect to the Communications System and System Data, implement and maintain throughout the Term the security standards: (i) set out in the MTA Software Security Standards, in the form to be agreed in writing by the Parties; (ii) set out in this Section 3.5.5 (Maintenance of System Security); and/or (iii) required by Applicable Law or Good Industry Practice ((i)-(iii) collectively, the "Security Standards").

3.5.6	Physical Security Controls.
The Concessionaire shall implement and maintain safeguards and other protections to control and prevent unauthorized physical access to the Communications System and System Data (“Physical Security Measures”). Physical Security Measures shall include: (i) secure physical enclosures for equipment and facilities that store or could permit access to the Communications System and System Data; (ii) badge and identity verification requirements for visitors, employees and other non-visitor personnel accessing those physical locations under the Concessionaire's control; (iii) the use of locked file cabinets, storage areas, offices and other repositories for System Data; (iv) secure transportation of System Data by the Concessionaire, Subcontractors and any Third Parties under the Concessionaire's direction or control; and (vi) other measures consistent with Good Industry Practice.

3.5.6.1	Technical Security Controls.

The Concessionaire shall implement and maintain technical security measures for the Communications System (including those portions containing System Data) that shall include, at a minimum

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(A) secure user authentication protocols, including (where applicable): (i) control of user IDs and other identifiers; (ii) secure methods of assigning and selecting user passwords, or the use of other unique identifier technologies; (iii) restricting access to only active users and active user accounts; (iv) disabling user credentials after multiple unsuccessful validation attempts; and (v) multi-factor authentication;

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(B) access control measures that (i) restrict access to records and files that contain or constitute System Data to those users who need such System Data to perform their job duties, and (ii) assign unique identifications, plus passwords that are not vendor-supplied default passwords, to all Persons under the Concessionaire's control with access to systems containing System Data;

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(C) encryption-based information security controls for the encryption of the Communications System and System Data, including System Data that is: (i) transmitted across public networks; (ii) traveling outside the premises of a secure facility; (iii) transmitted wirelessly; or (iv) stored on laptops or other portable devices; and

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(D) up-to-date firewall protection and system security patches to maintain the integrity and security of the Communications System and System Data, and up-to-date versions of system security agent software, which shall include malware protection and up-to-date patches and virus definitions, or a version of such software that can still be supported with up-to-date patches and virus definitions, and is set to receive the most current security updates on a regular basis.

3.5.6.2	Administrative Controls; Information Security Policies and Practices.
The Concessionaire shall implement, maintain and comply with a comprehensive information security program (the "Information Security Program"), and such Information Security Program shall, at a minimum, include annual risk assessments to: (i) identify and assess reasonably foreseeable internal and external risks to the Communications System; (ii) evaluate and improve, where necessary, the effectiveness of the Concessionaire's then-current safeguards and controls for limiting such risks; and (iii) review and improve ongoing employee (including temporary and contract employee) training, employee compliance with relevant policies and procedures, and means for detecting and preventing security system failures ((i)-(iii) each, a "Risk Assessment"). Risk Assessments shall also be conducted immediately following a Security Incident. In addition, the Information Security Program shall include an incident response plan to address and handle Security Incidents (the "Incident Response Plan"). The Concessionaire shall periodically test its Incident Response Plan and revise the same as necessary.

3.5.6.3	Security Incident; Response.
In the event of a Security Incident, the MTA and the Concessionaire shall notify the License Administrator in full and requisite detail of such Security Incident in the most expedient time possible and, in any event, within the shorter of (i) the period of time set by Applicable Law, and (ii) the response requirements set out in applicable Agency policies. Upon discovery or notification of a Security Incident, and subject to Section 3.5.6.4 (Limitation on Disclosure), the Concessionaire shall take immediate action, at its own expense and in compliance with Applicable Law, to: (i)

investigate the Security Incident; (ii) identify, prevent and mitigate the effects of the Security Incident; (iii) perform all other actions reasonably necessary to remedy the Security Incident, prevent future incidents of the same or similar nature and to otherwise restore the confidentiality, security and integrity of Agency Confidential Information; and (iv) perform those actions and provide the support reasonably requested by the License Administrator. The Concessionaire shall pay for or reimburse the MTA for all damages, costs, losses, fines, penalties and expenses related to a Security Incident, including those incurred by the MTA in connection with preparing and providing notice to impacted Persons, as well as other related support services such as credit monitoring services and call center services, and regulatory or other governmental fines.

3.5.6.4	Limitation on Disclosure.
Unless otherwise required by Applicable Law, the Concessionaire shall not disclose to any Third Party (other than one bound to requisite confidentiality obligations and whose services are necessary in connection with a Security Incident) the occurrence of, or any information relating to, a Security Incident without the License Administrator’s prior written approval.

3.5.6.5	Full Cooperation.
The Concessionaire shall fully cooperate with the MTA in connection with its efforts regarding a Security Incident. Such cooperation shall include the provision of all requested access to software, systems and facilities under the Concessionaire's control and the immediate provision of all requested information relevant to the MTA's efforts.

3.6.	Creative Design, Mobile App and Data Capture Services.

3.6.1	Base Level Services.
As part of the Concessionaire’s obligations under the Concession and in support of the ongoing continuous improvement of the MTA’s customer communications and operations through integration with the Communications System and other MTA digital initiatives, the Concessionaire shall provide the Base Level Services (as identified in Exhibit 7 (Base Level Services and Additional Services)) at no charge to the MTA (and without inclusion in Qualified CapEx for purposes of Section 10 (Treatment of Qualified Capital Expenditures)), pursuant to the Base Level Services terms and conditions set forth in Exhibit 7 (Base Level Services and Additional Services).

3.6.2	Additional Services.
As part of the Concessionaire’s obligations under the Concession and in support of the ongoing continuous improvement of the MTA’s customer communications and operations through integration with the Communications System and other MTA digital initiatives, at the MTA’s option the Concessionaire shall provide the Additional Services (as identified in Exhibit 7 (Base Level Services and Additional Services)) to the MTA, pursuant to the Additional Services terms and conditions set forth in Exhibit 7 (Base Level Services and Additional Services).

3.6.3	Additional Services Contracting.
If the Concessionaire's provision of Additional Services requires engaging a Subcontractor and any of the cost for such Subcontractor is being paid directly or indirectly by the MTA, then the

Concessionaire's solicitation and engagement process for such Subcontractor shall comply with the following requirements:

(i)
The MTA and the Concessionaire shall agree on a minimum of three (3) firms or individuals who have the technical qualifications to perform such Additional Services at a reasonable price and meet the MTA’s vendor responsibility requirements;

(ii)
The Concessionaire shall develop a request for proposals for review and approval by the MTA and following such review and approval, the Concessionaire shall distribute such request for proposal to the firms or individuals contemplated above and upon receipt of any proposals, the Concessionaire shall promptly provide copies to the MTA;

(iii)
The Concessionaire shall provide the MTA with its ranking and analysis (in a level of detail approved by the MTA) of the proposals based on technical and cost considerations, and the MTA shall either approve such ranking or provide an analysis of why the MTA would rank the proposals differently. If the MTA agrees with the Concessionaire’s ranking, then the Concessionaire shall engage the highest ranked individual. If the MTA disagrees with the Concessionaire’s ranking, then the Parties shall mutually agree on how to proceed;

(iv)
The MTA shall have the right to oversee the Concessionaire’s management of the selected firm’s or individual’s work under its contract with the Concessionaire for the Additional Services and to approve invoices from such firm or individual for such work; and

(v)
The Concessionaire shall be entitled to a five percent (5%) markup of the actual costs paid by the Concessionaire to the applicable Subcontractor for management of the contract; provided, however, that the MTA shall have the right to verify the amounts charged by such Subcontractor and the Concessionaire shall promptly provide all supporting documentation requested by the MTA showing the actual costs paid by the Concessionaire.

3.6.4	Invoices and Payment for Additional Services.
The Concessionaire shall promptly transmit to the MTA a copy of every invoice from a firm or individual that includes an amount for which the MTA is responsible for payment under Exhibit 7 (Base Level Services and Additional Services) and the Parties shall both approve such invoices before they are paid. Such invoices shall otherwise be handled in accordance with Section 23.4 (MTA Payment Obligations).

3.6.5	Clarification Regarding Core Services.
In addition to those Services set out in the Agency-Specific Terms, the MTA considers the Design Services (including Design Services with respect to message publishing services provided as part of Additional Services), the Installation Services, the Agency Messaging Services, the Maintenance Services, and the Transition Services to constitute core services provided by the Concessionaire (collectively, the “Core Services”). The Concessionaire shall provide all Core Services at the Concessionaire’s sole cost and expense, subject to any applicable Qualified CapEx recoupment to which the Concessionaire may be entitled for the Core Services.

3.7.	Transition Services.

In connection with the expiration or termination of this License Agreement (for whatever reason), the Concessionaire shall take all reasonable actions and provide all associated deliverables necessary to accomplish a complete and timely transition of the Services and then–current Advertising Contracts from the Concessionaire to the MTA, or to any new concessionaire(s) designated by the MTA (the "Successor Concessionaire") (Collectively, such actions and deliverables are referred to herein as the "Transition Services").

3.7.1	Transition Services Process; Length.
Transition Services shall begin on the earlier of (i) the expiration or termination of this License Agreement, or (ii) upon reasonable notice by the MTA that the Transition Services are to commence (the "Transition Notice"). The Concessionaire and the MTA shall discuss in good faith a plan for determining the nature and extent of the Concessionaire's Transition Services obligations, provided that the Concessionaire's obligations under this License Agreement shall include all reasonable Transition Services contemplated under this Section 3.7 (Transition Services), and shall not otherwise be lessened in any respect. The Concessionaire shall provide Transition Services for that period of time reasonably requested by the MTA, it being agreed that any request by the MTA for such services for a period not exceeding six (6) months is a reasonable request, and that a longer period, as reasonably determined by the MTA, shall be reasonable where the Communications System contains proprietary elements that are not readily available on the open market or that require specialized training (the "Transition Services Period").

3.7.2	Full Cooperation and Information.
During the Transition Services Period, the Concessionaire shall cooperate with the MTA, the MTA's Authorized Vendors and the Successor Concessionaire to assist and effect a smooth transition, with no material interruption or negative impact to: (i) the Communications System; (ii) the Services; (iii) the MTA's activities; and (iv) related services provided by Third Parties. Such cooperation shall include the provision by the Concessionaire to the MTA of reasonably full, complete, detailed and sufficient information (including all information then being utilized by the Concessionaire) to enable the MTA (or the Successor Concessionaire) to fully assume responsibility for the provision of the Services, all without interruption of the Services or deviation of the Communications System from the applicable Performance Requirements.

3.7.3	Continued Performance.
During the Transition Services Period, and while providing the cooperation and assistance set out in Section 3.7.2 (Full Cooperation and Information), the Concessionaire shall continue to maintain and operate the Communications System in the normal course, such that there is no interruption of the Services or degradation as to Performance Requirements.

3.7.4	Transfer of Agreements.
In connection with the Transition Services, the Concessionaire shall, upon the MTA’s request: (i) identify all Subcontractor agreements, leases, licenses, maintenance and support agreements, subscription agreements and other contracts (including Third Party Software licenses and Advertising Contracts) used by the Concessionaire in connection with the Services (collectively, the "Services-Related Agreements"), and (ii) provide copies of such Services-Related Agreements to the MTA. When negotiating Services-Related Agreements relating to COTS materials that are not owned by the Concessionaire, the Concessionaire shall obtain requisite assignability clauses, wherever commercially reasonable. The MTA shall, in its sole discretion, select those Services-Related Agreements relating to COTS materials that the MTA wishes to have assigned in accordance with this Section 3.7.4 (Transfer of Agreements) (collectively, the "Selected Agreements"). The Concessionaire shall use commercially reasonable efforts, at its sole expense, to transfer or assign such Selected Agreements to the MTA or its designee (including the Successor Concessionaire). If the Concessionaire is unable to transfer or assign such Selected Agreements, then the MTA shall be entitled to negotiate directly with the applicable Third Party and the Concessionaire shall be liable for all costs and expenses incurred by the MTA in connection with securing such Selected Agreements, including any costs charged by vendors for transferring existing Selected Agreements or executing new agreements. By way of example, if a Third Party charges implementation fees for the transfer of a license for Third Party Software, then the Concessionaire shall be fully liable for such implementation fees. If the underlying COTS materials subject to the Selected Agreements are no longer available, then the Concessionaire shall, at its sole cost and expense, obtain for the MTA functionally identical substitute COTS materials and integrate the same into the Communications System to ensure continued performance as set out in Section 3.7.3 (Continued Performance).

3.7.5	Transfer of Warranties.
In furtherance of its obligations under Section 3.7.4 (Transfer of Agreements), the Concessionaire shall use good faith efforts when procuring Communications System Components to ensure that the warranties that apply to such Communications System Components are transferable to the MTA and its Successor Concessionaire.

3.7.6	Continuing Sales of Advertising Inventory.
Notwithstanding any impending termination of this License Agreement, the Concessionaire shall in the meanwhile retain the right to sell Advertising Inventory in accordance with Section 7 (Advertising) and in the ordinary course for display during the period commencing on the day after the date of such termination and ending on the 180th day thereafter. The terms and conditions of such sales shall not deviate from the Concessionaire's standard practices with respect to such inventory, except that they shall by their terms be fully assignable (and shall automatically be deemed assigned) to the Successor Concessionaire as of the end of the Transition Services Period. The Concessionaire shall undertake such sales with the same degree of effort and resources as it would have devoted to the selling of such advertising if it had been selected by the MTA as the concessionaire for the new concession term, to the fullest extent reasonably possible taking into account any involuntary changes in the Concessionaire's sales staff as a result of the announcement of the transition to the Successor Concessionaire. The Concessionaire shall be entitled to its full revenue share associated with sales made by the Concessionaire to the extent they produce Gross Revenues related to any display period prior to the end of the Term.

3.7.7	Residual Consideration.
The MTA shall cause the Successor Concessionaire to pay to the Concessionaire, quarterly, a 15% revenue share (the “Residual Consideration”) on all Gross Revenues attributable to the Concessionaire’s sales of Advertising displayed or to be displayed during the period commencing on the end of the Term (the “Residual Period”). The Concessionaire agrees that if Gross Revenues are received by it attributable to Advertising displayed following the end of the Term, the Concessionaire will promptly remit to the Successor Concessionaire such Gross Receipts less any

Residual Consideration that the Concessionaire is entitled to pursuant to this Section 3.7.7 (Residual Consideration). The MTA shall have no payment obligations to the Concessionaire with respect to sales of Advertising displayed after the end of the Term other than those set forth in this Section 3.7.7 (Residual Consideration) or in Section 29 (Concessionaire Debt-Proxy Recoupment On Termination By MTA) and except as the License Administrator may otherwise agree to in the MTA’s own interest, the Concessionaire shall not be entitled to any Residual Consideration if this License Agreement has been terminated following an Event of Default.

3.7.8	Full Compensation for Transition Services.
The Concessionaire acknowledges that the consideration to which it is entitled hereunder during the Transition Services Period and the Residual Period includes full compensation for the Transition Services. The Concessionaire shall not receive any additional compensation for the Transition Services, and the Concessionaire shall be solely responsible for all expenses that it incurs in connection with the Transition Services; provided, however, that the Concessionaire shall not be obligated to provide more than a de minimis amount of Transition Services with respect to COTS Software or COTS components, where good and sufficient support is publicly available independent of the Concessionaire.

3.8.	Performance Schedule.

3.8.1	Development of Services Schedule.
The Parties shall cooperate in good faith to develop and finalize a mutually agreeable schedule for the Concessionaire’s performance and completion of the Services that shall be consistent with the specified requirements of this License Agreement including the Agency-Specific Terms (the “Services Schedule”). Among other elements, the Services Schedule shall coordinate and sequence the Concessionaire’s undertaking and completion of the design, installation, and maintenance of the Communications System. The Parties shall use best efforts to complete and finalize the initial Services Schedule within ninety (90) days of the Effective Date. The Parties shall attach the finalized initial Services Schedule to this License Agreement as Exhibit 6 (Services Schedule), and such Services Schedule shall be deemed incorporated in this License Agreement for all purposes.

3.8.2	Annual Required Installation Schedule.
The Concessionaire shall fulfill its Annual Required Communications System Installation Obligations in accordance with the schedule set out in Exhibit 2 (Annual Required Installation Schedule) (the “Annual Required Installation Schedule”). The Concessionaire shall provide all other Services and Deliverables in accordance with the Services Schedule.

3.8.3	Treatment of Short- and Long-Term Requirements.
The Services Schedule is modular, and identifies certain tasks based on their completion dates. Short-term and near-term requirements are subject to fixed, date-certain completion dates (“Short-Term Schedule Requirements”). Mid-term and long-term requirements take the form of forecasts, with greater flexibility in terms of completion dates (“Long-Term Schedule Requirements”). As the expiring Services Schedule is replaced, during the Annual Performance Review, with an updated Services Schedule, such Long-Term Schedule Requirements shall, where appropriate, become Short-Term Schedule Requirements and thereby subject to date-certain completion obligations.

3.8.4	Concessionaire Delays in Meeting Scheduled Obligations.
If the Concessionaire fails to meet an Annual Required Communications System Installation Obligation due to a delay attributable to an Agency, the Parties shall proceed in accordance with Section 14 (Unexpected Agency Delays). If the Concessionaire fails to meet an Annual Required Communications System Installation Obligation due to a Force Majeure Event, the Parties shall proceed in accordance with Section 31 (Force Majeure). Any other Concessionaire failure to meet an Annual Required Communications System Installation Obligation shall be handled pursuant to Section 26.2.2 (Failure to Fulfill Required Communications System Installation Obligations).

3.9.	Agency Facility Repairs and Renovations; Cooperation with Agency Vendors.
The Concessionaire acknowledges that the MTA is undertaking, and during the Term expects to undertake, a range of improvements to, renovations and expansions of, and other changes concerning Agency Facilities, including: (i) customer service initiatives; (ii) enhanced station initiatives; (iii) capital programs; (iv) state-of-good repair work; (v) Vehicle overhauls and upgrades; and (vi) other Agency-related work (collectively, “Agency Facility Work”). Agency Facility Work that has been scheduled as of the Effective Date is specified in the Agency-Specific Terms (“Scheduled Agency Facility Work”), and all other Agency Facility Work, including work scheduled after the Effective Date, is referred to as “Ongoing Agency Facility Work.”

3.9.1	Concessionaire Responsibility to Cooperate and Coordinate with Agency Vendors.
The Concessionaire acknowledges that certain Agency Facility Work will require the Concessionaire to coordinate: (a) its Services with respect to the Communications System (including its Installation Services and Maintenance Services) with (b) the Agency Vendor’s services in connection with Agency Facility Work, and will require the Concessionaire to cooperate with Agency Vendors and the MTA in this regard. The Concessionaire shall work diligently and reasonably with the applicable Agency Vendor and the MTA to achieve this coordination and cooperation in the manner set out in the Agency-Specific Terms and in accordance with Good Industry Practice, and the MTA will use good faith efforts to facilitate coordination with Agency Vendors if the Concessionaire’s efforts have been unsuccessful notwithstanding reasonable and diligent efforts.

3.9.2	Concessionaire’s Responsibility for Its Costs Associated with Agency Facility Work.
The Concessionaire shall be responsible for: (i) the cost or expense (including Agency Force Account Services Fees) it incurs with respect to the removal, relocation, or reinstallation of previously installed Communications System Components, all as may be required or warranted due to Agency Facility Work, and (ii) the expenses it incurs due to its cooperation with Agency Vendors and the MTA and the coordination of its schedule with Agency Vendors and the MTA in connection with Agency Facility Work. Where such costs constitute Qualified CapEx, they shall be treated in accordance with Section 10.1.1 (Qualified CapEx). The MTA shall use good faith efforts to mitigate costs and expenses that the Concessionaire may incur due to such removal, relocation, or reinstallation of previously installed Communications System Components.

3.10.	Performance Standards.
The Services and Deliverables shall meet the following performance standards and requirements (the “Performance Requirements”). These Performance Requirements (i) incorporate the Contracting Principles, (ii) supplement the requirements for specific Services, as set out above in this Section 3 (Services) and in Section 5 (Deliverables) and the Agency-Specific Terms, and (iii) constitute an independent source of obligations from the representations and warranties set out in Section 18.1 (Concessionaire Representations and Warranties).

3.10.1	Cooperation in Finalizing Performance Standards.
The Parties recognize that definitive performance standards for the Communications System will not be finalized at least until there are Accepted Designs. The Parties agree to cooperate and act reasonably and in good faith about the development and completion of mutually-agreeable performance standards, consistent with the obligations set out in this Section 3.10.1 (Cooperation in Finalizing Performance Standards). The Parties shall use best efforts to finalize and complete these performance standards within the period specified in the initial Services Schedule.

3.10.2	Enhanced Standard for Functions Related to Agency Alert and Agency Real-Time Messages.
The Concessionaire acknowledges the important nature of Agency Alert Messages and Agency Real-Time Messages, the need for increased Performance Requirements for Agency Alert Messages and Agency Real-Time Messages, and the possibility that the general Equal Treatment Commitment may be insufficient to secure proper performance of those functions of the Communications System that relate to Agency Alert Messages and Agency Real-Time Messages (“Agency-Alert and Real-Time Functions”). Accordingly, the Concessionaire agrees that, with respect to the availability and uptime of Agency-Alert and Real-Time Functions, the Communications System will meet the higher of the following two availability and uptime standards: (i) the standard set out in Exhibit 13 (Uptime Requirements for Agency-Alert and Real-Time Functions) or (ii) the standard applied to their highest-priority communications by the Concessionaire or its Related Concessionaire Parties (whichever of their standards is higher). The Concessionaire shall actively monitor the availability and uptime of Agency-Alert and Real-Time Functions, and shall disclose in the Performance Failure Report, for the applicable reporting period, the Monthly Uptime Percentage and each of the calculations and figures underlying this Monthly Uptime Percentage.

3.10.3	Good Industry Practice.
In all circumstances, the Services and Deliverables shall meet or exceed the standard set by Good Industry Practice.

3.10.4	Technical Requirements.
If the following two conditions are met: (i) this Section 3.10 (Performance Standards) does not provide a relevant or higher standard for performance, and (ii) no specific requirements are set out in the Agency-Specific Terms, then the Services and Deliverables shall conform (a) to Good Industry Practice and (b) to the then (as of the time of required performance) applicable standards of nationally recognized associations which sponsor the particular type of work, including the applicable standards set by the Institute of Electrical and Electronic Engineers, the Electronic Industries Association, American National Standards Institute, American Society for Testing and Materials and the National Board of Fire Underwriters.

3.10.5	Harmonization of Performance Requirements.
In the event of a conflict between Performance Requirements, the Performance Requirement that provides the MTA with the higher level of performance, quality, protection, or other advantage, shall control.

3.11.	Duty to Notify MTA of Discovered Site Conditions and Environmental Hazards.
It is agreed and understood that Agency Facilities have been used for decades for a variety of purposes, including the provision of transportation services, and Hazardous Substances may, as a result, be present in the Agency Facilities independent of the Concessionaire’s activities under this License Agreement (collectively, “Existing Environmental Hazards”). There also may be instances where the Concessionaire itself (i) causes or permits a Hazardous Substance to be used, stored, generated, or disposed of on or in an Agency Facility or (ii) in disregard of instructions by the MTA, causes the release of a Hazardous Substance in an Agency Facility (collectively, a “Concessionaire-Sourced Environmental Hazard”). This Section 3.11 (Duty to Notify MTA of Discovered Site Conditions and Environmental Hazards) applies to each type of hazard, as follows:

3.11.1	Obligations Concerning Existing Environmental Hazards.
If the Concessionaire discovers or otherwise observes the presence of an Existing Environmental Hazard during its performance under this License Agreement, it shall timely report such discovery or observation to the MTA (each, a “Notice of Existing Environmental Hazard”). The MTA acknowledges that the Concessionaire's assumption of a duty to report shall not imply that the Concessionaire has assumed a duty to investigate the Existing Environmental Hazard. The Concessionaire shall conduct no further work in or around the Existing Environmental Hazard and shall avoid disturbing the Existing Environmental Hazard. Upon the MTA’s receipt of the Notice of Existing Environmental Hazard, the Parties shall promptly meet and confer in good faith to agree upon alterations to the Concessionaire’s Services in order to avoid or otherwise address the Existing Environmental Hazard (each, a “Work-Around Plan”). The Concessionaire shall have no responsibility or liability for such Existing Environmental Hazard or for costs or expenses associated with such Existing Environmental Hazard (unless otherwise mutually agreed upon in connection with a Work-Around Plan), and shall have no such responsibility or liability, for example, for: (i) costs of associated site investigations; (ii) costs for cleanup, removal or restoration; (iii) costs associated with the contamination of adjacent property or ground water; (iv) governmental fines or penalties; or (v) costs related to third party claims arising from such Existing Environmental Hazard. If the Concessionaire's ability to install Devices or Fixtures is materially impacted due to an Existing Environmental Hazard, then the impact of such ability shall be governed by Section 31.1.7 (Delays Caused by Existing Environmental Hazards) and Section 25.4.2 (Force Majeure as an Adjustment Event).

3.11.2	Obligations Concerning Concessionaire-Sourced Environmental Hazards.
The term "Concessionaire-Caused Hazardous Substance Event" means an event in which an Agency Facility becomes contaminated due to the Concessionaire's acts or omissions with respect to a Concessionaire-Sourced Environmental Hazard. The Concessionaire shall immediately notify the MTA of a Concessionaire-Caused Hazardous Substance Event (each, a "Hazardous Event Notice") following the discovery thereof. Each Hazardous Event Notice shall be in writing and include, at a minimum: (i) details regarding the Concessionaire-Caused Hazardous Substance Event, including how it occurred, the impacted locations, the Concessionaire-Sourced Hazardous Substance at issue and when it occurred and was first discovered; (ii) steps that the Concessionaire has taken to mitigate the immediate effects of the Concessionaire-Caused Hazardous Substance Event; and (iii) any other information that the MTA reasonably requests.

3.11.2.1	Reports Concerning Concessionaire-Caused Hazardous Substance Events.
In connection with a Concessionaire-Caused Hazardous Substance Event, the Concessionaire shall, at its sole cost and expense (and without entitlement to any recoupment pursuant to Section 10 (Treatment of Qualified Capital Expenditures)): (i) prepare and submit all required remedial action plans to applicable regulatory agencies as required by Applicable Law; (ii) carry out any approved remedial action plans to completion; and (iii) secure all necessary financial assurances necessary to carry out such approved remedial action plans. Subject to Applicable Law, the MTA shall have the right to approve all required remedial action plans prepared by the Concessionaire before such plans are submitted to the appropriate regulatory agencies. The Concessionaire shall be solely responsible for complying with and completing any approved remedial action plans concerning a Concessionaire-Caused Hazardous Substance Event; provided, however, that if the MTA determines, on reasonable grounds, that such remedial action plan should be performed by it or its designee, the Concessionaire shall be responsible for the MTA’s reasonable costs and expenses of performing such remedial action plan.

3.11.2.2	Concessionaire Liability for Concessionaire-Caused Hazardous Substance Events.
The Concessionaire shall be solely liable to the MTA for any harm, costs, expenses, damages or other liabilities attributable to a Concessionaire-Caused Hazardous Substance Event (“Concessionaire-Caused Environmental Damage”). By way of clarifying example, Concessionaire-Caused Environmental Damage includes: (i) any decrease in value of Agency Facilities; (ii) damages resulting from the adverse impact on the ability to market or otherwise use the Agency Facilities; (iii) sums paid for the settlement of claims; (iv) governmental fines or penalties; (v) costs for site investigations; (vi) costs for any cleanup, removal or restoration; and (vii) costs associated with the contamination of adjacent property or ground water. The Concessionaire shall immediately remit to the MTA all amounts associated with Concessionaire-Caused Environmental Damage upon the MTA’s submission of an invoice (containing reasonable supporting detail) to the Concessionaire for the same.

3.11.3	Prior Right to Inspect.
The Concessionaire acknowledges that it has the right, upon reasonable notice to the MTA, to inspect, and become familiar with the conditions of, all relevant Agency Facilities before commencing the Services on such Agency Facilities. This right includes the right, subject to the MTA’s approval, to conduct environmental site investigations during its initial site evaluations of relevant Agency Facilities, including performing tests and soil borings necessary to determine the presence or absence of environmentally sensitive materials and Hazardous Substances (each, an "Environmental Site Investigation").

3.11.3.1	Costs of Environmental Site Investigation; Qualified CapEx.
The costs of any such Environmental Site Investigation shall be the responsibility of the Concessionaire, and shall be treated as Qualified CapEx.

3.11.3.2	Environmental Investigation Findings.
The Concessionaire shall submit to the MTA for review and approval any request to conduct an Environmental Site Investigation, and the MTA’s approval shall not be unreasonably withheld, conditioned or delayed. The Concessionaire agrees to treat as Agency Confidential Information all findings of Environmental Site Investigations (the "Environmental Investigation Findings"). By way of clarification, and not limitation, Environmental Investigation Findings include compiled environmental data, non-public facts, data and other information regarding the condition of the investigated Device and Fixture Locations, professional conclusions and opinions, drawings, specifications, technical documents, legal documents, sampling and analytical data, photographs and other reports and information. The Concessionaire shall: (i) immediately notify the MTA if the Concessionaire (or its Subcontractor) (a) believes that the disclosure of Environmental Investigation Findings is required by law, or (b) receives a request or demand for Environmental Investigation Findings, and (ii) fully cooperate with the MTA in connection with any such requirement, request or demand in light of the Parties' intention to treat such Environmental Investigation Findings as Agency Confidential Information.

3.11.4	Agency Environmental Inspection.
The MTA shall have the right throughout the Term to conduct environmental investigations and related services, including sampling, remediation and monitoring relating to the Services or the Communications System (each, an "Environmental Inspection"). Promptly upon the MTA’s request, the Concessionaire shall provide the MTA (or its designated representatives) with access to any specified Communications System Component to facilitate the Environmental Inspections. The MTA shall provide the Concessionaire with reasonable prior notice regarding any Environmental Inspection, and the Concessionaire shall be permitted to have a representative present during any Environmental Inspection. The Concessionaire shall, at its own cost but subject to recoupment as Qualified CapEx in accordance with Section 10 (Treatment of Qualified Capital Expenditures): (i) provide all information requested by the MTA in connection with an Environmental Inspection, including expenses associated with preparing non-applicability affidavits, de minimis quantity exemption applications or other environmental submissions, and (ii) promptly sign any affidavits and submissions when requested by the MTA.

3.11.5	No Claims concerning Condition of Agency Facilities.
Except to the extent expressly permitted pursuant to this License Agreement, the Concessionaire shall make no claim against the MTA for any costs, delays, damages or expenses resulting from the condition of the Agency Facilities.

3.12.	Recoupment of the Costs of Services.
If costs that the Concessionaire incurs in connection with the Services meet the criteria for Qualified CapEx, they shall be entitled to recoupment in accordance with Section 10.2 (CapEx Recoupment). No other costs associated with the Services shall be subject to such recoupment or otherwise directly or indirectly recoverable from the MTA by the Concessionaire. By way of clarification, Section 10.2 (CapEx Recoupment) also entitles the Concessionaire to Recapture Balance Interest and the Not-for-Profit Incremental OpEx Allowance.

3.13.	Quality Assurance Program.
The Concessionaire shall employ a Quality Assurance program consistent with Good Industry Practice.

4.	COMMENCEMENT OF SERVICES.
Services shall be deemed to have commenced on the Effective Date.

5.	DELIVERABLES.
The Concessionaire shall provide Deliverables in the manner set out in this Section 5 (Deliverables), and perform in connection with such Deliverables all associated and necessary Services, as set out in Section 3 (Services). Deliverables include the following six categories of tangible items: (i) the Communications System and Communications System Components; (ii) System Interfaces; (iii) System Documentation; (iv) System Data; (v) System Reports; and (vi) Spare Parts and Replacement Units.

5.1.	General Delivery Requirements.
The Concessionaire shall provide Deliverables on the schedule and in the sequencing set out in the Services Schedule. All Deliverables shall comply with the System and Component Designs established under Section 3.2.1 (Design of System and System Components), as approved by the MTA in accordance with Section 6.2 (Review and Approval of System and Component Designs), as well as with Good Industry Practice and the Contracting Principles.

5.2.	No Transfer of Intellectual Property Rights Embodied in Deliverables.
It is agreed and understood that the Concessionaire’s transfer of Deliverables to the MTA under this Section 5 (Deliverables) does not constitute a transfer to the MTA of Intellectual Property Rights embodied in such Deliverables. Section 17 (Intellectual Property) governs the MTA’s rights to such Intellectual Property (where applicable).

5.3.	The Communications System.
The Concessionaire shall timely deliver the Communications System and shall maintain and refresh the Communications System (including Communications System Components, such as Communication Devices) as required, for example, under Section 3.5 (Maintenance and Refresh Services).

5.4.	System Interfaces.
For the avoidance of doubt, the Concessionaire shall deliver System Interfaces in the same manner it delivers the Communications System (and Communications System Components) and System Interfaces shall be in Source Code form or such other form preferred by programmers of reasonable skill in the applicable subject matter area(s) for purposes of using, maintaining, and modifying such System Interfaces. The Concessionaire acknowledges the importance, for example, of the IMS-DMP Interface and shall provide additional assistance and Documentation concerning the IMS-DMP Interface as the MTA reasonably requests.

5.5.	System Documentation.
With the exception of Manufacturing Documentation (which is addressed in Section 17.1.6 (Rights Regarding Manufacture, Maintenance, and Repair)), the Concessionaire shall deliver System Documentation simultaneously with its delivery of the item to which the System Documentation refers, or upon the MTA’s reasonable request. Such System Documentation shall be in the form or forms preferred by project managers, system administrators, business analysts, programmers, and others of reasonable skill in those subject matter area(s) relevant to the System Documentation at issue.

5.6.	System Data.
The Concessionaire shall deliver System Data to the MTA on reasonable request, or shall make such System Data available to the MTA via the Inbound IMS. System Data shall be provided in a non-proprietary, fully portable, industry-standard format. To the extent not transparent based on System Documentation, the Concessionaire shall identify and explain database schema, if any, needed or relevant to migrate the System Data to Agency IT Systems.

5.7.	Delivery of System Reports.
The Concessionaire shall deliver System Reports to the MTA upon request, and as otherwise set out in Section 16.2 (System Reports). System Reports shall be in such form as the MTA reasonably requests.

5.8.	Spare Parts and Replacement Units.
Throughout the Term, the Concessionaire shall maintain a sufficient inventory of Spare Parts and Replacement Units to ensure that it is able to timely comply with its obligations under this License Agreement (collectively, the "Spare Parts and Replacements Inventory"). The Concessionaire shall maintain the Spare Parts and Replacements Inventory in good working order throughout the Term. The Spare Parts and Replacements Inventory must either consist of original equipment manufacturer (OEM) products or otherwise meet the applicable manufacturer's equivalent requirements.

5.8.1	Reports Concerning Spare Parts and Replacements Inventory.
The Concessionaire shall compile and maintain on a quarterly basis a record that: (A) includes (i) its projections concerning the need for Spare Parts and Replacement Units at the opening of the quarter, (ii) the number of Devices and Fixtures (and other relevant Communications System Components) in operation as of the close of the quarter, and (iii) its actual consumption of Spare Parts and Replacement Units during the quarter in question, itemized as to the Spare Parts and Replacement Units consumed, and (B) calculates the ratio of Spare Parts and Replacement Units to the number of associated Devices and Fixtures (and other relevant Communications System Components) in operation (each a “Quarterly Spare Parts Report”). The Concessionaire shall make all Quarterly Spare Parts Reports available via the Inbound IMS and in such other forms and at such other frequencies as the MTA reasonably requests.

5.8.2	Transition Inventory Plan.
Not later than twelve (12) months before the scheduled expiration of the Term, or at such other times as reasonably set by the MTA, the Parties shall meet and confer in good faith to determine the MTA’s requirements for Spare Parts and Replacement Units upon termination or expiration of this License Agreement, and such determination shall be based, as the MTA reasonably determines, on the Concessionaire’s Quarterly Spare Parts Reports. The Parties shall memorialize their agreement in this regard in a “Transition Inventory Plan.” Under such Transition Inventory Plan, the MTA shall have the right to purchase such Spare Parts and Replacement Units at cost, and the Concessionaire shall thereafter promptly deliver such Spare Parts and Replacement Units as the MTA directs. It is agreed and understood that the MTA shall be entitled to require the Concessionaire to provide a specified volume of Spare Parts and Replacement Units, if the Concessionaire, in the MTA’s sole opinion, unreasonably delays or blocks an agreement on a Transition Inventory Plan that accords with Good Industry Practice or with the Concessionaire’s Quarterly Spare Parts Reports. The Concessionaire shall continue to make such Spare Parts and Replacement Units available for that period of time reasonably requested by the MTA, it being agreed that any request by the MTA for a period not exceeding six (6) months is a reasonable request, and that a longer period shall be reasonable where the Communications System contains proprietary elements that are not readily available on the open market or that require specialized training.

5.9.	Updates to System Documentation Associated with Deliverables.
The Concessionaire shall appropriately update System Documentation upon its provision of Updates or Upgrades (where applicable) to the Communications System, and timely provide such System Documentation to the MTA.

5.10.	Transfer of Title to Deliverables.

5.10.1	Title to Communications System Components and Deliverables.
Subject to Section 5.10.4 (Rights in Intellectual Property Governed by Section 17), title to each Communications System Component and Deliverable (other than other than Spare Parts and Replacement Units subject to a Transition Inventory Plan, which are subject to Section 5.10.2 (Title to Spare Parts and Replacement Units Acquired under Transition Inventory Plan)), shall transfer to the MTA upon (i) the Concessionaire’s installation or provision thereof (as applicable), and (ii)

as applicable, the MTA’s acceptance of the Communications System Component as installed in accordance with Section 6.3 (Acceptance of Installed Communications System Components) or the MTA's acceptance of other Deliverables as set out herein.

5.10.2	Title to Spare Parts and Replacement Units Acquired under Transition Inventory Plan.
Subject to Section 5.10.4 (Rights in Intellectual Property Governed by Section 17), title to each Spare Part and Replacement Unit subject to the Transition Inventory Plan shall transfer to the MTA upon the MTA’s tender of payment therefor in accordance with the Transition Inventory Plan. The MTA shall be entitled to instruct the Concessionaire to store such Spare Parts and Replacement Units in Agency Facilities as directed by the MTA and, until so stored or otherwise delivered to the MTA, any such units located at any facility owned or controlled by the Concessionaire shall be segregated from any assets of the Concessionaire or any other Person. The MTA shall have the right, upon reasonable notice, to enter any facility owned or controlled by the Concessionaire in order to inspect such facility and assets for purposes of confirming the segregation of assets in compliance with this Section 5.10.2 (Title to Spare Parts and Replacement Units Acquired under Transition Inventory Plan).

5.10.3	No Liens; Confirmation.
Subject to Section 5.10.4 (Rights in Intellectual Property Governed by Section 17), it is agreed and understood that, upon the occurrence of title transfer in accordance with Section 5.10.1 (Title to Communications System Components and Deliverables) or Section 5.10.2 (Title to Spare Parts and Replacement Units Acquired under Transition Inventory Plan), the Concessionaire shall not permit the asset at issue at any time to be subject to any lien or encumbrance in favor of any creditor of the Concessionaire. On the tenth day after each calendar quarter end (or as more frequently as the MTA may reasonably request), commencing with the end of the first calendar quarter after the Effective Date, the Concessionaire shall deliver written evidence of compliance with the foregoing undertaking, in form and substance reasonably satisfactory to the MTA including, without limitation, Uniform Commercial Code searches and certifications from any lender to the Concessionaire (or any agent for any such lender or lenders) that it does not have a lien on any asset for which title has passed to the MTA. Upon the MTA's request from time to time, the Concessionaire shall promptly deliver to the MTA any supplemental instruments and/or make such public filings that the MTA deems necessary or appropriate to evidence the MTA's interests in those Communications System Components and Deliverables for which title has passed to the MTA.

5.10.4	Rights in Intellectual Property Are Governed by Section 17.
It is agreed and understood (i) that title to Intellectual Property Rights embodied in assets subject to this Section 5.10 (Transfer of Title to Deliverables) does not transfer to the MTA and (ii) that the MTA’s license rights in such Intellectual Property are governed by Section 17 (Intellectual Property).

5.10.5	Automatic Title Transfer.
Upon any termination or expiration of this License Agreement, title to any Communications System Components and/or Deliverables, to the extent that such title has not yet otherwise passed to the MTA pursuant to the terms set out herein, shall automatically pass to the MTA without further action by any Party. On or after the passage of such title, the Concessionaire shall not permit such property to be subject to any lien or other encumbrance in favor of any creditor of the Concessionaire.

6.	ACCEPTANCE AND APPROVAL PROCESS.
The following process shall apply to the MTA’s approval and acceptance of Deliverables and Services.

6.1.	General Right to Review and Approve.
The MTA has and shall have the right to oversee, inspect, review and approve: (i) all of the Services; (ii) all elements of the Communications System, including the location, number, features, and performance of the Communication Devices; (iii) any Data Collection Technology the Concessionaire employs or proposes to employ under this License Agreement; and (iv) all other tasks, duties, and Deliverables under this License Agreement, in accordance with the terms of this License Agreement.

6.1.1	Continuing Obligations.
For the avoidance of doubt, oversight, inspection, review or approval by the MTA under Section 6.1 (General Right to Review and Approve) shall not relieve the Concessionaire from any responsibility or liability under this License Agreement.

6.1.2	Cooperation in Establishing Acceptance Criteria.
The Parties agree to cooperate and act reasonably and in good faith to develop mutually-agreeable acceptance criteria that govern the acceptance and user testing process for Deliverables. The Parties shall use best efforts to finalize and complete these acceptance criteria on or before the date on which the initial Services Schedule is required to be finalized and completed under Section 3.8.1 (Development of Services Schedule). The Parties shall thereupon attach such agreed-upon acceptance criteria as Exhibit 14 (Acceptance Criteria).

6.2.	Review and Approval of System and Component Designs.
In accordance with the Services Schedule, the Concessionaire shall timely submit to the MTA, for review and approval, all designs for the Communications System and Communications System Components. Such submittals shall include all requisite plans, design drawings, staging plans, and specifications (including the location of all antennas, equipment, and initial propagation studies) and all software design and interface (e.g., API) plans and specifications (collectively, the "System and Component Designs"). The MTA shall make a good faith effort to expeditiously review all submitted System and Component Designs and to provide comments in accordance with the Agency-Specific Terms, and the other criteria set out in this License Agreement. If the MTA does not accept such System and Component Designs, it shall so notify the Concessionaire, and provide the reasons therefor, and the Concessionaire shall promptly correct the identified non-conformities. Promptly after the MTA’s approval of System and Component Designs at issue, such System and Component Designs, as may be required by the Agencies, shall be sealed by the Concessionaire's architect or engineer, initialed by the Concessionaire and stamped approved by the applicable Agency. System and Component Designs accepted and approved by the MTA and the Agencies in this manner are referred to herein as "Accepted Designs." No Installation Services shall commence at any Agency Facility until the full and complete design for such Agency Facility and associated Communications System Components is submitted and approved in this manner.

6.3.	Acceptance of Installed Communications System Components.
The MTA shall be entitled to test, evaluate, and approve (or withhold approval) of each Communications System Component unit upon installation and the Concessionaire’s notice that the component is ready for testing in accordance with applicable acceptance criteria. For example, upon the Concessionaire’s completed installation of Communication Devices in a particular station, the MTA shall be entitled to test and evaluate the interoperability and functioning of the Communication Devices, as installed, with the DMP. Where Exhibit 14 (Acceptance Criteria) does not provide acceptance criteria with respect to a particular Deliverable, the acceptance criteria shall consist of compliance with: (i) applicable Agency-Specific Terms; (ii) Good Industry Practice; (iii) the representations and warranties set out in Section 18.1 (Concessionaire Representations and Warranties); and (iv) the Contracting Principles. For the avoidance of doubt, the License Administrator shall be entitled to grant Agency Delegated-Authority for purposes of these acceptance procedures as they apply to applicable Agency-Specific Terms.

6.4.	Approval of Device and Fixture Locations.
In connection with the commencement of Installation Services under Section 3.3 (Installation Services), the Concessionaire shall submit for approval station-by-station and car-by-car plans (on a car series basis except to the extent that specific cars may deviate from the common design of the car series), that identify specific Device and Fixture Locations, that accord with the Agency-Specific Terms and the Master Schedule (including, in particular, the Annual Required Installation Schedule) and that provide such other information as the MTA reasonably requests. The License Administrator shall cause the responsible Agencies to review such plans and, if it is determined that they comply with such requirements, the Concessionaire will be authorized to commence installation at the specified Device and Fixture Locations in accordance with the Agency-Specific Terms. If such plans do not comply with such requirements, the non-conformities shall be identified and the Concessionaire shall promptly correct such non-conformities and submit compliant replacement plans. The Concessionaire shall not commence Installation Services at a Device and Fixture Location without plans approved in accordance with this Section 6.4 (Approval of Device and Fixture Locations) unless otherwise permitted in accordance with applicable Agency-Specific Terms.

6.5.	Approval of Added Content.
Standards with respect to Added Content, including procedures for the submission and approval of Added Content to the extent appropriate, shall be developed and agreed-upon by the Parties in due course, taking into account all Applicable Laws and MTA policies, including the MTA Advertising Policy.

7.	ADVERTISING.

7.1.	Scope of Advertising Rights.
Subject to the terms and conditions of this License Agreement, the Concessionaire shall have the right to display Advertising Content on System Inventory to the extent such System

Inventory has been allocated to the Concessionaire in accordance with Section 3.4.7 (Allocation Between Agency Messages and Advertising). Except as otherwise provided in this Section 7 (Advertising) or in the Agency-Specific Terms, the Concessionaire is hereby granted the exclusive right to place Advertisements in Agency Facilities.

7.2.	Exclusions from Scope of Advertising Rights.
Notwithstanding any other provision of this License Agreement, and in all cases except as the MTA may otherwise hereafter agree in its sole discretion, the Concessionaire shall have no right whatsoever to sell or control Advertising, or the Concessionaire’s rights with respect to Advertising shall be non-exclusive, as the case may be, as follows:

7.2.1	Mobile Apps and Websites.
The Concessionaire shall have no Advertising rights with respect to MTA-Branded Mobile Apps or Agency websites, except as the MTA may otherwise agree, in its sole discretion.

7.2.2	Agency Messaging.
The Concessionaire shall have no right to System Inventory reserved for Agency Messaging in accordance with Section 3.4 (Agency Messaging Services), and the MTA reserves the right to use such System Inventory (as well as Agency Devices and Fixtures) for Agency Messaging, including Other Agency Messages as described in Section 3.4.5 (Other Agency Messages).

7.2.3	Designated Areas at Fulton Center and Columbus Circle.
The areas at Fulton Center that are identified on the Fulton Center Designations, in the form to be agreed in writing by the Parties are excluded from the Concession. Similarly, the areas at Columbus Circle that are identified on the Columbus Circle Designations in the form to be agreed in writing by the Parties are excluded from the Concession.

7.2.4	Payment Media; Agency Vehicles.
Except as the MTA may otherwise agree in its discretion, the Concessionaire shall have no Advertising rights with respect to: (i) any payment media or payment devices used to access Agency Facilities, including MetroCards and other fare payment media; and (ii) Agency vehicles not specifically identified as being part of the rights granted to the Concessionaire in this License Agreement, including non-revenue and support vehicles and Access-A-Ride vehicles. Before the installation and go-live of the New Fare Payment System, the Concessionaire shall be entitled to continue to exercise existing Advertising rights with respect to in-station equipment, such as fare vending machines and fare gates. In addition, if the MTA determines to permit use of such in-station equipment for Advertising after installation and go-live of the New Fare Payment System, such equipment shall be included in the Concession, and in the Concessionaire’s exclusive rights set out in Section 7.1 (Scope of Advertising Rights).

7.2.5	Retail Licensees and Lessees.
The Concessionaire acknowledges that the MTA has granted, and will continue to grant, to certain business licensees and lessees of retail (including food and beverage) spaces rights to advertise (either directly or through Third Parties) in or about the premises licensed or leased, provided that such advertising is directly related to the businesses conducted at such premises. The Concessionaire further acknowledges that such “premises” may include the physical locations of vending machines, e-tailing monitors or other like stand-alone equipment that enables purchases of goods and services by consumers, whether or not for immediate on-site delivery, it being understood that the Concessionaire’s license hereunder to arrange for the placement in Agency Facilities of such equipment, so-called “pop-up stores” and other installations or activities that blur traditional lines between Advertising and retail operations, shall be non-exclusive.

7.2.6	Billboards.
The Concessionaire shall have no rights with respect to any current or prospective billboards on Agency land that are either free-standing (i.e. located on structures devoted exclusively to supporting them) at locations other than Agency stations or are affixed on Agency overpasses or trestles or on the exterior walls or roofs of Agency buildings other than station buildings. The Concessionaire acknowledges that such billboards are currently the subject of a separate MTA concession.

7.2.7	Agency Devices and Fixtures.
The Concessionaire acknowledges that Agency Devices and Fixtures shall not be available to the Concessionaire for the display of Advertising Content except as the MTA may otherwise agree in its discretion. However, the Concessionaire’s exclusivity rights shall apply to Agency Devices and Fixtures, so that any opportunity that the MTA determines to afford for Advertising thereon shall be the Concessionaire’s alone.

7.2.8	Reservation of All Other Rights.
The MTA reserves all rights, including (i) naming rights, and (ii) all access and other rights to Device and Fixture Locations, Advertising Inventory, and Agency Facilities, other than those rights expressly granted to the Concessionaire under this License Agreement.

7.2.9	No Other Locations.
The Concessionaire shall not install, operate, display or maintain Advertising Content at Device and Fixture Locations other than those approved by the MTA.

7.3.	Agency Policies and Standards.

7.3.1	General Agency Advertising Policies and Standards.
As of the Effective Date, the MTA has developed and implemented a set of advertising policies and standards relating to Advertising Content, a copy of which is attached to this License Agreement as Exhibit 15 (MTA Advertising Policy), as well as a set of frequently asked questions relating to such policies and standards (the "FAQs"), which is attached to this License Agreement as Exhibit 16 (MTA Frequently Asked Questions). Such advertising policies and standards, as they may be modified from time to time, are referred to herein collectively as the "MTA Advertising Policy".

7.3.2	Compliance with MTA Advertising Policy.

The Concessionaire shall ensure that all Advertising Content complies with the requirements in this License Agreement, including the MTA Advertising Policy and Applicable Law. Before accepting Advertising Content for display in or on Agency Facilities, Vehicles and other property of any Agency, the Concessionaire shall review such proposed Advertising Content to determine whether it complies with the MTA Advertising Policy. If the Concessionaire determines that Advertising Content does not, or may not, comply with the MTA Advertising Policy it shall promptly notify the Director of MTA Real Estate (or a designee) in writing of its determination and the reason for its determination.

7.3.2.1	Notification to Advertiser.
If the Director of Real Estate (or a designee) determines, following receipt and consideration of such recommendation, that proposed Advertising Content does not comply with the MTA Advertising Policy, the Advertiser or other content provider shall be notified by the Concessionaire. The Concessionaire, in consultation with the Director of Real Estate (or a designee), may discuss with the Advertiser revisions to the Advertising Content to try to bring the Advertisement into compliance with the MTA Advertising Policy, and the Advertiser may submit a revised Advertisement to the Concessionaire for review. If the Advertiser and the Concessionaire do not reach agreement with regard to a revision of the Advertising Content, or the Director of Real Estate (or a designee) determines that no appropriate revision would bring it into compliance with the MTA Advertising Policy, or the Advertiser chooses not to submit revised Content, the Advertiser may request a final determination from the Director of Real Estate (or a designee). The Director of Real Estate (or a designee), in reaching a final determination, may consult with the Concessionaire, or with the MTA General Counsel, and the MTA Chairman and Chief Executive Officer (as such job titles may be modified over time), or their designees, or with any other individuals, and may consider any materials submitted by the Advertiser.

7.3.2.2	Final Determination.
The Director of Real Estate (or a designee) shall advise the Advertiser and the Concessionaire of the final determination in writing. Such determination regarding whether the Advertising Content complies with the MTA Advertising Policy or is otherwise approved for display shall not act as the MTA’s waiver of the Concessionaire's contractual obligations or otherwise excuse the Concessionaire's obligations to comply with Applicable Law.

7.3.3	Provision of FAQs.
The Concessionaire shall provide a copy of the then-current FAQs to: (i) every Advertiser seeking information about Advertising on a Device or Fixture, and (ii) every entity that enters into an Advertising Contract with the Concessionaire.

7.3.4	No Distracting Noises and Images.
The Concessionaire shall not sell Advertising Inventory in a manner that creates overly distracting or deleterious visual displays in Device and Fixture Locations or otherwise within an Agency Facility. Upon notice from the License Administrator (sent in his or her sole discretion), the Concessionaire shall promptly correct such conditions to the reasonable satisfaction of the License Administrator. Except as the MTA may otherwise authorize from time to time in its discretion, the Concessionaire shall not sell Advertising Content that has audio content (apart from audio content that can only be accessed through individuals’ headphones). Without limiting the foregoing, although the Parties recognize that a certain amount of video content is permissible and expected, they will be guided by public acceptance of video content, particularly on rolling stock. To this end, the License Administrator shall be entitled to place reasonable limitations on the amount, timing, and other parameters of video content for purposes of safety and/or to minimize complaints from MTA Consumers.

7.3.5	No Graffiti or Scratchiti.
The Concessionaire shall not display any Advertising Content that includes typography or images that replicate or otherwise have the look of graffiti or "scratchiti."

7.3.6	Removal of System-Delivered Content.
The License Administrator reserves the right to require that the Concessionaire immediately change or remove System-Delivered Content that the License Administrator determines: (i) is a source of danger to any individual; (ii) interferes with the safe and efficient operation of the Agency Facilities, the Communications System or other System-Delivered Content; (iii) is a source of annoyance or inconvenience to the public; (iv) is a violation of the Agency-Specific Terms; (iv) is not permitted pursuant to the MTA Advertising Policy or the standards with respect to Added Content that are contemplated by Section 6.5 (Approval of Added Content); and/or (v) otherwise violates any Agency-Specific Terms (collectively, the "Identified Content"). Immediately upon the License Administrator’s direction, the Concessionaire shall change or remove the Identified Content in accordance with the License Administrator’s direction and, if no express direction is provided, then in accordance with Good Industry Practice. The MTA shall have the right to remove or change the Identified Content using Agency Personnel if the Concessionaire fails to immediately change or remove the Identified Content upon the License Administrator’s direction.

8.	PRIVACY.
The Concessionaire shall conduct all authorized activities under this License Agreement, including those specified in Section 7 (Advertising), in accordance with this Section 8 (Privacy), as follows:

8.1.	Privacy Interests.
Consumer Data relevant to the Privacy Practices required in this License Agreement are divided into three categories, as follows:

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Personally Identifiable Information (“PII”). PII is any information used to identify a specific individual, including the individual’s: (i) name and email address; (ii) Social Security number; (iii) government-issued identification numbers; (iv) financial account information; (v) telephone number; and (vi) real-time physical location (other than Coarse Device Location, as such term is defined immediately below).

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Non-Personally Identifiable Information (“Non-PII”). Non-PII is information that is not PII but identifies or may reasonably be used to identify a particular User Device. Non-PII may consist of: (i) enduring characteristics about a User Device, which, by themselves or taken in conjunction with other information, are sufficient to distinguish that User Device over time from a population of other User Devices, (ii) Unique Device Identifiers, including platform advertising identifiers such as Apple's IDFA and Google's

AID, and (iii) information concerning the location of the User Device determined using Beacons or other methods that provide approximate or “coarse” locations, as opposed to more accurate or “fine” locations such as GPS coordinates (“Coarse Device Location”). Although Non-PII does not necessarily identify a specific individual, it can in certain instances be the equivalent of PII, because the owner of the User Device identified by the Non-PII is so highly associated with his or her User Device. Non-PII that is combined with PII, such as via Location-Based Services, is considered “PII.”

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Anonymous Information. The term “Anonymous Information” means information that is inherently anonymous, such as information concerning the ambient environment, or microclimate. Anonymous Information also includes PII and Non-PII that has been made anonymous, such as by (a) removing identifying fields and aggregating the information with other information so that individual subjects of the information cannot be re-identified (“Aggregate Information”) or (b) anonymizing the information with techniques that remove or perturb the identifying data so as to prevent re-identification of the anonymized information (“Anonymized Information”).

Among these categories of Consumer Data, the Concessionaire acknowledges that the most sensitive is PII, which identifies a specific individual.

8.2.	The Concessionaire’s Commitment to Privacy Best Practices.
The Concessionaire shall establish and maintain throughout the Term rigorous privacy practices and procedures in connection with the Concessionaire’s collection, processing, use, sharing, safeguarding, retention, and destruction of Consumer Data, as well as its processing of any MTA Consumer’s access requests with respect to his or her PII and Non-PII. Such privacy practices and procedures shall meet the standards set out in Section 8.3 (Standards for Concessionaire’s Privacy Practices) and shall govern: (i) PII, Non-PII, and other Consumer Data that the Concessionaire sources from the Communications System (collectively, “First Party Data”); (ii) the use and treatment of Consumer Data that the Concessionaire sources from Third Parties (collectively, “Third Party Data”) and that it uses in connection with MTA Consumers or the Communications System; and (iii) the Concessionaire’s provision of Third Party access to certain Tags-related Data Collection Technology (collectively, the “Concessionaire’s Privacy Practices” or "Privacy Practices").

8.3.	Standards for Concessionaire’s Privacy Practices.
The Concessionaire’s Privacy Practices shall comply with: (i) this Section 8 (Privacy); (ii) Applicable Law; and (iii) Good Industry Practice (collectively, the “Privacy Practices Requirements”). If there are conflicts between such Privacy Practices Requirements, such conflict shall be resolved as follows (a) Applicable Law shall govern over the terms set out in this Section 8 (Privacy) and Good Industry Practice, and (b) this Section 8 (Privacy) shall govern over Good Industry Practice.

8.4.	The Concessionaire’s Privacy Policy.
Subject to Section 8.4.3 (Review and Approval by MTA), the Concessionaire shall develop and comply with a privacy policy that fully and accurately describes the Concessionaire’s Privacy Practices in plain language, which will permit MTA Consumers to read the policy, understand what they read, and act on the information contained therein (the “Concessionaire’s Privacy Policy” and the “Plain Language Requirement,” respectively). Among other provisions, the

Concessionaire’s Privacy Policy shall include, in a manner consistent with the Plain Language Requirement, a description of how an MTA Consumer is able to avoid or control the collection of device-tracking information and information related to Location-Based Services.

8.4.1	Availability of Concessionaire’s Privacy Policy.
The Concessionaire shall make the Concessionaire’s Privacy Policy publicly available by conspicuously posting it on the Concessionaire’s website, and by providing navigational links to facilitate MTA Consumers’ efficiently locating such Privacy Policy.

8.4.2	Modifications to Privacy Practices; Notice of Modifications.
Subject to Section 8.4.3 (Review and Approval by MTA), the Concessionaire shall timely update and amend its Privacy Practices to ensure that they comply on an ongoing basis with the Privacy Practices Requirements. The Concessionaire shall notify MTA Consumers of the modified Concessionaire’s Privacy Practices by posting appropriate notices on the Concessionaire’s website and posting associated amendments to the Concessionaire’s Privacy Policy. Such notices and amendments shall meet the Plain Language Requirements.

8.4.3	Review and Approval by MTA.
The Concessionaire’s Privacy Practices, Privacy Policy, Opt-In Consent, and all revisions or modifications thereto shall be provided to the MTA for review and approval not less than forty-five (45) days before the Concessionaire commences the capture of any PII of MTA Consumers under such Privacy Practices, the Concessionaire’s Privacy Policy, or amendments thereto. The MTA shall not withhold approval of such materials other than for a failure to comply with the Privacy Practices Requirements. The Concessionaire’s placement of the Concessionaire’s Privacy Policy (and any amendments thereto) under Section 8.4.1 (Availability of Concessionaire’s Privacy Policy) and Opt-In Consent shall similarly be subject to the MTA’s review and approval. The MTA’s review and approval of such items shall not excuse the Concessionaire from: (i) its responsibility for ensuring that the Concessionaire’s Privacy Practices meet the requirements of this License Agreement; (ii) liability for Security Incidents arising from the Services or otherwise attributable to the Concessionaire; or (iii) any other obligation under this License Agreement.

8.5.	Compliance with Privacy Laws.
The Concessionaire shall comply with all Privacy Laws in connection with its collection, processing, sharing, storing, providing access to, deleting, and otherwise acting with respect to Consumer Data.

8.5.1	Obtaining Consents Required Under Applicable Law.
The Concessionaire shall obtain from MTA Consumers all consents or permissions now or hereafter required under Privacy Laws.

8.5.2	No Processing of Consumer Data Outside of the United States.
The Concessionaire shall not process or store Consumer Data outside of the United States without the License Administrator’s express written consent, which may be withheld in the License Administrator’s sole and absolute discretion. For the avoidance of doubt, if the License

Administrator consents to such a request, the Concessionaire shall comply with all Privacy Laws (and other Applicable Laws) of those countries with regulatory jurisdiction (or claimed regulatory jurisdiction) over such processing, storage or other actions, including (where applicable) compliance with EEA Data Protection Laws.

8.6.	Collection, Use, and Treatment of First Party Data.

8.6.1	Opt-In Requirement for Collection and Use of PII.
With respect to First Party Data, but specifically excluding images captured with cameras as further set out in Section 8.6.2 (Computer Vision; Video-Frame Analysis), the Concessionaire shall collect an MTA Consumer’s PII only if: (i) the Concessionaire has provided the Consumer with a conspicuous notice, which meets the Plain Language Requirements, regarding the collection and potential uses of such PII, and (ii) the MTA Consumer has provided an affirmative consent to the collection and use of such PII (an “Opt-In Consent”). Any use by the Concessionaire of such PII shall comply fully with the scope and content of the MTA Consumer’s Opt-In Consent.

8.6.2	Computer Vision; Video-Frame Analysis.
Video-frame or computer vision analysis deployed within the applicable Agency Facilities or otherwise in connection with this License Agreement (“CV Analysis”) is a Data Collection Technology that involves: (i) capturing images with cameras (e.g., video recording of a subway platform), and (ii) analyzing such images to generate crowd estimate data and other potentially useful information. The Parties acknowledge that the video frames captured and used for CV Analysis may contain PII (e.g., faces of Consumers), but that the nature of the technology makes it difficult for Consumers to specifically grant Opt-In Consents prior to such collection of PII. For such reasons, the Concessionaire agrees that it shall not use PII embodied in the captured images (e.g. a discernible facial image of a Consumer) in CV Analysis for any purpose other than to generate Anonymized Information, unless the Concessionaire has obtained a specific Opt-In Consent for other such uses, in accordance with Section 8.6.1 (Opt-In Requirement for Collection and Use of PII). For the avoidance of doubt, the foregoing shall not restrict the Concessionaire (acting in accordance with, and in a way that is not otherwise prohibited by, this License Agreement and Applicable Law) from: (a) using Non-PII embodied in or developed, derived, observed, extrapolated, or otherwise generated from CV Analysis, including crowd estimate data and dwell time; or (b) duplicating, storing, analyzing, or processing the video frames or images captured by means of CV Analysis for purposes of developing, deriving, observing, extrapolating, or otherwise generating Anonymized Information. Unless otherwise required by law, the Concessionaire shall not retain any images collected pursuant to this Section 8.6.2 (Computer Vision; Video-Frame Analysis) that contain PII for more than forty-eight (48) hours. Notwithstanding anything to the contrary, in no event shall the Concessionaire use any information contained in CV Analysis to generate data that could reasonably be interpreted as offensive or inappropriate, such as analyses concerning race, ethnicity, or sexual orientation.

8.6.3	Concessionaire Use of Third Party Data.
The Parties acknowledge the potential value of augmenting Consumer Data with Third Party Data for purposes of the Concessionaire's performance under this License Agreement. Except to the extent that the Concessionaire is expressly required to provide such Third Party Data to the MTA, including as set out in Section 8.8.2 (Beacons; Tags), the Concessionaire shall use good faith efforts to secure from applicable Third Parties the right by the Concessionaire to provide to the MTA any Third Party Data that the Concessionaire uses in connection with its performance of its obligations under this License Agreement. The Concessionaire agrees that nothing in this Section 8.6.3 (Concessionaire Use of Third Party Data) shall limit or otherwise restrict the Concessionaire's obligation to provide any information derived from, or otherwise dependent upon, such Third Party Data, including any market research, statistical analyses, or other similar, information and data.

8.6.4	Opt-Out; Retention Policy.
The Concessionaire shall destroy any collected PII or Non-PII, on a Consumer-specific basis, if the purpose for the collection of such information terminates, or the Consumer withdraws his or her Opt-In Consent to the collection and use of his or her PII. The Concessionaire shall also implement policies to automatically destroy any Anonymized Information within one (1) year after the collection of such information.

8.6.5	Cross-Device Tracking; Limit Ad Tracking.
The Concessionaire acknowledges that certain Data Collection Technology enables a Person to track a Consumer’s activities across multiple User Devices (“Cross-Device Tracking”). To the extent that the Concessionaire engages in Cross-Device Tracking, the Concessionaire shall not, absent express written authorization from the License Administrator, use information derived from such practice to place Advertisements that “follow” a specific Consumer across multiple Communication Devices. Furthermore, the Concessionaire shall at all times honor “Limit Ad Tracking” and/or “Do Not Track” signals received by the Concessionaire from User Devices by excluding the associated HTTP request data (which shall include all data found in the HTTP request in which the “Limit Ad Tracking” or “Do Not Track” signal has been activated) from use in behaviorally targeted or “interest-based” advertising as that term is used by the Digital Advertising Alliance or through such other means as may be required by Applicable Law or Good Industry Practice.

8.6.6	Deep Packet Inspection; Traffic Analysis.
The Concessionaire acknowledges that Data Collection Technologies in certain circumstances are capable of allowing Persons with sufficient access, such as an internet service provider or a network administrator to: (i) inspect the contents of data packets transmitted over a network, based on specific criteria (“Deep Packet Inspections”); (ii) analyze the network traffic data to infer certain information (“Traffic Analysis”); or (iii) collect and inspect the browsing history of specific users. The Concessionaire agrees that it shall not perform and shall not permit others to perform Deep Packet Inspections, perform Traffic Analysis, or collect or inspect the browsing histories of MTA Consumers in connection with providing a WiFi service, Mobile Apps, or other activities associated with the collection of Consumer Data. For the avoidance of doubt, the Concessionaire shall not be restricted from obtaining and using Third Party Data derived from Deep Packet Inspection, Traffic Analysis, or otherwise with respect to browsing history to the extent such data constitutes Non-PII.

8.6.7	User Device Advertising Insertions.
Unless the Parties otherwise agree, the Concessionaire shall not add or insert advertising on the User Devices of MTA Consumers that rely on using any First Party Data.

8.7.	Personal Data Matching.

The Concessionaire agrees that it shall not engage in the practice of matching, comparing, or linking First Party Data to generate PII (“Personal Data Matching”) without the Consumer’s Opt-In Consent to such practice. For the avoidance of doubt, the Concessionaire shall deem and treat as PII, any Non-PII that is or becomes linked to any PII.

8.8.	Enforcement of Third Party Compliance.

8.8.1	Restriction Against Disclosure of PII.
The Concessionaire shall not disclose PII of any MTA Consumer to any Third Party, unless such disclosure is necessary to provide services to which the MTA Consumer has granted an Opt-In Consent. If the Concessionaire makes any such disclosure of PII to any Third Party, then the Concessionaire shall contractually obligate the Third Party to act within the scope of applicable Opt-In Consents.

8.8.2	Beacons; Tags.
Certain Data Collection Technology relies on: (i) Beacons; (ii) Web Beacons; (iii) Object Hyperlinking Tags; or (iv) other means to link a device (including a User Device), object, or location to an internet address, a remote software application, a remote database, or other remote means of receiving or processing information (collectively, “Tags”). If the Concessionaire provides the means, such as an SDK or an equivalent technology, for a Third Party to use such Tags physically located in or on Agency Facilities, then: (i) such SDK or equivalent technology shall only permit the Third Party to collect Non-PII absent an express Opt-In Consent; (ii) the Concessionaire shall contractually obligate the Third Party to (a) act within the scope of applicable Opt-In Consents with respect to the collection of PII, and (b) at all times honor “Limit Ad Tracking” and/or “Do Not Track” signals as required pursuant to Section 8.6.5 (Cross-Device Tracking; Limit Ad Tracking); and (iii) the Concessionaire shall provide to the MTA all First Party Data and Third Party Data that either the Concessionaire or the applicable Third Party receives in connection with its use of the Tags, and such data shall be treated as System Data and provided to the MTA pursuant to Section 5.6 (System Data).

8.9.	Permissions.
By way of clarifying examples, and subject to the Concessionaire’s obligation to comply with Applicable Law, the Parties agree that the Concessionaire shall be entitled to do the following, all in the manner solely as permitted under this License Agreement:

(i)
Use First Party Data and Third Party Data to operate the Communications System in the manner set out in this License Agreement, and for associated internal uses (including internal administration, operations, troubleshooting, data analysis, testing, research, and other internal use); provided, however, that to the extent any such First Party Data includes PII, then any use of such PII shall only be used as permitted in the applicable Opt-In Consent;

(ii)
Use First Party Data and Third Party Data to maintain the security of the Communications System; provided, however, that to the extent any such First Party Data includes PII, then any use of such PII shall only be used as permitted in the applicable Opt-In Consent;

(iii)	Use First Party Data that is PII to interact with MTA Consumers in the manner permitted in the applicable Opt-In Consent;
(iv)	Use Consumer Data to comply with Applicable Law, including to respond to applicable subpoenas or court orders;
(v)
Share Consumer Data with the Concessionaire’s third-party service providers and agents (provided they qualify as Authorized Vendors) solely for purposes of operating the Communications System and solely for purposes of fulfilling affirmative requests by MTA Consumers regarding the Communications System, the Concessionaire’s Privacy Practices, or other related requests;

(vi)	Use Anonymous Information to improve the Communications System (including its Advertising features);
(vii)	Use Anonymous Information to deliver Advertising on Communication Devices, and to measure, understand, and/or improve the effectiveness of such Advertising;
(viii)	Share Anonymous Information with Advertisers and Ad Networks to select and serve relevant Advertisements; and
(ix)	Share Anonymous Information with analytics, search engine, or other service providers that help the Concessionaire improve the Communications System.

8.10.	Reliance on General Privacy Obligations and Specific “Existing Technology” Privacy Obligations; The Purpose of this Structure.
Because technology related to privacy interests is developing rapidly, and endpoints in this development cannot reasonably be foreseen, and because the legal structures governing use of this technology are similarly uncertain, the Parties have agreed upon, as set out above, a privacy structure that is: (a) general - designed to be flexible to accommodate such developments, and (b) specific - covering existing (and likely soon superseded) technologies in detail. The Parties intend that, as technology and the associated legal structures evolve, the provisions above that address specific, currently existing technologies will be used, by way of analogy, to assist in determining the Parties’ ongoing rights and obligations with respect to future events.

9.	COMPENSATION AND PAYMENT TERMS.

9.1.	Basic Compensation Formula.

9.1.1	Summary of Basic Compensation Formula.

In consideration of the rights granted herein, and subject to the provisions hereof relating to adjustments and reconciliations, for each License Year, the Concessionaire shall pay to the MTA the “Agency Compensation”, being the higher of: (i) a stipulated minimum annual guaranteed amount as set out and subject to increase as provided in Exhibit 4 (Minimum Annual Guarantee ("MAG")) (the “Minimum Annual Guarantee” or “MAG”); (ii) the MTA Rev Share (as so determined and as further set out below,); and (iii) the Adjusted Minimum Annual Guarantee (as further set out below). The following is a brief summary of the provisions of this Section 9 (Compensation and Payment Terms) and of Section 10 (Treatment of Qualified Capital Expenditures) that specify how such compensation is to be calculated (provided that in the event of any conflict or inconsistency between such summary and any provision of Sections 9.1.2 (Gross Revenue) to 9.5 (Funding Options), and Section 10 (Treatment of Qualified Capital Expenditures) the applicable provision(s) of Sections 9.1.2 (Gross Revenue) to 9.5 (Funding Options) and Section 10 (Treatment of Qualified Capital Expenditures) shall control).
To facilitate the calculation of the MTA Rev Share, Gross Revenue is classified as Baseline Gross Revenue or Incremental Gross Revenue, depending on how the amount of the Gross Revenue for the relevant calculation period compares to the Baseline Gross Revenue Break Point. For any calculation period, any amount of Gross Revenue greater than the Baseline Gross Revenue Break Point is deemed to be Incremental Gross Revenue and the remainder of the Gross Revenue is deemed to be Baseline Gross Revenue. Like the MAG, the Baseline Gross Revenue Break Point is to be appropriately pro-rated in the case of any calculation period of less than a full year, and subject to annual increases to reflect increases in the Relevant Consumer Price Index.
The MTA Rev Share for any calculation period is the sum of (i) a specified percentage of the Baseline Gross Revenue for such period plus (ii) the MTA’s specified revenue share percentage of any Incremental Gross Revenue for such period remaining following application of such Incremental Gross Revenue to compensate the Concessionaire in part for having incurred costs and expenses in order to generate such Incremental Gross Revenue. For the avoidance of doubt, it is the purpose and intention of the Parties that the Concessionaire shall be permitted to recoup Qualified CapEx on a priority basis from Incremental Gross Revenue (but not from Baseline Gross Revenue), with interest at a debt financing rate, and shall also be permitted to retain an agreed-upon allowance (derived as a percentage of Incremental Gross Revenue) in recognition of its incremental expenses of earning such Incremental Gross Revenue, but shall not receive an equity return on any portion of its capital investment, or overhead or profit other than from its residual share of Baseline Gross Revenue, until the MTA is participating in Incremental Gross Revenue.
The Agency Compensation shall be calculated on an aggregate basis among all of the Concessions held by the Concessionaire.

9.1.2	Gross Revenue.
The term "Gross Revenue" means, for any time period, the total revenue recognized by the Concessionaire or any Related Concessionaire Party in connection with any and all activities of the Concessionaire or Related Concessionaire Parties related to the Concession pursuant to Generally Accepted Accounting Principles used by the Concessionaire in the process of preparing its financial statements for external reporting purposes in connection with, all of the Concessionaire’s business activities (and not just the Concession). Gross Revenue shall include without limitation revenue arising from (i) the Advertising displayed on the property of the MTA pursuant to the Concessions and associated Advertising Sales Revenue, (ii) all posting, creative, production and other charges associated with such Advertising, (iii) the sale, use or exploitation, directly or indirectly, of data derived from or in connection with the Concessions, (iv) Consumer Data Sales Revenue, Analytics Sales Revenue, Buyer-Related Services Revenue, and Non-Revenue Transactions Value, and (iv) the receipt of proceeds of any business interruption insurance relating to the Concessions, in all cases irrespective of the Concessionaire's ability to collect such receivables, and shall not be subject to any deductions for commissions, brokerage, labor charges or other expenses, except: (A) creative or production charges collected by the Concessionaire and passed through to Third Parties (which are not Related Concessionaire Parties) without mark-up (i.e., merely as an accommodation to Advertisers); and (B) Sales or Excise Taxes actually paid by the Concessionaire in connection with such receipts.

9.1.3	Baseline Gross Revenue.
The term "Baseline Gross Revenue" means, for any period, the amount of Gross Revenue for such period that does not exceed the Baseline Gross Revenue Break Point.

9.1.4	Baseline Gross Revenue Break Point.
For the 2017 and 2018 License Years, the "Baseline Gross Revenue Break Point" shall equal two hundred and nine million, three hundred thousand dollars ($209,300,000).
In each subsequent License Year, the amount of the Baseline Gross Revenue Break Point shall increase by the same percentage as the Relevant Consumer Price Index increase for the previous calendar year (it specifically being agreed that the Baseline Gross Revenue Break Point for calendar year 2019 shall be increased by the percentage by which the Relevant Consumer Price Index as of the end of 2018 exceeds the Relevant Consumer Price Index as of the end of 2017); provided that the Baseline Gross Revenue Break Point shall not decrease for any reason, including any decrease in the Relevant Consumer Price Index. The Baseline Gross Revenue Break Point shall be distributed on a month-by-month basis in accordance with the definition of Monthly Baseline Gross Revenue in Section 10.2.4 below in the case of any partial License Year at the beginning or end of the Term and for purposes of any other calculation period of less than a full year.

9.1.5	MTA Baseline Gross Revenue Share Amount.
Subject to Section 9.4 (Permanent Adjustment to MTA Baseline Gross Revenue Share Amount), the term "MTA Baseline Gross Revenue Share Amount" means, for any period, fifty-five percent (55%) of the Baseline Gross Revenue.

9.1.6	Incremental Gross Revenue.
The term “Incremental Gross Revenue” means, for any period, the amount by which the Gross Revenue for such period exceeds the Baseline Gross Revenue Break Point for such period.

9.1.7	Adjusted Incremental Gross Revenue.
The term “Adjusted Incremental Gross Revenue” means, for any period, the Incremental Gross Revenue for such period less the Concessionaire Retained Incremental Gross Revenue for such period. By way of clarification, in a period in which Concessionaire Retained Incremental Gross Revenue equals the Incremental Gross Revenue, there would be no Adjusted Incremental Gross Revenue.

9.1.8	Agency Incremental Gross Revenue Share Amount.
The term "Agency Incremental Gross Revenue Share Amount" means, for any period, seventy percent (70%) of the Adjusted Incremental Gross Revenue.

9.1.9	MTA Rev Share.
The “MTA Rev Share“ for any period shall be the sum of (i) the MTA Baseline Gross Revenue Share Amount for such period and (ii) the Agency Incremental Gross Revenue Share Amount for such period.

9.1.10	Adjusted Minimum Annual Guarantee.
The “Adjusted Minimum Annual Guarantee“ for any License Year shall be an amount equal to eighty percent (80%) of the total amount that was payable by the Concessionaire to the MTA pursuant to this Section 9 (Compensation and Payment Terms) for the immediately preceding License Year.

9.2.	Payment Terms.

9.2.1	Payment of MAG.
The MAG for each License Year (appropriately pro-rated in the case of any partial calendar year at the beginning or end of the Term and for purposes of any other calculation period of less than a full year) shall in all events be payable in equal monthly amounts, in advance on the first day of each month during such License Year. The MTA Rev Share for any given License Year shall be calculated quarterly in arrears, on a cumulative year-to-date basis, and (to the extent it exceeds the pro-rated MAG for the applicable calculation period) paid no later than the 20th calendar day after the end of each quarter.

9.3.	MAG Accelerator.
Notwithstanding anything to the contrary, if the annual reconciliation determines that the amount paid to the MTA for the applicable License Year is less than the applicable Adjusted Minimum Annual Guarantee, then the Concessionaire shall remit to the MTA an amount equal to the difference between the Adjusted Minimum Annual Guarantee and the amount paid to the MTA for the applicable License Year. For example, if the amount paid to the MTA in 2021 were $100 and the amount paid to the MTA in 2022 prior to the annual reconciliation based on MAG and Baseline Revenue Share were $70, then following the annual reconciliation the Concessionaire would pay to the MTA $10 (i.e., the difference of 80% of the $100 paid to the MTA in 2021 and $70) regardless of the fact that MAG for 2022 set out in Exhibit 4 (Minimum Annual Guarantee ("MAG")) was below $80.

9.4.	Permanent Adjustment to MTA Baseline Gross Revenue Share Amount.
The term "Rev Share Adjustment Event" means the first occurrence after License Year 5 when the sum of the CapEx Recapture Balance and Recapture Balance Interest is equal to or less than zero dollars ($0). For purposes of determining the occurrence of a Rev Share Adjustment Event, the Qualified CapEx Recapture Balance shall exclude Refresh CapEx, as that term is defined in Section 10.1.1(iii). Upon the occurrence of the Rev Share Adjustment Event, the MTA Baseline

Gross Revenue Share Amount shall automatically and permanently increase by five (5) percentage points, and the term "MTA Baseline Gross Revenue Share Amount" shall mean, throughout the remainder of the Term, sixty percent (60%) of the Baseline Gross Revenue. The Concessionaire agrees that in no event following the Rev Share Adjustment Event, including the Concessionaire's subsequent expenditure of Qualified CapEx, shall the MTA Baseline Gross Revenue Share Amount be reduced from sixty percent (60%). By way of clarifying example, if the Rev Share Adjustment Event occurs when the provisions of Section 10.2.4 are operated in respect of October 2024, then when the provisions of Section 10.2.4 are operated in respect of November 2024 and throughout the remainder of the Term the term "MTA Baseline Gross Revenue Share Amount" shall mean sixty percent (60%) of the Baseline Gross Revenue, regardless of whether the Concessionaire invests an additional fifty million dollars ($50,000,000) in Qualified CapEx in year 2025.

9.5.	Funding Options.
At the MTA’s option and in its sole discretion, the MTA shall be entitled to pay the Concessionaire some portion or all of the then-current CapEx Recapture Balance (with Recapture Balance Interest) (collectively “MTA CapEx Payments”). Immediately upon receipt of an MTA CapEx Payment, the Concessionaire shall treat such MTA CapEx Payment either under Section 9.5.1 (MTA Funded Amounts) or Section 9.5.2 (MTA Direct Payments), as directed by the MTA in accordance with such Sections.

9.5.1	MTA Funded Amounts.
Where the MTA elects to designate an MTA CapEx Payment as an “MTA Funded Amount,” such MTA Funded Amount shall continue to be counted as part of the Qualified CapEx Recapture Balance and shall continue to bear Recapture Balance Interest as described in Section 10. However, in such event, as the Concessionaire recoups its Qualified CapEx, it shall repay MTA Funded Amounts to the MTA, with interest at the Concessionaire Debt Financing Rate (calculated in the same manner as Recapture Balance Interest) pari passu with the Concessionaire’s recoupment of its Qualified CapEx. By way of example, assume the Qualified CapEx Recapture Balance stands at $150, consisting of $100 in Qualified CapEx funded by the Concessionaire and $50 of MTA Funded Amounts. Assume a recoupment of Qualified CapEx in the amount of $90. The Concessionaire would be entitled to $60 and the MTA would be entitled to $30, with interest to the MTA at the Concessionaire Debt Financing Rate. Upon the MTA’s exercise of its option under this Section 9.5.1 (MTA Funded Amounts), the Parties shall negotiate in good faith such other terms and conditions as may be necessary to effectuate the intent of this Section 9.5.1 (MTA Funded Amounts), and with a goal to place (a) the Concessionaire in materially the same position it would have been in if it had borrowed the MTA Funded Amounts on a corporate basis from a Qualified Lender, and (b) the MTA in materially the same position it would have been in if it were such Qualified Lender of the MTA Funded Amounts on an unsecured basis.

9.5.2	MTA Direct Payments.
Where the MTA elects to designate an MTA CapEx Payment as an “MTA Direct Payment,” such MTA Direct Payment shall reduce the CapEx Recapture Balance and Recapture Balance Interest on a dollar-for-dollar basis, in accordance with the priority set out in Section 10.2.2 (Application of Incremental Gross Revenues) and immediately upon receipt by the Concessionaire of such MTA Direct Payment.

10.	TREATMENT OF QUALIFIED CAPITAL EXPENDITURES.

10.1.	Annual Required Communications System Installation Obligation.
In consideration of the granting to the Concessionaire of its rights under this License Agreement, the Concessionaire has undertaken, and shall be obligated, to invest (a) the amount of Qualified CapEx necessary to meet its obligations concerning Required Installations and (b) so much of the Qualified CapEx associated with Additional Installations as can (in the Concessionaire’s reasonable estimation from time to time) be recouped, as contemplated by this Section 10 (Treatment of Qualified Capital Expenditures), by no later than the end of the Extended Term, so that the Concessionaire will have a suitable opportunity to earn a return at least equal to the Concessionaire Debt Financing Rate on the entire amount of such Qualified CapEx (however financed). Based on its current assumptions concerning unit costs, and concerning the Incremental Gross Revenue that its improvements to the Communications System are expected to engender, the Concessionaire anticipates that it will recoup all of the Qualified CapEx spent on such Additional Installations. However, the Parties acknowledge that such assumptions may not be borne out by experience and that imprudent Concessionaire investment in Additional Installations could impede MTA participation in Incremental Gross Revenue and therefore (assuming that its obligations concerning Required Installations are satisfied) run contrary to the MTA’s interests as well as the Concessionaire’s.

10.1.1	Qualified CapEx.
The term "Qualified CapEx" means an expenditure (whether attributable to Required Installations, Additional Installations or approved Unanticipated Installations) that:

(i)
except for an expenditure in connection with Section 10.1.1(iii)(C), is accounted for as an Asset under GAAP which is a Realizable Asset as defined herein and is not accounted for as an operating expense, where a “Realizable Asset” must be either a prepaid asset, a tangible property, plant and equipment asset or an intangible asset (e.g., a franchise right) under GAAP as determined by Concessionaire and Concessionaire’s independent auditors;

(ii)	is an actual, duly documented and verified out-of-pocket payment that the Concessionaire has made to a Third Party, or to an Agency on account of Force Account Services Fees;

(iii)
is directly and specifically and solely attributable to (A) the designing, purchasing, manufacturing (including tooling), assembling and installing of the Communications System, including the internal mechanical, electrical and digital technology and components, and the design, software, programming and digital technology necessary for a Communication Device's operation, (B) the removal of obsolete Devices and Fixtures and the required repair to the Agency Facilities, if any, associated therewith, (C) the removal, relocation and reinstallation of previously installed Communications System Components as may be required or warranted due to Agency Facility Work (including required repair to the Agency Facilities, if any, associated therewith) and/or the coordination of its work and schedule with Agency Vendors and the MTA in connection with Agency Facility Work in accordance with Section 3.9.2 (Concessionaire's Responsibility for Its Costs Associated with Agency Facility Work), and/or (D) repair or replacement of Communications System Components (including required capital repair to the Agency Facilities, if any, associated therewith) due to vandalism, Force Majeure, to the extent not recoverable through the Concessionaire's insurance. By way of clarification, the Concessionaire (X) shall be entitled to treat as Qualified CapEx (1) those amounts spent to replace previously installed Communications System elements that constitute Communication Devices or System Hardware and Connections, where such elements have surpassed their useful life (as determined under Good Industry Practice) (such amounts being “Refresh CapEx”) and (2) those amounts spent to remove, relocate and reinstall previously installed Communications System Components as may be required or warranted due to Agency Facility Work and/or the coordination of its work and schedule with Agency Vendors and the MTA in connection with Agency Facility Work, but (Y) shall not otherwise be entitled to treat as Qualified CapEx those amounts spent to maintain, repair or replace such elements prior to the conclusion of their anticipated useful lives; and

(iv)
does not include: (A) any internal costs of the Concessionaire or Related Concessionaire Parties (except as may be expressly allowed under this License Agreement); (B) any fees exchanged between the Concessionaire and Related Concessionaire Parties; (C) the Concessionaire's overhead or other ongoing operating costs; (D) any element of profit or mark-up to the Concessionaire or Related Concessionaire Parties; (E) any costs of obtaining debt or equity financing; (F) Concessionaire (or Related Concessionaire Party) expenditures covered by insurance; or (G) any costs associated with the provision of Base Level Services or Additional Services.

Notwithstanding the foregoing, the License Administrator may in his or her reasonable discretion authorize the Concessionaire to treat as Qualified CapEx the cost of employing full-time dedicated employees of the Concessionaire (other than employees providing Base Level Services or Additional Services) upon a showing by the Concessionaire that such employment will result in a net reduction in Qualified CapEx by avoiding Third Party costs.
If the Concessionaire obtains a discount on a transaction with a Third Party, then the discount must be reflected in the associated amount that the Concessionaire submits as Qualified CapEx. In addition, the Concessionaire shall not seek to treat as Qualified CapEx any amount that benefits Third Party customers, systems, technologies or assets, unless otherwise expressly permitted under this License Agreement.

10.2.	CapEx Recoupment.

10.2.1	Calculation of CapEx Recapture Balance.
The "CapEx Recapture Balance" as of any point in time shall be the amount, if any, by which (i) the total Qualified CapEx theretofore invested by the Concessionaire, as accounted for in accordance with Section 10.2.3, exceeds (ii) the total amount of the Incremental Gross Revenue theretofore applied as provided in Section 10.2.2 (Application of Incremental Gross Revenues) to the recoupment of the principal amount of such Qualified CapEx, as such sum from time to time may be increased though the addition of Recapture Balance Interest in accordance with Section 10.2.2 (Application of Incremental Gross Revenue).

10.2.2	Application of Incremental Gross Revenues.

(1) For each full or partial License Year, so long (but only for so long) as there shall be a CapEx Recapture Balance during this full or partial License Year:

(i)
The Concessionaire shall be entitled to retain ten percent (10%) of the Incremental Gross Revenue, if any, for such full or partial License Year (the “Not-For-Profit Incremental OpEx Allowance”), as a proxy for, and source of funds with which to pay, the Concessionaire's marginal out-of-pocket operating expenses attributable to the earning of such Incremental Gross Revenue, with such Not-For-Profit Incremental OpEx Allowance reducing Incremental Gross Revenue before such Incremental Gross Revenue is applied in accordance with Section 10.2.4 (Application of Incremental Gross Revenue To CapEx Recapture Balance) in monthly, quarterly or annual applications (as applicable); and

(ii)
All remaining Incremental Gross Revenue, if any, shall be retained by the Concessionaire and be deemed to have been applied (i) first to pay unpaid Recapture Balance Interest and (ii) then to recoup the CapEx Recapture Balance.

(2) The term “Concessionaire Retained Incremental Gross Revenue” means, for any period, the aggregate of the amounts retained by the Concessionaire pursuant to this 10.2.2 (Application of Incremental Gross Revenues) for such period.
(3) For the avoidance of doubt, the Concessionaire’s entitlement to retain Incremental Gross Revenue pursuant to this Section 10.2.2 (Application of Incremental Gross Revenues) shall: (a) cease immediately upon the elimination of any remaining CapEx Recapture Balance, but (b) apply again in accordance with this Section 10.2.2 (Application of Incremental Gross Revenues) if there shall subsequently be further Qualified CapEx resulting in the creation of further CapEx Recapture Balance.
(4) The unpaid CapEx Recapture Balance shall accrue interest at the Concessionaire Debt Financing Rate (“Recapture Balance Interest”) throughout each calendar year. At the end of each calendar quarter, after giving effect to the application of any Incremental Gross Revenue in accordance with Section 10.2.4 (Timing for Application of Incremental Gross Revenue To CapEx Recapture Balance) and this 10.2.2 (Application of Incremental Gross Revenue), any unpaid Recapture Balance Interest shall be added to and become part of the CapEx Recapture Balance. (i.e., for the avoidance of doubt, Recapture Balance Interest is to compound quarterly, not monthly, notwithstanding that the Concessionaire Debt Financing Rate may be pegged to 30-day LIBOR).

10.2.3	Timing for Application of Qualified Capex To CapEx Recapture Balance.
Qualified CapEx shall be accounted for on a cash basis and added to the Capex Recapture balance at the end of the calendar month in which it is paid (as opposed to when incurred or during any other period to which it might otherwise be attributed under accrual accounting).

10.2.4	Monthly Application of Incremental Gross Revenue To CapEx Recapture Balance.
This Section 10.2.4 (Application of Incremental Gross Revenue To CapEx Recapture Balance) governs the Concessionaire’s application of Incremental Gross Revenue to Recapture Balance Interest and the CapEx Recapture Balance.
The following definitions shall apply to this Section 10.2.4:

Cumulative Gross Revenue Shortfall
If in a calendar month the amount described in Section 10.2.4(3)(b) exceeds the amount described in Section 10.2.4(3)(a) then that amount (expressed as a positive number) is the Cumulative Gross Revenue Shortfall for the month in question.

Monthly Baseline Gross Revenue
means
in the first, second and third License Years, the following percentages of the Baseline Gross Revenue for the relevant License Year:
January: 6.9%; February: 6.9%; March: 7.8%; April: 7.8%; May: 8.8%; June: 8.9%; July:7.6%; August:7.1%; September:10.2%; October: 9.4%; November:9.4% ; December: 9.1%;
and in the fourth License Year and each subsequent License Year, the percentage of Baseline Gross Revenue which is equal to the average of the percentage of total annual Gross Revenue earned in that month in the previous three License Years.

Cumulative Incremental Gross Revenue
If in a calendar month the amount described in Section 10.2.4(3)(a) exceeds the amount described in Section 10.2.4(3)(b) then that amount is the Cumulative Incremental Gross Revenue for the month in question.

Monthly Incremental Gross Revenue	means the amount calculated in accordance with Section 10.2.4(4).
Opening CapEx Recapture Balance	The CapEx Recapture Balance at the start of a calendar month.

(1)	Calculate Recapture Balance Interest on the Opening CapEx Recapture Balance for the number of days in the calendar month, using the Concessionaire Debt Financing Rate on the basis of a 365-day year.

(2)	Gross Revenue which is recognized in a calendar month in accordance with Section 9.1.2 shall be treated as having accrued on the last day of the relevant calendar month.

(3)	At the end of each calendar month determine on a year-to-date (“YTD”) cumulative basis either the amount of Cumulative Incremental Gross Revenue, or the Cumulative Gross Revenue Shortfall as follows:

(a)	calculate the total Gross Revenue accrued during the calendar year up to the last day of the calendar month in question; and deduct

(b)	the sum of the Monthly Baseline Gross Revenue for each calendar month in the License Year up to and including the calendar month in question.

(4)
If there shall be Cumulative Incremental Gross Revenue for the relevant calendar month, then deduct the Cumulative Incremental Gross Revenue calculated for the immediately preceding calendar month (if any) to produce the Monthly Incremental Gross Revenue.

(5)
If there shall be Monthly Incremental Gross Revenue for a calendar month then deduct 10% of that Monthly Incremental Gross Revenue (representing the Not for Profit Incremental Opex Allowance) from the Monthly Incremental Gross Revenue to determine the Concessionaire Retained Incremental Gross Revenue (CRIGR).

(6)	At the end of the calendar month in question apply the CRIGR in the following order:

(i)	to reduce accrued Recapture Balance Interest for any month prior to such current month;

(ii)	the remaining balance of CRIGR after step (i) will be used to reduce Recapture Balance Interest calculated in accordance with Section 10.2.4(1) for such current month;

(iii)	the remaining balance of CRIGR after step (i) and (ii) will be used to reduce the CapEx Recapture Balance.

(7)
After the operation of Section 10.2.4(6) (if applicable) the Qualified CapEx expended during the month in question will be added to the CapEx Recapture Balance to form the Opening CapEx Recapture Balance for the subsequent month.

(8)
At the end of the third month in each calendar quarter if Recapture Balance Interest calculated for the three months of the calendar quarter has not been reduced to zero by the operation of Section 10.2.4(6) then the remaining interest will be added to the CapEx Recapture Balance.

10.2.5	Annual Reconciliation.
For the avoidance of doubt, there shall be an annual reconciliation of revenue, expenses, and other transactions under Section 9 (Compensation and Payment Terms) and Section 10 (Treatment of Qualified Capital Expenditures) in connection with the audit processes taking place under Section 16 (Performance Reviews and Reporting), with any debits or credits implemented by no later than the date set under Section 16.11 (Reconciliation).

10.2.6	No Obligation to Compensate for Un-Recouped Qualified CapEx.
The MTA shall not under any circumstance (whether at the end of the Term or otherwise) have any obligation to compensate the Concessionaire for any un-recouped Qualified CapEx, except as provided in Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA).

10.3.	Concessionaire Requests regarding Unanticipated Capex.
The MTA recognizes that there may be circumstances where the Concessionaire might wish to invest Unanticipated CapEx in the Communications System. In such event, the Concessionaire shall present a proposal for such Unanticipated CapEx to the MTA for consideration (an “Unanticipated CapEx Proposal”), and each Unanticipated CapEx Proposal shall include the: (i) proposed amount of Unanticipated CapEx; (ii) the Communication Devices (or other Communications System Components) that the Concessionaire proposes to install in connection with such Unanticipated CapEx; (iii) the schedule the Concessionaire proposes for such installations; (iv) the proposed physical locations for such installations; (v) the

Concessionaire’s justification for the Unanticipated CapEx and other relevant elements of the Unanticipated CapEx Proposal; and (vi) the mutual benefits the Concessionaire projects for the Parties arising from its Unanticipated CapEx Proposal. The Concessionaire will provide additional supporting documentation for its Unanticipated CapEx Proposal as reasonably requested by the MTA. The MTA shall consider the Unanticipated CapEx Proposal and, in its sole discretion, accept, reject, or propose modifications to or conditions on such Unanticipated CapEx Proposal. If the MTA approves an Unanticipated CapEx Proposal with MTA-imposed modifications or attached conditions, the Concessionaire shall have sole discretion as to whether it wishes to proceed with the Unanticipated CapEx Proposal as so modified or conditioned, or to further engage the MTA with respect to any issue of such Unanticipated CapEx Proposal identified by the MTA, or to end the process and not to proceed with such work.

11.	SALES AND ACCOUNTING PRACTICES; TRACKING.

11.1.	Transparent Advertising Sales Practices.
The Concessionaire acknowledges the critical importance of following transparent and fully disclosed sales practices (including all data related to such practices which shall be made available via the DMP), particularly with respect to the components of Gross Revenue.

11.2.	Written Advertising Contract Requirement.
In support of the Transparency Commitment, the Concessionaire agrees that every transaction between the Concessionaire (or its Related Concessionaire Parties) and a Third Party, including a Brand Owner, Ad Agency, Mobile App provider, or Third Party Processor, which relates to Advertising Inventory or Consumer Data collection by or on behalf of the Concessionaire in connection with the Concession shall be memorialized in a contemporary, arms-length, written contract executed by the party to be charged or other written document evidencing a transaction under standard terms and conditions on a recognized exchange and confirmed under standard procedures used in such exchange (each, an "Advertising Contract"). The Concessionaire shall designate each Advertising Contract by a unique identifier (each a “Contract ID”). Each Advertising Contract shall identify and separately specify: (i) the Media Buyer, (ii) the amount of money to be paid to the Concessionaire, (iii) the Advertising-Unit Metrics and Price-Setting Model, (iv) the applicable Marketing Campaign or Campaigns, and (v) the relevant Media Channels. Where an Advertising Contract involved multiple parties, media channels, and/or Marketing Campaigns, the Concessionaire shall include the above information as to each party, media channel, and Marketing Campaign. The Concessionaire shall compile the data into a report (each a “Current Ad Contract Report”) and include such Current Ad Contract Reports with System Reports as provided in Section 16.2 (System Reports). Within fifteen (15) calendar days upon request, the Concessionaire shall provide the License Administrator with complete and accurate searchable electronic scanned copies of all such Advertising Contracts (each identified by its Contract ID), and shall cause such information to be available to the MTA on the DMP. By way of clarifying example, Advertising Contracts include contracts that involve mobile Advertising or the use of Mobile Apps in connection with Advertising, including Location-Based Services. The Concessionaire shall not display or post Advertising Content on or through the Communications System or monetize Customer Data collected by or on behalf of the Concessionaire in connection with the Concession without an Advertising Contract in place.

11.3.	Proper Allocation of Sales, Revenues and Discounts.

In support of the Transparency Commitment, the Concessionaire hereby agrees that it shall not, under any circumstances take action: (i) that results in an unfair, inappropriate or disproportionate reduction in Gross Revenue; (ii) that misallocates sales, pricing or discounting between Media Buys with respect to Advertising Inventory (and/or Consumer Data) and other similarly situated Inventory (and/or Consumer Data) under the Concessionaire's management; or (iii) that results in any material discrepancy between or among (a) Advertising (and/or Data) sold to a Media Buyer and its affiliates under this License Agreement, and (b) Advertising (and/or Data) sold to that Media Buyer (and/or its affiliates) independent of this License Agreement.

11.4.	No Arbitrage or Front-Running.
The Concessionaire acknowledges the existence of an improper advertising practice referred to as “arbitrage” or “front-running,” whereby an industry participant (i) purchases Inventory for its own account, (ii) sells the Inventory (or causes the sale to occur via an affiliate) to its client at a higher margin, and (iii) retains the margin (for convenience, “Inventory Arbitrage”). The Concessionaire acknowledges that the practice of Inventory Arbitrage could be used to the significant detriment of the MTA under this License Agreement, including in the following manner: the Concessionaire or a Related Concessionaire Party “purchases” from the Concessionaire Advertising Inventory, and this “purchase price” is then used as the basis for determining Gross Revenues. The Concessionaire or its Related Concessionaire Party then later sells the Advertising Inventory from its account to a Third Party, and does not report this later sale for purposes of determining Gross Revenues. The Concessionaire agrees not to engage in Inventory Arbitrage and agrees not to act or fail to act in any way that results in Advertisements being sold in a manner to reduce the amounts payable to the MTA under this License Agreement, or to increase the amounts allocable to Concessionaire’s other goods or services.

11.5.	Bundled Transactions.
In the event that the Concessionaire sells Advertising Inventory bundled with any other goods or services offered by or for the Concessionaire, the Concessionaire shall not Sell Advertising Inventory at a higher discount than any good or service in such bundle.

11.6.	Contributions to Gross Revenue.
By way of example, and not limitation, the Concessionaire acknowledges that the revenue streams identified in this Section 11.6 (Contributions to Gross Revenue) are properly included in Gross Revenue for purposes of this License Agreement.

11.6.1	Advertising Sales Revenue.
The Concessionaire acknowledges that Advertising Inventory can be Sold to a wide range of Media Buyers, and via a wide range of selling methods, including Direct Sales and Programmatic Sales. Moreover, various forms of Consumer Data can be used to increase the value of Advertising Inventory. The Concessionaire shall (i) track and report any revenue or other value arising from Sales of or other transactions in Advertising Inventory (“Advertising Sales Revenue”), and (ii) shall include such Advertising Sales Revenue in Gross Revenue.

11.6.2	Consumer Data Sales Revenue

To the extent the Concessionaire is permitted to use Consumer Data for commercial purposes, whether to increase the value of the Advertising Inventory or for other purposes, the Concessionaire shall (i) track and report any revenue or other value arising from such uses of Consumer Data (“Consumer Data Sales Revenue”), and (ii) shall include such Consumer Data Sales Revenue in Gross Revenue.

11.6.3	Analytics Sales Revenue.
The Parties recognize that the Communications System, over time, may generate valuable Analytics with respect to the demand for and supply of transit services, the development of new and improved transportation services, the behavior of commuters and other riders of the MTA Systems, capacity optimization, and other relevant subject matter areas (collectively, “Transportation Analytics”). To the extent the Concessionaire is permitted to create, use, and or commercialize such Transportation Analytics, the Concessionaire shall (i) track and report any revenue or other value arising from such uses of Transportation Analytics (“Analytics Sales Revenue”), and (ii) shall include such Analytics Sales Revenue in Gross Revenue.

11.6.4	Revenue from Buyer-Related Services.
The Concessionaire acknowledges that its provision of design services, creative services or other services to a Media Buyer (“Buyer-Related Services”), in connection with a Sale of Advertising Inventory to that Media Buyer, may threaten to violate the Transparency Commitment due to potential ambiguity as to whether revenues received by the Concessionaire are in consideration of the value of the services or the value of the Advertising Inventory. Accordingly, to the extent the Concessionaire engages in Buyer-Related Services, the Concessionaire shall (i) track and report any revenue or other value arising from such Buyer-Related Services (“Buyer-Related Services Revenue”), and (ii) shall include such revenue or value in Buyer-Related Services Revenue in Gross Revenue except as expressly otherwise permitted by the definition of Gross Revenue.

11.7.	Non-Revenue Transactions.
The Concessionaire acknowledges that in-kind transactions, in the form of exchanges of materials, services or other benefits, tangible or intangible, or in the nature of barter, may threaten the Transparency Commitment (collectively, “In-Kind Transactions”). The Concessionaire shall (i) track and report any value arising from such In-Kind Transactions (“Non-Revenue Transactions Value”), and (ii) shall include such Non-Revenue Transactions Value in Gross Revenue. For the avoidance of doubt, this Section 11.7 (Non-Revenue Transactions) shall not preclude the Concessionaire from engaging in bonusing; provided such bonusing is in accordance with Good Industry Practice and takes place within the System Inventory only.

11.8.	Transparency as to CPI, CPA, and Pricing Models.
The Concessionaire acknowledges that Pricing Units can be valued and sold using a number of metrics, including Cost-per-Impression (“CPI”), Cost-per-Action (“CPA”), and other unit-pricing metrics. The Concessionaire acknowledges that these metrics, under Good Industry Practice, may themselves change and evolve over the Term (the terms “CPI”, “CPA” and such other, evolving pricing metrics are referred to collectively as “Advertising-Unit Metrics”). The Concessionaire also acknowledges that the price per unit of Advertising can be established via a range of price-setting models, including (i) setting prices based a direct negotiation of a fixed rate between a

Publisher and a Media Buyer (a "Flat-Rate Model"), and (ii) setting prices based on an automated (or largely automated) bidding process (a "Bid-Based Model"). The Concessionaire similarly acknowledges that these pricing models, under Good Industry Practice, may also change and evolve over the Term (the terms “Flat-Rate Model,” “Bid-Based Model” and such other evolving pricing models are referred to collectively as “Price-Setting Models”). The Concessionaire shall disclose such information in connection with its obligations to provide System Reports under Section 16 (Performance Reviews and Reporting), as further provided below:

11.8.1	Selling Price.
As a component of its fulfillment of the Transparency Commitment, and to comply, for example, with Section 11.2 (Written Advertising Contract Requirement), the Concessionaire shall fully disclose Advertising-Unit Metrics and Price-Setting Models employed under all Advertising Contracts. Without limiting the Concessionaire's other obligations under this License Agreement, such information shall be subject in full to the MTA’s audit rights under Section 16.10 (MTA Audits).

11.8.2	Sales Under Flat-Rate Models.
In Sales under Flat-Rate Models, the Concessionaire shall set consistent CPA and CPI pricing floors and discounts (and consistent pricing floors and discounts with respect to Other Payment Metrics) for all such Flat-Rate Model transactions, whether the transaction (i) involves only Advertising Inventory and Consumer Data, or (ii) is part of a Marketing Campaign that involves both (a) Advertising Inventory and Consumer Data, and (b) Advertising Inventory or Consumer Data supplied by a Third Party Publisher (collectively, the "Consistent Flat-Rate Pricing"). The Concessionaire shall timely disclose relevant Consistent Flat-Rate Pricing to the MTA, shall notify the MTA of deviations from Consistent Flat-Rate Pricing and, upon reasonable MTA request, provide a reasonable explanation for such deviation.

11.8.3	Sales Under Bid-Based Models; Programmatic Sales.
For Programmatic Sales and other Sales under Bid-Based Models, the Concessionaire (i) shall employ one or more algorithms to determine rates based on market factors, and (ii) shall not allow one element of Advertising Inventory or Consumer Data in a Combined Marketing Campaign to be bought at a higher or lower CPA, CPI or Other Payment Metric. The Concessionaire shall instruct the Processing Platform at issue to set appropriate bid goals with respect to Combined Marketing Campaigns, with "bid goals" in this context meaning "maximize profit," "maximize traffic at breakeven" or other such instructions (collectively, "Consistent Programmatic Pricing"). The Concessionaire shall fully disclose such information in connection with its System Reports.

11.9.	Related-Party Transactions.
The Concessionaire acknowledges that transactions between related parties can threaten the Transparency Commitment, and result in reported Sales at less than full Fair Market Value. This Section 11.9 (Related-Party Transactions) applies to Sales between the Concessionaire and a Related Concessionaire Party that involve or otherwise relate to Advertising Inventory or Consumer Data (each, a "Related-Party Transaction"), and requires full and accurate treatment of contributions to Gross Revenue arising from Related-Party Transactions, and associated reporting of same.

11.9.1	Related Concessionaire Party as Brand Owner.

If the Related Concessionaire Party in a Related-Party Transaction is the Brand Owner, and if the Advertising Contract between the Concessionaire and the Related Concessionaire Party does not contain a Selling Price set at Fair Market Value, then the Selling Price under such Advertising Contract shall be deemed to be the average Selling Price at which the Concessionaire during the most recent twelve (12) month period: (i) sold equivalent Advertising Inventory to Media Buyers, or (ii) sold or otherwise provided Consumer Data to a Media Buyer or other market participant (the "Related Brand Owner Selling Price").

11.9.2	Related Concessionaire Party as Reseller.
If the Related Concessionaire Party in a Related-Party Transaction resells the Advertising Inventory or Consumer Data at issue to a Third Party, then the Selling Price for such Advertising Inventory or Consumer Data shall be the Selling Price at which the Related Concessionaire Party sells the Advertising Inventory or Consumer Data to such Third Party (the "Related Reseller Selling Price"), rather than the Selling Price between the Concessionaire and the Related Concessionaire Party at issue, except as the License Administrator may authorize from time to time, in his or her discretion, taking into account the Concessionaire’s Gross Revenue Maximization Commitment and Section 11.4 (No Arbitrage or Front-Running).

11.10.	Continuous Improvement Concerning Flexible and Transparent Payment and Performance Metrics.
Where warranted under Good Industry Practices, the Concessionaire shall evaluate the introduction and flexible use of a range of Advertising-Unit Metrics to increase the options for Media Buyers, including metrics based on Cost Per Action in addition to, or as an alternative for, traditional Cost Per Impression structures. The Concessionaire shall similarly evaluate the introduction and flexible use of a range of Price-Setting Models, including an evaluation of a mix of Flat-Rate Models, Bid-Based Models, Revenue-Sharing Models and other models for setting and maximizing the value of the Advertising Inventory. With respect to Bid-Based Models, the Concessionaire shall evaluate (in light of the Gross Revenue Maximization Commitment) the optimum use of automated, Programmatic Sales of portions of the Advertising Inventory, particularly in order to manage Inventory that has not otherwise been sold via direct sales to Media Buyers. In evaluating designs concerning Advertising-Unit Metrics and Price-Setting Models, the Concessionaire shall include in its designs appropriate features to ensure that (i) information related to Advertising prices set by such Advertising-Unit Metrics and Price-Settling Models are accessible and transparent to the MTA, as required in accordance with Section 11.8 (Transparency as to CPI, CPA, and Pricing Models), and (ii) the Advertising Content complies with the requirements set out in this License Agreement, including those requirements included in Exhibit 15 (MTA Advertising Policy).

12.	AGENCY FORCE ACCOUNT SERVICES AND FACILITY ACCESS.
The MTA acknowledges that the Concessionaire will require access to Agency Facilities and Agency support in order to perform certain of the Services. The Concessionaire acknowledges that such access and support will require coordination with, and the services of MTA personnel as well as Agency Vendors. For example, the Concessionaire acknowledges: (i) that rolling stock and certain components of Agency Facilities (where applicable) may have to be taken out of service to accommodate the Services, and (ii) that the MTA may face constraints in this regard (and others) and thus from time to time be unable to provide agreed-upon access, Agency Force Account Services, or other resources or assistance at particular times or in particular locations. The Parties agree that it is in their mutual interests to collaborate on and facilitate such access and support. This Section 12 (Agency Force Account Services and Facility Access) governs such Agency Force Account Services, and the Concessionaire’s access to Agency Facilities.

12.1.	Agency Force Account Services.
The Concessionaire acknowledges that, due to Applicable Law, Agency operational guidelines, and applicable Agency collective bargaining agreements, certain portions of the Services will require the presence of Agency Personnel to provide various functions, including inspection services, safety and other protection services, compliance oversight and other, similar services (collectively, the "Agency Force Account Services"). By way of further example, Agency Force Account Services can include: (i) general access and protection; (ii) flagging, (iii) station electrical panel connections, (iv) connections among screens and/or between screens and power panels or communications sources at stations, (v) design reviews, surveys, inspections, and approvals, and (vi) other associated tasks. In sum, to undertake or complete certain Services, the Concessionaire will need to engage the MTA to obtain, where applicable, requisite Agency Force Account Services. This requirement is in addition to the Concessionaire’s obligations to cooperate with Agency Vendors, as set out in Section 3.9 (Agency Facility Repairs and Renovations; Cooperation with Agency Vendors). To obtain Agency Force Account Services, the Concessionaire shall enter into each Agency’s standard Agency Force Account Services agreement, provided such agreements do not contain provisions that materially impair or limit express rights of the Concessionaire under this License Agreement.

12.1.1	Scope of Agency Force Account Services.
The Concessionaire acknowledges that the Agencies have only committed to allocate Agency Force Account Services for Scheduled Installations (“Committed Agency Force Account Services”). The Agencies shall use reasonable efforts to provide Agency Force Account Services beyond the Committed Agency Force Account Services; provided, however, that the Agencies' failure to provide Agency Force Account Services beyond the Committed Agency Force Account Services after exercising good faith efforts shall not constitute an Agency Delay or otherwise give the Concessionaire relief or act as the basis for a Concessionaire claim.

12.1.2	General Right of Access.
Subject to Force Majeure Events and subject to the rules and regulations of each Agency, the Concessionaire shall have the right of access to Agency Facilities, with prior notice to the Agency. Each Agency shall make available to the Concessionaire those Agency Personnel and Agency Facilities that are necessary to meet each Agency’s obligations under this License Agreement, including those under Section 3.3.5 (Orderly Installation; Limitations on Agency Force Account Services) to permit the Concessionaire's performance of the Services, including for the purpose of installing, maintaining and removing Communication Devices and Static Media. Due to operating requirements and other Agency constraints, Concessionaire access to Agency Facilities and Agency Personnel may be limited or otherwise restricted to specified hours, as required by each Agency. In the case of an emergency involving the Communications System, the Concessionaire shall be granted access in accordance with the emergency access protocols of the specific Agency at issue, all as set out in the Agency-Specific Terms. The Concessionaire shall in all cases comply with the training, badging, and escort requirements set out in the Agency-Specific Terms as they relate to accessing Agency Facilities.

12.1.3	Process for Obtaining Access to Agency Facilities.
If the Concessionaire desires access to Agency Facilities to perform the Services, and such access is governed by the Agency-Specific Terms or otherwise restricted by the relevant Agency as further set out herein, then the Concessionaire shall submit a request to the relevant Agency for such access (each, an "Access Request"). The Access Request must be submitted to an Agency in writing and with sufficient time for such Agency to review the request and to supply Agency Personnel to provide the Agency Force Account Services. The relevant Agency shall review for approval all submitted Access Requests within the applicable period set out in the Agency-Specific Terms, and such approval shall not be unreasonably withheld or delayed. The Agency-Specific Terms shall dictate whether the Concessionaire may or may not access any Agency Facility without being accompanied at all times by such Agency’s Agency Personnel, whose role will be to supervise and monitor the Concessionaire's access. If the applicable Agency-Specific Terms do not establish any such requirement, then the Concessionaire may access publicly-accessible portions of applicable Agency Facilities to perform the Services without being accompanied by Agency Personnel, unless such unaccompanied access is likely to cause danger to any individual, interfere with the safe and efficient operation of the Agency Facilities, or otherwise interfere with MTA operations or customer access to, and use of, MTA services. Each Agency shall have the right to waive any access restrictions set out in its applicable Agency-Specific Terms by notifying the Concessionaire of the same in writing.

12.1.4	Requesting Agency Force Account Services
If the Concessionaire desires Committed Agency Force Account Services or otherwise determines that such Committed Agency Force Account Services are required in connection with its provision of the Services, then the Concessionaire shall submit a written request to the MTA for Committed Agency Force Account Services in accordance with the Agency-Specific Terms. The License Administrator shall respond to such requests within the period set out in the Agency-Specific Terms, and inform the Concessionaire whether Agency Force Account Services are required and, if so, when such Committed Agency Force Account Services will become available as requested. The License Administrator shall also notify the Concessionaire if the License Administrator determines that Agency Force Account Services are required, whether or not such a request has been made.

12.1.5	Cancelled Agency Force Account Services.
If an Agency cancels its provision of Committed Agency Force Account Services, then it shall work with the Concessionaire to timely reschedule the provision of the Agency Force Account Services or access to the Agency Facilities, as applicable.

12.1.6	Continuing Concessionaire Obligations.
By way of clarification, an Agency’s provision of Committed Agency Force Account Services shall not relieve or excuse the Concessionaire from: (i) its responsibility for the safe performance of the Services; (ii) liability for accidents arising from the Services; or (iii) any other obligation under this License Agreement.

12.2.	Agency Force Account Services Costs.
The Concessionaire shall be responsible for all costs and expenses that the MTA incurs in connection with the Agency Force Account Services, including the relevant Agency's then-

applicable fully burdened labor rates (collectively, the "Agency Force Account Services Fees"). The Agency Force Account Services Fees shall be billed on a monthly basis at the relevant Agency’s cost and with markup (where applicable), and otherwise in accordance with the Agency’s standard terms and conditions then in effect or, for engineering work, the applicable Force Account rates then in effect. The MTA shall provide (or shall ensure that each relevant Agency provides) to the Concessionaire an invoice with a reasonably detailed description of the Agency Force Account Services Fees charged to the Concessionaire for such month (the “Invoiced Month” and the “Invoice” respectively) within sixty (60) calendar days of the end of the calendar month following the Invoiced Month. The MTA shall provide the applicable rate schedules to the Concessionaire upon request, provided that the MTA’s failure to provide such schedules shall not relieve the Concessionaire's obligations to pay the Agency Force Account Services Fees or other amounts due and owing pursuant to this License Agreement.

12.2.1	Force Account Funding.
Within thirty (30) days of the Execution Date, the Concessionaire shall deposit in separate accounts established by each relevant Agency, (each a "Force Account") the following: (i) the sum of two hundred and fifty thousand dollars ($250,000) with respect to the Force Account for MNR; (ii) the sum of two hundred and fifty thousand dollars ($250,000) with respect to the Force Account for LIRR; and (iii) the sum of two hundred and fifty thousand dollars ($250,000) with respect to the Force Account for NYCT (each a “Force Account Balance”). Each Agency shall draw from the applicable Force Account any outstanding Agency Force Account Services Fees in accordance with Section 12.2.2 (Payment for Agency Force Account Services Fees; Invoicing). The Concessionaire shall refresh such Force Account on a monthly basis in accordance with the most recent invoice, to maintain the required Force Account Balance for each such respective Agency.

12.2.2	Payment for Agency Force Account Services Fees; Invoicing.
Each Agency shall first withdraw Agency Force Account Services Fees from the applicable Force Account. If such Force Account does not have sufficient funds to cover applicable Agency Force Account Services Fees, then such Agency shall invoice the Concessionaire the remaining Agency Force Account Services Fees (if any) on a monthly basis, and the Concessionaire shall pay the invoiced amounts within fifteen (15) days of the applicable invoice date. The Concessionaire acknowledges that its payment of Agency Force Account Services Fees shall not reduce or otherwise affect any other Concessionaire payment obligations under this License Agreement.

12.2.3	Electricity.
Insofar as the public utilities are concerned, power consumed in connection with the Concession shall be paid for in the normal course by the applicable MTA Agency. The Concessionaire's electric consumption shall not be separately metered (except in any cases where it may be a simple matter to employ existing meters). The Concessionaire's total monthly power consumption expense shall be estimated, by extrapolating from average per unit power requirements for Advertising-Related Communication Devices and numbers of units of Advertising-Related Communication Devices deployed, and based on the rates payable by the MTA; and the Concessionaire will be required to reimburse the applicable Agency for eighty percent (80%) of such expense. The MTA shall invoice the Concessionaire for such required reimbursements, and the Concessionaire shall pay the invoiced amounts within fifteen (15) days of the applicable invoice date.

12.3.	Application of Equitable Adjustment Remedies.
For the avoidance of doubt, the provisions of Section 25 (Concessionaire Equitable Adjustment Remedies) shall apply if the unavailability of Agency Force Account Services, Agency Personnel, and/or Agency Facilities under this Section 12 (Agency Force Account Services and Facility Access) constitutes an Adjustment Event.

12.4.	Relationship of Unavailability to Events of Default.
If Agency Force Account Services, Agency Personnel, and/or Agency Facilities under this Section 12 (Agency Force Account Services and Facility Access) are unavailable due to a Force Majeure Event or other event beyond the reasonable control of the MTA, or if the unavailability occurs despite the MTA’s (or the applicable Agency’s) exercise of good faith efforts, such unavailability (i) shall not constitute an MTA Event of Default and (ii) shall not in any way be included in a determination as to the occurrence of an MTA Event of Default.

13.	MODIFICATIONS; CHANGES IN APPLICABLE LAW.

13.1.	MTA Modifications

13.1.1	MTA Removal of Stations.
The Concessionaire acknowledges that, over the Term and for operational, public service, and other reasons, certain changes may be warranted, or required, to Agency Facilities, including the removal of one or more Top Ridership Stations from the Concession. If the MTA removes a station from the Concession then, if the removal constitutes an Adjustment Event, the Concessionaire may be entitled to an Equitable Adjustment Remedy or Remedies pursuant to Section 25 (Concessionaire Equitable Adjustment Remedies).

13.1.2	Certain Additional Work and Deliverables.
Upon the MTA’s request, during the Term and in accordance with this Section 13.1.2 (Certain Additional Work and Deliverables), the Concessionaire shall: (i) provide to the MTA and/or install a reasonable number of additional units of Agency Messaging-Related Communication Devices and associated Communications System Components, and (ii) permit the MTA to employ the Communications System for additional MTA Systems-related uses beyond those specified in this License Agreement (collectively, “Additional Work and Deliverables”). The MTA shall compensate the Concessionaire for its provision of any such Additional Work and Deliverables at the Concessionaire’s out-of-pocket cost.

13.1.3	Process for MTA Modifications.
The MTA shall provide the Concessionaire not less than thirty (30) days’ notice with respect to modifications under Section 13.1.2 (Certain Additional Work and Deliverables). If the Concessionaire objects to the modification subject to such notice, it shall provide to the License Administrator documentation supporting its objection, and the License Administrator shall be entitled to request further relevant information from either or both Parties. Upon considering such information, the License Administrator shall, in his or her reasonable judgment, resolve the issues in accordance with Section 22 (Dispute Resolution).

13.2.	Modifications due to Changes in Applicable Law.
In the event of a change in Applicable Law (including a change addressed under Section 3.2.5 (Compliance of Design Services with Applicable Law)), the Parties shall proceed as follows:

13.2.1	Immediate Term Mandatory Change under Applicable Law.
If Applicable Law mandates a change in the Services, Deliverables or other aspects of the Parties’ relationship, the Concessionaire shall implement the change within the timeframe set out by such Applicable Law, and the costs of such implementation (to the extent they constitute Qualified CapEx) shall be recoupable in accordance with Section 10.2 (CapEx Recoupment).

13.2.2	Changes Grandfathered under Applicable Law.
If the changed Applicable Law “grandfathers” the Services, Deliverables or other aspects of the Parties’ relationship, and does not require immediate implementation, the Concessionaire shall implement the required changes in connection with the Concessionaire’s standard refresh practices under Section 3.5.2 (System-Refresh Services). The costs of such implementation (to the extent they constitute Qualified CapEx) shall be recoupable in accordance with Section 10.2 (CapEx Recoupment).

13.2.3	Changes Required under Applicable Law; Discretionary Timing.
The MTA shall be entitled to instruct the Concessionaire to implement a change newly mandated under Applicable Law on a schedule that is more rapid than that specified by such Applicable Law (an “Expedited Conforming Change”). The Concessionaire shall promptly implement Expedited Conforming Changes provided that the MTA compensates the Concessionaire for its implementation costs (to the extent they constitute Qualified CapEx), upon the MTA’s acceptance of the Expedited Conforming Change (upon submission of requisite supporting documentation), such that the Concessionaire shall not be required to recoup such implementation costs from Incremental Gross Revenue.

13.3.	Impact of Material Changes in Applicable Law.
The Parties recognize that certain changes in Applicable Law may have a material and substantial impact on a Party’s performance or expected financial return under this License Agreement (each a “Material Change in Law”). In the event of a Material Change in Law, the Parties shall proceed as follows:

13.3.1	Concessionaire Request for Relief Based on a Material Change in Law.
The Concessionaire shall monitor the state of Applicable Law and impending changes to such Applicable Law. If the Concessionaire seeks to rely on a Material Change in Law as a basis for delaying its performance (or non-performance) of its obligations under this License Agreement, then the Concessionaire shall promptly, and in no event later than thirty (30) days after becoming aware of the Material Change in Law, notify the MTA and such notice shall include: (i) the effect or the anticipated effect of such Material Change in Law on the Concessionaire's obligations under this License Agreement; (ii) a description of the steps taken and/or proposed to be taken by the Concessionaire to address and/or to mitigate the effects of the Material Change in Law; and (iii)

the Concessionaire’s proposed Equitable Adjustment (if any) in light of such Material Change in Law (each a “Concessionaire Change-in-Law Report”). The Concessionaire’s Change-in-Law Reports shall be included in Performance Reviews. The Concessionaire shall: (a) exercise its best efforts to continue to perform its obligations in accordance with this License Agreement to the maximum extent possible in light of the Material Change in Law; (b) expeditiously take action to address and/or implement a temporary work-around to accommodate the Material Change in Law; and (c) exercise its best efforts to mitigate or limit expenses or losses arising from the Material Change in Law.

13.3.2	MTA Notice of Material Change in Law.
Upon becoming aware of a Material Change in Law that impacts its rights or obligations, the MTA shall timely notify the Concessionaire, and provide such additional details as are necessary, in the MTA’s reasonable judgment, to inform the Concessionaire of such Material Change in Law and its impact (or projected impact) on the MTA’s performance (each an “MTA Change-in-Law Report”). The MTA Change-in-Law Report shall be included in Performance Reviews.

13.3.3	Consequences of Material Changes in Law.
If the Parties are unable to reach consensus on the handling of a Material Change in Law, upon request by the Party claiming relief from a Material Change in Law, the License Administrator shall determine (in accordance with Section 22.2 (Role of License Administrator)), whether a Material Change in Law has occurred, and the appropriate means for complying with such Material Change in Law. Such determinations shall be subject to review via arbitration in accordance with Section 22.3 (Arbitration of Disputes). Notwithstanding anything in this License Agreement to the contrary, the occurrence of a Material Change in Law shall not impact or otherwise modify the Concessionaire's payment obligations to the MTA.

14.	UNEXPECTED AGENCY DELAYS.
For purposes of this License Agreement, “Unexpected Agency Delays” shall mean (i) delays in the MTA's provision of Committed Agency Force Account Services and access to Agency Facilities where such delays exceed the periods set out in the Agency-Specific Terms, (ii) unjustified delays by the Agencies in issuing permits and approvals beyond those periods that are normally anticipated in similar projects or provided for in the Agency-Specific Terms, and (iii) delays caused by the failure of an Agency Vendor to perform as expected under the Master Schedule; provided, however, that such delays shall be deemed to be Force Majeure Events, rather than Unexpected Agency Delays, to the extent that they result from Force Majeure Events. For the avoidance of doubt, Agency Vendor delays that are outside the reasonable control of the MTA (or the Agency at issue) shall be deemed Force Majeure Events.

14.1.	Agency Delay Reports.
The Concessionaire shall notify the MTA of any claimed Unexpected Agency Delay within seven (7) days of the occurrence of the claimed Unexpected Agency Delay, and subsequently prepare a report that includes: (i) the nature of the Unexpected Agency Delay and the responsible Agency (or Agencies), or Agency Vendor(s), (ii) the date(s) of delay, (iii) the impact (if any) of the Unexpected Agency Delay on the Annual Required Installation Schedule, and/or the Services Schedule, (iv) whether the Unexpected Agency Delay impacted Scheduled Required Installations, Scheduled

Additional Installations, or both, (v) the steps the Concessionaire took to mitigate the claimed Unexpected Agency Delay, (vi) whether any Concessionaire-caused delays excused the effect of the Unexpected Agency Delay, and (vii) documentation demonstrating the Concessionaire's compliance with its obligations set out in Section 14.2 (Concessionaire Obligation to Mitigate) (each, an “Agency Delay Report”). The Concessionaire shall make the Agency Delay Report available via the IMS Dashboard within fourteen (14) days of any claimed Unexpected Agency Delay, and shall provide compilations of such information, for purposes of the Parties’ Performance Reviews, as further provided in Section 16 (Performance Reviews and Reporting).

14.2.	Concessionaire Obligation to Mitigate.
The Concessionaire shall use its commercially reasonable efforts to mitigate the impact of any Unexpected Agency Delay, including reassigning Concessionaire Personnel to perform other Services as appropriate. In addition, the Parties shall work together to identify, if possible, alternative available Agency Facilities at which the Concessionaire can perform Services as a substitute for Services that the Concessionaire is unable to perform due to the Unexpected Agency Delay at issue.

14.3.	MTA Review of Claimed Unexpected Agency Delays.
The MTA shall review each Agency Delay Report and, if the MTA, in its reasonable judgment, determines that the claimed Unexpected Agency Delay has caused a verified material adverse impact, then it shall notify the Concessionaire, and the Parties shall proceed as set out in Section 25 (Concessionaire Equitable Adjustment Remedies).

15.	INTENTIONALLY OMITTED.

16.	PERFORMANCE REVIEWS AND REPORTING.
In furtherance of the Transparency Principle, the Concessionaire shall maintain books and records concerning its performance under this Agreement, compile and provide reports concerning such performance on a periodic basis as well as via the IMS Dashboard, participate in Performance Reviews, and make its operations available to audit, all as follows:

16.1.	Revenue and Expense Reports.

16.1.1	Monthly Revenue and Expense Report.
Together with its monthly payment of Agency Compensation, the Concessionaire shall provide a report to the MTA (each, a "Monthly Revenue and Expense Report") that includes, for the preceding month and on a year-to-date basis, the following information (it being understood that all necessary information for the preceding month may not be available at the time of report submission, and any such information will be reported in the month after it becomes available):

(i)
Total revenue on Sales of Advertising Inventory by Advertising Contract (using the applicable Contract ID), including for each such Advertising Contract: (i) the Advertising-Unit Metric (for example, CPI or CPA); (ii) the volume of Pricing Units Sold; (iii) the Selling Price per Pricing Unit; (iv) whether the transactions were Programmatic Sales or Direct Sales and (v) when and where the advertising was displayed;

(ii)
Total revenue on Sales or other monetization of Consumer Data by Advertising Contract (using the applicable Contract ID), including for each such Advertising Contract: the Pricing Unit (for example Impressions) under each Advertising Contract and the associated Selling Price;

(iii)	The CapEx and Recoupment Report;
(iv)	The Per Quarter CapEx Application Report (on a calendar quarter basis);
(v)	Total Buyer-Related Services Revenue, by Advertising Contract (using the applicable Contract ID);
(vi)
A breakdown of any costs the Concessionaire has applied to such total revenue by Advertising Contract (using the applicable Contract ID), by Ad Agency, Added Content Provider or Third Party Processor (or other market participant); and

(vii)
An itemization of Related-Party Transactions, and In-Kind Transactions, and information sufficient to determine whether the Concessionaire has complied with its obligations under Section 11.4 (No Arbitrage or Front-Running).

16.1.2	Annual Revenue and Expense Report.
Not later than thirty (30) days after the close of each License Year, and instead of a Monthly Revenue and Expense Report, the Concessionaire shall deliver to the MTA a true, correct and complete statement for such License Year (each, an "Annual Revenue and Expense Report") that:

(i)	Provides the information required in a Monthly Revenue and Expense Report;
(ii)	Identifies and explains deviations from the Concessionaire's obligations as to Consistent Flat-Rate Pricing and Consistent Programmatic Pricing;
(iii)	Identifies any Related-Party Transaction by Contract ID;
(iv)	Provides copies of available inventory analytics relating to Advertising Inventory;
(v)	Provides Ad Performance Measurements for Advertising Inventory; and
(vi)
Provides an analysis of Concessionaire operations performance data and advertising performance data, including data as to the Concessionaire's evaluations of upcoming potential improvements to the Communications System.

16.2.	System Reports.
Throughout the Term, and in addition to its Monthly Revenue and Expense Reports and Annual Revenue and Expense Reports, the Concessionaire shall prepare and timely update reports concerning the Communications System and the Services, and such reports shall include the following (collectively, “System Reports”), with the Concessionaire providing and updating such System Reports for each identified period:

No.	Report	Purpose and Content	Frequency
(i)	Advertising and Consumer Data Performance Report
A report that evaluates, with supporting data, the performance of Advertisements made available via the Communications System and the performance of Consumer Data and Consumer Data analytics monetization, including Consumer Data Sales Revenue and Analytics Sales Revenue. Advertising Performance Reports shall contain Ad Performance Measurements, and shall include a discussion of Unsold Inventory.
Quarterly, with a cumulative annual report
(ii)	Advertising Contracts	The contracts identified in Section 11.2 (Written Advertising Contract Requirement).	The effective date of each Advertising Contract
(iii)	Agency Delay Report	A report concerning perceived Unexpected Agency Delays, as further specified in Section 14.1 (Agency Delay Reports).	Monthly, with a cumulative annual report
(iv)	Annual Revenue and Expense Report	The report specified in Section 16.1.2 (Annual Revenue and Expense Report).	Annual
(v)	CapEx and Recoupment Report
A report, with supporting data, that provides an accounting of (i) the then-current cumulative Qualified CapEx; (ii) the then-current CapEx Recapture Balance; (iii) the respective amounts of Incremental Gross Revenue that the Concessionaire has applied during the prior 12-month period toward Not-For-Profit Incremental OpEx Allowance, Qualified CapEx principal recoupment and Recapture Balance Interest; and (iv) the amount and application of MTA Direct Payments and MTA Funded Amounts.
Monthly (as a component of Monthly Revenue and Expense Reports), with a cumulative annual report (as a component of the Annual Revenue and Expense Report)
(vi)	Concessionaire Change-in Law Report	The report specified in Section 13.3.1 (Concessionaire Request for Relief Based on a Material Change in Law)	Within the time period set out in Section 13.3.1, with a cumulative annual report
(vii)	Concessionaire Force Majeure Report	The report specified in Section 31.3 (Concessionaire Request for Relief Based on Force Majeure Events)	Within the time period set out in Section 29.3, with a cumulative annual report
(viii)	Current Ad-Contract Report	A report that compiles specified metrics and identifying information from Advertising Contracts, as further set out in Section 11.2 (Written Advertising Contract Requirement).	Quarterly, with a cumulative annual report
(ix)	Device and Fixture Inventory Report
A report that: (i) provides the location and placement of each Communication Device and Static-Content Fixture; (ii) identifies the type of each such Communication Device or Static-Content Fixture; (iii) lists the Addressable Device Identifier for each such Communication Device, (iv) identifies the date of installation and the dates of maintenance for each such Communication Device and Static-Content Fixture; (v) identifies whether and to what extent each Communication Device operated as an Advertising-Only Communication Device, an Agency Messaging-Only Communication Device, or a Hybrid Communication Device; and (vi) charts the number and type of installed Communication Devices to the Annual Required Communications System Installation Obligations.
Quarterly, with a cumulative annual report

No.	Report	Purpose and Content	Frequency
(x)	Internal Management Reports
Copies of formal reports that the Concessionaire provides on a scheduled basis to its senior management concerning (i) the Concessionaire’s performance under this License Agreement, and (ii) the Concessionaire’s performance under other contracts with customers that involve Inventory; provided, however, that the Concessionaire shall be entitled to redact customer names from such reports.
Simultaneously with the delivery of such formal, scheduled reports to Concessionaire’s senior management
(xi)	Monthly Revenue and Expense Report	The report specified in Section 16.1.1 (Monthly Revenue and Expense Report).	Monthly
(xii)	Per Quarter CapEx Application Report
A report, with supporting data, that provides an accounting of the quarterly Applications of Incremental Gross Revenue under Section 10.2.4 (Timing for Application of Incremental Gross Revenue to CapEx Recapture Balance).
Quarterly (as a component of applicable Monthly Revenue and Expense Reports) with a cumulative annual report (as a component of the Annual Revenue and Expense Report)
(xiii)	Performance Failure Report	A report that identifies, evaluates, and provides supporting data concerning non-compliance with Performance Requirements.	Quarterly, with a cumulative annual report
(xiv)	Privacy and Information Security Report
The security audit reports specified in Section 16.9.3 (Security Audits), the privacy audit reports specified in Section 16.9.2 (Privacy Audits), and tests of the Outage Recovery Plan, as specified in Section 3.5.4.1 (Regular Testing; Updates).
Annually, unless higher frequency is warranted (in the discretion of the MTA) in light of a security incident (or threat thereof)
(xv)	Progress Report	A report on the status of work performed and milestones reached under the Services Schedule.	Quarterly, with a cumulative annual report
(xvi)	Projected Qualified CapEx Report
A report that projects the Concessionaire’s Qualified CapEx on a rolling twelve (12) month basis. The report shall identify the Concessionaire’s then-current projections and assumptions concerning recoupment of its Qualified CapEx, based on current and projected assumptions concerning unit costs and the Incremental Gross Revenue that the Concessionaire expects such Qualified CapEx to engender.
Monthly, with a cumulative annual report
(xvii)	Quarterly Spare Parts Report	A report concerning the Concessionaire’s consumption of Spare Parts and Replacement Units, as further detailed in Section 5.8.1 (Reports concerning Spare Parts and Replacements Inventory).	Quarterly, with a cumulative annual report
(xviii)	System Inventory Allocation Report
A report (i) that specifies, with supporting data, the System Inventory Allocation for the period in question, (ii) that provides such System Inventory Allocation by station or other metric reasonably selected by the MTA; (iii) that compares such System Inventory Allocation to the Generally-Applicable System Inventory Allocation.
Quarterly, with a cumulative annual report
(xix)	Updated Services Schedule
The Services Schedule, updated to account for progress (or delay) on the performance of Services, and to refresh Long-Term Requirements and Short-Term Requirements, as set out in Section 3.8.3 (Treatment of Short- and Long-Term Requirements).
Annual

16.3.	Access to System Reports and Supporting Data.

16.3.1	Provision of System Reports and Information to DMP.

The Concessionaire shall ensure that the Communications System provides to the DMP all System Reports as well all System Data underlying such Reports, via the IMS-DMP Interface (or via other means), all as provided in Section 3.2.2 (The MTA Data Management Platform).

16.3.2	Access via IMS Dashboard.
The Concessionaire shall similarly ensure that System Reports are available to the MTA via the IMS Dashboard, and through such other means as the MTA reasonably designates. The Concessionaire will continue to make historic System Reports available via the IMS Dashboard, for such period of time(s) as the MTA reasonably designates.

16.3.3	Form of System Reports.
The Concessionaire shall present System Reports in a consistent and complete form and manner, and shall rely on a standard set of templates and forms approved by the MTA. Upon the License Administrator’s request, the Concessionaire shall provide all supporting information (including applicable raw data) for a System Report, in a form and format that the License Administrator reasonably requests. The supporting information shall be the MTA's property and treated as Agency Confidential Information, and the Concessionaire shall provide the MTA with access to such supporting information online and on an ad-hoc basis.

16.4.	Additional Information.
The License Administrator reserves the right to request the Concessionaire to provide additional financial and operational statements and reports in a form and level of detail from time to time acceptable to the License Administrator. The License Administrator shall be entitled to require the preparation of System Reports on a more frequent basis than that set out in Section 16.2 (System Reports), if the License Administrator in his or her reasonable discretion determines that the Concessionaire’s performance under this License Agreement requires greater oversight.

16.5.	Concessionaire Books and Records; Retention.
The Concessionaire shall: (i) prepare, keep and maintain original complete and accurate books of account and records, in form and substance satisfactory to the MTA, of (a) all Gross Revenue and other transactions by the Concessionaire from which Gross Revenue can be determined, and (b) all Qualified CapEx expenditures, recoupments, and Qualified CapEx-related transactions; (ii) record all transactions relating to (a) Advertising displayed on the Agency Facilities pursuant hereto in such books of account and records, (b) Consumer Data and Consumer Data analytics monetization, including Consumer Data Sales Revenue and Analytics Sales Revenue, (c) Transportation Analytics, and (d) Qualified CapEx; (iii) maintain true and complete copies of all Advertising Contracts, purchase orders, and other agreements or understandings relating to Advertising displayed on the Agency Facilities; and (iv) prepare, keep, and maintain full and accurate books and records relating to all System Reports (collectively, “Books and Records”). The Concessionaire shall retain such Books and Records for a period of not less than six (6) years following the end of each License Year and the Concessionaire's obligations under this Section 16.5 (Concessionaire Books and Records; Retention) shall survive the termination or expiration of this License Agreement.

16.6.	Certifications.

16.6.1	Concessionaire Officer-Certification as to Annual Required Installation Obligations.
On an annual basis, and upon expiration or termination of this License Agreement, an officer of the Concessionaire shall certify to the MTA under oath (a) that the Concessionaire has met its Annual Required Communications System Installation Obligations and (b) that the reported Qualified CapEx expenditures and recoupments are true and accurate. The officer shall similarly certify that the information contained in the Annual Revenue and Expense Report is true and correct, and that the Concessionaire has not taken any action: (i) that results in an unfair, inappropriate, or disproportionate reduction in Gross Revenue; (ii) that misallocates sales, pricing, or discounting between Media Buys with respect to Advertising Inventory (and/or Consumer Data) and other similarly situated Inventory (and/or Consumer Data) under the Concessionaire's management; or (iii) that results in any material discrepancy between or among (a) Advertising (and/or Data) sold to a Media Buyer and its affiliates under this License Agreement and (b) Advertising (and/or Data) sold to that Media Buyer (and/or its affiliates) independent of this License Agreement. The Concessionaire shall provide this certification reasonably promptly after the close of the License Year at issue.

16.6.2	Certification by Independent Certified Public Accountant.
Not later than one hundred and twenty (120) days after the close of each License Year or (as applicable) the expiration or termination of this License Agreement, the Concessionaire shall deliver to the MTA a certification by an independent certified public accountant approved by the License Administrator (such approval not to be unreasonably withheld or delayed) (the "Certifying CPA"). In such certification, the Certifying CPA shall confirm that the portion of the Annual Revenue and Expense Report described in Section 16.1.2(i) was prepared in accordance with GAAP, the terms of this License Agreement, and any adjustments that the Certifying CPA determines are necessary. If such certified adjusted Annual Revenue and Expense Report indicates that the Agency Compensation received by the MTA in respect of said period is less than the amount due under this License Agreement, then the Concessionaire shall simultaneously remit to the MTA a check for the deficit (plus any interest due hereunder). Such deficit check must accompany the certification of the Certifying CPA.

16.6.3	Certification Costs.
The Concessionaire shall be responsible at its sole cost and expense for thoroughly documenting the Gross Revenue and Qualified CapEx and for causing them to be audited and certified by an accounting firm satisfactory to the MTA.

16.7.	Annual Review.
The Parties shall conduct a review of the Concessionaire’s performance under this License Agreement and other relevant subject matter on an annual basis (each, an “Annual Performance Review”). Before the Annual Performance Review (and by a date and time reasonably set by the MTA), the Concessionaire shall provide the MTA System Reports covering the full expiring contract-year. The Concessionaire shall certify that to the best of its knowledge, and reasonable diligence and review, each such System Report fairly and accurately reflects the subject matter area, including any failures by the Concessionaire to meet applicable Performance Requirements or other obligations under this License Agreement. Unless otherwise reasonably specified by the MTA, each Annual Performance Review shall be conducted as follows:

16.7.1	MTA Briefing.
Not later than thirty (30) days before the Annual Performance Review, the MTA shall provide to the Concessionaire a briefing that includes and identifies: (a) the MTA’s perspective with respect to the Parties’ successes and failures in relation to the Concessionaire’s accessing of Agency Facilities and the provision of Agency Force Account Services, considered reasons and “lessons learned” for such successes and failures, and any likely increases in the Agency Force Account Service Fees during the next License Year; (b) projections in relation to the progress of the MTA initiatives and programs affecting the Scheduled Installations in the next License Year; and (c) reasonable details of any other matter reasonably foreseeable by the MTA which, if it happened in the way anticipated by the MTA, could reasonably be expected to give rise to or to become an Unexpected Agency Delay, Force Majeure Event, or other grounds for Equitable Adjustment under Section 25 (Concessionaire Equitable Adjustment Remedies) and (d) such information as may be available to the MTA at the relevant time in relation to any potential forthcoming proposal for the installation of additional devices and components pursuant to Section 3.3.10 (MTA-Proposed Installations) that the MTA can reasonably foresee as likely to be proposed under that Section 3.3.10 (MTA-Proposed Installations) in the next License Year (or confirmation that no such proposal is likely in that License Year) (the “MTA Briefing”).

16.7.2	Briefing and “Lessons Learned” by Concessionaire.
During the Annual Performance Review, the Concessionaire shall review and explain each of the System Reports. In this review, the Concessionaire shall: (i) explain the status of the Services, Deliverables, Performance Requirements, and other subject matter covered by the System Report (including Agency Delay Reports); (ii) identify open issues; (iii) identify successes and failures (particularly any material failure to meet applicable Performance Requirements); and (iv) provide considered reasons and “lessons learned” for such successes and failures (including applicable root cause analyses with respect to Performance Requirements failures) (the “Concessionaire’s Briefing”). The Concessionaire shall include with the Concessionaire’s Briefing each claim for an Equitable Adjustment (with supporting materials) that it shall then currently be seeking in accordance with Section 25.5 (Procedure for Equitable Adjustment).

16.7.3	Proposed Changes in Schedule for New License Year; Equitable Adjustments.
After completion of the Concessionaire’s Briefing, the Concessionaire shall explain any changes it proposes to the Master Schedule in light of its Briefing and the MTA Briefing. The Concessionaire shall explain the manner in which the proposed changes responsibly address issues raised in the System Reports, the Concessionaire’s Briefing, and the MTA Briefing, and shall particularly address (i) any material non-compliance with applicable Performance Requirements, (ii) obligations concerning Required Installations, (iii) obligations concerning Additional Installations, or (iv) issues raised in Agency Delay Reports. The MTA shall be entitled to ask any and all questions pertinent to the Concessionaire’s Briefing, System Reports, or other matters of interest to the MTA with respect to the Concessionaire’s performance, claims for Equitable Adjustments and the basis therefor, and/or the Communications System generally. The MTA shall be entitled to require the Concessionaire to provide follow-up and more detailed or expansive coverage of issues deemed relevant by the MTA. The Concessionaire shall promptly prepare follow-on materials in response to MTA questions and concerns, and submit these materials to the MTA for review and approval (“Follow-On Review Materials”). Where applicable, the MTA shall similarly provide the basis for changes it proposes to the Master Schedule in light of its Briefing and the Concessionaire’s Briefing; provided that no change to the Master Schedule proposed by the MTA shall have the effect of preventing the Concessionaire from seeking an Equitable Adjustment (or Equitable Adjustments) in respect of delays or other matters which gave rise to the need for such changes. The License Administrator shall then review and, in his or her reasonable discretion, reject, approve, or modify any (a) proposed changes to the Master Schedule and (b) proposed Equitable Adjustments (whether such Equitable Adjustments arise due to the Concessionaire’s Briefing, the MTA Briefing, or otherwise).

16.7.4	Going-Forward Remedial Plans; Other Remedial Plans.
Based on the information provided under Section 16.7.2 (Briefing and “Lessons Learned” by Concessionaire) and Section 16.7.3 (Proposed Changes in Schedule for New License Year; Scheduled Additional Installations Where Impacted by Unexpected Agency Delays), and based on commercially reasonable grounds and tailored to non-compliance with the Concessionaire’s obligations under this License Agreement (as reasonably determined by the MTA), upon notice the MTA shall be entitled to require the Concessionaire to adopt changes to its going-forward approach and plans, in the form of a Remedial Plan. Such Remedial Plans include those specified under Section 16.7.4 (Going-Forward Remedial Plans; Other Remedial Plans) and Section 26.2.5.2 (Remedial Plan concerning Profit Maximization Commitment). The Concessionaire shall comply with all such Remedial Plans.

16.7.5	Intentionally Omitted.

16.7.6	Logistics.
The Annual Performance Review shall occur at the time and place, and for the duration reasonably set by the MTA. Additionally, the MTA shall be entitled to reasonably designate the Concessionaire personnel (and personnel of the Concessionaire’s Authorized Vendors) it wishes to have attend the Annual Performance Review, and the Concessionaire shall use commercially reasonable efforts to obtain their attendance. For the avoidance of doubt, neither the Concessionaire, nor any Authorized Vendor, shall be entitled to compensation from the MTA (whether for travel expenses or otherwise) in connection with Annual Performance Reviews.

16.8.	Other Performance Reviews.
The MTA shall be entitled to schedule and conduct Performance Reviews other than Annual Performance Reviews, on such mutually convenient dates as it shall determine (each an “Ad Hoc Review Date”) following reasonable notice (each an “Ad Hoc Review Notice”). During the period between the Ad Hoc Review Notice and the Ad Hoc Review Date, the Concessionaire shall prepare such System Reports and other information as the MTA reasonably requests, it being agreed and understood that a reasonable request in this regard includes those materials that the Concessionaire is required to provide for Annual Performance Reviews, cumulative to the date the MTA reasonably specifies (provided such date is on or before the date of the Ad Hoc Review Notice). The Performance Review shall include any or all features of an Annual Review (including the MTA’s requiring one or more Remedial Plans) and additional features warranted by the circumstances, all as reasonably established by the MTA.

16.9.	Concessionaire Internal Audits.

16.9.1	Audits regarding System Reports.
On an annual basis, commencing on the first anniversary of the Effective Date, the Concessionaire shall complete reasonable auditing procedures sufficient to permit it to certify to the accuracy and completeness of its System Reports as provided in Section 16.7 (Annual Review).

16.9.2	Privacy Audits.
On an annual basis, commencing on the first anniversary of the Effective Date, the Concessionaire shall: (i) conduct an audit of the Concessionaire’s Privacy Practices; (ii) conduct an audit of its compliance with Section 8 (Privacy); and (iii) perform a risk assessment (or updated risk assessment) regarding the privacy and security of Consumer Data (each, an "Internal Privacy Audit"). The Concessionaire shall promptly remedy any deviations from the standards set out in Section 8 (Privacy) uncovered by an Internal Privacy Audit. The Concessionaire shall timely report to the License Administrator all deviations identified by an Internal Privacy Audit and the Concessionaire's efforts to correct the same. The Concessionaire shall also deliver to the License Administrator copies of each Internal Privacy Audit within thirty (30) days of the completion of the applicable Internal Privacy Audit.

16.9.3	Security Audits.
On an annual basis, commencing on the first anniversary of the Effective Date, the Concessionaire shall cause annual audits of the Communications System Components under the control of the Concessionaire (including all associated Concessionaire backend systems) to be conducted by a certified public accountant registered with the Public Company Oversight Board based on the Statement on Standards for Attestation Engagements (SSAE) No. 16, and shall obtain a SOC 2 Type 2 report prepared in connection therewith (each, a "SOC 2 Audit"). The MTA shall be entitled to require the Concessionaire to perform a security audit other than a SOC 2 Audit if, in the MTA’s determination, an alternative procedure is warranted based on industry practice, developments in information security or other relevant factors (SOC 2 Audits and such alternative procedures are collectively referred to as "Security Audits").

16.9.3.1	Timing.
With respect to each Security Audit, the Concessionaire shall (i) confer with the MTA as to the scope and timing of the Security Audit, and (ii) accommodate the MTA’s requirements and concerns. Unless otherwise agreed by the MTA and the Concessionaire, Security Audits shall be conducted so as to result in a final audit opinion not later than 120 calendar days following the close of the Concessionaire's fiscal year.

16.9.3.2	Provision of Security Audit Reports.
The Concessionaire shall provide a copy of the report from each Security Audit (each, a "Security Audit Report") to the MTA and their independent auditors as soon as reasonably possible after the conclusion of each Security Audit, and in all events within thirty (30) calendar days of the completion of the Security Audit. The Concessionaire shall provide all updates to any Security Audit Reports to the MTA promptly after they are received by the Concessionaire. The Concessionaire shall promptly correct any deficiencies identified in any Security Audit Report. At the MTA’s request, the Concessionaire shall confirm in writing that there have been no changes in the relevant policies, procedures and internal controls since the completion of a Security Audit other than the correction of any deficiencies. The Concessionaire shall not redact the Security Audit Reports specified in this Section 16.9.3.2 (Provision of Security Audit Reports), unless the redacted information (i) does not relate to System Data, or (ii) would materially compromise the security of the Concessionaire's systems.

16.9.3.3	Concessionaire Inability to Deliver Security Audit Report.
If the Concessionaire is unable to timely deliver a required Security Audit Report, then the Concessionaire, at its sole cost and expense, shall: (i) provide the MTA, on or before the date such Security Audit Report is due, a written notice explaining the reason for the delay; (ii) take all necessary actions to promptly resolve the delay; and (iii) permit the MTA and its external auditors to perform those procedures and tests that are reasonably necessary for their assessment of the operating effectiveness of the Concessionaire's policies, procedures and internal controls.

16.10.	MTA Audits.

16.10.1	Auditors; Scope of Audit.
The MTA and other Governmental Authorities either directly or through a designee shall be entitled to examine the Concessionaire's compliance with the terms and conditions of this License Agreement, including: (i) to verify the accuracy of the Concessionaire’s Certifications under Section 16.6.1 (Concessionaire Officer-Certification as to Annual Required Installation Obligations); (ii) to verify the accuracy in all material respects of System Reports; (iii) to evaluate compliance with the Contracting Principles, Annual Required Installation Obligations and obligations to transition some or all of the Static-Content Fixtures to Communication Devices; (iv) to verify the accuracy and completeness of Agency Compensation; and (v) to otherwise audit the Concessionaire’s compliance with this License Agreement. The MTA’s audit rights shall extend to the Concessionaire and all Related Concessionaire Parties.

16.10.2	Audit Process.
The Concessionaire shall permit the Auditor to carry out audits to ensure that the Concessionaire is complying with the terms and conditions of this License Agreement. The Concessionaire shall provide the Auditor with such accounts, information, documentation (including the Concessionaire's consolidated audited accounts, Books and Records, and electronic records, covering details of all Advertising Contracts, Consumer Data and transactions regarding Advertising Inventory) and explanations that the Auditor reasonably requires (collectively, the "Requested Information"). The Auditor shall be provided access to staff and to facilities and premises, including Concessionaire’s systems and databases (i) that are reasonably necessary to conduct the audit, and (ii) where the Auditor believes non-compliant Services or non-compliant activities may be taking place, including those of Related Concessionaire Parties.

16.10.2.1	Confirming Information; Frequency.

The Auditor shall have the right to take copies and extracts of documents relevant for the purposes of the audit, subject to reasonable non-disclosure protections. Such audit will not take place more than once every year and shall be restricted to a period not more than five (5) years preceding the notice given for the audit. The MTA’s audit rights shall extend for the duration of the Term.

16.10.2.2	Audit Expenses.
The MTA shall pay all costs and expenses of audits permitted under this Section 16.10.2 (Audit Process); provided, however, that if an audit shows an underpayment of MTA Revenue Share, or an overstatement of Qualified CapEx, by five percent (5%) or more, the Concessionaire shall pay the cost and expense of the audit (with the overdue payment and interest as provided under Section 23 (Payment Terms)), without prejudice to the MTA’s other rights and remedies. The Concessionaire shall make such payment within ten (10) days following the delivery of the MTA’s invoice for such audit costs and expenses.

16.11.	Reconciliation.
Immediately after receipt of the Certifying CPA's certification of the applicable Annual Revenue and Expense Report pursuant to Section 16.6.2 (Certification by Independent Certified Public Accountant) (the “Revenue Report Receipt Date”), the Parties shall conduct an annual reconciliation based on such Revenue Report, and such annual reconciliation shall include the reconciliation procedures set out in Section 10.2.5 (Annual Reconciliation). The Parties shall true-up, by no later than ninety (90) days following the Revenue Report Receipt Date (or the expiration or termination of this License Agreement, where applicable), any debits or credits discovered as a result of the annual reconciliation, including those that may be due to the MTA under Section 26 (MTA Remedies), and shall coordinate any Equitable Adjustments determined in accordance with Section 25.5 (Procedure for Equitable Adjustments).

16.12.	Deficiencies in Payment.
Without limiting the remedies available to the MTA under this License Agreement or Applicable Law, if as a result of an audit or examination, the MTA determines that the Concessionaire has not made the full payments required hereunder for the period for which such examination is made, the Concessionaire shall pay the amount of the deficiency as determined by the MTA within ten (10) days after written notice and demand by the MTA. Such payment shall be made notwithstanding that the Concessionaire may contest the correctness of the MTA’s assessment, and no such payment shall bar the Concessionaire from disputing or contesting the MTA’s deficiency determination. Such disputes or contests hereunder shall be resolved pursuant to the alternative dispute resolution mechanism described in Section 22 (Dispute Resolution). The Concessionaire further agrees that it shall remit, without notice from the MTA, any compensation due pursuant to this License Agreement for any unreported and/or excessive deductions identified by the Concessionaire's independent certified public accountant.

17.	INTELLECTUAL PROPERTY.

17.1.	Grant to MTA.

17.1.1	Rights in the Communications System.

The Concessionaire, under its Intellectual Property Rights, hereby grants to the MTA and its Affiliates, a perpetual, non-exclusive, transferable, sublicensable, fully paid-up license, during and after the Term, to access, modify, use, and otherwise exploit the Communications System (and each Communications System Component) for all purposes associated with the MTA's operations within the Field of Use. The term "Field of Use" means use for purposes related to customer communications, customer experience, advertising, and operations of the MTA and the Agencies.

17.1.2	Rights Regarding Agency Messaging.
For the avoidance of doubt, it is agreed and understood that the Agencies and all Agency Affiliates hold the right to use the Communications System to display and otherwise provide Agency Messages for all purposes within the Field of Use.

17.1.3	Rights in System Interfaces, System Documentation and System Data.
The Concessionaire, under its Intellectual Property Rights, hereby grants to the MTA (and, for the avoidance of doubt, the Agencies and all Agency Affiliates), during and after the Term, a non-exclusive, transferable, sublicensable, fully paid-up license to copy, modify, use and otherwise exploit the System Interfaces, System Documentation, and System Data for all purposes associated with the MTA's operations. By way of clarifying example, this license includes full permission and right to permit others to similarly copy, modify, use and otherwise exploit the System Interfaces, System Documentation, and System Data for all purposes associated with the MTA's operations within and outside of the Field of Use. By way of clarification, and not limitation, the MTA shall have the right to use the System Data for any purposes, including those outside of the Field of Use.

17.1.4	Rights in Consumer Data.
The Concessionaire, under its Intellectual Property Rights, hereby grants to the MTA a perpetual, irrevocable, non-exclusive, transferable, sublicensable, fully paid-up license to copy, aggregate, modify, distribute, and otherwise use Consumer Data obtained through Data Collection Technology for all purposes related to the MTA Systems or operations, including public safety, Agency Messaging, Agency marketing research and associated initiatives, operations planning research, the customer experience in the Systems, navigation, or support of any other element of the MTA's operations, in each case subject to the scope of applicable Opt-In Consents with respect to the MTA's use of PII embedded in Consumer Data.

17.1.5	Rights in Concessionaire Work Product.
The Concessionaire, under its Intellectual Property Rights, hereby grants to the MTA (and, for the avoidance of doubt, the Agencies and all Agency Affiliates) a perpetual, irrevocable, non-exclusive, transferable, sublicensable, fully paid up license to copy, modify, publicly display, publicly perform, distribute and otherwise exploit for all purposes work product and Deliverables resulting from Services it provides to the MTA under Section 3.6 (Creative Design, Mobile App and Data Capture Services).

17.1.6	Rights Regarding Manufacture, Maintenance, and Repair.
The Concessionaire, under its Intellectual Property Rights, hereby grants to the MTA (and, for the avoidance of doubt, the Agencies and all Agency Affiliates), following the termination or expiration of this License Agreement, a perpetual, irrevocable, non-exclusive, transferable, sublicensable, fully paid-up license to manufacture, produce, maintain, and repair all portions of the Communications System (including Spare Parts and Replacement Units) for which the Concessionaire holds the same rights, and to otherwise engage in Product Manufacturing. Such rights include a perpetual, irrevocable, royalty-free, fully-paid, sublicensable right: (i) to use, execute, copy, and modify associated Manufacturing Documentation; (ii) to use such Manufacturing Documentation in order to engage in Product Manufacturing; and (iii) to make, have made, test, repair, and use Spare Parts and Replacement Units in connection with such Product Manufacturing; provided, however, that the MTA (and its Authorized Vendors) shall not sell or otherwise make available to Third Parties any Spare Parts and Replacement Units that it or its Authorized Vendors manufacture, unless strictly in connection with the Communications System. If the MTA provides a Third Party with Manufacturing Documentation, then the MTA shall require such Third Party to execute a non-disclosure agreement that is substantially as protective of the Concessionaire’s proprietary interests as this License Agreement. By way of clarification, and not limitation, the Concessionaire shall not prohibit or otherwise block the MTA from making or having made those portions of Communications System Hardware (including Lowest-Level Replaceable Components) for which the Concessionaire owns the underlying Intellectual Property Rights. Promptly upon the MTA’s request, the Concessionaire shall provide requested Manufacturing Documentation necessary for the MTA to exercise the rights in this Section 17.1.6 (Rights Regarding Manufacture, Maintenance and Repair). The Concessionaire shall provide to the MTA all Manufacturing Documentation for all components of the Communications System that does not constitute a Third Party COTS component within the period required pursuant to Section 5.5 (System Documentation). With respect to Manufacturing Documentation for those portions of the Communications System that consists of Third Party COTS components, the Concessionaire shall provide associated Manufacturing Documentation to the extent such Manufacturing Documentation is available from the applicable Third Party.

17.1.7	Copyright Permissions to MTA.
The Concessionaire shall obtain from Media Buyers, Advertising Content owners and other relevant rights-holders all requisite permissions and waivers necessary to permit the MTA, on a royalty-free, irrevocable basis, to: (i) make photographs, videotapes and other images of Agency Facilities and rolling stock that display Advertising Content (collectively, the "Facility Images"), and (ii) copy, display, publicly perform, modify, distribute and otherwise exploit such Facility Images in connection with their transportation system and services.

17.1.8	System Software Escrow.
For purposes of this Section 17.1.8 (System Software Escrow), the term "Requisite Source Code" means: (i) Source Code for all Concessionaire Software; (ii) Source Code for Third Party Software to the extent that the Concessionaire has rights in, or access to, such Source Code; and (iii) the other materials that the Concessionaire is obligated to place into escrow pursuant to Section 17.1.8.11 (Other Deposit Materials). For the avoidance of doubt, the Concessionaire is obligated to provide Source Code for System Interfaces upon delivery of such System Interfaces under Section 5.4 (System Interfaces), and the escrow provision set out in this Section 17.1.8 (System Software Escrow) accordingly do not apply to System Interface Source Code.

17.1.8.1	Escrow Agent Selection.

No more than sixty (60) calendar days after the Effective Date, the MTA and the Concessionaire shall select a mutually agreeable Third Party escrow agent (the "Escrow Agent"). If an Escrow Agent has not been selected within sixty (60) calendar days after the Effective Date, then the MTA shall be entitled to unilaterally select an industry-recognized Escrow Agent.

17.1.8.2	Three-Party Software Escrow Agreement.
The MTA and the Concessionaire shall enter into an agreement (the "Three-Party Software Escrow Agreement") with the Escrow Agent. The Three-Party Software Escrow Agreement shall contain obligations and rights with respect to the MTA and the Concessionaire that are the same in all material respects as those set out in this Section 17.1.8 (System Software Escrow) using the form supplied by the Escrow Agent. The Three-Party Software Escrow Agreement shall last for a period of not less than the shorter of (i) the delivery of a then-current copy of the Requisite Source Code to the MTA pursuant to Section 17.1.8.7 (Use of Deposit Materials), and (ii) thirty (30) years from the execution of the Three-Party Software Escrow Agreement.

17.1.8.3	Quality of Requisite Source Code.
The Concessionaire shall ensure that the Requisite Source Code: (i) is in a form such that a programmer of ordinary skill in the applicable programming language(s) is able to efficiently print, display and read; (ii) includes Source Code listings, Object Code listings, design details, flow charts and related materials that permit the related Software to be efficiently copied, maintained, updated, improved and compiled; (iii) includes related libraries, other source components, compilers and linkers so that, when compiled, linked and otherwise manipulated to create the runtime/executable image for the related Software, such materials create a complete and fully operational run-time/executable version of the Software; (iv) contains good and sufficient programmers' comments; and (v) constitutes the preferred form of the Source Code for making modifications to such Source Code.

17.1.8.4	Delivery of Source Code to the Escrow Agent.
The term "Deposit Materials" means all Requisite Source Code that the Concessionaire is obligated to provide to the Escrow Agent pursuant to this Section 17.1.8 (System Software Escrow). The Concessionaire shall deliver to the Escrow Agent the Requisite Source Code within thirty (30) calendar days of the introduction of the applicable portion of the Requisite Source Code into a production environment version of the Communications System. Within thirty (30) calendar days of the release of any Update to the Requisite Source Code, the Concessionaire shall supplement or replace the Deposit Materials to include such Update, all in Requisite Source Code form. Such Updates shall include the listing of all supplements or replacements on a new Deposit Log, which shall be signed by the Concessionaire and delivered with the supplements or replacements to the Escrow Agent. Notwithstanding anything to the contrary, the Concessionaire shall promptly deliver to the Escrow Agent a copy of all Deposit Materials in the event of a transition pursuant to this Contract, including Section 3.7 (Transition Services). Prior to the delivery of the Deposit Materials to the Escrow Agent, the Concessionaire shall conspicuously label for identification each document, magnetic tape, disk and other tangible media upon which the Deposit Materials are written or stored (the "Deposit Log"). The Concessionaire shall provide to the MTA a copy of each Deposit Log prior to the Concessionaire's submission of the same and the associated Deposit Materials to the Escrow Agent.

17.1.8.5	Deposit Inspection.
Upon receipt of the Deposit Materials, the Escrow Agent may conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantities identified herein. In addition, the MTA may elect to cause a verification of the Deposit Materials in accordance with Section 17.1.8.6 (Deposit Verification) at the Concessionaire's sole cost and expense. The Concessionaire and the MTA shall have the right to be present at the verification.

17.1.8.6	Deposit Verification.
Upon receipt of the Deposit Materials, the MTA shall be entitled to commission the Escrow Agent (at the Concessionaire's sole cost and expense) to verify Deposit Materials to ensure that they constitute Requisite Source Code and otherwise comply with the Contract Documents. The Concessionaire shall promptly remedy any deviations from these requirements.

17.1.8.7	Use of Deposit Materials.
The Deposit Materials shall be held by the Escrow Agent in escrow and the MTA shall be entitled to access and use such Deposit Materials upon the occurrence of one or more of the following events (collectively, the "Triggering Events"): (i) there is a material failure to meet an individual Performance Requirement either (a) for three (3) consecutive measurement periods, or (b) for four (4) measurement periods in any six (6) consecutive measurement periods (each, a "Chronic Performance Failure"); (ii) the Concessionaire fails to remedy a material deviation in the Deposit Materials from the requirements set out in Section 17.1.8.3 (Quality of Requisite Source Code) after notice and a thirty (30) day opportunity to cure; (iii) the Concessionaire fails to promptly respond adequately, as determined by the MTA in its reasonable judgment, to an Event of Default; (iv) the Concessionaire makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or petitions for reorganization or arrangement under the bankruptcy laws; (v) if a petition in bankruptcy is filed against the Concessionaire; (vi) if a receiver or trustee is appointed for all or any part of the property and assets of the Concessionaire; (vii) the Concessionaire voluntarily winds-up or liquidates its business or that segment of its business pertinent to the Communications System; or (viii) in the event of a transition pursuant to Section 3.7 (Transition Services).

17.1.8.8	Right to Use Deposit Materials Following Release.
Upon the occurrence of a Triggering Event, the MTA (and its Authorized Vendors) shall have the perpetual, irrevocable, royalty-free, fully-paid, sublicensable right to execute, copy, modify and otherwise use the released Requisite Source Code in order to provide corrections for, maintain, improve and otherwise use the System Software covered by the Requisite Source Code as it is used in the Communications System. The MTA shall be entitled to engage Authorized Vendors to develop and modify Source Code contained in the Deposit Materials for such purposes (each, a "Post-Trigger MTA Modification").

17.1.8.9	Subcontractors.
The Concessionaire agrees that it is solely responsible for ensuring that all Subcontractors provide the sufficient rights and material for the Concessionaire to comply with its obligations set out in this Section 17.1.8 (System Software Escrow).

17.1.8.10	MTA Right to Obtain Support.
The Concessionaire acknowledges that its employees, Subcontractors, consultants and vendors involved in the development of the System Software (each, a "Concessionaire Developer") have valuable knowledge and expertise necessary to the maintenance and support of such System Software. The MTA shall be entitled to access or otherwise engage Concessionaire Developers for the purpose of maintaining the System Software following a release of the Deposit Materials pursuant to this Section 17.1.8 (System Software Escrow). To permit the MTA to exercise this right, the Concessionaire hereby agrees to waive enforcement of any non-competition or non-solicitation protections it may have with respect to such Concessionaire Developers, for purposes of their assisting the MTA (or an Authorized Vendor) in such work (as an independent contractor, employee or otherwise).

17.1.8.11	Other Deposit Materials.
The Concessionaire shall submit with the Deposit Materials applicable: (i) Documentation and a licensed copy of all Software tools such as debuggers, assemblers and compilers needed to convert the supplied Requisite Source Code into executable form used by the target processors and procedures necessary to transfer executable code to operational systems, as well as configuration Documentation to set up the environment to generate the target for the executable Source Code; (ii) hardware devices, such as EPROM programmers, with their accompanying firmware and Software tools, necessary to transfer the executable programs onto the storage device used by any embedded microprocessor; and (iii) Documentation that provides for all Requisite Source Code the following categories of information (as applicable): (a) general descriptions and operations; (b) architecture and basic program functions; (c) data flow information; (d) detailed memory map and listing; (e) input/output port map; and (f) licensing information for Open Source modules.

17.1.8.12	Escrow Fees.
As between the MTA and the Concessionaire, the Concessionaire shall be solely responsible for all costs and expenses associated with both the MTA’s and the Concessionaire's obligations under this Section 17.1.8 (System Software Escrow), including all fees charged by the Escrow Agent.

17.1.8.13	System Software Escrow Material Designation.
The Concessionaire shall submit to the MTA a written list of all portions of the Communications System that are subject to the escrow obligations within ninety (90) calendar days of the MTA’s issuance of the NTP (the "Escrow Material Inventory List"). The Concessionaire shall provide the MTA with updated versions of the Escrow Material Inventory List both annually and any time Source Code is delivered to the Escrow Agent or the MTA pursuant to this Section 17.1.8 (System Software Escrow).

17.1.9	Third Party Intellectual Property During the Term.
During the Term, the Concessionaire shall be responsible for obtaining requisite licenses (and support agreements) and paying all royalties and other fees relating to Third Party Intellectual Property Rights: (i) embodied in the Communications System, the System Data (including Consumer Data); (ii) embodied in the Advertising Content and Services; (iii) necessary or required for the operation of the Communications System and provision of the Services; and (iv) necessary or required for the MTA (and, for the avoidance of doubt, the Agencies and all Agency Affiliates) to exercise their rights under this Section 17.1 (Grant to MTA). The Concessionaire shall assign such licenses and take the other actions specified in Section 3.7 (Transition Services).

17.1.10	Additional Intellectual Property Rights.
The Concessionaire, under its Intellectual Property Rights, hereby grants to the MTA (and, for the avoidance of doubt, the Agencies and all Agency Affiliates) during the Term a non-exclusive, transferable, sublicensable, fully paid-up license to copy, modify, publicly display, publicly perform, distribute and otherwise exploit any other Intellectual Property Rights of the Concessionaire not otherwise granted to the MTA (and, for the avoidance of doubt, the Agencies and all Agency Affiliates) pursuant to this License Agreement; provided, however, that such rights are solely those necessary for their use and enjoyment of the Services as contemplated herein.

17.2.	Grant to Concessionaire.

17.2.1	Grant; General Considerations.
As further set out below, the MTA hereby grants the Concessionaire rights to display Advertising on Advertising Fixtures and to implement other technologies, which in the MTA’s discretion may include technologies that facilitate data collection and interaction with mobile devices. In connection with this grant of rights, the MTA hereby obligates the Concessionaire to: (i) display Agency Messaging on Agency Messaging Fixtures; and (ii) provide the design, equipment, supplies, work, and other services, in and for the Communications System and the associated Digital System Infrastructure, that supports Advertising and Agency Messaging. As more fully set out below, the Concessionaire shall, among other things: (a) assume management of existing Fixtures and Communications Systems transitioned from the Prior Concessionaire; (b) design, procure, install, implement, operate, maintain, refresh and improve a Communications System and the associated Digital System Infrastructure; (c) manage, market and sell Advertising Inventory in a manner that maximizes Gross Revenue; (d) manage the timely display of Agency Messaging; (e) perform the Services, and provide Deliverables in accordance with the applicable Performance Standards; and (f) at MTA’s option, provide mobile support services and data support services.

17.2.2	Grant of Exclusive Advertising Concession Rights to Concessionaire.
Subject to the terms and conditions herein, the MTA hereby grants to the Concessionaire during the Term those exclusive rights (and other specified rights) set out in Section 7 (Advertising).

17.2.3	Non-Exclusive Rights Regarding Transient-Retail Content Advertising.
Subject to the terms and conditions herein, the MTA hereby grants to the Concessionaire during the Term a non-exclusive, non-transferable, non-sublicensable, royalty-free license to engage in Transient-Retail Content advertising activities in Communication Device and Fixture Locations. The Concessionaire's rights granted in the preceding sentence are subject to the MTA’s review and approval of any specific Transient-Retail Content advertising activities in accordance with Section 6 (Acceptance and Approval Process).

17.2.4	Non-Exclusive Rights to Agency Messaging.

Subject to the terms and conditions herein, the MTA, under its Intellectual Property Rights, hereby grants to the Concessionaire, during the Term, a non-exclusive, non-transferable, non-sublicensable, royalty-free license to: (i) copy, distribute, publicly display and publicly perform Agency Messaging at and by means of Digital Communication Device and Fixture Locations, and (ii) modify the format, graphics, color schemes and (where applicable) artistic, educational and informative presentation of Agency Messaging (collectively, "Concessionaire Messaging Input"). The Concessionaire agrees that it shall: (i) follow agreed-upon style guides and content approval requirements with respect to Concessionaire Messaging Input and the resulting reformatted Agency Messaging; (ii) use Agency Messaging embodying Concessionaire Messaging Input solely as permitted in the preceding sentence; and (iii) obtain the MTA’s prior approval for modifying Agency Messaging to include Concessionaire Messaging Input.

17.2.5	Non-Exclusive Rights to Certain Agency Marks.
The term "Agency Marks" means: (i) the MTA’s weekender subway map design and associated trade dress; (ii) the route symbols for the MTA's subway lines, including those that are federally and/or New York State registered trademarks; (iii) the trademark "MTA" and the logo identifying the MTA and the corresponding mark and logo for each of the MTA’s operating agencies; and (iv) any trademarks, service marks, logos, or other branding of the Agencies. Subject to the terms and conditions herein, the MTA, under its Intellectual Property Rights (and those of the Agencies), hereby grants to the Concessionaire during the Term a non-exclusive, non-transferable, non-sublicensable, royalty-free license to affix Agency Marks to Agency Messaging, but solely for purposes of the Concessionaire's performance of its obligations under this License Agreement.

17.2.5.1	Quality Control.
To preserve the quality, integrity and goodwill associated with the Agency Marks, the Concessionaire hereby agrees that during the Term, the Concessionaire: (i) shall not use the Agency Marks other than as expressly permitted in this License Agreement; and (ii) shall not use the Agency Marks in any way that (a) disparages Agency Marks or the MTA, (b) detracts from the goodwill of the MTA, or (c) otherwise diminishes the value of or dilutes the Agency Marks in any manner (collectively, the "Quality Standard").

17.2.5.2	Cessation of Use.
Without limiting the MTA’s rights under Section 26.4 (Termination for Uncured Event of Default), the Concessionaire agrees to cease use of an Agency’s Agency Marks immediately upon the License Administrator’s demand if the License Administrator determines, in the License Administrator’s sole and absolute discretion, that the Concessionaire has breached the Quality Standard or that its conduct reasonably threatens to breach the Quality Standard.

17.2.5.3	Restrictions.
Except as permitted in Section 17.2.5 (Non-Exclusive Rights to Certain Agency Marks), the Concessionaire shall not make any use whatsoever of any corporate name, trade name, service mark, trademark or trade dress of an Agency without the License Administrator’s prior written approval, which may be withheld or withdrawn for any reason.

17.2.6	Additional Intellectual Property.

The License Administrator shall consider requests from the Concessionaire for licenses to additional Intellectual Property Rights. The License Administrator shall determine whether and on what terms to grant such requests in its sole and absolute discretion.

17.2.7	No Implied Licenses.
As between the Parties, the MTA (and the other Agencies, their licensors, where applicable) retain ownership of all right, title and interest to the Agency Marks and all other Agency Intellectual Property, except those rights expressly granted to the Concessionaire under this Section 17.2 (Grant to Concessionaire). There shall be no licenses or rights implied under this License Agreement or based on any course of conduct. All rights not expressly granted to the Concessionaire are reserved by the MTA.

17.3.	Confidentiality.

17.3.1	Additional Requirements Concerning Sensitive Security Information.
The Concessionaire shall protect, and take measures to ensure that its Subcontractors protect, "sensitive information" made available during the course of administering this License Agreement in accordance with 49 U.S.C. Section 40119(b) and implementing DOT regulations, "Protection of Sensitive Security Information," 49 CFR Part 15, and with 49 U.S.C. Section 114(s) and implementing Department of Homeland Security regulations, "Protection of Sensitive Security Information," 49 CFR Part 1520.

17.3.2	Confidentiality Obligations.
Confidential or sensitive information of the MTA or the Concessionaire (the "Disclosing Party" as context permits) provided to the other party (the "Receiving Party" as context permits) shall be governed as follows:

17.3.2.1	Confidential Information.
The term "Confidential Information" means any information (in any medium) concerning the Disclosing Party that is disclosed or provided to the Receiving Party, whether oral or in writing, in connection with this License Agreement that: (i) concerns the business, employees, customers, marketing, finance, methods, research, processes, procedures, operations, technical data, specifications, drawings, plans, diagrams, sketches, renderings, maps, surveys, photographs or other information of or about the Disclosing Party; (ii) is marked confidential, restricted or proprietary at the time of disclosure or within a reasonable period thereafter; or (iii) by the nature of the information itself, or the circumstances surrounding its disclosure, should in good faith be treated as confidential. The Concessionaire agrees that Personally Identifiable Information provided by the MTA, or to which the Concessionaire has access or otherwise receives pursuant to this License Agreement, constitutes Agency Confidential Information.

17.3.2.2	Non-Disclosure; Standard.
The Receiving Party shall not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this License Agreement, and shall disclose such Confidential Information only to those employees, directors, Affiliates, contractors, Subcontractors, suppliers and agents of the Receiving Party who have a need-to-know basis for access to such Confidential Information for the purpose of performing obligations or exercising the Disclosing Party's rights under this License Agreement and that are under a duty of confidentiality no less restrictive than the Receiving Party's duty hereunder and by Applicable Law. The Receiving Party shall protect the Confidential Information from unauthorized use, access or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information, but shall in no event use less than a reasonable standard of care and diligence.

17.3.2.3	Exceptions.
Except for Personally Identifiable Information provided by the Agency, for which there shall be no exception, the Receiving Party's obligations hereunder with respect to Confidential Information shall not apply to Confidential Information that the Receiving Party can demonstrate in writing (to the Disclosing Party's reasonable satisfaction): (i) was already known to the Receiving Party at the time of disclosure by the Disclosing Party; (ii) was or becomes available to the Receiving Party on a non-confidential basis from a Third Party, provided that such Third Party is not bound by an obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; (iii) is or has become generally available to the public through no fault of the Receiving Party; (iv) is independently developed by the Receiving Party without access to, or use of, the Disclosing Party's Confidential Information, as evidenced through proper documentation; or (v) is required by law to be disclosed, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party's reasonable request and expense, in any lawful action to contest or limit the scope of such disclosure.

17.3.3	Delivery of Agency Data and Confidential Information.
Upon the MTA’s request, the Concessionaire shall promptly provide the MTA with copies of any and all requested Agency Data (including Agency Confidential Information) in electronic form, all at the Concessionaire's sole cost and expense.

17.3.4	Order of Priority for Agency Data.
The Concessionaire agrees that to the extent that any provision or requirement relating to Agency Data conflicts with the requirements set out in this Section 17.3 (Confidentiality), the more stringent provision or requirement shall apply.

17.3.5	Public Records.
Notwithstanding anything to the contrary, including Section 17.3.2.2 (Non-Disclosure; Standard) and Section 17.3.2.3 (Exceptions), the Concessionaire acknowledges that: (i) the MTA may be subject to the New York State Freedom of Information Law (N.Y. Pub. Off. Law sec. 84 et seq.) and other laws relating to the disclosure or production of information in the MTA's possession (collectively, the "Public Records Law"), and (ii) the MTA's obligations with respect to Concessionaire Confidential Information shall be subject to the Public Records Law.

17.3.6	No Transmission of Agency Confidential Information Outside of the United States; Exceptions.
In no event shall the Concessionaire transmit, transfer or otherwise store Agency Confidential Information outside of the United States without the Agency's prior written approval.

17.3.7	Return or Destruction of Agency Confidential Information.
Upon the termination or expiration of this License Agreement, or otherwise upon demand by the MTA, the Concessionaire shall, at the MTA’s direction and at the Concessionaire's sole cost and expense, either: (i) return to the MTA all Agency Confidential Information within the Concessionaire's possession or control, or (ii) destroy such Agency Confidential Information and certify to such destruction in writing.

18.	REPRESENTATIONS AND WARRANTIES.

18.1.	Concessionaire Representations and Warranties.
In addition to the other representations and warranties set out in this License Agreement, the Concessionaire represents and warrants, as of the Effective Date and throughout the Term, as follows:

18.1.1	Quality of Services and Materials.
The Concessionaire shall perform the Services: (i) in the best and most professional and workmanlike manner, by qualified individuals of appropriate skill, training and experience, employing requisite resources and materials; (ii) supplying materials of the best class, nature and quality; (iii) with the highest regard to the safety of life and property and, at a minimum, according to guidelines and directions given by the MTA; and (iv) to the full satisfaction of the MTA and otherwise in conformance with the requirements set out in this License Agreement, including (a) the specifications, rules, terms and conditions set out in the Agency-Specific Terms, and (b) any Agency-approved plans, design drawings and specifications.

18.1.2	Compliance with Performance Requirements.
The Services and Deliverables shall meet applicable Performance Requirements in all material respects.

18.1.3	Compliance with Documentation; Good Industry Practice.
The Communications System and all Deliverables shall comply with applicable Documentation in all material respects, and with Good Industry Practice.

18.1.4	Fit for the Particular Purpose.
All components of the Services and Deliverables are suitable for their particular purposes, and their use as contemplated under this License Agreement is consistent with all supplier guidelines, limits and restrictions for such portions of the Services.

18.1.5	No Viruses.
As of the time of delivery or performance, nothing within the Services contains any computer virus, spyware, malware, code of malicious intent, worm or other intentionally destructive code: (i) that would disrupt the use of the Services or any component of the Services; (ii) that would destroy or damage Agency Facilities, Agency Data, or any other Agency property or asset, or make the same inaccessible or otherwise adversely impacted; or (iii) that would permit the Concessionaire's personnel or other Persons access to any portion of the Services or other Agency IT System after having their usual access privileges revoked or suspended.

18.1.6	Copyleft Open Source Software.
The Services do not and shall not include open source software licensed under a "reciprocal" or "copyleft" open source license (such as the GPL or MPL) in a manner that would require Software embodied in Agency IT Systems to be licensed or otherwise made available in source code form to Third Parties.

18.1.7	Non-Infringement; No Other Violations.
The Services, the Communications System, Advertising Content, Added Content provided by the Concessionaire, and System-Sourced Data provided or otherwise generated by the Concessionaire do not and shall not: (i) violate or infringe any Intellectual Property Rights of a Third Party; (ii) defame the reputation or other interests of a Third Party; (iii) constitute the misappropriation of a Third Party's publicity rights; or (iv) violate a Third Party's legally-protected privacy rights.

18.1.8	Legal Compliance; Permits and Approvals.
The Concessionaire: (i) is and shall remain in compliance with all Applicable Law, including all federal, state and local requirements applicable to its performance of the Services which are the subject matter of this License Agreement, and all individuals utilized by it, whether its own employees or Subcontractor employees, who are required by Applicable Law to have and maintain a professional license are and will remain so fully licensed; (ii) shall maintain throughout the Term all required consents, approvals, licenses and permits from Governmental Authorities necessary for the performance of its obligations under this License Agreement; and (iii) is in compliance and will continue to be in full compliance with the safety policies of the Agencies. The Agencies shall reasonably assist the Concessionaire in obtaining required permits, all at the Concessionaire's sole cost and expense.

18.1.9	Existence; Authority.
The Concessionaire (i) is duly incorporated, organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing under the laws of each such jurisdiction in which it conducts business, and (ii) has the full power and authority to enter into this License Agreement and to carry out its obligations herein, as well as the right to convey all licenses, assignments and rights conveyed herein, and its performance hereunder does not violate any existing agreement between the Concessionaire and any Third Party.

18.1.10	No Litigation.
Except as specifically disclosed to the MTA in writing prior to the Effective Date, no claim, litigation, investigation or proceeding of or before any Governmental Authority is currently pending nor, to the best of the Concessionaire's knowledge (after undertaking reasonable due diligence), is any claim, litigation or proceeding threatened against the Concessionaire or against its properties or revenues (i) which involves a claim of defective design or workmanship in connection with any contract entered into by the Concessionaire, or (ii) which, if adversely determined, would have an adverse effect on the business, operations, property or financial or other condition of the Concessionaire or otherwise adversely affect the Concessionaire's performance under this License Agreement. For purposes of this Section 18.1.10 (No Litigation), a claim, litigation, investigation or proceeding may be deemed disclosed to the MTA if the MTA has received from the Concessionaire (and the MTA has acknowledged receipt thereof), prior to the Effective Date, detailed written information concerning the nature of the matter involved, the relief requested and a description of the intention of the Concessionaire to controvert or respond to such matter.

18.1.11	No Default.
The Concessionaire is not in default of any obligation (including payment and performance) under any agreement or other undertaking with a Governmental Authority, and no such default or event of default (as defined in any such agreement or undertaking) has occurred and is continuing or would occur as a result of the execution and performance of this License Agreement.

18.1.12	No Commission or Inducements.
That: (i) no Person has been employed or retained to solicit or secure this License Agreement upon any agreement or understanding for a commission, percentage, brokerage, contingent fee or other consideration, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Concessionaire for the purpose of securing business; (ii) no inducements (in the form of entertainment, gifts, offers of employment or any other thing of value) or gratuities have been offered or given or shall be offered or given to any official or employee of an Agency or a member of their immediate family or household (including individuals who were recent employees of an Agency); and (iii) during the Term, the Concessionaire shall not make any offer of employment to any employee of an Agency, or solicit or interview therefor, without obtaining the prior written approval of the MTA.

18.1.13	No Damage to Property.
The Concessionaire has reviewed this License Agreement and if the Services are performed without fault or negligence on the part of the Concessionaire, such Services shall not cause any damage to the foundations, walls or other parts of adjacent, abutting or overhead buildings, railroads, bridges, structures or surfaces.

18.1.14	No Conflicts of Interest.
The Concessionaire does not have an interest that conflicts with the Concessionaire's performance of its obligations under this License Agreement. If the Concessionaire later acquires information indicating that there may be an actual or apparent conflict of interest, then the Concessionaire shall promptly bring such information to the MTA’s attention. The Concessionaire shall thereafter cooperate with the MTA’s review and investigation of such information, and shall comply with the instructions it receives from the MTA in regard to remedying the situation. The provisions of this Section 18.1.14 (No Conflicts of Interest) are supplemental to, and not in lieu of, Applicable Law with respect to conflicts of interest. In the event that there is a conflict between the standards applicable under this License Agreement and those provided by Applicable Law, the stricter standard shall apply.

18.1.15	No Undisclosed Interested Persons.

There are no undisclosed Related Concessionaire Parties. This License Agreement is entered into by the Concessionaire without any connection with any other entity or Person making a proposal for the same purpose, and without collusion, fraud or conflict of interest. No elected or appointed officer or official, director, employee, agent, or other contractor of the MTA and its subsidiaries and Affiliates, or of the City or State of New York (including elected and appointed members of the legislative and executive branches of government), or member of the immediate family or household of any of the aforesaid, is: (i) interested on behalf of or through the Concessionaire directly or indirectly in any manner whatsoever in the execution or the performance of this License Agreement, including in any portion of the consideration, or (ii) an employee, representative or agent of, or advisor or consultant to, the Concessionaire or, to the knowledge of the Concessionaire, of or to any Subcontractor.

18.1.16	Exceptions; Agency Consent.
The MTA, in its sole discretion, may consent in writing to waive the restrictions set out in Section 18.1.15 (No Undisclosed Interested Persons) with respect to an individual or entity if the Concessionaire provides the MTA with a written request for such waiver, in advance, which identifies all of the individuals and entities involved and sets forth in detail the nature of the relationship and why it would not constitute a conflict of interest.

18.1.17	Corporate Form and Domicile of Concessionaire.
The Concessionaire is a corporation with a principal place of business in New York.

18.2.	MTA Representations and Warranties; Disclaimers.

18.2.1	Authority to Execute License Agreement.
The MTA represents and warrants that it has the full power and authority to enter into this License Agreement and to carry out its obligations herein.

18.2.2	No Representations as to Specified Matters.
The Concessionaire agrees that the MTA has made no representations or warranties regarding: (i) the number, condition or location of (a) Device and Fixture Locations, and (b) other portions of Agency Facilities that may be designated as Device and Fixture Locations; (ii) the volume of business which the Concessionaire will or may have pursuant to this License Agreement; or (iii) the amount of Gross Revenue that will or may be realized.

18.2.3	No Representations Regarding Suitability.
The Concessionaire agrees that the MTA has made no representations or warranties concerning the suitability of the Agency Facilities and Agency Data for the uses specified in this License Agreement, it being assumed that the Concessionaire has investigated the feasibility of the Agency Facilities and Agency Data for its businesses.

18.2.4	No Representations Regarding Quantity, Quality or Availability.
The Concessionaire agrees that (i) the MTA has made no representations or warranties concerning the quantity, quality or availability of the Agency Facilities and Agency Data, and (ii) the Agency

Facilities and Agency Data, if any, are provided to the Concessionaire on an "as-is" and "as-available" basis, and the MTA has made no representations or warranties of any kind, express or implied, including warranties of merchantability, title, non-infringement, condition or fitness for a particular purpose.

18.2.5	No Agency Responsibility For Damages.
The Concessionaire agrees that, except as otherwise expressly provided in this License Agreement, the MTA shall not be responsible for damages, nor shall there be any diminution of payments due from the Concessionaire under this License Agreement, for or on account of any decrease in the volume of the Concessionaire's business or its Gross Revenue or any change in the Concessionaire's expenses.

18.2.6	Disclaimer.
EXCEPT AS EXPRESSLY PROVIDED IN THIS LICENSE AGREEMENT, THE MTA EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

19.	INDEMNIFICATION.

19.1.	Concessionaire Indemnification Obligations.
The Concessionaire shall defend, indemnify and hold the Agency Indemnitees harmless from any and all Losses resulting from: (i) the Concessionaire's performance or non-performance under this License Agreement, including any breach of the representations and warranties set out in Section 18.1 (Concessionaire Representations and Warranties); (ii) a Security Incident or unauthorized use of MTA Consumer Data; (iii) the Concessionaire's failure to comply with Applicable Law, including Privacy Laws; (iv) any actual or alleged infringement of a Third Party's Intellectual Property Rights by the Services, the Communication System, System-Sourced Data, Advertising Content, or Added Content where such Added Content has been supplied by the Concessionaire; (v) a breach of Section 3.11 (Duty to Notify MTA of Discovered Site Conditions and Environmental Hazards); (vi) the Concessionaire's failure to obtain necessary permits, approvals and consents (including consents relating to the use of Consumer Data); and (vii) any accident, injury, death or damage to any Person or property caused by the Concessionaire (collectively, "Indemnified Claims").

19.2.	Procedure for Indemnification.
The MTA shall use its good faith efforts to notify the Concessionaire within a reasonable time of the assertion of any claim, action, suit or proceeding concerning any Indemnified Claim for which the Agencies (or, where applicable, the relevant Agency Indemnitees) are seeking indemnification. If the MTA decides to conduct the defense of an Indemnified Claim, the Concessionaire shall reimburse the MTA for all reasonable costs and expenses (including reasonable attorneys' fees) that the MTA incurs in connection with its defense of such Indemnified Claim, and the Concessionaire shall cooperate fully with the MTA in the defense of the Indemnified Claim, at the Concessionaire's sole cost and expense. If the MTA decides to have the Concessionaire defend the Indemnified Claim, the MTA shall notify the Concessionaire of that decision in writing and: (i) the Concessionaire shall hire counsel that is approved by the MTA, and such approval shall not be unreasonably withheld; (ii) the Concessionaire shall bear all costs and expenses associated with the Indemnified Claim; (iii) the Concessionaire shall have sole control of the defense and settlement of the Indemnified Claim, provided that the Agency Indemnitees are fully indemnified and that any settlement does not include the admission of guilt, wrongdoing, negligence or comparable plea, the imposition of civil or criminal penalties or indictments or the entering of consent decrees or orders of any kind, by the Agency Indemnities or the Concessionaire on behalf of the Agency Indemnities without the MTA’s express written consent; (iv) the MTA shall cooperate with the Concessionaire in the defense of the Indemnified Claim, at the Concessionaire's sole cost and expense; and (v) the MTA shall be entitled to participate in any such defense at its own expense and with counsel of its own choosing.

19.3.	Concessionaire Mitigation Obligations.

19.3.1	Mitigation of an Injunction.
Without limiting the MTA’s other rights, in the event that an injunction is obtained by a Third Party against any portion of the Services, the Concessionaire shall, at its sole cost and expense and within ten (10) calendar days of any injunction, either (i) procure for the MTA the right to continue to use the impacted portions of the Services, or (ii) initiate a plan to replace or modify the impacted portions of the Services with equivalent components (for all purposes, including function, feature and performance) that are not subject to said injunction, and complete such plan as expeditiously as possible and within an MTA-approved timeframe.

19.3.2	Absence of Negligence Not a Defense; Agency Approval Not a Defense.
By way of clarification, and not limitation, the Concessionaire's indemnification obligations are absolute and are not dependent upon any question of negligence on its part or on the part of its agents, officers, employees or Subcontractors. The Concessionaire's obligations under this Section 19 (Indemnification) shall not be excused or otherwise limited by (i) the MTA’s approval of the Services (including the Concessionaire's plans, methods and performance of the same), or (ii) the MTA’s failure to (a) call the Concessionaire's attention to improper or inadequate performance, (b) require that the Concessionaire change the Services (including its performance of the same), or (c) require that the Concessionaire take certain precautions or refrain from certain actions.

20.	LIMITS OF LIABILITY.
IN NO EVENT SHALL THE MTA, AGENCIES OR AGENCY AFFILIATES BE LIABLE TO THE CONCESSIONAIRE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR OTHER ECONOMIC LOSS, EVEN IF THE MTA, AGENCIES, OR AGENCY AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES WERE, OR SHOULD HAVE BEEN, FORESEEABLE OR KNOWN BY THE AGENCIES OR AGENCY AFFILIATES.

21.	INSURANCE.

21.1.	Concessionaire Insurance Coverage.

No later than six (6) days after the Execution Date, the Concessionaire shall, at its sole cost and expense, have in place, and shall maintain throughout the Term, the insurance coverage set out in Section 21.1 (Concessionaire Insurance Coverage) (each, an "Insurance Policy" and collectively, the "Insurance Policies"), all in accordance with this Section 21 (Insurance). All Insurance Policies shall be written by companies with an A.M. Best Company rating of "A-/VII" or better.

21.1.1	Workers' Compensation Insurance.
Employer's Liability Insurance with limits of not less than the greater of (i) $2,000,000, and (ii) the limits that are required pursuant to Applicable Law. The coverage limits required in this Section 21.1.1 (Workers' Compensation Insurance) may be met by a combination of primary and excess coverage.

21.1.2	Commercial General Liability Insurance.
Commercial General Liability Insurance on ISO Form version 2013, CG 00 01 04 13 (or an equivalent approved by the MTA) with limits of liability in the amount of at least: (i) $25,000,000 each occurrence/$25,000,000 General Aggregate Limit, and (ii) $25,000,000 Products-Completed Operations per occurrence and in the aggregate for injuries to persons (including death) and damage to property. The insurance shall be primary and non-contributory to any other valid and collectible insurance, and must be exhausted before implicating any available Agency policy.

21.1.2.1	Form of Coverage for Commercial General Liability Insurance.
The coverage limits required in Section 21.1.2 (Commercial General Liability Insurance) may be provided in the form of a primary policy or combination of a primary and an umbrella/excess policy. If the required coverage limits can only be met when applying an umbrella/excess policy, then such umbrella/excess policy must follow the form of the underlying policy and be extended to "drop down" to become primary in the event that the primary limits are reduced or aggregate limits are exhausted.

21.1.2.2	Coverage for Commercial General Liability Insurance.
The insurance required in Section 21.1.2 (Commercial General Liability Insurance) shall be written on an occurrence form, and shall include: (i) contractual coverage for liability assumed by the Concessionaire under this License Agreement; (ii) personal and advertising injury coverage; (iii) products-completed operations coverage; (iv) independent contractor's coverage; and (v) "XCU" coverage (explosion, collapse and underground hazards) where necessary. In addition, the Concessionaire shall remove (a) any contractual liability exclusion that is applicable to construction or demolition operations to be performed within fifty (50) feet of railroad tracks, and (b) any coverage for claims for bodily injury asserted by an employee of an Additional Insured and any employer liability exclusion that may otherwise operate to exclude such coverage. Requirement (v)(b) in this Section pertains to Federal Employer’s Liability Act (FELA) coverage for Railroad employees. Since it is customary for Employers Liability to be excluded from the Commercial General Liability policy, the exclusion needs to be voided in order to have coverage. By way of limited example, in the event that a Railroad employee is injured due to a Subcontractor’s negligence, the MTA would have the option of subrogating against the Subcontractor to recover damages that are being paid to the employee.

21.1.2.3	Additional Insured for Commercial General Liability.
The insurance required in Section 21.1.2 (Commercial General Liability Insurance) shall include an additional insured endorsement on Form ISO CG 20 10 1185, which is the combination of CG 20 10 (Ongoing Operations) and CG 20 37 (Products/Completed Operations) (or Form ISO CG 20 10 04 13 or another equivalent approved by the MTA) naming the Additional Insured as additional insured: (collectively, the "Additional Insured").

21.1.3	Business Automobile Liability Insurance.
Business Automobile Liability insurance on Form CA 00 01 10 01 (or Form CA 00 01 10 13 or another equivalent approved by the MTA), in the Concessionaire's name with limits of liability of at least $2,000,000 per accident for claims for bodily injuries (including death) to persons and for damage to property arising out of the ownership, maintenance or use of any owned, hired or non-owned motor vehicle. The insurance required by this Section 21.1.3 (Business Automobile Liability Insurance) shall be extended to include employees of any insured acting in the scope of their employment.

21.1.4	Cyber Risk Insurance.
Cyber Risk insurance (Network Security and Privacy Liability Insurance) and data protection liability insurance (cyber liability). Such coverage shall include: (i) violation or infringement of any right, privacy, or breach of federal, state or foreign security and/or privacy laws or regulations; (ii) data theft, damage, destruction or corruption, including unauthorized access, unauthorized use, identity theft, theft of personally identifiable information or confidential corporate information, transmission of a computer virus or other type of Malicious Code and participation in a denial of service attack on a third party; and (iii) contractual liability coverage for the confidentiality/data breach indemnity requirements in this License Agreement for civil liability, regulatory investigations and notification costs and expenses resulting from a Security Incident with a minimum limit of $20,000,000 for each and every claim and in the aggregate. Such insurance must address all of the foregoing without limitation if caused by an employee, agent, Subcontractor or an independent contractor working on behalf of the Concessionaire in connection with this License Agreement. The MTA shall have the right to require the Concessionaire to require additional coverage limits beyond the $20,000,000 to the extent required by Applicable Law or additional coverage limits are consistent with Good Industry Practice. The Parties acknowledge that the Concessionaire has provided its policy wording in force as at the Execution Date in relation to “civil liability” which is as follows:
“(h) "Loss" means compensatory damages, judgments, settlements, pre-judgment and post-judgment interest and Defense Costs, including without limitation:
(1) punitive, exemplary and multiple damages where insurable by the applicable law which most favors coverage for such punitive, exemplary and multiple damages;

(2) civil fines or penalties imposed by a governmental agency and arising from a Regulatory Action, unless the civil fine or penalty imposed is uninsurable under the law of the jurisdiction imposing such fine or penalty;
(3) any monetary amounts an Insured is required by law or has agreed to by settlement to deposit into a consumer redress fund; and
(4) amounts payable in connection with a PCI-DSS Assessment.”

21.1.4.1	Additional Insured for Cyber Risk.
The insurance required in Section 21.1.4 (Cyber Risk Insurance) shall name the Additional Insured as additional insured.

21.1.5	Railroad Protective Liability Insurance.
Railroad Protective Liability Insurance on Form ISO-RIMA (or an equivalent form approved by the MTA), with limits of liability of (i) from the Effective Date to not later than sixty (60) days after the Execution Date, at least $5,000,000 per occurrence and $10,000,000 in the aggregate and (ii) not later than sixty (60) days after the Effective Date, at least $10,000,000 in the per occurrence and $20,000,000 in the aggregate, in each case covering the work to be performed at the designated job site and affording protection for damages arising out of bodily injury or death, and physical damage to or destruction of property, including damage to the insured's own property, and conforming to the following:

21.1.5.1	Additional Insured for Railroad Protective Liability.
The insurance required in Section 21.1.5 (Railroad Protective Liability Insurance) shall name the Additional Insured as a named insured, and shall have the ability to list additional insureds or for a separate policy to be issued to cover additional insureds.

21.1.5.2	Additional Requirements for Railroad Protective Liability Insurance.
The following requirements shall apply to the insurance required in Section 21.1.5 (Railroad Protective Liability Insurance): (i) the policy shall be endorsed to provide coverage for claims arising from injury to employees covered by the Federal Employers Liability Act (FELA); (ii) the policy shall indicate the name of the Concessionaire performing the Services, the names of the Agencies for which the Services are being performed; and (iii) the policy shall include a description of the Services and a License Agreement Number, as applicable.

21.1.5.3	Form of Evidence of Insurance for Railroad Protective Liability Insurance.
The Concessionaire shall provide evidence of Railroad Protective Liability Insurance in the form of the original policy. In lieu of providing the original policy, a detailed insurance binder (ACORD or Manuscript Form) may be provided pending issuance of the original policy, provided that the original policy is provided within thirty (30) days following the Concessionaire's provision of the insurance binder.

21.1.6	Property Insurance.
Property insurance including coverage for flood and earthquake, in a form approved by the MTA, providing all risk coverage for physical damage or destruction to the Communications System with limits of not less than the full replacement cost of all physical components of the Communications System the screens and related equipment.

21.1.6.1	Additional Insured for Property Insurance.
The insurance required in Section 21.1.6 (Property Insurance) shall name the Additional Insured as additional insured.

21.1.7	Builder’s Risk/Installation Floater Insurance.
The Concessionaire shall furnish evidence to the MTA that it carries primary coverage for builder’s risk / installation floater insurance (the “Builder's Risk/Installation Floater Insurance”) on an all-risk completed value form in an amount equal to the replacement cost of the Communications System. The Concessionaire shall ensure that the Builder’s Risk/Installation Floater Insurance remains in force until the construction and installation of the Communications System is completed and accepted. In the event that the Builder’s Risk/Installation Floater Insurance policy has a deductible, such deductible amount shall not exceed $250,000 unless an excess amount is expressly approved by the MTA.  All policy deductibles are to be assumed by the Concessionaire.

21.1.7.1	Additional Requirements for Builder’s Risk/Installation Floater Insurance.
The Builder’s Risk/Installation Floater Insurance policy shall: (i) not contain a coinsurance provision; (ii) be endorsed to provide that all premium considerations are the sole responsibility of the Concessionaire; (iii) state that losses are to be adjusted with the MTA; (iv) be endorsed to include a waiver of subrogation against all parties named as insured(s) and the Additional Insured, but only to the extent the loss is covered; (v) cover any and all real and personal property owned (including owner provided material, equipment and cost of owners dedicated project support labor), used or intended for use or hereafter created, installed or acquired, including while in the course of building, erection, installation and assembly; (vi) include coverage for false-work, temporary buildings and debris removal including demolition, increase cost of construction, architect's fees and expenses, flood and earthquake and include all below and above ground structures, water and sewer mains; and (vii) include coverage for materials, equipment, machinery and supplies of any nature whatsoever, used or intended for use or hereafter created, installed or acquired provided such property is intended to be permanently located in or on the building or structures as more fully described herein. The Concessionaire shall use its commercially reasonable endeavors to obtain a policy covering the initial work to install the Communications Devices which shall be written with the Concessionaire as the “First Named Insured,” and the Additional Insured as “Additional Named Insured” and “Loss Payee”.

21.1.7.2	Minimum Coverage Requirements for Builder’s Risk/Installation Floater Insurance.
At minimum, the Builder’s Risk/Installation Floater Insurance policy shall expressly provide coverage for the following:

(i)
Damage to the MTA’s existing property, property leased to the MTA, or property in the care custody and control of the MTA. Damage to useable existing property if resulting from a peril insured against and emanating from the work performed by the Concessionaire.

(ii)
Coverage for materials and equipment stored off site and while in transit. The minimum limit of insurance shall be equal to the maximum storage value at the largest storage location considering the value of all material or equipment located at the off-site storage location. A separate limit shall be applicable to material and equipment while in transit that represents the maximum value of the material or equipment in any one transit conveyance.

(iii)	“Beneficial Occupancy” - The Builder’s Risk/Installation Floater Insurance policy must permit partial or beneficial occupancy prior to the final acceptance of the work.
(iv)	Policy coverage extensions to addressing Changes in Law, ordinance or regulation, and increased cost of construction.
(v)	Coverage for resultant damage including amendment of exclusions (if necessary) pertaining to error in design, plans and or faulty workmanship.
(vi)
“Equipment Breakdown Coverage” or “Hot Testing Coverage” during installation and testing operations, including, but not limited to, performance testing of any machinery, equipment, electrical apparatus, traction power systems, signal systems, associated controls, etc., where applicable.

(vii)
“Loss Valuation” - On a "Replacement Cost" basis with a policy modification to cover all cost to repair or replace the structure or work (including overhead and profits) and based on replacement cost calculations at the time of repair or replacement.

(viii)	“Debris Removal” - Equal to a minimum sum insured representing 25% of the replacement cost of the Communications System.

Evidence of Builder’s Risk/Installation Floater Insurance requires submission of the policy and approval is conditioned upon the MTA's review of the final policy form.  Pending issuance of the policy, a temporary binder can be provided to the MTA in advance of the start of construction and allowing sufficient time to review the documents for coverage content. The binder for insurance must be replaced with an actual policy within forty-five (45) days of the policy inception.  The policy shall be amended by endorsement allowing thirty (30) days’ notice of cancellation with such notice sent to the First Named Insured (i.e. the Concessionaire, as provided in Section 21.1.7.1 (Additional Requirements for Builder’s Risk/ Installation Floater Insurance) and to the Additional Insured.

21.1.8	Evidence of Insurance Coverage.
The Concessionaire shall furnish evidence of all required Insurance Policies within five (5) Business Days after the Execution Date and, in any event, prior to the Concessionaire's commencement of any Services, and upon the MTA’s reasonable request. Evidence of Insurance Policies shall be delivered to the following recipient:
GREYSTONE MANAGEMENT COMPANY
c/o MTA Real Estate Department
2 Broadway, 4th Floor
New York, NY 10004

21.1.9	Form of Evidence for Insurance Coverage.
Except for Railroad Protective Liability Insurance, the requirements for which are set out in Section 21.1.5.3 (Form of Evidence of Insurance for Railroad Protective Liability Insurance), the Concessionaire may submit certificates of insurance as evidence of the required insurance coverage (collectively, the "Insurance Certificates"). If Certificates of Insurance are submitted, then the Concessionaire shall ensure that: (i) each Insurance Certificate is provided on the MTA Certificate of Insurance Form or MTA Certificate of Insurance Form for Joint Agency Agreements, as applicable (unless the MTA approves the submission of an ACORD form for an operating contract with a value under $250,000); (ii) each Insurance Certificate is signed by an authorized representative of the insurance carrier or producer, and is notarized; (iii) each Insurance Certificate must disclose any deductible, sub-limit, self-insured retention, aggregate limit and any exclusions to the applicable Insurance Policy that materially change the underlying coverage; (iv) it identifies the Additional Insured (if applicable) and any other additional named insureds; (v) it provides a physical copy of the Additional Insured Endorsements on Form ISO CG 20 10 1185 (or Form using CG 20 10 04 13 or another Agency-approved equivalent), as applicable, and that such endorsements include the applicable Insurance Policy numbers; (vi) each Insurance Certificate references this License Agreement by number on the face of such Insurance Certificate; and (vii) each Insurance Certificate expressly references the inclusion of all required endorsements.

21.1.10	Copies of Insurance Policies.
The MTA shall have the right throughout the Term to request copies of all required Insurance Policies. The Concessionaire shall deliver to the MTA copies of all requested Insurance Policies within sixty (60) calendar days of the MTA’s request, and the Concessionaire shall provide with such copies certifications from the applicable insurance carriers that such copies are true and complete.

21.1.11	Required Endorsements.
All Insurance Policies must state or be endorsed to provide that: (i) the applicable Insurance Policy shall not be canceled, materially changed, or not renewed, unless at least thirty (30) calendar days' prior written notice to the MTA (c/o MTA Risk and Insurance Management Department - Standards, Enforcement & Claims Unit, 2 Broadway, 21st Floor, New York, NY 10004) is provided; (ii) the coverage afforded shall apply on a primary and not on an excess or contributing basis with any other insurance policies available to the MTA, and also that the Insurance Policies, primary and excess, must be exhausted before implicating any available Agency insurance policy; and (iii) if a Subcontractor's insurance policy contains any provision that may adversely affect whether the Insurance Policies are primary and must be exhausted before implicating any insurance policy available to the MTA, then the Insurance Policies and the Subcontractor's insurance policies shall nevertheless be primary and must be exhausted before implicating any insurance policy available to the MTA.

21.1.12	Insurance Policy Renewal.
At least two (2) weeks or as soon as practicable prior to the expiration of each Insurance Policy, the Concessionaire shall provide evidence of renewal or replacement policies of insurance, with terms and limits that comply with the requirements set out herein.

21.1.13	Waiver of Subrogation.
The Concessionaire shall cause the insurance policies identified in this Section 21 (Insurance) to be endorsed to contain a waiver of the insurers’ rights of subrogation in favor of the Agency Indemnities, unless such waiver is prohibited by law.

21.1.14	Concessionaire Responsibility for Claim Expenses.
The Concessionaire shall be responsible for all claim expenses and loss payments within the deductible on the same basis as would be the case if commercial insurance were available for the loss. The insurance monetary limits required herein may be met through the combined use of the insureds' primary and umbrella/excess policies.

21.1.15	Concessionaire Compliance with Policy Requirements.
The Concessionaire (i) shall not violate, or permit to be violated, any of the conditions, provisions or requirements of any Insurance Policy, and (ii) shall perform, satisfy and comply with, or cause to be performed, satisfied and complied with, the conditions, provisions and requirements of the Insurance Policies.

21.1.16	Sufficiency of Insurance Coverage.
The Concessionaire shall ensure that the insurance coverage that it is required to maintain pursuant to this Section 21 (Insurance) covers acts and omissions that take place outside of the United States to the extent that any Services performed herein are subject to foreign laws, rules and regulations, or otherwise take place outside of the United States. By way of clarifying example, all insurance relevant to the Concessionaire's use of System Data shall cover Security Incidents that are subject to the laws, rules and regulations of non-U.S. countries if the MTA permits the Concessionaire to transmit System-Delivered Content outside of the United States pursuant to Section 17.3.6 (No Transmission of Agency Confidential Information Outside of the United States; Exceptions).

21.1.17	Agency Insurance Policy Approval Rights.
All submitted Insurance Polices shall be subject to the MTA’s review and approval rights, as further set out in Section 6 (Acceptance and Approval Process).

21.2.	Subcontractor Insurance Coverage.
With respect to insurance coverage for Subcontractors, the Concessionaire shall ensure that either (i) all Subcontractors obtain and maintain insurance coverage with reasonable limits of liability specified by the Concessionaire, and not act so as to breach the requirements of insurance policies referred to in this License Agreement, or (ii) all insurance carried by the Concessionaire pursuant to this License Agreement names the Subcontractors as additional insured.

21.3.	No Impact on Liability.
The insurance coverage required pursuant to this Section 21 (Insurance) shall not be construed as, or otherwise act as, a limitation of the Concessionaire's liability under this License Agreement.

21.4.	Required Adjustments to CapEx Recapture Balance.

If the Concessionaire receives insurance proceeds properly attributable to its Required Installations, such proceeds shall be applied toward replacing the Required Installations covered by such proceeds.

21.5.	Straddling Insurance Claims.
The Concessionaire acknowledges that there may be instances where (i) a claim for losses under an Insurance Policy subject to this Section 21 (Insurance) has not been settled as of the expiration or termination of this License Agreement, (ii) the Concessionaire receives insurance proceeds from such claim after expiration or termination of this License Agreement; and (iii) such insurance proceeds are property attributable to the Communications System or other MTA assets covered by insurance under this Section 21 (Insurance). In any such instance, the Concessionaire shall, upon receipt, promptly remit such insurance proceeds to the MTA.

21.6.	No Effect on Indemnification Obligations.
The provision of insurance, while a potential source of funding for the Concessionaire’s indemnification obligations under Section 19.1 (Concessionaire Indemnification Obligations), is in addition to any indemnification requirements and the failure of the Concessionaire's insurance to fully fund any indemnification shall not relieve the Concessionaire of any obligation under Section 19.1 (Concessionaire Indemnification Obligations).

22.	DISPUTE RESOLUTION.

22.1.	Governing Law.
This License Agreement, and the rights and obligations of the Parties hereto, shall be construed and enforced in all respects in accordance with the laws of the State of New York, without regard to any jurisdiction's conflict of laws rules, regulations, or doctrines.

22.2.	Role of License Administrator.
The License Administrator (or his or her designee) shall make all determinations specified as within the License Administrator’s authority under this License Agreement. The Concessionaire shall timely address such issues to the License Administrator.

22.2.1	License Administrator Determination Regarding Questions and Disputes.
The MTA and the Concessionaire agree that all questions, issues, or disputes relating to this License Agreement shall in the first instance be raised with and determined by the License Administrator, including those relating to: (i) the value, acceptance and compliance of the Services with associated requirements; (ii) the Parties' fulfillment of their obligations under this License Agreement; (iii) the Agency-Specific Terms or other obligations under this License Agreement; (v) other determinations by the MTA (or its designee) under this License Agreement; and (iv) claims for damages, compensation, and losses.

22.2.2	Agency of the License Administrator.

The MTA grants the License Administrator the authority to act on behalf of the MTA as contemplated by this License Agreement. The MTA agrees that any determinations made by the License Administrator pursuant to this License Agreement shall be made in good faith and shall not be unreasonably delayed.

22.3.	Arbitration of Disputes.
With the exception of a claim by the Concessionaire to terminate this License Agreement under Section 27 (Termination by Concessionaire), which such claim shall be governed exclusively by Section 22.4 (Article 78 Exclusive Jurisdiction for Concessionaire Claims to Terminate), any controversy, dispute, or claim arising out of, relating to, or connected with this License Agreement shall be resolved through binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, as modified by the terms of this Section 22.3 (Arbitration of Disputes) (the “Arbitration Rules”). By way of example and not limitation, if the Concessionaire disagrees with any determination of the License Administrator under Section 22.2.1 (License Administrator Determination Regarding Questions and Disputes), the sole remedy is for the Concessionaire to seek resolution through arbitration pursuant to this Section 22.3 (Arbitration of Disputes), in which arbitration the License Administrator’s determination shall be subject to de novo review. Arbitration permitted pursuant to this License Agreement shall be initiated by a Party by notifying the other Party in writing of its demand to arbitrate, with such notification setting forth the nature of the dispute in reasonable detail. Upon receipt of such notice, the Parties shall proceed with the selection of the Arbitrator as further set forth herein.

22.3.1	Qualifications of the Arbitrator; Situs of Arbitration.
The arbitration shall be conducted by a single arbitrator (the “Arbitrator”) at a location in New York City, New York, to be agreed upon by the Parties. The arbitrator shall be a retired judge or (upon mutual agreement) a practicing attorney with at least ten (10) years of experience in matters relevant to the dispute at issue, and the Parties agree to select the Arbitrator from panelists made available by the Judicial Arbitration and Mediation Services, Inc. ("JAMS").

22.3.2	The Arbitrator’s Authority.
The Arbitrator shall have the power to grant all legal and equitable remedies provided by New York or federal law, with the following exceptions: the Arbitrator shall not have the power to (i) award punitive or exemplary damages to either Party, (ii) award relief excluded under Section 20 (Limits of Liability), or (iii) award damages or relief to the Concessionaire other than the relief set out in Section 25 (Concessionaire Equitable Adjustment Remedies) and Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA).

22.3.3	Expedited Proceedings; Written Decision; Enforcement of Award.
As soon as practicable and upon fifteen (15) days' written notice to each Party, or within such other period of time as set by the Arbitrator, the Arbitrator shall conduct an arbitration hearing and proceeding on the merits of the dispute and thereafter shall issue a written decision citing the basis for the decision, including findings of fact and conclusions of law. Each Party shall bear its own costs and expenses arising out of any arbitration, including the costs of any Arbitrator. Any award rendered by the Arbitrator shall be final, binding and enforceable by any Party to the arbitration. Judgment may be rendered upon such award (and review may be had of such award) in accordance with applicable law in a court of competent jurisdiction.

22.4.	Article 78 Exclusive Jurisdiction for Concessionaire Claims to Terminate.
If the Concessionaire seeks to terminate this License Agreement pursuant to Section 27 (Termination by Concessionaire), and that termination is either rejected by the MTA or the License Administrator, then the sole procedure available to the Concessionaire is to commence a proceeding in a court of competent jurisdiction of the State of New York under Article 78 of the New York Civil Practice Law and Rules under the procedures and laws applicable in that court. The Parties expressly accept the personal jurisdiction of such courts. In any such action or proceeding, the Parties (for themselves and their successors and assigns) hereby waive any right to trial by jury and expressly consent to trial of any such action before the court.

22.5.	Concessionaire Performance During Disputes.
The Concessionaire agrees that: (i) the pendency of any dispute shall not constitute a basis for any modification, limitation or suspension of the Concessionaire's obligation to fully perform in accordance with this License Agreement and the License Administrator's orders; (ii) the Concessionaire shall remain fully obligated to perform the Services notwithstanding the existence of any such dispute; and (iii) pending final settlement of the applicable dispute, the Concessionaire shall perform those obligations that are the subject of any such dispute in the manner directed by the License Administrator.

22.6.	No Interference with Communications System.
In the event of, and notwithstanding, any dispute, the Concessionaire shall not interfere with, and shall ensure that there is no interference with, the MTA’s use of the Communications System and Services provided herein, and that the same shall remain fully functional and otherwise perform in accordance with this License Agreement.

23.	PAYMENT TERMS.

23.1.	Concessionaire Payment Obligations; Timely Payment.
The Concessionaire shall commence, and continue payment of the MAG and the MTA Rev Share (as applicable) in accordance with Section 9.2 (Payment Terms). The Concessionaire shall pay Agency Force Account Services Fees in accordance with Section 12.2.2 (Payment for Agency Force Account Services Fees; Invoicing) and required reimbursement amounts for electricity in accordance with Section 12.2.3 (Electricity). The Concessionaire shall pay the Performance Failure Payments in accordance with Section 26.2.4.5 (Failure to Meet Enhanced Standard for Agency-Alert and Real-Time Functions).

23.2.	Independent Accounting Periods.
Each License Year shall be considered an independent accounting period, and (except as provided in Section 10 (Treatment of Qualified Capital Expenditures) no charge or credit shall be taken by the Concessionaire in any subsequent License Year based on any prior License Year without the approval of the License Administrator. For purposes of Section 9 (Compensation and Payment Terms), the termination or expiration of this License Agreement shall be deemed to be both the last day of the applicable month and the last day of the applicable License Year.

23.3.	MTA as Sole Payee.

The MTA holds all rights to receive Agency Compensation under this License Agreement.

23.3.1	Payment Instructions.
Payments shall be deemed made when payment is received by the MTA. Payment shall be made by the Concessionaire to the following account until otherwise directed in writing by the License Administrator:
JPMorgan Chase Bank
ABA # 021000021
Account Name: MTA Operating Account
Account # 610281569
Attn: Tim Noble
Ref: MTA Advertising Contract

Simultaneously with such wire transfer, the Concessionaire shall notify the License Administrator that such wire transfer has been made and shall provide the License Administrator industry standard wire transfer identifying information.

23.3.2	Late Payment Fees.
Should the Concessionaire fail to pay any amounts due to the MTA on or before the day that such compensation is due, then the Concessionaire shall, at the MTA’s option, pay to the MTA interest from such due date to the date of actual payment at an annual rate equal to the lower of nine percent (9%) or the maximum rate of interest permitted by law.

23.4.	MTA Payment Obligations.
The MTA shall compensate the Concessionaire for its provision of Additional Work and Deliverables in accordance with Section 13.1.2 (Certain Additional Work and Deliverables). Any cost that the MTA has agreed to bear under this License Agreement shall be paid through a reduction in the MTA Rev Share paid by the Concessionaire to the MTA (and such reduced amount shall be considered to have been paid to the MTA for purposes of determining Concessionaire’s compliance with its Minimum Annual Guarantee obligation).

23.5.	Allocation of Costs and Expenses.
All costs and expenses shall be borne by the Concessionaire unless the responsibility for such costs or expenses is expressly placed on the MTA as set out in this License Agreement.

23.6.	No Deductions or Setoffs.
The Concessionaire shall pay all amounts payable under this License Agreement, including all Agency Compensation and Agency Force Account Services Fees, without abatement, deduction or setoff for any reason whatsoever (except as provided in Section 10 (Treatment of Qualified Capital Expenditures)

24.	TERM.

24.1.	Initial Term.

This License Agreement shall commence on the Effective Date and, unless terminated earlier as set forth herein, shall continue until the tenth (10th) anniversary of the Effective Date (“Initial Term”).

24.2.	Extension of Term.
"Extension Term" means the period commencing on the conclusion of the Initial Term and ending on the fifteenth (15th) anniversary of the Effective Date. Upon timely submission of a Notice of Intent to Extend, the Concessionaire shall be entitled to the Extension Term on the condition that there is no outstanding Uncured Event of Default either at the time of the Concessionaire’s Notice of Intent to Extend or at the time of the expiration of the Initial Term (the “Extension Conditions”). If the Extension Conditions have been met, the Concessionaire shall have the right to continue this License Agreement for the Concession(s), under the same terms and conditions (including, but not limited to, a continuation of the Letters of Credit), for the Extension Term in accordance with this Section 24.2 (Extension of Term). The Initial Term and the Extension Term (if any) are collectively referred to in this License Agreement as the "Term."

24.3.	Notice of Intent to Extend.
If the Concessionaire intends to continue this License Agreement through the Extension Term, then it shall notify the MTA of its intent no earlier than twenty-four (24) months and no later than eighteen (18) months prior to expiration of the Initial Term (the "Notice of Intent to Extend"). The Notice of Intent to Extend shall constitute an irrevocable, binding commitment for the Concessionaire to perform its obligations under this License Agreement throughout the Extension Term if the Extension Conditions have been met.

24.4.	Fulfillment of Extension Condition; Effect on Term.
If the Extension Conditions have been met and the Concessionaire has provided the Notice of Intent to Extend, then the Extension Term shall automatically become effective upon the conclusion of the Initial Term and this License Agreement shall continue under the same terms and conditions throughout the Extension Term, unless earlier terminated as set out herein. If the Extension Conditions have not been met, or if the Concessionaire fails to provide a timely Notice of Intent to Extend, then this License Agreement shall expire upon the conclusion of the Initial Term.

25.	CONCESSIONAIRE EQUITABLE ADJUSTMENT REMEDIES.
The MTA acknowledges that the occurrence of certain events may warrant an equitable adjustment to rights and obligations of the Concessionaire that are affected by the event (each, an “Equitable Adjustment”). This Section 25 (Concessionaire Equitable Adjustment Remedies) specifies events that, upon a sufficient showing by the Concessionaire (each, an “Adjustment Event”), will entitle the Concessionaire to seek one or more remedies set out below (each, an "Equitable Adjustment Remedy").

25.1.	Remedial Purpose of Equitable Remedies.
The Equitable Adjustment Remedies fall into three broad categories: (i) "Installation Adjustments" (consisting of Remedial Schedule Adjustments and Remedial Required-Installation Adjustments), (ii) Remedial Term Extensions, and (iii) "Financial Metrics Adjustments" (consisting of Remedial MAG Adjustments and Remedial Break Point Adjustments).

The sole purpose of these Equitable Adjustment Remedies is to place the Concessionaire in a CapEx recoupment position similar to what it would have been in if the applicable Adjustment Event had not occurred (the “Remedial Purpose”). For the avoidance of doubt and as further set out in Section 25.5.3.2 (The Remedial Purpose; Remedial Term Extensions and Financial Metrics Adjustments), Remedial Term Extensions and Financial Metrics Adjustments are solely for purposes of generating increased Incremental Gross Revenue to the Concessionaire for the payment of Recapture Balance Interest and unrecouped Qualified CapEx.
The Concessionaire acknowledges that, until late in the Term, it will not be possible to determine with requisite accuracy whether the earlier grant (or earlier grants) of Installation Adjustments have been sufficient by themselves to fulfill the Remedial Purpose. Accordingly, it would be premature to seek to determine, until relatively late in the Term, whether a further Equitable Adjustment in the form of a Remedial Term Extension and/or one or more Financial Metrics Adjustments is required in order to fulfill this Remedial Purpose. The Parties agree, therefore, that Equitable Adjustment Remedies will be sequenced as set out in Section 25.3 (Relationship between Equitable Adjustment Remedies and Adjustment Events), and that determinations as to the Concessionaire’s entitlement to Remedial Term Extensions and/or Financial Metrics Adjustments will not be made until six months before the thirteenth (13th) anniversary of the Effective Date (the “Financial Adjustment Determination Date”), to be effective as of such 13th anniversary, as further set out in Section 25.5.3 (Process and Timing as to Determinations Concerning Remedial Term Extensions and Financial Metrics Adjustments).

25.2.	Available Equitable Adjustment Remedies.
Subject to the terms and conditions set out herein the Concessionaire shall be entitled to seek the following Equitable Adjustment Remedies as necessary to achieve the Remedial Purpose in the event of an Adjustment Event:

(i)	an extension or other adjustment to the schedule for the Annual Required Installations (each, a “Remedial Schedule Adjustment”);
(ii)	a reduction to the Required Installations, if but only if the License Administrator shall so agree in his or her discretion (each, a “Remedial Required-Installation Adjustment”);
(iii)
an extension to the Term (each, a “Remedial Term Extension”) , subject to Section 25.5.3 (Process and Timing as to Determinations Concerning Remedial Term Extensions and Financial Metrics Adjustments) and provided however, that under no circumstances shall the Term be extended for an aggregate period of more than two years over the life of this License Agreement;

(iv)
a reduction to the Baseline Gross Revenue Break Point for a specified period (each, a “Remedial Break Point Adjustment”) (subject to Section 25.5.3 (Process and Timing as to Determinations Concerning Remedial Term Extensions and Financial Metrics Adjustments)); and

(v)
a reduction to MAG for a specified period (each, a “Remedial MAG Adjustment”) (subject to Section 25.5.3 (Process and Timing as to Determinations Concerning Remedial Term Extensions and Financial Metrics Adjustments)).

25.3.	Relationship between Equitable Adjustment Remedies and Adjustment Events.

It is agreed and understood (i) that specific Equitable Adjustment Remedies are paired with specific Adjustment Events as specified in Section 25.4 (Adjustment Events and Associated Equitable Adjustment Remedies); (ii) that an Arbitrator, in the event of a dispute, is bound to follow such pairings and has no authority to award an Equitable Adjustment Remedy unless that Equitable Adjustment Remedy is expressly paired with the Adjustment Event at issue; (iii) that the Equitable Adjustment Remedies are set out in Section 25.2 (Available Equitable Adjustment Remedies) in increasing order of materiality to the MTA, with a stronger showing of entitlement required for an Equitable Adjustment Remedy of greater materiality to the MTA (for example, the strongest showing of entitlement is required for a Remedial MAG Adjustment under subsection (v) of Section 25.2, because a Remedial MAG Adjustment will have the greatest impact on the MTA); and (iv) that determinations as to Remedial Term Extensions and Financial Metrics Adjustments will not be made until the Financial Adjustment Determination Date, as specified in Section 25.5.3 (Process and Timing as to Determinations Concerning Remedial Term Extensions and Financial Metrics Adjustments).

25.4.	Adjustment Events and Associated Equitable Adjustment Remedies.
The impacts of multiple Adjustment Events are to be determined on a cumulative basis and Equitable Adjustment Remedies associated with such multiple Adjustment Events shall be determined accordingly. Adjustment Events and the associated Equitable Adjustment Remedies are limited to the following:

25.4.1	10% Reduction in Ridership as an Adjustment Event.
A ten percent (10%) or more reduction in Subway Systems ridership or a ten percent (10%) or more reduction in Commuter Railroad Systems ridership, calculated as set out in Section 25.4.1.1 (Calculating a Reduction in Ridership), is an Adjustment Event (each, a “Ridership Reduction Event”), and the Concessionaire shall be entitled to seek the following Equitable Adjustment Remedies due to a Ridership Reduction Event: (i) a Remedial Term Extension; and (ii) if such remedy is insufficient to achieve the Remedial Purpose, then a Remedial Break Point Adjustment. Such Equitable Adjustment Remedies for a Ridership Reduction Event are available to the Concessionaire regardless of whether they occur before or after the installation of Communications Devices at the Top Ridership Stations pursuant to its obligations as to Required Installations.

25.4.1.1	Calculating a Reduction in Ridership.
For purposes of determining whether a Ridership Reduction Event has occurred, a ten percent (10%) reduction in ridership shall be measured on an annual basis using the Subway Systems ridership and the Commuter Railroad Systems ridership (as applicable), with such ridership change calculated by comparing the ridership over the year at issue to the immediately preceding year. The first year under this License Agreement is exempt from being a Ridership Reduction Event. When calculating ridership, ridership shall be normalized for number of weekdays, holidays, school days or significant weather events, Force Majeure events, or other events shall be accounted for and removed before determining if the Ridership Reduction Event requirements have been met.

25.4.2	Force Majeure as an Adjustment Event.

Certain Force Majeure Events are Adjustment Events (each, a "Force Majeure Adjustment Event"), and the Concessionaire shall be entitled to seek the following Equitable Adjustment Remedies due to a Force Majeure Adjustment Event: (i) a Remedial Schedule Adjustment, and (ii) if such remedy is insufficient, then a Remedial Term Extension. The specific Equitable Adjustment Remedies for a Force Majeure Adjustment Event are available to the Concessionaire before and after the installation of the Communications Devices at the Top Ridership Stations pursuant to its Annual Required Communications System Installation Obligations. The Concessionaire's request for Equitable Adjustment due to Force Majeure must be based on Concessionaire Force Majeure Reports submitted within the deadlines set out in Section 31.3 (Concessionaire Request for Relief Based on Force Majeure Events), and the Concessionaire's failure to comply with such deadlines, or otherwise comply with its obligations regarding Concessionaire Force Majeure Reports, shall constitute its waiver to seek an Equitable Adjustment based on a Force Majeure Adjustment Event.

25.4.3	Change in Applicable Law as an Adjustment Event.
Changes to Applicable Law are Adjustment Events (each, a "Change in Law Event"), and the Concessionaire shall be entitled to seek the following Equitable Adjustment Remedies due to a Change in Law Event once the change in Applicable Law becomes effective: (i) Remedial Schedule Adjustment, and (ii) if such remedy is insufficient, then a Remedial Term Extension. The specific Equitable Adjustment Remedies for a Change in Law Event are available to the Concessionaire before and after the installation of the Communications Devices at the Top Ridership Stations pursuant to its Annual Required Communications System Installation Obligations.

25.4.4	Unexpected Agency Delay as an Adjustment Event.
As further set out in this Section 25.4.4 (Unexpected Agency Delay as an Adjustment Event), certain Unexpected Agency Delays are Adjustment Events (each, an “Unexpected Agency Delay Event”), and the Concessionaire shall be entitled to seek the following Equitable Adjustment Remedies due to qualifying Unexpected Agency Delay Events: (i) a Remedial Schedule Adjustment; (ii) if such remedy is insufficient, then a Remedial Required-Installation Adjustment; (iii) if such remedy is insufficient, then a Remedial Term Extension; (iv) if such remedy is insufficient, then a Remedial Break Point Adjustment; and (v) if such remedy is insufficient, then a Remedial MAG Adjustment. The specific Equitable Adjustment Remedies for an Unexpected Agency Delay are only available to the Concessionaire before the installation of the Communications Devices at the applicable Top Ridership Station pursuant to its Annual Required Communications System Installation Obligations. Following the completion of the initial installation of the Communications Devices at the applicable Top Ridership Station, then the sole Equitable Adjustment Remedy available to the Concessionaire for an Unexpected Agency Delay shall be the Remedial Schedule Adjustment.

25.4.4.1	Determining Unexpected Agency Delays.
An Unexpected Agency Delay shall only constitute an Unexpected Agency Delay Event if it is determined, upon review pursuant to Section 14.3 (MTA Review of Claimed Unexpected Agency Delays), that the Unexpected Agency Delay has caused a verified material adverse impact on the Concessionaire’s obligations.

25.4.4.2	Agency Delay Reports; Waiver.

The Concessionaire's request for Equitable Adjustment due to Unexpected Agency Delays must be based on Agency Delay Reports submitted within the deadlines set out in Section 14.1 (Agency Delay Reports), and the Concessionaire's failure to comply with such deadlines, or otherwise comply with its obligations regarding Agency Delay Reports, shall constitute its waiver to seek an Equitable Adjustment based on an Unexpected Agency Delay Event.

25.5.	Procedure for Equitable Adjustments.
The Concessionaire shall apply to the License Administrator for an Equitable Adjustment during an Annual Performance Review. For the avoidance of doubt, the Parties agree that this Section 25.5 (Procedure for Equitable Adjustment) is subject to Section 22.3 (Arbitration of Disputes).

25.5.1	Limitations Period for Bringing Claims for an Equitable Adjustment.
An initial claim for Equitable Adjustment (whether seeking an Installation Adjustment, a Remedial Term Extension, or an Financial Metrics Adjustment) must be brought by the Concessionaire no later than the first Annual Performance Review following the relevant Adjustment Event. The Concessionaire waives any right to seek an Equitable Adjustment if it fails to comply with the requirement set out in this Section 25.5.1 (Limitations Period for Bringing Claims for an Equitable Adjustment).

25.5.2	Bifurcation of Claims.
The Parties agree that claims concerning Equitable Adjustments shall be evaluated and determined (either by the Parties or, if the Parties are unable to agree, by an Arbitrator under Section 22.3 (Arbitration of Disputes)) in a bifurcated manner, as follows. Each claim shall be bifurcated (as defined immediately below) into an Impact Determination and a Remedy Determination. The term “Impact Determination” means a determination (a) as to whether an Adjustment Event has occurred and (b) as to the actual impact of the Adjustment Event on Scheduled Installations. The term “Remedy Determination” means a determination as to the Equitable Adjustment Remedy that is appropriate (and available) in light of the Impact Determination at issue. The timing for Impact Determinations and Remedy Determinations varies depending on the Equitable Adjustment claim at issue, as follows:

25.5.2.1	Impact Determinations: All Claims.
For all claims for Equitable Adjustments (whether seeking an Installation Adjustment, a Remedial Term Extension, or an Financial Metrics Adjustment), the Parties shall make (or the Arbitrator shall make, if the Parties are unable to agree) Impact Determinations at the time the claim for the Equitable Adjustment is asserted by the Concessionaire (as specified in Section 25.5.1 (Limitations Period for Bringing Claims for an Equitable Adjustment)).

25.5.2.2	Contemporaneous Remedy Determinations for Installation Adjustments.
For an Installation Adjustment, the Parties shall make (or the Arbitrator shall make, if the Parties are unable to agree) the Remedy Determination at the time the claim for the Equitable Adjustment is asserted by the Concessionaire (as specified in Section 25.5.1 (Limitations Period for Bringing Claims for an Equitable Adjustment)).

25.5.2.3	Delayed Remedy Determinations for Remedial Term Extensions and Financial Metrics Adjustments.
For Remedial Term Extensions and Financial Metrics Adjustments, the Remedy Determination shall not be made until after the Financial Adjustment Determination Date, as specified in Section 25.5.3 (Process and Timing as to Determinations Concerning Remedial Term Extensions and Financial Metrics Adjustments).

25.5.3	Process and Timing as to Determinations Concerning Remedial Term Extensions and Financial Metrics Adjustments.
The Concessionaire acknowledges that Installation Adjustments may be sufficient to fulfill the Remedial Purpose without the need for Remedial Term Extensions or Financial Metrics Adjustments, and that the Financial Adjustment Determination Date is an appropriate point at which to make this determination. Accordingly, it is agreed and understood that the Concessionaire shall not be entitled to obtain one or more Remedial Term Extensions or Financial Metrics Adjustments until after the Financial Adjustment Determination Date.

25.5.3.1	No Right to Seek Financial Metrics Adjustment During the Initial Term.
The Financial Adjustment Determination Date does not fall within the Initial Term, and it is the Parties’ intent that, if the Concessionaire elects not to continue the Concession for the Extension Term, the Concessionaire shall forfeit its right to seek Remedial Term Extensions and/or Financial Metrics Adjustments.

25.5.3.2	The Remedial Purpose; Remedial Term Extensions and Financial Metrics Adjustments.
In accordance with the Remedial Purpose, a Remedial Term Extension and/or Financial Metrics Adjustment shall be granted solely for purposes of generating increased Incremental Gross Revenue to the Concessionaire for the payment of Recapture Balance Interest and unrecouped Qualified CapEx. The Arbitrator shall not have the authority to award a Remedial Term Extension and/or Financial Metrics Adjustment for another purpose.

25.6.	Exclusive Nature of Equitable Adjustment Remedies; Exception.
Except in the limited circumstance set out in Section 27 (Termination by Concessionaire), the Equitable Adjustment Remedies are the exclusive remedies for Equitable Adjustment Events, and the Concessionaire shall not be entitled to seek an alternative remedy for occurrences or non-performance by the MTA that constitute Adjustment Events, as further set out in Section 22.3.2 (The Arbitrator’s Authority). The Concessionaire acknowledges that this Section 25 (Concessionaire Equitable Adjustment Remedies) in no way changes the obligations and requirements found elsewhere in this License Agreement.

26.	MTA REMEDIES.
The MTA shall be entitled to exercise the remedies set out in this Section 26 (MTA Remedies), on a cumulative basis and tailored to specific failures of performance by the Concessionaire, as follows:

26.1.	Security for Performance.

26.1.1	Letters of Credit.
No later than six (6) Business Days after the Execution Date, the Concessionaire shall furnish to the MTA one or more irrevocable, unconditional letters of credit in the form attached as Exhibit 5 (Form Letter of Credit) (or such other form that the License Administrator approves in the License Administrator’s sole and absolute discretion) and that otherwise meets the requirements set out in this License Agreement (such letters of credit, and any replacement pursuant hereto, collectively the "Letters of Credit"). The purpose of the Letters of Credit is to provide security for the Concessionaire's performance under this License Agreement, including any payment obligations.
26.1.2    Amount of Letters of Credit; Adjustments.

26.1.2.1	Original LOC Amount.
The initial Letters of Credit shall be in an aggregate amount equal to one hundred and thirty-six million dollars ($136,000,000.00) (the “Original LOC Amount”).

26.1.2.2	Reductions to LOC Amount.
Upon completion of each Annual Performance Review, and provided that there are no payment defaults and the Concessionaire has met its cumulative Required Installation obligations up to the then-current date, the Concessionaire shall be entitled to (i) reduce the aggregate stated amount of the Letters of Credit by any Shortfall-Security Amount that had been added to the aggregate stated amount of the Letters of Credit as required pursuant to Section 26.2.2.1 (Adjustment of Letters of Credit) if and only if the Concessionaire has cured the applicable Installation Default, and then (ii) after reducing the aggregate stated amount of such Letters of Credit by such Shortfall-Security Amount (if any), reduce the aggregate stated amount of the Letters of Credit by an additional amount equal to fifty percent (50%) of the Qualified CapEx that the Concessionaire has spent since the previous Annual Performance Review; provided, however, that in no event shall the aggregate stated amount of the Letters of Credit ever be less than 50% of the then applicable MAG for the Concession.

26.1.2.3	Increases to LOC Amount.
The MTA shall be entitled to require the Concessionaire to increase the aggregate amount of the Letters of Credit in the amounts and under the circumstances set out in Section 26.2.2 (Failure to Fulfill Required Communications System Installation Obligations).

26.1.3	Right to Draw on Letters of Credit.

26.1.3.1	LOC Draw due to Failure to Meet Payment Obligations, Uncured Event of Default, or Failure to Replace Expiring Letter of Credit.
In its sole discretion, without prejudice to its other rights and remedies (it being understood that the amount of the Letters of Credit is not intended to constitute a limitation of damages), (i) the MTA shall be entitled to draw the full or any lesser amount of one or more of the Letters of Credit from time to time (x) at any time, as needed to remedy in whole or in part any then outstanding monetary obligation of the Concessionaire hereunder or (y) upon the occurrence of any other Uncured Event of Default, as needed to compensate the MTA in whole or in part for the damages that the MTA has incurred as a result of such Uncured Event of Default, including any damages incurred by the MTA by reason of its termination of this License Agreement by reason of such Uncured Event of Default; (ii) if, as of an Early Termination Date, MTA Funded Amounts have not been repaid in accordance with Section 9.5.1 (MTA Funded Amounts) (“Unpaid MTA Funded Amounts”), then the MTA shall be entitled to draw on one or more of the Letters of Credit to recover such Unpaid MTA Funded Amounts; (iii) if a replacement letter of credit is not provided as required under Section 26.1.6 (Replacement Based on Qualified Bank Status), and an Event of Default is deemed to occur pursuant thereto, the MTA shall be entitled to draw the full available amount of the subject Letter of Credit; (iv) if the issuer of a Letter of Credit has provided a notice to the MTA that the then current expiration date of such Letter of Credit will not be extended and a compliant replacement letter of credit is not provided to the MTA by the date which is fifteen (15) Business Days prior to such expiration date (the “Subsection (iv) Cut-Off Date”), then, unless the MTA has agreed in writing to an alternative arrangement by the Subsection (iv) Cut-Off Date, the MTA shall be entitled to draw the full available amount of such Letter of Credit; or (v) if a compliant replacement letter of credit is not provided to the MTA by the date which is fifteen (15) Business Days prior to the final expiration date of a Letter of Credit (the “Subsection (v) Cut-Off Date”), then, unless the MTA has agreed in writing to an alternative arrangement by the Subsection (v) Cut-Off Date, the MTA shall be entitled to draw the full available amount of such Letter of Credit. In the case of clauses (iii), (iv) and (v) above, upon the MTA’s receipt of a compliant replacement Letter of Credit, the MTA will return the amount so drawn to the Concessionaire.

26.1.3.2	Notice of Draw; Multiple Draws Permitted.
The MTA shall have no obligation to notify the Concessionaire that it intends to draw, or has drawn, on a Letter of Credit. Multiple drawings on the Letters of Credit are permitted.

26.1.4	Topping Off the Letters of Credit.
If, at any time when this License Agreement remains in effect, a draw is made on a Letter of Credit so as to reduce the undraw26n amount thereof, the Concessionaire shall replenish such Letter of Credit within six (6) business days of the date such draw is honored, and the aggregate amount of the Letters of Credit shall be as required under Section 26.1.2.2 (Reductions to LOC Amount) or Section 26.1.2.3 (Increases to LOC Amount), as the case may be.

26.1.5	Rating Requirement.
Each Letter of Credit shall be issued by a bank (each, a "Qualified Bank") that (i) has a credit rating of A or better by Standard & Poor's Ratings Services, LLC, a subsidiary of McGraw Hill Financial, Inc. (or any successor to its rating agency business) and A2 or better by Moody's Investors Service, Inc. (or any successor to its rating agency business), and (ii) has an office in the State of New York at which such Letter of Credit can be presented for payment.

26.1.6	Replacement Based on Qualified Bank Status.
If the issuer of a Letter of Credit no longer qualifies as a Qualified Bank (a "Replacement Event"), then the Concessionaire shall provide a replacement letter of credit from a Qualified Bank with a stated amount equal to the amount then available to be drawn under the Letter of Credit which is being replaced, subject to adjustment in accordance with Section 26.1.2 (Amount of Letters of Credit; Adjustments). Any such replacement letter of credit shall otherwise conform to this License Agreement requirements. The Concessionaire's failure to provide a replacement letter of credit from a Qualified Bank to the MTA within thirty (30) days following a Replacement Event shall be deemed an Event of Default, and the MTA shall then be entitled to draw on the full available amount of the subject Letter of Credit then in effect.

26.1.7	Return of the Letters of Credit.
The MTA shall return each Letter of Credit to the Concessionaire, less any amounts that the MTA is entitled to draw, within seven (7) Business Days of the date which is the latest of: (i) the termination or expiration of this License Agreement; (ii) the termination or expiration of the Transition Services Period; (iii) the MTA's receipt of all deliverables and other materials that the Concessionaire is obligated to provide pursuant to this License Agreement; (iv) the MTA’s completion of any audit to determine the Concessionaire's compliance with its obligations under this License Agreement and whether the MTA is entitled to draw on one or more of the Letters of Credit based on the Concessionaire's failure to comply with such obligations; and (v) the final resolution of any disputes between the Parties.

26.1.8	Costs and Expenses for Letters of Credit.
The Concessionaire shall be solely responsible for all costs and expenses of establishing, renewing, replacing, canceling, increasing, drawing on and maintaining each Letter of Credit (including attorneys' fees).

26.1.9	No Waiver.
By way of clarification, and not limitation, the MTA’s exercise of its rights pursuant to this Section 26.1 (Security for Performance) shall not be deemed a waiver by the MTA of any of the other rights or remedies available to the MTA under this License Agreement or otherwise available pursuant to Applicable Law or in equity.

26.2.	Specific Events of Default.
Due to the nature of the relationships created under this License Agreement, the Parties have determined (i) that certain Events of Default warrant particularized, tailored treatment, and have structured this Section 26.2 (Specific Events of Default) to govern these Events of Default; and (ii) that other Events of Default are efficiently addressed with uniform, generally applicable terms, and have structured Section 26.3 (General Events of Default) to govern these Events of Default.

26.2.1	Failure to Make Timely Agency Compensation Payments.
A failure by the Concessionaire to meet its payment obligations under Section 23.1 (Concessionaire Payment Obligations; Timely Payment) shall permit the MTA to immediately proceed under Section 26.1.3.1 (LOC Draw due to Failure to Meet Payment Obligations, Uncured Event of Default, or Failure to Replace Expiring Letters of Credit) and shall also constitute an Event of Default. Upon notice from the MTA, the Concessionaire shall have ten (10) Business Days to cure any such Event of Default. If the Concessionaire fails to effect a cure within such period, the Event of Default shall be deemed an Uncured Event of Default, and the MTA shall be entitled to proceed under Section 26.4 (Termination for Uncured Event of Default).

26.2.2	Failure to Fulfill Required Communications System Installation Obligations.
It shall be an Event of Default if the MTA determines during an Annual Performance Review, based on System Reports or other credible information, that (a) the Concessionaire has failed to meet (or is likely to fail to meet) its obligations with respect to completing the cumulative number of Required Installations required up to the date of the applicable Annual Performance Review, and (b) the Concessionaire’s failure or likely failure is not due to an Excusable Delay (each such failure an "Installation Default"). Upon notice from the MTA (a “Notice of Installation Default”), the Concessionaire shall have a period to cure the Event of Default that is the longer of (i) ninety (90) days from the Notice of Installation Default and (ii) sixty (60) days after the MTA confirms that access and any necessary Committed Agency Support Services will be available (provided that the Concessionaire has applied for those to be made available within 7 days of receiving the MTA’s Notice of Installation Default). If the Concessionaire fails to effect a cure within such period, the Event of Default shall be deemed an Uncured Event of Default, and the MTA shall be entitled to proceed under Section 26.4 (Termination for Uncured Event of Default). Alternatively, in its sole discretion and without prejudice to its right later to declare an Uncured Event of Default (where applicable), the MTA shall also be entitled, as of the date of the Notice of Installation Default, to proceed under Section 26.2.2.1 (Adjustment of Letters of Credit) and/or Section 26.2.2.2 (Adjustment to Inventory Allocation).

26.2.2.1	Adjustment of Letters of Credit.
If and for so long as the Concessionaire fails to cure an Event of Default arising from an Installation Default, the MTA shall be entitled (without prejudice to its other rights and remedies, including those set out in Section 26.2.2.2 (Adjustment to Inventory Allocation)) to require the Concessionaire to increase the aggregate stated amount of the Letters of Credit by an amount equal to a percentage of the Original LOC Amount (the "Shortfall-Security Amount"). The percentage used to calculate the Shortfall-Security Amount shall be equal to the percentage by which the Concessionaire shall have failed to install the number of Communication Devices required pursuant to its Required Installation obligation and to otherwise comply with all associated testing and go-live services, calculated on a cumulative basis. By way of clarifying example, if the Concessionaire were required to install one hundred (100) Communication Devices by License Year 4 and only completed seventy (70) of the Required Installations, then the percentage used to calculate the Shortfall-Security Amount would be thirty percent (30%) and the Concessionaire would be required to increase the then-current Letters of Credit by an aggregate amount equal to thirty percent (30%) of the Original LOC Amount. The MTA shall notify the Concessionaire that it is exercising its rights under this Section 26.2.2.1 (Adjustment of Letters of Credit) and, within six (6) business days of its receipt of such notice the Concessionaire shall increase the then-current Letters of Credit by the Shortfall-Security Amount. For the avoidance of doubt, if the Concessionaire has previously reduced the aggregate amount of the Letters of Credit in accordance with Section 26.1.2.2 (Reductions to LOC Amount) (the “Reduced LOC Amount”), then the Shortfall-Security Amount shall be added to the Reduced LOC Amount.

26.2.2.2	Adjustment to Inventory Allocation.
If and for so long as the Concessionaire fails to cure an Event of Default arising from an Installation Default, the MTA shall be entitled (without compensation or other remuneration to the Concessionaire and without prejudice to its other rights and remedies, including those set out in Section 26.2.2.1 (Adjustment of Letters of Credit)) to increase the MTA's usage of then-existing Communication Devices, so that the MTA shall in all events have the benefit of the total amount of System Inventory for Agency Messaging for which it bargained.

26.2.3	Willful Disregard of Gross Revenue Maximization Commitment or Equal Treatment Commitment.
If the Concessionaire willfully disregards, or acts in bad faith with respect to, the Gross Revenue Maximization Commitment or the Equal Treatment Commitment, then such willful or bad faith conduct shall constitute an Event of Default that is not subject to cure. Accordingly, upon notice from the MTA, this Event of Default shall be deemed an Uncured Event of Default, and the MTA shall be entitled immediately to proceed under Section 26.4 (Termination for Uncured Event of Default).

26.2.4	Failure to Provide Compliant Deliverables or Services.
The MTA shall be entitled to proceed in accordance with this Section 26.2.4 (Failure to Provide Compliant Deliverables or Services) if the Concessionaire fails to provide Services or Deliverables that comply with the terms and conditions of this License Agreement, and such failure is not due to an Excusable Delay.

26.2.4.1	Repair and Replace Communication Devices.
If Agency Messaging-Related Communication Devices or other Communications System components do not meet the warranties set out in Section 18.1.1 (Quality of Services and Materials) through Section 18.1.4 (Fit for the Particular Purpose), or fail to perform in all material respects as the Concessionaire’s Most-Favored Advertising Devices perform, then, on the MTA’s direction and as a non-exclusive remedy, the Concessionaire shall promptly repair or replace such Agency Messaging-Related Communication Devices (and/or Communications System Components) with conforming Agency Messaging-Related Communication Devices (and Communications System Components). The Concessionaire shall effect this remedy at no cost to the MTA, and, for the avoidance of doubt, no costs incurred by the Concessionaire in connection with any such repair or replacement shall be treated as Qualified CapEx.

26.2.4.2	Re-Perform Services.
If the Concessionaire provides Services that fail to comply with the warranties set out in Section 18.1.1 (Quality of Services and Materials) or with the Equal Treatment Commitment, then, on the MTA’s direction and as a non-exclusive remedy, the Concessionaire shall promptly re-perform such Services at no cost to the MTA, and no costs incurred by the Concessionaire in connection with any such re-performance shall be treated as Qualified CapEx.

26.2.4.3	Chronic Failure of Services or Deliverables; Remedial Plan.
If the remedies set out in Section 26.2.4.1 (Repair and Replace Communication Devices) and Section 26.2.4.2 (Re-Perform Services) are insufficient and the Concessionaire’s failure to meet such obligations continues, all as determined by the MTA then, upon notice by the MTA, the failure shall be deemed a chronic failure and an Event of Default. Upon such notice, the Concessionaire (i) shall immediately commence, and within twenty (20) days complete, a full root cause analysis and report the results of the same to the MTA; and (ii) shall, within five (5) business days of such notice (the “Section 26.2.4.3 Submission Deadline”), propose a Remedial Plan for the Event of Default. If the Concessionaire submits a responsive Remedial Plan within the Section 26.2.4.3 Submission Deadline, the MTA shall review the Remedial Plan in good faith and, if the Remedial Plan represents a commercially reasonable approach to curing the Event of Default, in light of the Parties’ mutual interests, the extent of the Concessionaire’s then-current investment as compared to expectations, and other relevant circumstances as reasonably determined by the MTA, the MTA shall approve the Remedial Plan. If the Concessionaire fails to provide a responsive Remedial Plan within the Section 26.2.4.3 Submission Deadline, the Event of Default shall be deemed an Uncured Event of Default, and the MTA shall be entitled to proceed under Section 26.4 (Termination for Uncured Event of Default).

26.2.4.4	Compliance with Remedial Plan; Non-Compliance.
If the Concessionaire completes and substantially complies with the approved Remedial Plan, and the result is that the Concessionaire is once again in compliance with its obligations concerning the quality and performance of Services and Deliverables, the Event of Default under Section 26.2.4.3 (Chronic Failure of Services or Deliverables; Remedial Plan) shall be deemed cured. If the Concessionaire does not so perform, the Event of Default shall be deemed an Uncured Event of Default, and the MTA shall be entitled to proceed under Section 26.4 (Termination for Uncured Event of Default).

26.2.4.5	Failure to Meet Enhanced Standard for Agency-Alert and Real-Time Functions.
If the Concessionaire fails to meet the enhanced standard for Agency-Alert and Real-Time Functions for the applicable reporting period of a Performance Failure Report, as further set out in Section 3.10.2 (Enhanced Standard for Functions Related to Agency Alert and Agency Real-Time Messages), the MTA shall be entitled to performance failure payments (“Performance Failure Payments”) calculated in accordance with the formulas set forth in Exhibit 13 (Uptime Requirements for Agency-Alert and Real-Time Functions). The MTA shall invoice the Concessionaire for Performance Failure Payments, and the Concessionaire shall pay the invoiced amounts within fifteen (15) days of the applicable invoice date.
Without limiting the remedies available to the MTA pursuant to this Section 26.2.4.5 (Failure to Meet Enhanced Standard for Agency-Alert and Real-Time Functions), the Concessionaire’s failure to provide a Monthly Uptime Percentage above or equal to 95% (calculated in accordance with the formulas set out in Exhibit 13 (Uptime Requirements for Agency-Alert and Real-Time Functions)) for any period of four (4) consecutive calendar months during the Term shall be deemed an Event of Default (“Messaging Functions Default”). If there has been a Messaging Functions Default, or there has been a persistent failure throughout the applicable four (4) month period that, in the reasonable judgment of the MTA, may result in a Messaging Functions Default, representatives of the Parties shall promptly meet and confer, and the Concessionaire shall propose and then implement a plan to cure the problem. If the Concessionaire thereafter fails again to achieve a Monthly Uptime Percentage above or equal to 95% for the next calendar month period, then the Concessionaire’s failure to cure the problem shall be deemed an Uncured Event of Default. In such event, the MTA shall be entitled to proceed under Section 26.4 (Termination for Uncured Event of Default), or to retain an independent third party engineer to diagnose and resolve the problem at the Concessionaire's expense.
26.2.5    Failure to Fulfill Profit Maximization Commitment.

26.2.5.1	Concessionaire Explanation for Failure regarding Profit Maximization Commitment.
If the MTA reasonably determines that the Concessionaire is not acting substantially in accordance with the Profit Maximization Commitment, then the MTA shall be entitled, in connection with a Performance Review (or at another time, upon reasonable cause), to request that the Concessionaire prepare a report to explain and justify its actions with respect to the Profit Maximization Commitment (an “Explanatory Report”).

26.2.5.2	Remedial Plan concerning Profit Maximization Commitment.
If, after a good faith review of the Explanatory Report, the MTA continues to question, on reasonable grounds, the Concessionaire’s efforts regarding the Profit Maximization Commitment and resulting shortfalls, the MTA shall be entitled to request the Concessionaire to prepare a Remedial Plan regarding such efforts, and the Concessionaire shall complete such plan within the deadline the MTA reasonably sets (the “Section 26.2.5.2 Submission Deadline”). If the Concessionaire submits a responsive Remedial Plan within the Section 26.2.5.2 Submission Deadline, the MTA shall review the Remedial Plan in good faith and, if the Remedial Plan represents a commercially reasonable approach to increasing the Concessionaire’s efforts regarding its Profit Maximization Commitment, in light of the Parties’ mutual interests, the extent of the Concessionaire’s then-current investment as compared to expectations, and other relevant circumstances as reasonably determined by the MTA, the MTA shall approve the Remedial Plan. If the MTA subsequently determines that the Concessionaire has failed to meet material milestones set out in the approved Remedial Plan, or otherwise does not perform in accordance with the approved Remedial Plan, this non-performance shall be deemed an Event of Default. Upon notice, the Concessionaire shall have ninety (90) additional days to cure this Event of Default, failing which the Event of Default shall be deemed an Uncured Event of Default, and the MTA shall be entitled to proceed under Section 26.4 (Termination for Uncured Event of Default).

26.3.	General Events of Default.
This Section 26.3 (General Events of Default) governs all Events of Default other than those set out in Section 26.2 (Specific Events of Default).

26.3.1	Definition of “General Events of Default.”
The following failures to comply with this License Agreement shall constitute “General Events of Default”:

(i)	The Concessionaire fails to comply with its obligations set out in Section 26.1 (Security for Performance) (a “Security Package Default”); or
(ii)	The Concessionaire fails to comply throughout the Term with the insurance requirements set out in Section 21 (Insurance) (an “Insurance Default”); or
(iii)
The Concessionaire (i) has failed to promptly remit any federal, state or local tax related to the conduct of its business under this License Agreement when such taxes are due or within thirty (30) days thereafter, and (ii) is not, in good faith, contesting such tax obligations. If the Concessionaire is contesting the applicable tax obligations, then the due date for the contested portion of such taxes shall be extended to the extent that the Concessionaire complies with all Applicable Laws that permit any such extension (a “Tax Default”); or

(iv)
The Concessionaire is in default under any contract, agreement, lease, permit, license or other transaction (other than this License Agreement) between or among the Concessionaire and the MTA (including its Subsidiaries and Affiliates, and the other Agencies), (an “Independent Contract”). Notwithstanding the preceding sentence, if the default under the Independent Contract relates to amounts due to the MTA (including its Affiliates, the Agencies, and Agency Affiliates) under such Independent Contract, then the Concessionaire can suspend the default under this License Agreement by: (i) providing the License Administrator with a written explanation of why the amount due is being withheld under the Independent Contract; (ii) escrowing the amount in dispute with a neutral Third Party; and (iii) continuing to use good faith efforts to resolve the underlying dispute under such Independent Contract (collectively, the "Suspension Conditions"). The suspension of the default under this License Agreement shall only last as long as the Concessionaire continues to meet the Suspension Conditions; or

(v)
The Concessionaire: (i) files a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the federal bankruptcy code or any similar law, now or hereafter in effect; (ii) files an answer or other pleading in any proceeding admitting insolvency, bankruptcy, or inability to pay its debts as they mature; (iii) has filed against it an involuntary proceeding under the federal bankruptcy code or similar law, now or hereafter in effect, which proceeding is not vacated within sixty (60) days; (iv) has an order issued appointing a receiver, trustee or liquidator for it or for all or a substantial part of its property, which is not vacated within sixty (60) days following entry thereof; (v) is adjudicated as bankrupt; (vi) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver or trustee or liquidator of all or a substantial part of its property; or (vii) ceases to exist for any reason (an “Insolvency”); or

(vi)	The Concessionaire, or any Affiliate, was debarred from bidding on or being awarded this License Agreement (a “Debarment”); or
(vii)	If the Concessionaire makes an assignment or transfer of this License Agreement that is not permitted under Section 32.4 (Assignment by Concessionaire) (an “Unpermitted Assignment Default”); or
(viii)
If a Person issues a guaranty of the Concessionaire’s performance under this License Agreement in favor of the MTA (a “Guarantor”), then a breach by the Guarantor of a material obligation under such guaranty (a “Guarantor Default”)

(ix)
The Concessionaire has engaged in actions or omissions that are otherwise specifically referred to in this License Agreement as a material breach or an Event of Default (“Additional Specified Defaults”); or

(x)
The Concessionaire is in material breach of any of its other obligations under this License Agreement, including those situations in which: (i) performance of the Services is unnecessarily or unreasonably delayed, in the absence of an Excusable Delay; (ii) the Concessionaire is willfully violating any provision of this License Agreement or is not performing the same in good faith and in accordance with the associated requirements; (iii) the Concessionaire has abandoned the Services; (iv) the Concessionaire has failed to obtain required approvals; or (v) the Concessionaire has failed to comply in material respects with Applicable Law (each an “Additional Material Breach”).

26.3.2	Notice and Opportunity to Cure General Event of Default.
Upon determining that a General Event of Default has occurred or will imminently occur, the MTA shall provide the Concessionaire with notice of such General Event of Default (a “General Default Notice”). The Concessionaire shall then have thirty (30) days, commencing on its receipt of the General Default Notice, to effect a full and complete cure of such General Event of Default. If the

Concessionaire fails to effect such a cure within that period, the General Event of Default shall be deemed an Uncured Event of Default and the MTA, in its sole discretion, shall be entitled to proceed in accordance with Section 26.4 (Termination for Uncured Event of Default).

26.4.	Termination for Uncured Event of Default.
Upon notice to the Concessionaire, the MTA shall be entitled to immediately terminate this Agreement for an Uncured Event of Default, and such termination shall be effective as of the expiration of the applicable cure period specified under Section 26.2 (Specific Events of Default) or Section 26.3 (General Events of Default). Such termination shall be without prejudice to the MTA’s other rights and remedies, all of which are expressly reserved.

27.	TERMINATION BY CONCESSIONAIRE.

27.1.	Limited Grounds for Concessionaire Termination.
If the MTA willfully, intentionally, and without credible justification (a) ceases to allow access to its facilities in a material and substantial way or (b) ceases to provide necessary Agency Force Account Services to the extent required under the Agreement, which cessation of access or support substantially wholly frustrates or renders it impossible for Concessionaire to perform its obligations under this License Agreement, such cessation shall be considered an MTA Event of Default (an “MTA Event of Default”). It shall be deemed an “Uncured MTA Event of Default” if such MTA Event of Default continues for a period of 120 consecutive days following the date the Concessionaire delivers to the MTA written notice thereof (giving particulars of the failure in reasonable detail) or for such longer period as may be reasonably necessary to cure such failure up to a maximum cure period of 90 days commencing on the date after such 120 consecutive day period; provided, that in the latter case, (i) the MTA is proceeding with all due diligence to cure or cause to be cured such failure, (ii) the failure is capable of being cured within such 120 days and (iii) such failure is in fact cured within such period of time.

27.2.	Limitation on Concessionaire Remedies for Termination.
As its exclusive remedies for an Uncured MTA Event of Default, the Concessionaire shall be entitled (a) to terminate this Agreement (subject, however, to the Concessionaire’s obligations to provide Transition Services) by notice to the MTA (the “Concessionaire Termination Notice”), effective as of date set forth in the Concessionaire Termination Notice that shall be not less than one hundred eighty (180) days after the delivery of such Concessionaire Termination Notice, during which time the MTA shall make good faith efforts to procure a Successor Concessionaire and enter into a Successor License Agreement as soon as reasonably possible and the Concessionaire will be relieved of all its obligations with respect to Required Installations, and (b) to require the MTA to cause the Successor Concessionaire to pay the Debt-Proxy Recoupment Amount to the Concessionaire within ninety (90) days of the effective date of the Successor License Agreement.

28.	EFFECT OF TERMINATION OR EXPIRATION.
Upon the expiration or termination of this License Agreement (for whatever cause), the following provisions shall apply:

28.1.	Concessionaire Obligations Not Impacted By MTA Termination; Letters of Credit; MAG.
The MTA’s termination of this License Agreement as permitted under Section 26 (MTA Remedies) shall be without prejudice to the MTA’s other rights and remedies and shall not otherwise affect: (i) the Concessionaire's obligations or the MTA’s rights that have accrued prior to the date of such termination; (ii) the MTA’s right to draw upon one or more of the Letters of Credit; or (iii) the MTA’s right to receive from the Concessionaire the Minimum Annual Guarantee through the Initial Term or the Extension Term (if the Extension Term has come into effect in accordance with Section 24.2 (Extension of Term)); provided, however, (a) that the MTA shall use commercially reasonable efforts to mitigate such damages, and (b) such damages shall be reduced to the extent the MTA receives compensation from the Successor Concessionaire that would have qualified as recoverable damages due from the Concessionaire. The Concessionaire shall promptly pay all outstanding undisputed amounts due to the MTA prior to the date of expiration or termination.

28.2.	Transition Services.
At the MTA’s election, the Concessionaire shall provide the Transition Services as specified in Section 3.7 (Transition Services).

28.3.	Spare Parts and Replacement Units.
The Concessionaire shall deliver Spare Parts and Replacement Units, and the MTA shall compensate the Concessionaire for such deliveries, all in accordance with Section 5.8 (Spare Parts and Replacement Units).

28.4.	No Compensation for Un-Recouped CapEx.
Except as expressly otherwise provided in Sections 27 (Termination By Concessionaire) and 29 (Concessionaire Debt-Proxy Recoupment On Termination By MTA), the Concessionaire shall not be entitled to receive from the MTA any compensation for, or other benefit with respect to, any Qualified CapEx (or any other unrecouped expenditure), or Recapture Balance Interest that remains outstanding as of the effective date of the termination or expiration of this License Agreement, regardless of the value to the MTA of the Communications System that the Concessionaire shall forfeit by reason of such termination or expiration.

28.5.	Final Reconciliation.
At the MTA’s request, as of the effective date of the termination or expiration, the Concessionaire shall perform a final reconciliation, in accordance with, and the Parties shall proceed under, Section 16.11 (Reconciliation). Upon reasonable grounds, the MTA shall be entitled to obtain additional reconciliations and System Reports beyond such final reconciliation.

28.6.	Delivery of Certain Materials; Removal of Static Media and Digital Content.
The Concessionaire shall, at its sole cost and expense, both (i) deliver to the MTA or any Successor Concessionaire during the Transition Services Period, (a) the Communications System, (b) all Deliverables not yet provided to the MTA, (c) System-Delivered Content, (d) Source Code and Object Code for the Inbound IMS and other System Software, and all other materials embodying the Services, including in and on any media or form of any kind reasonably requested by the MTA, and (ii) remove all Static Media and Digital Content from the System as directed by the MTA.

28.7.	Cessation of Concessionaire License to MTA Intellectual Property.
Upon termination or expiration of this License Agreement, all rights granted to the Concessionaire pursuant to Section 17.2 (Grant to Concessionaire) shall immediately cease, except to the extent that the same are necessary for the Concessionaire to perform the Transition Services.

28.8.	Cumulative Remedies.
All rights, options and remedies of the MTA contained in this License Agreement shall be construed and held to be distinct, separate and cumulative, and no one of them shall be exclusive of any other, and the MTA shall have the right to pursue any one or all of such rights, options and remedies, and any other remedy or relief that may be provided by law or in equity, whether or not stated in this License Agreement.

28.9.	Survival.
Any provision of this License Agreement that (i) in accordance with the wording of such provision, is intended to be given effect following the termination or expiration of this License Agreement or (ii) is reasonably required to give effect to a provision described in clause (i) of this sentence, shall in each case survive any termination or expiration of this License Agreement. In addition, and for the avoidance of doubt, the following Sections shall survive any termination or expiration of this License Agreement:

Surviving Section	Section Heading	Limitation (if applicable)
Section 3.7	(Transition Services)	For the period of time specified in such Section
Section 16.11	(Reconciliation)	To the extent required to complete the true-up specified in such Section
Section 17.1.1	(Rights in Communications System)
	- through -	n/a
Section 17.1.6	(Rights Regarding Manufacture, Maintenance, and Repair)
Section 17.1.7	(Copyright Permissions to MTA)	With respect to Advertising Content displayed as of the effective date of expiration or termination of this License Agreement
Section 17.1.8	(Software System Escrow)	To the extent necessary to account for then-applicable Triggering Events

Surviving Section	Section Heading	Limitation (if applicable)
Section 17.1.10	(Additional Intellectual Property Rights)	To the extent necessary for the MTA to continue to use and enjoy the Services
Section 17.3	(Confidentiality)	n/a
Section 19	(Indemnification)	n/a
Section 20	(Limits of Liability)	n/a
Section 22	(Dispute Resolution)	n/a
Section 23	(Payment Terms)	To the extent necessary to complete the reconciliation process set out in Section 16.11 (Reconciliation)
Section 25.5	(Procedure for Equitable Adjustments)	To the extent applicable in a dispute that is being resolved under Section 22 (Dispute Resolution)
Section 26.1.1	(Letters of Credit)	To the extent the Letters of Credit remains available to the MTA in accordance with Section 26.1.7 (Return of the Letters of Credit)
Section 26.1.7	(Return of the Letters of Credit)	n/a
Section 28.1	(Concessionaire Obligations Not Impacted by MTA Termination; Letters of Credit; MAG)
	- through -	n/a
Section 28.6	(Delivery of Certain Materials; Removal of Static Media and Digital Content)
Section 28.9	(Survival)	n/a
Section 29	(Concessionaire Debt-Proxy Recoupment on Termination by MTA)	For the period specified in Section 29.5 (Duration of Debt-Proxy Recoupment Period)
Section 32.1	(Incorporation of Master Terms and Conditions into License Agreement)	n/a
Section 32.2	(Section and Exhibit References)	n/a
Section 32.3	(Order of Precedence)	n/a

Surviving Section	Section Heading	Limitation (if applicable)
Section 32.6	(Section 365(n) of the Bankruptcy Code)	n/a
Section 32.11	(Entire Agreement; No Oral Modification)	n/a
Section 32.13	(Rules of Interpretation)	n/a
Section 32.18	(Severability)	n/a
Section 32.21	(No Personal Liability)	n/a
Section 32.23	(No Third Party Beneficiaries)	n/a
Section 32.25	(Execution in Counterparts)	n/a
Section 32.28	(Notices)	n/a

28.10.	Default Waiver.
The MTA shall have the right, in its sole and absolute discretion, to waive any Event of Default; provided that any such waiver shall not be deemed a waiver of any other Event of Default, including the subsequent reoccurrence of the waived Event of Default.

29.	CONCESSIONAIRE DEBT-PROXY RECOUPMENT ON TERMINATION BY MTA.

29.1.	Relevant Definitions.

29.1.1	Early Termination Date
The term “Early Termination Date” means the date this License Agreement has been terminated for an Uncured Event of Default.

29.1.2	Successor Concession.
The term "Successor Concession" means any replacement advertising concession or concessions for the Services that meet each of the following criteria: the advertising concession is granted by the MTA (i) on or after any early termination of this License Agreement based on an Uncured Event of Default and (ii) before expiration of the Debt-Proxy Recoupment Period.

29.1.3	Successor Concessionaire.
The term "Successor Concessionaire" as used in this Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA) means a Successor Concessionaire that has entered into a Successor License Agreement for a Successor Concession.

29.1.4	Successor License Agreement.

The term "Successor License Agreement" means any license agreement(s) in effect during the Debt-Proxy Recoupment Period and pursuant to which a Successor Concession shall be granted.

29.1.5	Terminated Concessionaire.
The term "Terminated Concessionaire" means the Concessionaire, after this License Agreement is terminated based on an Uncured Event of Default.

29.1.6	Terminated License Agreement.
The term "Terminated License Agreement" means this License Agreement, after it is terminated based on an Uncured Event of Default.

29.2.	Terms of License Agreement for Successor Concessionaire.
Following an early termination of this License Agreement based on an Uncured Event of Default, the MTA shall have discretion with respect to the terms and conditions of the Successor License Agreement, with the exception of the following terms, which shall have the same definitions under both the Successor License Agreement and the Terminated License Agreement: (i) Gross Revenue; (ii) Incremental Gross Revenue; and (iii) Qualified CapEx. The MTA shall use commercially reasonable efforts to include in the Successor License Agreement terms that provide for the calculation of Gross Revenue, Incremental Gross Revenue, and Qualified CapEx in a manner that effectuates the MTA's intent set out in this Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA).

29.3.	Debt-Proxy Recoupment Amount.
Upon an early termination of this License Agreement based on an Uncured Event of Default, the Terminated Concessionaire shall be entitled to payment (over the period, subject to the conditions and in the manner set out below) of a Debt-Proxy Recoupment Amount, which is defined as follows:

29.3.1	Debt Proxy Amount.
The term “Debt Proxy Amount” means sixty percent (60%) of the sum of (i) the total Qualified CapEx that the Terminated Concessionaire expended prior to the Early Termination Date and (ii) interest thereon from the dates of expenditure through the Early Termination Date at the Concessionaire Debt Financing Rate (as defined in the Terminated License Agreement).

29.3.2	Debt-Proxy Recoupment Amount.
The term “Debt-Proxy Recoupment Amount” as of any point in time means the amount, if any, by which (i) (A) the Debt Proxy Amount less (B) the total amount of Incremental Gross Revenue that, as of the Early Termination Date, had been applied to the recoupment of Qualified CapEx and/or Recapture Balance Interest, exceeds (ii) the total amount paid pursuant to Section 29.4 (Priority of Payment; Waterfall) in respect of the recoupment of the Debt Proxy Amount.

29.3.3	Determination of Debt Proxy Amount and Debt-Proxy Recoupment Amount.

The Parties shall use prompt and good faith efforts to reach agreement as to the dollar amount of the Debt-Proxy Recoupment Amount. However, a failure to reach such agreement (although subject to arbitration under Section 22.3 (Arbitration of Disputes), where applicable) shall not delay or otherwise impede the MTA’s entering into and the commencement of work under a Successor License Agreement.

29.4.	Priority of Payment; Waterfall.
The Incremental Gross Revenue under the Successor License Agreements shall be the only source of payment of the Debt-Proxy Recoupment Amount and such Incremental Gross Revenue shall be applied in the manner and priority set forth below; provided, however, that the Terminated Concessionaire shall not be entitled to any payment of the Debt-Proxy Recoupment Amount hereunder until the MTA has been paid the full amount of the MAG due and owing to it through the Early Termination Date (with interest at the Concessionaire Debt Financing Rate from the due date to the payment date):

(i)	First, to payment to the Successor Concessionaire of a Not-For-Profit Incremental OpEx Allowance (at the rate set under the Terminated License Agreement);

(ii)
Second, to payment to the Successor Concessionaire of interest (at the Successor Concessionaire’s actual borrowing rate) on as-yet un-recouped Qualified CapEx invested by the Successor Concessionaire to make Required Installations (and as applicable, to refresh Required Installations) that the Terminated Concessionaire had not completed as of the Early Termination Date;

(iii)
Third, to recovery by the Successor Concessionaire of the principal amount of such un-recouped Qualified CapEx invested by the Successor Concessionaire to make Required Installations (and, as applicable, to refresh Required Installations);

(iv)
Fourth, in proportion to the ratio between the Debt-Proxy Recoupment Amount and the unrecouped Qualified CapEx invested by the Successor Concessionaire to make Additional Installations (as such term is defined under this License Agreement) that the Terminated Concessionaire had not completed as of the Early Termination Date and to refresh elements of the Communications System that shall have outlived their useful lives, to (A) the payment to the Terminated Concessionaire of interest on the Debt-Proxy Recoupment Amount (at the Concessionaire Debt Financing Rate from the Early Termination Date) and (B) the payment to the Successor Concessionaire of interest (at the Successor Concessionaire’s actual borrowing rate) on as-yet un-recouped Qualified CapEx invested by the Successor Concessionaire to make Additional Installations (as such term is defined under this License Agreement) that the Terminated Concessionaire had not completed as of the Early Termination Date and to refresh elements of the Communications System that shall have outlived their useful lives;

(v)
Fifth, in proportion to the ratio between the Debt-Proxy Recoupment Amount and the unrecouped Qualified CapEx invested by the Successor Concessionaire to make Additional Installations (as such term is defined under this License Agreement) that the Terminated Concessionaire had not completed as of the Early Termination Date and to refresh elements of the Communications System that shall have outlived their useful lives, to (A) the recovery by the Terminated Concessionaire of the Debt-Proxy Recoupment Amount and (B) the recovery by the Successor Concessionaire of its unrecouped Qualified CapEx invested in such Additional Installations and/or refreshes; and

(vi)	Sixth, to the Terminated Concessionaire until the Debt-Proxy Recoupment Amount (plus interest at the Concessionaire Debt Financing Rate from the Early Termination Date) has been paid.

For purposes of this Section 29.4 (Priority of Payment; Waterfall), the principal amount of Qualified CapEx invested by the Successor Concessionaire shall be deemed reduced by the amount of any proceeds of the Letters of Credit actually collected by the MTA pursuant to clause (ii) of Section 26.1.3.1 (LOC Draw due to Failure to Meet Payment Obligations, Uncured Event of Default, or Failure to Replace Expiring Letters of Credit). The MTA agrees that the Additional Installations subject to romanettes (iv) and (v) of this Section 29.4 (Priority of Payment; Waterfall) shall not include those Additional Installations (if any) that the MTA determined during an Annual Performance Review were no longer required to be installed in accordance with Section 16.7.3 (Proposed Changes in Schedule for New License Year; Equitable Adjustments).

29.5.	Duration of Debt-Proxy Recoupment Period.
The Terminated Concessionaire shall be entitled to payments of Debt-Proxy Recoupment Amounts (to the extent any exist) for a period no longer than the fifteenth (15th) anniversary of the Effective Date. The Concessionaire acknowledges that its rights under this Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA) shall immediately terminate upon the earlier of (i) any point at which the Debt-Proxy Recoupment Amount is equal to or less than zero, and (ii) the fifteenth (15th) anniversary of the Effective Date (the “Debt-Proxy Recoupment Period”).

29.6.	Responsible Party.
Payment shall be due from each applicable Successor Concessionaire; provided, however, that the MTA shall hold in trust for the Terminated Concessionaire funds it receives from each applicable Successor Concessionaire that this Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA) allocates to the Terminated Concessionaire. Each applicable Successor License Agreement shall provide the Terminated Concessionaire with direct contractual rights to recover the Debt-Proxy Recoupment Amount from the Successor Concessionaire. The Terminated Concessionaire shall not have recovery rights against the MTA, unless the MTA spends funds it properly should have held in trust for the Terminated Concessionaire under this Section 29.6 (Responsible Party), in which event the MTA’s sole and maximum liability shall be limited to the amount of such misspent funds.

29.7.	Relationship between Letters of Credit and Debt-Proxy Recoupment.
Nothing in this Section 29 (Concessionaire Debt-Proxy Recoupment On Termination by MTA) shall impair the MTA’s right to draw on the Letters of Credit in accordance with Section 26.1.3.1 (LOC Draw due to Failure to Meet Payment Obligations, Uncured Event of Default, or Failure to Replace Expiring Letters of Credit). If the MTA has drawn on any Letter of Credit in connection with a termination of this License Agreement for an Uncured Event of Default, the MTA shall be deemed to have first applied the proceeds of such draw in such amount as is necessary to pay MTA the full amount of the MAG due and owing to the MTA through the Early Termination Date (with interest at the Concessionaire Debt Financing Rate from the due date to the payment date). If the aggregate amount drawn on the Letters of Credit pursuant to the immediately preceding sentence is sufficient to pay the MTA the full amount of the MAG due and owing to the MTA through the Early Termination Date (with interest at the Concessionaire Debt Financing Rate from the due date to the payment date), then the MTA shall be deemed to have been paid such full amount for purposes of allowing the Terminated Concessionaire to participate in the Incremental Gross Revenue waterfall set forth in Section 29.4 (Priority of Payment; Waterfall).

29.8.	Survival; Assignment.
The Parties expressly agree that this Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA) shall survive any termination of this License Agreement. Subject to the MTA's approval, which shall not be unreasonably withheld or delayed, the Concessionaire shall be entitled to assign to a Qualified Lender or other Third Party institutional lender (the "Debt-Proxy Assignee") those rights granted to the Terminated Concessionaire pursuant to this Section 29 (Concessionaire Debt-Proxy Recoupment on Termination by MTA). For the avoidance of doubt, any such assignment must include the obligations to repay MTA Funded Amounts with interest at the Concessionaire Debt Financing Rate (as provided under Section 9.5.1 (MTA Funded Amounts) in the manner set out under Section 29.9 (Repayment (Where Applicable) of MTA Funded Amounts).

29.9.	Repayment (Where Applicable) of MTA Funded Amounts.
If, as of the Early Termination Date, the Concessionaire has not repaid to the MTA any MTA Funded Amounts with interest at the Concessionaire Debt Financing Rate, all as provided under Section 9.5.1 (MTA Funded Amounts), then the Concessionaire shall (a) pay such interest to the MTA, pari passu, out of interest payments the Concessionaire receives under Section 29.4 (iv); and (b) pay such MTA Funded Amounts to the MTA, pari passu, out of the Debt-Proxy Recoupment Amounts the Concessionaire receives under Section 29.4 (v) and (vi). The Concessionaire shall make such payments to the MTA within twenty (20) days of its receipt of applicable funds from the Successor Concessionaire.

30.	CONCESSIONAIRE PERSONNEL AND SUBCONTRACTORS.

30.1.	Concessionaire Personnel.

30.1.1	General Requirements for Concessionaire Personnel.
The Concessionaire shall assign and maintain personnel (consisting of its own personnel and the personnel of its Subcontractors, agents and representatives) to perform the Services (the "Concessionaire Personnel"). The Concessionaire Personnel shall at all times be: (i) properly equipped, licensed and otherwise trained and qualified; (ii) available as needed; (iii) properly assigned to perform the Services in a manner that maximizes Gross Revenue; (iv) as applicable, available on a 24/7/365 basis to coordinate and remedy (a) the programming and transmission of Agency Messaging, (b) failures of the Communications System, and (c) other failures, including infrastructure failures, to the extent cause or contributed to by the Concessionaire; and (v) of a sufficient staffing level and competency in order to perform the Services as contemplated in this License Agreement.

30.1.2	Concessionaire Key Personnel.

30.1.2.1	Key Personnel; Continuity.
The Concessionaire Personnel shall also include those key personnel identified in Exhibit 18 (Key Personnel) (collectively, the "Key Personnel"). For the avoidance of doubt, providers of Creative-Design Services shall be deemed Key Personnel unless expressly excluded on Exhibit 18 (Key Personnel). The Concessionaire shall not remove Key Personnel or substitute other personnel for Key Personnel for discretionary reasons, and shall use all reasonable efforts to (i) maintain the continuity of the Key Personnel throughout the Term, and (ii) ensure that the Key Personnel positions are filled with sufficiently qualified individuals throughout the Term. The Concessionaire shall ensure that throughout the Term (on a 24/7/365 basis), at least one member of the Key Personnel must be available to the License Administrator and the MTA via telephone or other electronic messaging system as set forth in Exhibit 18 (Key Personnel).

30.1.2.2	Agency Required Changes to Key Personnel.
The License Administrator shall have the right, for good cause shown, to require that the Concessionaire prohibit specific Key Personnel from performing the Services and to provide Proposed Substitute Key Personnel to replace the identified Key Personnel (the "Agency Removal Right"). The License Administrator shall exercise the Agency Removal Right by notifying the Concessionaire in writing of his or her intent to exercise the Agency Removal Right, and such notice shall (i) identify the specific Key Personnel at issue, and (ii) explain the basis for the removal (each, a "Removal Notice"). Upon receipt of a Removal Notice, the Concessionaire shall promptly (a) cause the identified Key Personnel to cease providing any Services, and (b) replace such Key Personnel in accordance with this License Agreement. For purposes of this Section 30.1.2.2 (Agency Required Changes to Key Personnel), good cause includes acts of dishonesty or fraud, repeated failures to perform assigned responsibilities, and conduct (either reoccurring or not) that is materially detrimental to the Services or the MTA.

30.1.3	Concessionaire Personnel Continuity; Personnel Changes.
The Concessionaire shall use its good faith efforts to ensure the continuity of the Concessionaire Personnel other than Key Personnel throughout the Term. Subject to the other terms and conditions set out in this License Agreement, the Concessionaire shall have the right to revise staffing levels for Concessionaire Personnel as the Concessionaire sees fit, provided, however, that the Concessionaire provides the License Administrator with prior written notice of any material changes to the Concessionaire Personnel staffing levels.
30.1.4    Conduct of Concessionaire Personnel.

30.1.4.1	Personnel Damage to Agency Facilities; Concessionaire Liability.
Concessionaire Personnel shall not: (a) deface or otherwise damage any Agency Facility; (b) deposit or scatter any rubbish, waste or litter in or about any Agency Facility; or (c) otherwise destroy, vandalize or misuse any Agency Facility. The Concessionaire shall, at its sole cost and expense, (i) promptly remove from the applicable Agency Facility any rubbish, waste and litter deposited or scattered by Concessionaire Personnel and otherwise restore the applicable Agency Facility to the condition in which it existed prior to such depositing or scattering, and (ii) repair any defacement or other damage caused by Concessionaire Personnel.

30.1.4.2	No Interfering Activities.
Concessionaire Personnel shall conduct themselves at all times in an orderly and proper manner to avoid interfering with, or otherwise obstructing, Agency employees and the public (including Agency passengers) during the performance of the Services, or otherwise interfere with any Agency's operations.
30.1.5    Removal of Concessionaire Personnel.

30.1.5.1	Reportable Activities; Concessionaire Reporting.
The Concessionaire shall immediately prohibit any Concessionaire Personnel from performing Services if: (i) the applicable Concessionaire Personnel is incompetent, careless, poses a safety hazard or security risk, or otherwise poses a threat to any individual or the Agency Facilities; (ii) while performing Services or otherwise on an Agency Facility, the applicable Concessionaire Personnel (a) failed to act in accordance with Section 30.1.4 (Conduct of Concessionaire Personnel), (b) acted negligently, (c) used or was in possession of alcohol or illegal drugs, (d) used or was in possession of a firearm or other weapon (unless such use or possession was within the applicable Concessionaire Personnel's job description), (e) acted disorderly, or (f) engaged in a criminal activity; or (iii) at any other time, the applicable Concessionaire Personnel (1) used or was in possession of illegal drugs, or (2) engaged in criminal activity (collectively, the "Reportable Activities").

30.1.5.2	Concessionaire Response to Reportable Activities.
The License Administrator shall notify the Concessionaire if the MTA discovers a Reportable Activity. Upon the Concessionaire's discovery of a Reportable Activity, the Concessionaire shall immediately (i) prohibit the applicable Concessionaire Personnel from performing any Services throughout the remainder of the Term, and (ii) notify the License Administrator in writing of Concessionaire-discovered Reportable Activities (including those that the MTA reports to the Concessionaire).

30.1.6	Concessionaire Personnel Identification Requirements.
Each Agency has requirements with respect to Concessionaire Personnel Identification Requirement which are set forth in the applicable Agency-Specific Terms. Within 10 (ten) days of the Execution Date, the Concessionaire shall coordinate with the License Administrator (or her designee) to secure Agency-issued identification badges at the relevant Agencies. The Concessionaire is solely responsible for ensuring that all Concessionaire Personnel receiving identification badges comply with all additional requirements imposed on individuals receiving such badges, including Agency Facility security access control procedures.

30.1.6.1	Return and Replacement of Contractor Badges.
The Concessionaire shall immediately notify the License Administrator when the Concessionaire discovers that any identification badge has been lost, stolen or misused. The Concessionaire shall also immediately return to the License Administrator issued identification badges: (i) upon the termination or expiration of this License Agreement; (ii) when an individual assigned a badge is no longer a Concessionaire Personnel or is otherwise prohibited or ceases to provide Services; or (iii) upon the License Administrator’s request.

30.1.6.2	Identification Badges Limitations; Compliance Assurance.
Identification badges are provided for the sole purpose of identification and permitting access to Agency Facilities. By way of clarification, and not limitation, identification badges are not to be used by Concessionaire Personnel to access or otherwise use the Agencies' transportation services without paying the applicable fare.

30.1.6.3	Concessionaire Responsibility for Compliance.
The Concessionaire is solely responsible for ensuring that all Concessionaire Personnel comply with the requirements set out in this Section 30.1.6 (Concessionaire Personnel Identification Requirements) and all other requirements related to identification badges set forth in the Agency-Specific Terms.

30.1.7	Engagement of Certain Former Public Employees.
The Concessionaire shall not, without the License Administrator’s prior written consent, employ or retain in employment any person who, to the Concessionaire's knowledge, has been discharged for cause from employment by any Agency or the State or City of New York.

30.1.8	Background Checks.
Unless prohibited by Applicable Law, the MTA reserves the right to (i) conduct or obtain, or require the Concessionaire to conduct or obtain, background checks on Concessionaire Personnel (each, a "Background Check"), and (ii) require the Concessionaire to certify in writing that the required Background Checks have been completed in a manner consistent with Good Industry Practice. The Concessionaire shall ensure that it has sufficient rights to compel its Subcontractors to comply with the requirements set out in this Section 30.1.8 (Background Checks).

30.1.9	Allocation of Concessionaire Personnel Resources.
If, despite the Concessionaire's obligations under this Section 30.1 (Concessionaire Personnel), there is a scarcity of Concessionaire Personnel, then the Concessionaire shall allocate resources according to the following priority: (i) Agency Alert Messages; (ii) Agency Messaging generally; and (iii) Advertising Content.

30.1.10	Concessionaire Personnel Compensation and Benefits.

ALL CONCESSIONAIRE EMPLOYEES (INCLUDING EMPLOYEES OF SUBCONTRACTORS) ASSIGNED TO PERFORM UNDER THIS LICENSE AGREEMENT SHALL AT ALL TIMES DURING SUCH ASSIGNMENT BE AND REMAIN EMPLOYEES OF THE CONCESSIONAIRE (OR ITS SUBCONTRACTORS, AS APPLICABLE) AND THE CONCESSIONAIRE SHALL BE SOLELY RESPONSIBLE FOR THE PAYMENT OF THE EMPLOYEES' COMPENSATION, FOR DEDUCTING ANY REQUIRED WITHHOLDING TAXES AND OTHER EXPENSES ASSOCIATED WITH THE EMPLOYEES' EMPLOYMENT, AND FOR PROVIDING ALL EMPLOYEE BENEFITS. THE AGENCIES SHALL NOT BE OBLIGATED TO PROVIDE WORKMEN'S COMPENSATION, HEALTH INSURANCE, LIFE INSURANCE, RETIREMENT OR ANY OTHER BENEFITS TO CONCESSIONAIRE OR SUBCONTRACTOR CONTRACT EMPLOYEES.

30.2.	Subcontracting.

30.2.1	Subcontractor Compliance; Engagement.
The Concessionaire shall ensure that all Subcontractors and their personnel comply with the requirements set out in Section 3.5.5 (Maintenance of System Security) and any and all other applicable requirements set out in this License Agreement or the Agency-Specific Terms. Moreover, the Concessionaire shall only select and engage those Subcontractors that meet, or exceed, the Security Standards.

30.2.2	Requests for Changes to Subcontractors.
Where required under the Agency-Specific Terms, the Concessionaire shall notify the License Administrator of any proposed additions to, deletions of, or substitutions of any Subcontractors; such notice shall include such information as is required under such Agency-Specific Terms; and such Agency-Specific Terms shall control such requested additions, deletions, or substitutions of Subcontractors.

30.2.3	Concessionaire Obligations Regarding Subcontractor Compliance.
The Concessionaire shall fully inform all Subcontractors of all requirements of this License Agreement relating either directly or indirectly to the Services to be performed and the materials to be furnished by such Subcontractors. In no circumstances shall the Concessionaire engage Subcontractors to perform Services unless such parties first enter into an agreement that expressly includes provisions: (i) establishing that the Services to be performed, or materials to be furnished, shall comply with the requirements of this License Agreement; (ii) containing those terms and conditions that are in accordance with Applicable Law regarding payments; and (iii) establishing that the Subcontractor shall make no claims against the MTA relating to the Services performed by the Subcontractor or the termination of the applicable agreement between the Concessionaire and the Subcontractor.

30.2.4	No Waiver by the MTA.
The MTA’s approval of any Subcontractor shall not operate as the MTA’s waiver of any right against the Concessionaire or Third Parties, nor shall it relieve the Concessionaire of any of its obligations to perform the Services.

30.2.5	Downstream Subcontractor Obligations.

In the event that a Subcontractor (each, a "First Tier Sub") engages its own Subcontractors (each, a "Second Tier Sub"), then those provisions relating to the Concessionaire set out in this Section 30.2 (Subcontracting) shall apply to the First Tier Sub as if the First Tier Sub were the Concessionaire, and the Second Tier Sub shall be treated as a First Tier Sub. By way of clarification, and not limitation, any Subcontractor engaged by the Concessionaire shall be obligated to ensure that any agreement it enters into with its own Subcontractors contains those provisions set out in Section 30.2.3 (Concessionaire Obligations Regarding Subcontractor Compliance).

30.2.6	Concessionaire Full Liability; No Exceptions.
The Concessionaire shall be fully and directly liable for all acts or omissions of its Subcontractors under this License Agreement as if done (or not done) by the Concessionaire. The Concessionaire shall be solely responsible for ensuring that any Subcontractors that it engages fully comply with the Concessionaire's obligations under this License Agreement as if the Subcontractor were the Concessionaire. By way of clarification, and not limitation, any obligation under this License Agreement that is breached by a Subcontractor shall constitute a breach of that obligation by the Concessionaire and the Concessionaire shall be fully liable for such breaches.

31.	FORCE MAJEURE.
Except for any obligations under this License Agreement that are incurred in response to a Force Majeure Event, the MTA and the Concessionaire shall be excused, subject to the provisions of this Section 31 (Force Majeure), for failure or delay in performing their respective obligations under this License Agreement by reason of a Force Majeure Event.

31.1.	Force Majeure Events.
Subject to the conditions specified in Section 31.2 (Conditions to Force Majeure Events), any of the following events shall constitute a "Force Majeure Event:"

31.1.1	Acts of God.
An act of God, lightning, unseasonably severe weather, explosion, flood, landslide or earthquake, but only where it (i) causes material and unavoidable damage to all or any material part of the Communications System (including materials procured for use therein) or makes material Services unable to be performed, or (ii) otherwise causes the Communications System to be substantially unusable.

31.1.2	Explosion or Contamination.
A nuclear explosion, radioactive or chemical contamination, ionizing radiation, electromagnetic pulse or fatal biological contamination affecting any relevant Agency Facilities, unless the source or cause of the explosion, contamination, radiation, pulse or hazardous material is brought to or near such Agency Facilities by the Concessionaire or any Subcontractor or any of their employees, servants, agents or consultants.

31.1.3	Acts of War.
An act of a public enemy, war (declared or undeclared), invasion, armed conflict or act of a foreign enemy, but in each case involving, imminently threatened within, or directly affecting the United

States of America, or an act of terrorism, sabotage, blockade, revolution, riot, insurrection, civil commotion or epidemic where it (i) causes material and unavoidable damage to all or any material part of the Communications System (including materials procured for use therein) or makes material Services unable to be performed, or (ii) otherwise causes the Communications System to be substantially unusable or makes material Services unable to be performed.

31.1.4	Quarantine.
A legally imposed quarantine, against which the party claiming relief could not reasonably have been expected to take precautions, and which prevents or delays the performance by such party of its obligations under this License Agreement.

31.1.5	Embargo.
An embargo or any failure, shortage or outage of power supplied by the local electricity distribution network.

31.1.6	Government Action.
An action (including a change in law) taken by a Governmental Authority, including the Transportation Security Administration, the United States Department of Homeland Security, the Federal Railroad Administration or the Federal Transit Administration (or any successor entity of the foregoing agencies) in response to a threat to, or event affecting, the public health, safety, security or the environment, in each case, the effect of which is to suspend, delay or disrupt the performance by the party claiming relief of any of its obligations under this License Agreement.

31.1.7	Delays Caused by Existing Environmental Hazards.
Material delays or other material impacts on the Concessionaire’s ability to perform its Services caused by an Existing Environmental Hazard, provided that (i) the Concessionaire has fulfilled all of its obligations in accordance with Section 3.11.1 (Obligations Concerning Existing Environmental Hazards), including altering its Services in order to avoid or otherwise address the Existing Environmental Hazard, and (ii) the MTA expressly requires the Concessionaire to continue to work in or around the Existing Environmental Hazard despite the Parties' agreement as to the existence of such Existing Environmental Hazard. The Concessionaire acknowledges that in no event shall a Concessionaire-Sourced Environmental Hazard constitute a Force Majeure Event.

31.1.8	Other Force Majeure Events.
Any other event (other than those described in this Section 31.1 (Force Majeure Events) outside the reasonable control of the party claiming relief, and which was not reasonably foreseeable by such party, where such event materially and unavoidably prevents or delays such party from performing any of its obligations under this License Agreement, provided that the term "reasonably foreseeable" means any event or circumstance or category of events or circumstances specifically described in this License Agreement or which the party claiming relief knew, or should have known, might occur, and which is of a type that a Concessionaire acting in accordance with Good Industry Practice and this License Agreement would have taken steps to avoid or protect against.

31.2.	Conditions to Force Majeure Events.
In no event shall an event be considered a Force Majeure Event unless all of the following conditions are true: the claimed Force Majeure Event (i) is outside of the control of the party claiming relief and did not or does not arise from and is not contributed to by a breach by such party of its obligations under this License Agreement or any other neglect, default, act or omission of such party; (ii) has arisen notwithstanding the party claiming relief complying with its obligations under this License Agreement; (iii) the party claiming relief pursuant to this Section 31 (Force Majeure) has at all times complied with its obligations described in Section 31.2 (Conditions to Force Majeure Events); (iv) the claimed Force Majeure Event could not have been avoided by the party claiming relief implementing an applicable Outage Recovery Plan (provided that the fault or negligence of the party claiming relief is not the cause of the non-implementation of such Outage Recovery Plan); and (v) the claimed Force Majeure Event could not have been prevented by the party claiming relief implementing reasonable precautions or commercially accepted processes, and could not reasonably be circumvented by the party claiming relief using substitute services, alternate sources, work-around plans or other means.

31.3.	Concessionaire Request for Relief Based on Force Majeure Events.
If the Concessionaire seeks to rely on a Force Majeure Event as a basis for not performing any of its obligations under this License Agreement, then the Concessionaire shall promptly, and in no event later than two (2) calendar days after becoming aware of the event, notify the MTA of the act, event or condition giving rise to its inability to perform, and such notice shall include: (i) an estimate of the Force Majeure Event's expected duration; (ii) the effect or the anticipated effect of such Force Majeure Event on the Concessionaire's obligations under this License Agreement; (iii) a description of the steps taken and/or proposed to be taken by the Concessionaire to prevent the occurrence of and/or to mitigate the effects of the Force Majeure Event; and (iv) the Concessionaire’s proposed Equitable Adjustment (if any) in light of such Force Majeure Event (each a “Concessionaire Force Majeure Report”). The Concessionaire shall include all Concessionaire Force Majeure Reports shall be included in Performance Reviews. In response to a Force Majeure Event, the Concessionaire shall: (a) exercise its commercially reasonable efforts to continue to perform its obligations in accordance with this License Agreement to the maximum extent possible; (b) expeditiously take action to correct or cure the Force Majeure Event; (c) exercise its best efforts to mitigate or limit damages or losses arising from the Force Majeure Event; and (d) notify the MTA of the cessation of the Force Majeure Event promptly, and in no event later than two (2) calendar days after its cessation.

31.4.	MTA Notice of Force Majeure Event.
Upon becoming aware of a Force Majeure Event that impacts its rights or obligations, the MTA shall timely notify the Concessionaire, and provide such additional details as are necessary, in the MTA’s reasonably judgment, to inform the Concessionaire of the Force Majeure Event and its impact (or projected impact) on the MTA’s performance (each an “MTA Force Majeure Report”). The MTA’s Force Majeure Reports shall be included in Performance Reviews.

31.5.	Consequences of Force Majeure Events.
Subject to compliance with its obligations set out in this Section 31 (Force Majeure), the party claiming relief shall not be responsible for its failure to perform its applicable obligations under this License Agreement if, and to the extent that, such failure is caused by a Force Majeure Event. In accordance with Section 22.2 (Role of License Administrator), the License Administrator shall determine whether the conditions for relief from a Force Majeure Event have been met, with such determinations subject to review in accordance with Section 22.3 (Arbitration of Disputes). Notwithstanding anything to the contrary, the occurrence of a Force Majeure Event shall not impact or otherwise modify the Concessionaire's payment obligations to the MTA.

32.	GENERAL.

32.1.	Incorporation of Master Terms and Conditions into License Agreement.
These Master Terms and Conditions (the “Master TCs”) are incorporated by reference and made a part of this License Agreement.

32.2.	Section and Exhibit References
References to Section numbers in these Master TCs are references to the Sections in these Master TCs unless the context provides otherwise. References to Exhibits are references to the Exhibits to this License Agreement. The Exhibits for all of the Concessions are provided in one combined set of Exhibits, and Exhibits that apply to less than all of the Concessions are so identified, and associated with the specific Concession to which each such Exhibit applies.

32.3.	Order of Precedence.

32.3.1	Precedence as to Generally Applicable Exhibits.
The term “Generally Applicable Exhibits” means all Exhibits (and their constituent provisions) other than the Additional Agency-Specific Terms. The Parties intend that the Master TCs and the Generally Applicable Exhibits shall be read as mutually explanatory of one another. If there is a conflict between (a) these Master TCs and (b) the provisions of a Generally Applicable Exhibit such that it is impossible or wholly impracticable to comply with both, then:

(i)
the provisions of Exhibit 2, Exhibit 4, Exhibit 15, the Services Schedule to be agreed pursuant to Section 3.8.1 and the Acceptance Criteria to be agreed pursuant to Section 6.1.2, and the Fulton Center Designations and Columbus Circle Designations to be agreed pursuant to Section 7.2.3, shall control over conflicting provisions of the Master TCs;

(ii)	the Master TCs shall control over conflicting provisions of the other Generally Applicable Exhibits.

32.3.2	Precedence as to Additional Agency-Specific Terms.
If there is a conflict or inconsistency between (a) a provision of these Master TCs and/or a provision of the Generally Applicable Exhibits, and (b) a provision contained in the Additional Agency-Specific Terms, then, that shall be resolved in accordance with a series of provisions dealing with General Amendments to the Additional Agency-Specific Terms, the form of which is to be agreed by the Parties.

32.4.	Assignment by Concessionaire.
Except as otherwise specifically provided in Section 29.8 (Survival; Assignment) and this Section 32.4 (Assignment by Concessionaire), the Concessionaire shall not, by agreement, operation of law, voluntarily or involuntarily, or otherwise, sell, assign, encumber, transfer, convey, sublet or otherwise dispose of, in whole or in part (any such action, an “Assignment”), either this License Agreement or any interest of the Concessionaire in this License Agreement, including an Assignment by change in control of the Concessionaire or a change in control of any entity directly or indirectly owning or controlling the Concessionaire, without the prior written consent of the MTA, which consent may be withheld, conditioned or delayed in the MTA's sole discretion (provided that the Concessionaire may assign monies due or to become due to the Concessionaire under this License Agreement upon prior written notice to the MTA and the MTA's written acknowledgment). A "change in control" includes any change in the ownership or control of the Concessionaire or a change in control of any entity directly or indirectly owning or controlling the Concessionaire, whether such change results from a merger, or a sale, assignment or transfer of stock, or a sale of assets, or a sale, transfer or assignment of assets to an affiliate or subsidiary, or a sale, transfer or assignment of assets to an affiliate or subsidiary with a subsequent sale or transfer of such affiliate or subsidiary, or a transfer or change in control by contract or other such agreement. Nothing contained in this Section 32.4 (Assignment by Concessionaire) shall restrict or prohibit or be deemed to restrict or prohibit any assignment or transfer in the equity interests in any Person whose common stock is quoted on a recognized securities exchange such as the New York Stock Exchange or NASDAQ.
In connection with any assignment, transfer or conveyance occurring by a direct or indirect change in the control of the Concessionaire, application for approval required hereunder must be made at least thirty (30) calendar days prior to the proposed effective date of the applicable transaction. Such application will be submitted in writing and contain a reasonably detailed description of all of the material terms of the transaction that are relevant to the MTA, including the proposed form of the assignment agreement and reasonably detailed information with respect to the ownership and control of the applicable transferee and the relevant financial, technical, and other qualifications of the transferee (provided, however, that if the Concessionaire reasonably believes that the requested information is confidential and proprietary, then such documentation will be made available at times and for periods reasonably requested by the MTA at the MTA’s designated offices for inspection by the MTA (at which inspection a representative of the Concessionaire may be present), for MTA review and approval no later than twenty-one (21) days following submission of the application and access to such supporting documentation.

32.5.	Concessionaire New York City Office.
The Concessionaire shall maintain, throughout the Term, a business office within the City of New York (the "Local Office"). The Local Office shall be (i) sufficiently staffed in order to ensure clear and timely communication between (a) the MTA and the Concessionaire, and (b) the Concessionaire and New York-based advertising companies and media buyers, and (ii) sufficiently equipped in order to accept and respond to questions, concerns, complaints and reports relating to the Services.

32.6.	Section 365(n) of the Bankruptcy Code.
The licenses granted to the MTA are rights to "intellectual property" for purposes of Section 365(n) of the U.S. Bankruptcy Code, and the MTA shall be entitled to exercise all rights provided by such Section 365(n). The Concessionaire agrees that it will not interfere with the MTA’s exercise of such rights, and further agrees that the MTA shall maintain the licenses under the terms of this Agreement, even if the Concessionaire should cease operations or be purchased or merge into another entity.

32.7.	No Landlord-Tenant Relationship.
this License Agreement does not (i) create any landlord-tenant relationships between the Parties, or (ii) give, or otherwise convey, the Concessionaire any real property rights.

32.8.	License Agreement Subordination to Other Instruments and Requirements.
The Concessionaire acknowledges that this License Agreement, including the rights granted to the Concessionaire herein, is subordinate and subject to: (i) all existing and future bond resolutions and related financing instruments applicable to the Agencies; (ii) all existing and future leases, licenses, franchises, liens, encumbrances, longitudinal occupancies, crossings, easements and other property interests relating to or affecting the Agency Facilities (including the Systems), and all rights thereunder, including (a) with respect to the GCT and Harlem Hudson Line: that certain Amended and Restated Agreement of Lease dated as of April 8, 1994 by and between American Premier Underwriters Inc. and The Owasco River Railway, Inc., predecessors-in-interest to Midtown Trackage Ventures LLC, as landlord, and the MTA, as tenant, in connection with which a Memorandum of Lease was recorded on April 14, 1994 in the Office of the City Register, New York County, at Reel 2080, Page 1537, as amended by that certain First Amendment dated June 5, 1995 by and between American Premier Underwriters Inc. and The Owasco River Railway, Inc., predecessors-in-interest to Midtown Trackage Ventures LLC, as landlord, and the MTA, as tenant, in connection with which a Memorandum of First Amendment was recorded on August 21, 1995 in the Office of the City Register, New York County, at Reel 2235, Page 1035; and all of the covenants, agreements, terms, provisions and conditions contained therein (including, without limitation, Article 5 thereof) and to all renewals, modifications, consolidations, replacements and extensions thereof; (b) the Agreement of Lease between the City of New York and the NYCT, dated June 1, 1953, as amended; (c) with respect to Penn Station: that certain Level A and Platform Lease, dated as of August 5, 1988, between LIRR and National Railroad Passenger Corporation, as amended, pursuant to which LIRR is the lessee of a volume of space located on Level A of the building known as "Pennsylvania Station", which building is located between West 31st and West 33rd Streets and Seventh and Eighth Avenues in the City of New York, State of New York; and (d) with respect to Transit Wireless: that certain WiCom Network License Agreement, dated as of September 26, 2007, between NYCT and Transit Wireless, LLC, as amended, conformed and restated, and all additional services agreements related thereto between the parties; (iii) Applicable Laws relating to the use, occupancy and condition of the Agency Facilities (including the Systems); and (iv) the current and future condition and state of repair of the Agency Facilities (including the Systems).

32.9.	Interaction with Media and the Public.
To the fullest extent permitted by Applicable Law, the Concessionaire shall not publicize, issue or disclose any release, statement or other information relating to this License Agreement (including anything concerning the Services) in any manner, including in advertisements, publications, press releases, articles, websites, social media or speeches, without the MTA’s prior written approval. The MTA agrees to promptly review Concessionaire-proposed press releases, publicity or advertising, and authorize joint press releases, publicity, advertising or other joint announcements in the MTA’s sole and absolute discretion. Nothing in this Section 32.9 (Interaction with Media and the Public) shall be interpreted as restricting the Concessionaire's ability to disclose information to its personnel and Subcontractors in connection with their performance under this License Agreement, subject to Section 17.3 (Confidentiality).

32.10.	Onsite Storage.
Unless otherwise expressly permitted by the License Administrator in writing, the Concessionaire shall not store on or in the Agency Facilities any material that the Concessionaire uses in connection with its performance of the Services, including maintenance and service supplies used to perform the Maintenance Services (the "Onsite Storage Material"). The Concessionaire may submit a written request to the License Administrator for permission to use portions of an Agency Facility for Onsite Storage Material in connection with the Concessionaire's performance of the Services, and the License Administrator shall have sole discretion in determining whether to permit such temporary Onsite Storage Material. If the License Administrator permits temporary Onsite Storage Material, then: (i) the Concessionaire shall ensure that the Onsite Storage Material is secure, is kept in good repair and does not present an impediment to any Person or the MTA’s operations; (ii) the Concessionaire shall remove all Onsite Storage Material on the earlier of (a) the completion of the associated Services, (b) the date for removal designated by the License Administrator, and (c) the License Administrator's written instruction to remove the Onsite Storage Material; and (iii) the Concessionaire assumes all risk of loss or damage for the Onsite Storage Material, those portions of the Agency Facilities used to store the Onsite Storage Material and any other liability resulting from the Concessionaire's use of Agency Facilities to store Onsite Storage Material.

32.11.	Entire License Agreement; No Oral Modifications.
This License Agreement sets forth the entire understanding between the MTA and the Concessionaire and supersedes any and all oral or written agreements or understandings between the MTA and the Concessionaire relating to the subject matter herein. The Concessionaire is not relying on any representations, warranties, assurances or inducements not expressly set forth herein. Except as expressly permitted herein, no change, modification, termination or discharge of this License Agreement, in any form whatsoever, shall be valid or enforceable unless it is in writing and signed by a duly authorized representative of both the MTA and the Concessionaire.

32.12.	Independent Contractors.
The MTA and the Concessionaire are independent contractors, and no agency, partnership, joint venture or employer-employee relationship is intended or created by this License Agreement. By way of clarification, and not limitation, the Concessionaire shall not hold itself out as or claim to be an officer or employee of any Agency or otherwise make a claim, demand or application to or for any right or privilege applicable to an officer or employee of any Agency (or the City or State of New York), including claims for workers' compensation coverage, unemployment insurance benefits, Social Security coverage or retirement membership or credit.

32.13.	Rules of Interpretation.

32.13.1	All Legal Provisions Included.
As a public entity, each Agency is required by law, rule or regulation to include certain provisions in those agreements that the Agency enters into with third parties (collectively, the "Required License Agreement Provisions"). Notwithstanding anything to the contrary, if any such Required License Agreement Provision is not inserted or is not inserted in the correct form, this License Agreement shall be deemed amended so as to include the Required License Agreement Provision in the required form, and such Required License Agreement Provisions shall be binding on the Concessionaire and the Agency.32.1

32.13.2	[Intentionally not used].

32.13.3	Accepted.
Unless context requires otherwise, the words "accept," "accepted," "approved," "acceptable," "satisfactory," "equal," "necessary" and words of like import used in this License Agreement mean approved by, or acceptable or satisfactory to, or equal or necessary in the opinion of, the MTA.

32.13.4	Amendments.
References to any agreement or other instrument shall include such agreement or other instrument as it may, from time to time, be modified, amended, supplemented or restated in accordance with its terms.

32.13.5	Days and Business Days.
All references to "days" herein mean calendar days, unless otherwise expressly indicated. All references to "business days" herein mean Mondays through Fridays, exclusive of Agency-observed holidays and any other day on which banks in New York City are not open for business.

32.13.6	Headings.
Headings used herein are inserted only for convenience and reference purposes, and in no way define, limit or construe the scope or extent of this License Agreement or the content of the applicable section.

32.13.7	Directed.
Unless context requires otherwise, the words "directed," "required," "permitted," "ordered," "designated," "selected," "prescribed" and words of like import used in this License Agreement mean the direction, requirement, permission, order, designation, selection or prescription of the MTA.

32.13.8	Furnish or Furnishing.
The words "furnish" and "furnishing" and words of like import used in this License Agreement mean providing, manufacturing, fabricating and delivering to the site(s) referenced in this License Agreement all materials, plant, power, tools, patterns, supplies, appliances, vehicles and conveyances necessary or required for the Concessionaire to complete its performance under this License Agreement.

32.13.9	Hereof.
The terms "hereof," "herein," "hereby," "herewith," "hereto" and "hereunder" when used in this License Agreement shall refer to this License Agreement.

32.13.10	Include.
The words "include" and "including" and words of like import used in this License Agreement shall mean "including, but not limited to" and shall not be interpreted to indicate a finite set, unless otherwise explicitly stated.

32.13.11	Installation.
The words "install," "installation," "installing" and words of like import used in this License Agreement mean completely assembling, erecting and connecting all material, parts, components, appliances and supplies and related equipment necessary or required to complete this License Agreement.

32.13.12	Or.
The term "or" when used in this License Agreement means "and/or."

32.13.13	Section References.
Unless otherwise explicitly stated, references to a specific exhibit, section or paragraph shall be construed as references to that specified exhibit, section or paragraph and all sections, subsections and subparagraphs subordinate to the referenced exhibit, section or paragraph.

32.13.14	Singular and Gender.
As used herein, (i) the singular shall mean and include the plural, and the plural shall mean and include the singular, and (ii) the feminine gender shall mean and include the masculine gender, and the masculine gender shall mean and include the feminine gender.

32.13.15	Use of Serial Comma.
this License Agreement contains lists or enumerations of items that are separated by commas. In such lists or enumerations, a comma that immediately precedes the coordinating conjunction (each, a "Serial Comma"), such as "and" or "or," shall be interpreted to indicate the separation between the final two items. All lists and enumerations of items contained in this License Agreement shall be interpreted to include the use of a Serial Comma, regardless of whether a Serial Comma is actually included in such list or enumeration. The Concessionaire agrees that the License Administrator shall make the sole determination regarding any interpretation regarding the use of a Serial Comma.

32.13.16	Examples.
All examples provided in this License Agreement are for clarification purposes only and shall not be interpreted as a limitation or other restriction on the subject matter of the applicable example.

32.14.	Further Assurances.
Each Party shall cooperate with the other Party, both during and after the Term, in securing, memorializing and maintaining the other Party’s Intellectual Property Rights and other rights under this License Agreement and the Concessionaire shall execute, when requested, any other documents deemed necessary by the MTA to carry out the purpose of this License Agreement, including those provisions relating to intellectual property.

32.15.	Investigation; Self-Reporting.
The Concessionaire agrees to cooperate fully and faithfully with any investigation, audit or inquiry conducted by (i) the City, County or State of New York or other Governmental Authority that is empowered to compel the attendance of witnesses and to examine witnesses under oath, or (ii) a representative of the City, County or State of New York or other Governmental Authority that is a party in interest to this License Agreement.

32.15.1	Failure to Testify.
If any Person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify (i) before a grand jury or such Governmental Authority concerning the award of, or performance under, this License Agreement, or (ii) for a reason other than the assertion of his or her privilege against self-incrimination, then the MTA shall convene a hearing, upon not less than five (5) days' written notice to the parties involved, to determine whether any penalties should attach for the failure of such person to testify, including whether such failure constitutes (in the MTA’s sole discretion) an Event of Default.

32.15.2	Failure to Report Solicitations.
The Concessionaire shall notify the MTA in writing of (i) a solicitation or request for money, goods, future employment or other benefit that is (ii) made by the Agencies or their employees, Third Parties and any other Persons at the direction of or on behalf of the Agencies and relating to (iii) procuring, obtaining or continuing this License Agreement (each, a "Solicitation Report"). The MTA shall have the right, in its sole discretion, to immediately terminate this License Agreement for cause if the Concessionaire fails to submit a Solicitation Report within three (3) days of an executive officer of the Concessionaire becoming aware of a solicitation or request giving rise to a Solicitation Report

32.16.	Labor Laws; Prevailing Wage.
The Concessionaire shall pay prevailing rates of wages to all workers, mechanics and laborers employed in the performance of the Services herein relating to construction, installation, maintenance or repair. The Concessionaire shall, and shall ensure that its Subcontractors, comply with all applicable provisions and requirements of Applicable Law, including applicable statutes, laws, ordinances and governmental rules and regulations governing employment, the New York State Labor Law, the New York State Workers' Compensation Law, the New York State Unemployment Insurance Law, the New York State Labor Relations Act or the National Labor Relations Act, the Fair Labor Standards Act and the New York State Human Rights Law, and the Civil Rights Act of 1964, as amended.

32.17.	No Waiver.
The MTA’s failure to require performance by the Concessionaire of any obligation herein shall not affect the MTA’s full right to require such performance at any time thereafter, nor shall the MTA’s waiver of a breach of any obligation herein be taken, held or interpreted as a waiver of the obligation itself or any past or subsequent breaches of the same obligation.

32.18.	Severability.
If any provision of this License Agreement is determined to be unenforceable or invalid by Applicable Law or court decision, such enforceability or invalidity shall not render this License Agreement unenforceable or invalid as a whole and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of Applicable Law or court decision.

32.19.	Contact Deemed Jointly Drafted.
this License Agreement shall be deemed to have been jointly drafted and, in construing and interpreting this License Agreement no provision hereof shall be construed or interpreted for or against either the MTA or the Concessionaire hereto on the grounds that such provision, any other provision or this License Agreement as a whole was purportedly prepared or requested by such party.

32.20.	Affirmative Action, EEO and Non-Discrimination.
this License Agreement is subject to the provisions of Article 15-A of the New York Executive Law (the "State MBE/WBE Law") and implementing regulations set forth in Chapter XIV, Parts 140 to 145 of Title 5 NYCRR (the "Regulations") establishing a policy and program of the State to promote equality of economic opportunity for business enterprises owned by minority group members and women. It is the policy of the Affiliates that Minority and Women-Owned Business Enterprises ("MBE/WBEs"), which are certified as such by Empire State Development, Division of Minority and Women's Business Development, are provided the maximum feasible opportunity to participate in the performance of this License Agreement. The Concessionaire shall take all necessary and reasonable steps to ensure that MBE/WBEs participate in and perform work on this License Agreement as set out in Exhibit 19 (Minority and Women-Owned Business Enterprises (MBE/WBEs) Goals).

32.20.1	Prohibition.
The Concessionaire shall not discriminate against any employee or applicant for employment for employment by reason of race, creed, color, national origin, sex, age, disability or marital status, and it shall make and document its conscientious and active efforts to employ and utilize minority group members and women in its workforce working on this License Agreement. The Concessionaire agrees to undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal opportunities without discrimination. For these purposes, affirmative action shall apply in the areas of recruitment, employment, job assignment, promotion, upgrading, demotion transfer, layoff, or termination, and rates of pay or other forms of compensation.

32.20.2	Assurance of Non-Discrimination.
Upon request from the Agency, the Concessionaire shall request each employment agency, labor union or authorized representative of workers with which it has a collective bargaining or other agreement or understanding to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such employment agency, union or representative will affirmatively cooperate in the implementation of the Concessionaire's obligations herein.

32.20.3	Required Notice To Prospective Employees And Applicants.
The Concessionaire shall state in all solicitations or advertisements for employees placed by or on behalf of the Concessionaire in the performance of this License Agreement, that all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

32.20.4	Requirements For Subcontractors.
The Concessionaire shall include in every subcontract all requirements of this License Agreement relating either directly or indirectly to the Services to be performed or Deliverables to be furnished by the applicable Subcontractor, in such a manner that the provisions will be binding upon each such Subcontractor in connection with this License Agreement.

32.21.	No Personal Liability.
No member, director, officer or employee of the Agencies or (except as they may otherwise agree) the Concessionaire or their respective Affiliates shall be personally liable or sued individually for any claims arising from or related to a breach of this License Agreement.32

32.22.	Taxes; Sales Tax.
The Concessionaire shall be solely responsible for, and agrees to pay, all taxes (including sales, use, excise and value-added taxes), tariffs, duties, customs fees and other similar charges imposed on the Agencies or the Concessionaire that arise out of this License Agreement. To the extent permitted by Applicable Law, the MTA shall provide the Concessionaire with information designed to assist the Concessionaire in its efforts to obtain an exemption from sales taxes applicable to the Concessionaire and its Subcontractors; provided, however, that the MTA shall have no responsibility or liability whatsoever if the Concessionaire’s efforts in this regard are, in whole or in part, unsuccessful or unsatisfactory.

32.23.	No Third Party Beneficiaries.
The MTA and the Concessionaire are the only Parties to this License Agreement, and as such are the only Parties entitled to enforce its terms. Nothing in this License Agreement gives or shall be construed to create or provide any legal right or benefit, direct, indirect or otherwise, to any Third Party unless that Third Party is individually identified by name herein and expressly described as a third party beneficiary of the terms of this License Agreement.

32.24.	Freedom of Action.
Subject to Applicable Law and except for the exclusive rights expressly granted to the Concessionaire in this License Agreement, the MTA is free and without restriction to procure any goods and services as they see fit, and to engage Third Parties to assist in the same or to otherwise provide goods and services, including those that compete directly with the Concessionaire.

32.25.	Execution in Counterparts.
This License Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument. The Concessionaire shall deliver all original ink signatures on this License Agreement to the MTA within three (3) business days of the Execution Date.

32.26.	Attorneys' Fees.
The Concessionaire agrees that if the MTA engages attorneys in connection with litigation to enforce the terms of this License Agreement or if suit is otherwise brought for the recovery of any sums due under this License Agreement or the breach of any covenant or condition of this License Agreement, or for the enforcement of any provision of this License Agreement, and the MTA is the successful party in such suit or litigation, then in addition to any other amounts to which the MTA is entitled, the MTA shall be entitled to, and the Concessionaire shall be obligated to pay to the MTA, all reasonable fees for attorneys, consultants, witnesses and all other costs or expense incurred by the MTA in connection with such suit or litigation.

32.27.	Lobby Law Certification.
The Concessionaire acknowledges that its entering into this License Agreement is subject to the New York State Finance Law Sections 139-j and 139-k (collectively, the "Lobbying Law"). The Concessionaire hereby certifies that all information provided to the MTA with respect to the Lobbying Law is complete, true and accurate. Attached as Exhibit 20 (Concessionaire Disclosure Statement and Proposer's Affirmation and Certification Pursuant to State Finance Law Sections 139-j and 139-k) is a copy of the Disclosure Statement and Proposer's Affirmation and Certification, in substantially the form completed and submitted by the Concessionaire as part of the solicitation process for this License Agreement. The MTA is authorized to terminate this License Agreement immediately if such certification is found to be intentionally and materially false or incomplete, and such termination shall be perfected by providing written notification to the Concessionaire in accordance with the notice provisions set out herein.

32.28.	Notices.
All required or permitted notices under this License Agreement (including required copies as set forth below) shall be delivered either: (i) personally, by hand delivery (with a signed receipt required); (ii) by Federal Express or other overnight (one-night) courier service; or (iii) by certified mail (return receipt requested) to the addresses set forth below, and, in all cases, such notices shall be deemed delivered on the date of delivery (or when delivery has been first attempted, as evidenced by a receipt) to such address(es). Any party may change its address by giving notice in compliance with this License Agreement. Notice of such a change shall be effective only upon receipt. Any party giving a notice may request the recipient to acknowledge receipt of such notice. The recipient shall promptly comply with any such request, but failure to do so shall not limit the effectiveness of any notice. Any party's attorneys may give any notice on behalf of their respective clients.
With respect to the MTA:
Director of Real Estate
Metropolitan Transportation Authority
2 Broadway
New York, New York 10004
With a copy to:
General Counsel
Metropolitan Transportation Authority
2 Broadway
New York, New York 10004

and

With respect to the Concessionaire:

Chief Executive Officer
OUTFRONT Media Group, LLC
405 Lexington Avenue, New York, NY 10174

With a copy to:

General Counsel
OUTFRONT Media Group, LLC
405 Lexington Avenue, New York, NY 10174

Nothing in this Section 32.28 (Notices) shall (i) preclude the personal service of any notice, direction or communication upon the Concessionaire, or if the Concessionaire is a corporation, such personal service on any officer, director or designated agent thereof, or (ii) be deemed the MTA’s waiver of any requirements for the service of notice of process with respect to the filing of a claim or the initiation of an action or proceeding as provided by Applicable Law or elsewhere in this License Agreement.

Exhibit 2 - Subway Stations Tab

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - Subway Stations

Color Code

- ESI Station
- Capital Program Station
- Canarsie Shutdown
- Platform Controller Station
- Priority Project

Station Identifiers			Proposer Required Number of Digital Screens								Additional Anticipated Number of Digital Screens								Total Anticipated Number of Digital Screens								NYCT Initiaitve	Year of Installation
Reference Number	Station Name	Line(s)	Proposer Required Double Sided Station Entrance - Digital Urban Panels	Proposer Required Station Wall Mounted Advertising Screens	Proposer Required Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Proposer Required Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Proposer Required Double Sided Station Platform Freestanding Advertising Screens	Proposer Required Unpaid Zone Customer Information Centers	Proposer Required Station Platform Customer Information Centers - Wall Mounted	Proposer Required Station Platform Customer Information Centers - Freestanding ***	Additional Anticipated Double Sided Station Entrance - Digital Urban Panels	Additional Anticipated Station Wall Mounted Advertising Screens	Additional Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Additional Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Additional Anticipated Double Sided Station Platform Freestanding Advertising Screens	Additional Anticipated Unpaid Zone Customer Information Centers	Additional Anticipated Station Platform Customer Information Centers - Wall Mounted	Additional Anticipated Station Platform Customer Information Centers - Freestanding ***	Total Anticipated Double Sided Station Entrance - Digital Urban Panels	Total Anticipated Station Wall Mounted Advertising Screens	Total Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Total Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Total Anticipated Double Sided Station Platform Freestanding Advertising Screens	Total Anticipated Unpaid Zone Customer Information Centers	Total Anticipated Station Platform Customer Information Centers - Wall Mounted	Total Anticipated Station Platform Customer Information Centers - Freestanding ***		
1	Astoria-Ditmars Blvd	N, Q	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	Capital Program Station	2019
2	Astoria Blvd	N, Q	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	Capital Program Station	2019
3	30 Av	N, Q	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	ESI Station	2018
4	Broadway	N, Q	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	ESI Station	2018
5	36 Av	N, Q	0	8	0	0	0	1	2	0	0	8	0	0	0	0	0	0	0	16	0	0	0	1	2	0	ESI Station	2018
6	39 Av	N, Q	0	8	0	0	0	1	2	0	0	8	0	0	0	0	0	0	0	16	0	0	0	1	2	0	ESI Station	2018
7	Lexington Av/59 St	N, Q, R	0	0	4	4	0	2	0	4	0	0	0	0	0	0	0	0	0	0	4	4	0	2	0	4	Platform Controller Station	2019
8	5 Av/59 St	N, Q, R	4	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	16	0	0	0	2	2	0	0	2020
9	57 St-7 Av	N, Q, R	2	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	2	0	12	4	0	2	0	4	0	2020
10	49 St	N, Q, R	2	31	0	0	0	4	2	0	0	0	0	0	0	0	0	0	2	31	0	0	0	4	2	0	0	2019
11	Times Sq-42 St	N, Q, R	0	25	16	0	0	1	0	8	0	0	0	0	0	0	0	0	0	25	16	0	0	1	0	8	Platform Controller Station	2018
12	34 St-Herald Sq	N, Q, R	0	0	16	0	0	2	0	8	0	0	0	0	0	0	0	0	0	0	16	0	0	2	0	8	0	2019
13	28 St	N, R	4	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	4	12	0	0	0	2	2	0	0	2020
14	23 St	N, R	10	16	0	0	0	3	2	0	0	0	0	0	0	0	0	0	10	16	0	0	0	3	2	0	0	2020
15	14 St-Union Sq	N, Q, R	0	0	16	0	0	5	0	8	0	0	0	0	0	0	0	0	0	0	16	0	0	5	0	8	Platform Controller Station	2018
16	8 St-NYU	N, R	10	16	0	0	0	4	2	0	0	0	0	0	0	0	0	0	10	16	0	0	0	4	2	0	0	2020
17	Prince St	N, R	8	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	16	0	0	0	2	2	0	0	2020
18	Canal St (UL)	N, R	18	28	0	0	0	5	2	0	0	0	0	0	0	0	0	0	18	28	0	0	0	5	2	0	0	2019
19	Canal St (LL)	N, Q	0	16	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	0	2	0	0	2019
20	City Hall	N, R	6	8	0	0	0	1	2	0	0	4	0	0	0	0	0	0	6	12	0	0	0	1	2	0	0	2022
21	Cortlandt St	R	2	8	0	0	0	4	2	0	0	4	0	0	0	0	0	0	2	12	0	0	0	4	2	0	0	2021
22	Rector St	N, R	16	8	0	0	0	3	2	0	0	4	0	0	0	0	0	0	16	12	0	0	0	3	2	0	0	2022
23	Whitehall St-South Ferry	N, R	4	0	16	0	0	2	0	4	0	0	0	0	0	0	0	0	4	0	16	0	0	2	0	4	0	2020
24	Court St	N, R	0	0	4	2	0	1	0	2	0	0	0	0	0	0	0	0	0	0	4	2	0	1	0	2	0	2019
25	Jay St-Metrotech	N, R	0	0	4	2	0	2	0	2	0	0	0	0	0	0	0	0	0	0	4	2	0	2	0	2	Platform Controller Station	2019
26	DeKalb Av	B, D, N, Q, R	2	0	16	0	0	2	0	4	0	0	0	0	0	0	0	0	2	0	16	0	0	2	0	4	0	2020
27	Atlantic Av-Barclays Center	D, N, R	0	0	16	0	0	1	0	4	0	0	0	0	0	0	0	0	0	0	16	0	0	1	0	4	0	2019
28	Union St	D, N, R	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	0	2021
29	4 Av-9 St	D, N, R	4	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	4	12	0	0	0	2	2	0	0	2020
30	Prospect Av*	D, N, R	6	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	6	12	0	0	0	2	2	0	ESI Station*	2018
31	25 St	D, N, R	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	0	2022
32	36 St	D, N, R	6	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	6	0	8	0	0	1	0	4	0	2020
33	45 St	N, R	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	0	2021
34	53 St*	N, R	6	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	1	2	0	ESI Station*	2018
35	59 St	N, R	10	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	10	0	8	0	0	2	0	4	0	2020
36	Bay Ridge Av*	R	6	8	0	0	0	1	2	0	0	4	0	0	0	0	0	0	6	12	0	0	0	1	2	0	ESI Station*	2018
37	77 St	R	6	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	1	2	0	0	2021
38	86 St	R	4	0	4	0	0	2	0	2	0	0	0	0	0	0	0	0	4	0	4	0	0	2	0	2	0	2020
39	Bay Ridge-95 St	R	8	0	4	0	0	2	0	2	0	0	0	0	0	0	0	0	8	0	4	0	0	2	0	2	0	2021
40	Atlantic Av- Barclays Center	B, Q	0	0	4	2	0	5	0	2	0	0	0	0	0	0	0	0	0	0	4	2	0	5	0	2	0	2019
41	7 Av	B, Q	2	8	0	0	0	1	2	0	0	4	0	0	0	0	0	0	2	12	0	0	0	1	2	0	0	2021
42	Prospect Park	B, S, Q	0	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	2	0	4	0	2021
43	Parkside Av	B, Q	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
44	Church Av	B, Q	10	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	10	0	4	0	16	2	0	4	0	2020
45	Beverley Rd	B, Q	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
46	Cortelyou Rd	B, Q	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
47	Newkirk Plaza	B, Q	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	0	2020
48	Avenue H	B, Q	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2022
49	Avenue J	B, Q	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2021
50	Avenue M	B, Q	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
51	Kings Hwy	B, Q	0	0	4	0	16	3	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	3	0	4	0	2020
52	Avenue U	B, Q	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
53	Neck Rd	B, Q	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
54	Sheepshead Bay	B, Q	0	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	2	0	4	0	2020
55	Brighton Beach	B, Q	0	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	2	0	4	0	2020
56	Ocean Pkwy	Q	0	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	2	0	4	0	2022
57	West 8 St-NY Aquarium	F, Q	0	16	0	0	0	2	4	0	0	0	0	0	0	0	0	0	0	16	0	0	0	2	4	0	0	2022
58	Coney Island-Stillwell Av	D, F, N, Q	0	13	16	0	16	2	0	8	0	0	0	0	0	0	0	0	0	13	16	0	16	2	0	8	0	2020
59	9 Av	D	0	0	16	0	0	1	0	8	0	0	0	0	0	0	0	0	0	0	16	0	0	1	0	8	0	2021
60	Fort Hamilton Pkwy	D	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2022
61	50 St	D	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
62	55 St	D	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
63	62 St	D	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	0	2021
64	71 St	D	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2022
65	79 St	D	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2021
66	18 Av	D	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
67	20 Av	D	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
68	Bay Pkwy	D	0	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	1	0	4	0	2021
69	25 Av	D	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
70	Bay 50 St	D	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
71	8 Av	N	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2018
72	Fort Hamilton Pkwy	N	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
73	New Utrecht Av	N	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
74	18 Av	N	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
75	20 Av	N	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2018
76	Bay Pkwy	N	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
77	Kings Hwy	N	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
78	Avenue U	N	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
79	86 St	N	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2018
80	121 St	J, Z	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2022
81	111 St	J	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
82	104 St	J, Z	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
83	Woodhaven Blvd	J, Z	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
84	85 St-Forest Pkwy	J	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
85	75 St-Elderts Ln	J, Z	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
86	Cypress Hills	J	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
87	Crescent St	J, Z	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2021
88	Norwood Av	J, Z	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2022
89	Cleveland St	J	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2022
90	Van Siclen Ave	J, Z	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2022
91	Alabama Av	J	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2022
92	Broadway Junction	J, Z	0	0	4	0	16	0	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	0	0	4	Canarsie Shutdown	2018
93	Chauncey St	J, Z	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown**	2019
94	Halsey St	J	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	Canarsie Shutdown**	2019
95	Gates Av	J, Z	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown**	2019
96	Kosciuszko St	J	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
97	Myrtle Av	J, M, Z	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	Canarsie Shutdown	2018
98	Flushing Av	J, M	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
99	Lorimer St	J, M	4	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	3	2	0	Canarsie Shutdown	2018
100	Hewes St	J, M	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
101	Marcy Av	J, M, Z	0	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	4	2	0	Canarsie Shutdown	2018
102	Delancey St-Essex St	J, M, Z	12	8	4	0	0	1	1	2	0	0	0	0	0	0	0	0	12	8	4	0	0	1	1	2	Canarsie Shutdown**	2019
103	Bowery	J, Z	4	0	8	4	0	1	0	4	0	0	0	0	0	0	0	0	4	0	8	4	0	1	0	4	0	2022
104	Canal St	J, Z	0	0	4	2	0	1	0	2	0	0	0	0	0	0	0	0	0	0	4	2	0	1	0	2	0	2019
105	Chambers St	J, Z	0	0	12	0	0	2	0	6	0	0	0	0	0	0	0	0	0	0	12	0	0	2	0	6	0	2019
106	Fulton St	J, Z	0	16	0	0	0	3	4	0	0	0	0	0	0	0	0	0	0	16	0	0	0	3	4	0	0	2019
107	Broad St	J, Z	10	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	10	8	0	0	0	2	2	0	0	2021

Exhibit 2 - Page 1 of 24

Exhibit 2 - Subway Stations Tab

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - Subway Stations

Color Code

Green	ESI Station
Orange (light)	Capital Program Station
Grey	Canarsie Shutdown
Orange	Platform Controller Station
Blue	Priority Project

	Station Identifiers			Proposer Required Number of Digital Screens								Additional Anticipated Number of Digital Screens								Total Anticipated Number of Digital Screens									
	Reference Number	Station Name	Line(s)	Proposer Required Double Sided Station Entrance - Digital Urban Panels	Proposer Required Station Wall Mounted Advertising Screens	Proposer Required Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Proposer Required Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Proposer Required Double Sided Station Platform Freestanding Advertising Screens	Proposer Required Unpaid Zone Customer Information Centers	Proposer Required Station Platform Customer Information Centers - Wall Mounted	Proposer Required Station Platform Customer Information Centers - Freestanding ***	Additional Anticipated Double Sided Station Entrance - Digital Urban Panels	Additional Anticipated Station Wall Mounted Advertising Screens	Additional Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Additional Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Additional Anticipated Double Sided Station Platform Freestanding Advertising Screens	Additional Anticipated Unpaid Zone Customer Information Centers	Additional Anticipated Station Platform Customer Information Centers - Wall Mounted	Additional Anticipated Station Platform Customer Information Centers - Freestanding ***	Total Anticipated Double Sided Station Entrance - Digital Urban Panels	Total Anticipated Station Wall Mounted Advertising Screens	Total Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Total Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Total Anticipated Double Sided Station Platform Freestanding Advertising Screens	Total Anticipated Unpaid Zone Customer Information Centers	Total Anticipated Station Platform Customer Information Centers - Wall Mounted	Total Anticipated Station Platform Customer Information Centers - Freestanding ***	NYCT Initiaitve	Year of Installation
123	108	Middle Village-Metropolitan Av	M	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	Canarsie Shutdown	2018
124	109	Fresh Pond Rd	M	8	0	0	0	14	2	0	2	0	0	0	0	0	0	0	0	8	0	0	0	14	2	0	2	Canarsie Shutdown**	2019
125	110	Forest Av	M	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	Canarsie Shutdown**	2019
126	111	Seneca Av	M	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	Canarsie Shutdown	2018
127	112	Myrtle-Wyckoff Avs	L, M	0	0	0	0	14	0	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	0	0	2	Canarsie Shutdown	2018
128	113	Knickerbocker Av	M	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
129	114	Central Av	M	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
130	115	8 Av	L	2	14	4	2	0	4	0	2	0	0	0	0	0	0	0	0	2	14	4	2	0	4	0	2	Canarsie Shutdown	2020
131	116	6 Av	L	2	14	4	2	0	1	0	2	0	0	0	0	0	0	0	0	2	14	4	2	0	1	0	2	Canarsie Shutdown	2020
132	117	14 St-Union Sq	L	0	0	6	10	0	0	0	4	0	0	0	0	0	0	0	0	0	0	6	10	0	0	0	4	Platform Controller Station	2018
133	118	3 Av	L	6	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	2	2	0	Canarsie Shutdown	2020
134	119	1 Av	L	6	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	16	0	0	0	2	2	0	Canarsie Shutdown	2020
135	120	Bedford Av	L	8	4	4	2	0	2	0	2	0	0	0	0	0	0	0	0	8	4	4	2	0	2	0	2	Canarsie Shutdown	2018
136	121	Lorimer St	L	0	14	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	14	0	0	0	2	2	0	Canarsie Shutdown	2018
137	122	Graham Av	L	6	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	2	2	0	Canarsie Shutdown	2018
138	123	Grand St	L	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	Canarsie Shutdown	2018
139	124	Montrose Av	L	4	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	1	2	0	Canarsie Shutdown	2018
140	125	Morgan Av	L	6	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	2	2	0	Canarsie Shutdown	2018
141	126	Jefferson St	L	8	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	3	2	0	Canarsie Shutdown	2018
142	127	DeKalb Av	L	16	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	16	8	0	0	0	3	2	0	Canarsie Shutdown	2018
143	128	Myrtle-Wyckoff Avs	L	6	0	8	0	0	2	0	2	0	0	0	0	0	0	0	0	6	0	8	0	0	2	0	2	Canarsie Shutdown	2018
144	129	Halsey St	L	0	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	4	2	0	Canarsie Shutdown	2018
145	130	Wilson Av	L	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
146	131	Bushwick Av	L	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
147	132	Broadway Junction	L	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	Canarsie Shutdown	2018
148	133	Atlantic Av	L	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	Canarsie Shutdown	2018
149	134	Sutter Av	L	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
150	135	Livonia Av	L	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Canarsie Shutdown	2018
151	136	New Lots Av	L	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Canarsie Shutdown	2018
152	137	East 105 St	L	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	Canarsie Shutdown	2018
153	138	Canarsie-Rockaway Pkwy	L	0	0	0	0	14	3	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	3	0	2	Canarsie Shutdown	2018
154	139	Franklin Av	S	6	4	0	0	0	0	1	0	0	0	0	0	0	0	0	0	6	4	0	0	0	0	1	0	0	2021
155	141	Park Pl	S	2	4	0	0	0	1	1	0	0	0	0	0	0	0	0	0	2	4	0	0	0	1	1	0	0	2022
156	142	Botanic Garden	S	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2020
157	143	Inwood-207 St	A	0	0	4	0	0	2	0	2	0	0	0	0	0	0	0	0	0	0	4	0	0	2	0	2	0	2021
158	144	Dyckman St	A	12	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	12	8	0	0	0	1	2	0	0	2021
159	145	190 St	A	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
160	146	181 St	A	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	0	2020
161	147	175 St	A	6	0	4	0	0	2	0	2	0	0	0	0	0	0	0	0	6	0	4	0	0	2	0	2	0	2020
162	148	168 St	A, C	0	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	2	0	4	0	2020
163	149	163 St-Amsterdam Av	A, C	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	ESI Station	2018
164	150	155 St	A, C	12	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	12	8	0	0	0	1	2	0	0	2022
165	151	145 St	B, D, A, C	0	0	16	0	0	2	0	8	0	8	0	0	0	0	0	0	0	8	16	0	0	2	0	8	0	2020
166	152	135 St	A, B, C	4	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	4	2	0	0	2021
167	153	125 St	A, B, C, D	12	0	14	0	0	2	0	4	0	0	0	0	0	0	0	0	12	0	14	0	0	2	0	4	8th Ave	2018
168	154	116 St	A, B, C	6	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	2	2	0	8th Ave**	2019
169	155	Cathedral Pkwy (110 St)	A, B, C	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	ESI Station & 8th Ave	2018
170	156	103 St	A, B, C	2	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	2	8	0	0	0	1	2	0	8th Ave**	2019
171	157	96 St	A, B, C	6	16	0	0	0	2	2	0	0	4	0	0	0	0	0	0	6	20	0	0	0	2	2	0	8th Ave**	2019
172	158	86 St	A, B, C	10	21	0	0	0	2	2	0	0	4	0	0	0	0	0	0	10	25	0	0	0	2	2	0	ESI Station & 8th Ave	2018
173	159	81 St-Museum of Natural History	A, B, C	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	8th Ave**	2019
174	160	72 St	A, B, C	0	11	0	0	0	2	2	0	0	8	0	0	0	0	0	0	0	19	0	0	0	2	2	0	ESI Station & 8th Ave	2018
175	161	59 St-Columbus Circle	A, B, C, D	0	27	16	0	0	3	0	8	0	0	0	0	0	0	0	0	0	27	16	0	0	3	0	8	8th Ave	2018
176	162	50 St	A, C, E	4	22	0	0	0	3	4	0	0	10	0	0	0	0	0	0	4	32	0	0	0	3	4	0	8th Ave**	2019
177	163	42 St-Port Authority Bus Terminal	A, C, E	6	0	16	0	0	7	0	8	0	0	0	0	0	0	0	0	6	0	16	0	0	7	0	8	8th Ave	2018
178	164	34 St-Penn Station	A, C, E	12	20	4	0	0	7	4	4	0	6	0	0	0	0	0	0	12	26	4	0	0	7	4	4	ESI Station	2018
179	165	23 St	A, C, E	10	25	0	0	0	4	2	0	0	0	0	0	0	0	0	0	10	25	0	0	0	4	2	0	8th Ave**	2019
180	166	14 St	A, C, E	20	0	16	0	0	3	0	4	0	0	0	0	0	0	0	0	20	0	16	0	0	3	0	4	8th Ave	2018
181	167	W 4 St-Washington Sq	B, D, F, M, A, C, E	4	0	32	0	0	3	0	8	0	0	0	0	0	0	0	0	4	0	32	0	0	3	0	8	8th Ave	2018
182	168	Spring St	A, C, E	0	29	0	0	0	3	2	0	0	8	0	0	0	0	0	0	0	37	0	0	0	3	2	0	8th Ave**	2019
183	169	Canal St	A, C, E	10	2	16	0	0	5	0	4	0	0	0	0	0	0	0	0	10	2	16	0	0	5	0	4	8th Ave**	2019
184	170	Chambers St	A, C	24	6	6	4	0	7	0	4	0	0	0	0	0	0	0	0	24	6	6	4	0	7	0	4	8th Ave	2018
185	171	World Trade Center	E	0	0	6	4	0	1	0	4	0	0	0	0	0	0	0	0	0	0	6	4	0	1	0	4	8th Ave	2018
186	172	Fulton St	A, C	4	0	4	2	0	3	0	4	0	0	0	0	0	0	0	0	4	0	4	2	0	3	0	4	8th Ave	2018
187	173	High St	A, C	10	0	4	0	0	2	0	2	0	0	0	0	0	0	0	0	10	0	4	0	0	2	0	2	0	2021
188	174	Jay St-MetroTech	A, C, F	0	0	16	0	0	4	0	4	0	0	0	0	0	0	0	0	0	0	16	0	0	4	0	4	Platform Controller Station	2019
189	175	Hoyt-Schermerhorn	A, C, G	0	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	1	0	4	Canarsie Shutdown**	2019
190	176	Lafayette Av	A, C	16	8	0	0	0	6	2	0	0	0	0	0	0	0	0	0	16	8	0	0	0	6	2	0	0	2021
191	177	Clinton-Washington Avs	A, C	12	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	12	8	0	0	0	4	2	0	ESI Station	2019
192	178	Franklin Av	A, C	2	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	2	8	0	0	0	2	2	0	0	2021
193	179	Nostrand Av	A, C	8	16	0	0	0	2	4	0	0	8	0	0	0	0	0	0	8	24	0	0	0	2	4	0	0	2020
194	180	Kingston-Throop Avs	A, C	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	ESI Station	2019
195	181	Utica Av	A, C	4	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	4	0	8	0	0	2	0	4	0	2020
196	182	Ralph Av	A, C	6	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	1	2	0	0	2021
197	183	Rockaway Av	A, C	12	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	12	8	0	0	0	2	2	0	0	2021
198	184	Broadway Junction	A, C	0	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	1	0	4	Canarsie Shutdown**	2019
199	185	Liberty Av	A, C	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	0	2022
200	186	Van Siclen Av	A, C	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	ESI Station	2019
201	187	Shepherd Av	A, C	2	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	2	8	0	0	0	1	2	0	0	2022
202	188	Euclid Av	A, C	8	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	8	0	8	0	0	1	0	4	0	2020
203	189	Grant Av	A	0	0	4	0	0	1	0	2	0	0	0	0	0	0	0	0	0	0	4	0	0	1	0	2	0	2021
204	190	80 St	A	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2022
205	191	88 St	A	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
206	192	Rockaway Blvd	A	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
207	193	104 St	A	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2022
208	194	111 St	A	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2022
209	195	Ozone Park-Lefferts Blvd	A	0	0	0	0	14	2	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	2	0	2	0	2020
210	196	Aqueduct Racetrack	A	0	4	0	0	0	1	1	0	0	0	0	0	0	0	0	0	0	4	0	0	0	1	1	0	0	2022
211	197	Aqueduct-N Conduit Av	A	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2022
212	198	Howard Beach-JFK Airport	A	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2022
213	199	Broad Channel	A, S	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
214	200	Beach 90 St (Holland)	A, S	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
215	201	Beach 98 St (Playland)	A, S	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
216	202	Beach 105 St (Seaside)	A, S	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
217	203	Rockaway Park-Beach 116 St	A, S	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2022
218	204	Beach 67 St (Gaston)	A	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
219	205	Beach 60 St (Straiton Av)	A	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
220	206	Beach 44 St (Frank Av)	A	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
221	207	Beach 36 St (Edgemere)	A	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
222	208	Beach 25 St (Wavecrest)	A	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
223	209	Far Rockaway-Mott Av	A	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2022
224	210	Norwood-205 St	D	8	0	4	0	0	2	0	2	0	0	0	0	0	0	0	0	8	0	4	0	0	2	0	2	0	2021
225	211	Bedford Park Blvd	B, D	8	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	8	0	12	4	0	2	0	4	0	2021
226	212	Kingsbridge Rd	B, D	8	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	8	0	12	4	0	2	0	4	0	2021
227	213	Fordham Rd	B, D	12	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	12	0	12	4	0	2	0	4	0	2020
228	214	182-183 Sts	B, D	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	0	2021

Exhibit 2 - Page 2 of 24

Exhibit 2 - Subway Stations Tab

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - Subway Stations

Color Code

- ESI Station
- Capital Program Station
- Canarsie Shutdown
- Platform Controller Station
- Priority Project

	A	B	C	D	E	F	G	H	I	J	K	M	N	O	P	Q	R	S	T	V	W	X	Y	Z	AA	AB	AC	AE	AF
12	Station Identifiers			Proposer Required Number of Digital Screens								Additional Anticipated Number of Digital Screens								Total Anticipated Number of Digital Screens								NYCT Initiaitve	Year of Installation
14				Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Total Anticipated	Total Anticipated	Total Anticipated	Total Anticipated	Total Anticipated	Total Anticipated	Total Anticipated	Total Anticipated		
15	Reference Number	Station Name	Line(s)	Double Sided Station Entrance - Digital Urban Panels	Station Wall Mounted Advertising Screens	Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Double Sided Station Platform Freestanding Advertising Screens	Unpaid Zone Customer Information Centers	Station Platform Customer Information Centers - Wall Mounted	Station Platform Customer Information Centers - Freestanding ***	Double Sided Station Entrance - Digital Urban Panels	Station Wall Mounted Advertising Screens	Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Double Sided Station Platform Freestanding Advertising Screens	Unpaid Zone Customer Information Centers	Station Platform Customer Information Centers - Wall Mounted	Station Platform Customer Information Centers - Freestanding ***	Double Sided Station Entrance - Digital Urban Panels	Station Wall Mounted Advertising Screens	Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Double Sided Station Platform Freestanding Advertising Screens	Unpaid Zone Customer Information Centers	Station Platform Customer Information Centers - Wall Mounted	Station Platform Customer Information Centers - Freestanding ***		
229	215	Tremont Av	B, D	6	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	6	0	12	4	0	2	0	4	0	2021
230	216	174-175 Sts	B, D	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	ESI Station	2019
231	217	170 St	B, D	10	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	10	8	0	0	0	2	2	0	0	2021
232	218	167 St	B, D	12	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	12	8	0	0	0	2	2	0	ESI Station	2019
233	219	161 St-Yankee Stadium	B, D	8	12	0	0	0	3	2	0	0	4	0	0	0	0	0	0	8	16	0	0	0	3	2	0	0	2019
234	220	155 St	B, D	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
235	221	21 St-Queensbridge	F	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
236	222	Roosevelt Island	F	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
237	223	Lexington Av/63 St	F	0	24	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	24	0	0	0	1	2	0	0	2020
238	224	57 St	F	6	12	8	0	0	3	0	2	0	0	0	0	0	0	0	0	6	12	8	0	0	3	0	2	ESI Station	2018
239	225	47-50 Sts-Rockefeller Center	B, D, F, M	8	8	16	0	0	4	0	8	0	0	0	0	0	0	0	0	8	8	16	0	0	4	0	8	Canarsie Shutdown**	2019
240	226	42 St-Bryant Park	B, D, F, M	2	0	16	0	0	3	0	8	0	0	0	0	0	0	0	0	2	0	16	0	0	3	0	8	Canarsie Shutdown**	2019
241	227	34 St-Herald Sq	B, D, F, M	16	0	16	0	0	3	0	8	0	0	0	0	0	0	0	0	16	0	16	0	0	3	0	8	Platform Controller Station	2018
242	228	23 St	F, M	8	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	16	0	0	0	2	2	0	ESI Station	2018
243	229	14 St	F, M	24	16	0	0	0	4	2	0	0	0	0	0	0	0	0	0	24	16	0	0	0	4	2	0	Canarsie Shutdown	2018
244	230	Broadway-Lafayette St	B, D, F, M	10	10	16	0	0	3	0	4	0	0	0	0	0	0	0	0	10	10	16	0	0	3	0	4	Canarsie Shutdown**	2019
245	231	Grand St	B, D	2	16	0	0	0	1	2	0	0	0	0	0	0	0	0	0	2	16	0	0	0	1	2	0	0	2020
246	232	2 Av	F	8	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	8	0	12	4	0	2	0	4	0	2020
247	233	Delancey St-Essex St	F	0	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	2	2	0	Canarsie Shutdown**	2019
248	234	East Broadway	F	6	0	4	0	0	2	0	2	0	0	0	0	0	0	0	0	6	0	4	0	0	2	0	2	0	2020
249	235	York St	F	0	0	4	0	0	1	0	2	0	0	0	0	0	0	0	0	0	0	4	0	0	1	0	2	0	2021
250	236	Bergen St	F, G	0	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	4	2	0	0	2020
251	237	Carroll St	F, G	10	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	10	8	0	0	0	3	2	0	0	2020
252	238	Smith-9 Sts	F, G	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
253	239	4 Av-9 St	F, G	0	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	0	16	0	0	0	2	2	0	0	2020
254	240	7 Av	F, G	14	0	8	0	0	3	0	4	0	4	0	0	0	0	0	0	14	4	8	0	0	3	0	4	0	2020
255	241	15 St-Prospect Park	F, G	8	0	4	0	0	4	0	2	0	0	0	0	0	0	0	0	8	0	4	0	0	4	0	2	0	2021
256	242	Fort Hamilton Pkwy	F, G	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
257	243	Church Av	F, G	10	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	10	0	8	0	0	2	0	4	0	2021
258	244	Ditmas Av	F	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
259	245	18 Av	F	0	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	2	0	4	Capital Program Station	2018
260	246	Avenue I	F	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
261	247	Bay Pkwy	F	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2018
262	248	Avenue N	F	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
263	249	Avenue P	F	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2018
264	250	Kings Hwy	F	0	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	2	0	4	Capital Program Station	2018
265	251	Avenue U	F	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	Capital Program Station	2018
266	252	Avenue X	F	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2018
267	253	Neptune Av	F	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2022
268	254	Jamaica-179 St	E, F	10	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	10	0	12	4	0	2	0	4	0	2020
269	255	169 St	F	12	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	12	8	0	0	0	2	2	0	0	2021
270	256	Parsons Blvd	E, F	12	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	12	0	12	4	0	2	0	4	ESI Station	2019
271	257	Sutphin Blvd	F	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	0	2021
272	258	Briarwood-Van Wyck Blvd	E, F	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	0	2022
273	259	Kew Gardens-Union Turnpike	E, F	10	0	16	0	0	3	0	4	0	0	0	0	0	0	0	0	10	0	16	0	0	3	0	4	0	2019
274	260	75 Av	E, F	6	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	4	2	0	0	2022
275	261	Forest Hills-71 Av	E, F, M, R	10	0	16	0	0	4	0	4	0	0	0	0	0	0	0	0	10	0	16	0	0	4	0	4	0	2019
276	262	67 Av	E, M, R	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	ESI Station	2019
277	263	63 Dr-Rego Park	E, M, R	10	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	10	8	0	0	0	4	2	0	0	2020
278	264	Woodhaven Blvd	E, M, R	6	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	6	16	0	0	0	2	2	0	0	2020
279	265	Grand Av-Newtown	E, M, R	8	12	0	0	0	5	2	0	0	4	0	0	0	0	0	0	8	16	0	0	0	5	2	0	0	2020
280	266	Elmhurst Av	E, M, R	8	8	0	0	0	5	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	5	2	0	0	2020
281	267	Jackson Heights-Roosevelt Av	E, F, M, R	6	0	16	0	0	4	0	8	0	0	0	0	0	0	0	0	6	0	16	0	0	4	0	8	Platform Controller Station	2019
282	268	65 St	E, M, R	2	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	2	8	0	0	0	1	2	0	0	2022
283	269	Northern Blvd	E, M, R	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	ESI Station	2019
284	270	46 St	E, M, R	8	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	4	2	0	0	2021
285	271	Steinway St	E, M, R	8	12	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	12	0	0	0	2	2	0	0	2020
286	272	36 St	E, M, R	10	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	10	8	0	0	0	4	2	0	0	2022
287	273	Queens Plaza	E, M, R	10	22	8	0	0	5	0	4	0	0	0	0	0	0	0	0	10	22	8	0	0	5	0	4	0	2020
288	274	Court Sq-23 St	E, M	10	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	10	16	0	0	0	2	2	0	Canarsie Shutdown	2018
289	275	Lexington Av/53 St	E, M	2	13	4	8	0	5	0	4	0	0	0	0	0	0	0	0	2	13	4	8	0	5	0	4	Platform Controller Station	2019
290	276	5 Av/53 St	E, M	2	16	0	0	0	3	2	0	0	0	0	0	0	0	0	0	2	16	0	0	0	3	2	0	0	2019
291	277	7 Av	B, D, E	2	0	12	0	0	2	0	4	0	0	0	0	0	0	0	0	2	0	12	0	0	2	0	4	0	2020
292	278	Jamaica Center-Parsons/Archer	E, J, Z	0	11	16	0	0	3	0	4	0	0	0	0	0	0	0	0	0	11	16	0	0	3	0	4	0	2019
293	279	Sutphin Blvd-Archer Av-JFK Airport	E, J, Z	0	0	16	0	0	2	0	4	0	0	0	0	0	0	0	0	0	0	16	0	0	2	0	4	0	2020
294	280	Jamaica-Van Wyck	E	0	0	4	0	0	1	0	2	0	0	0	0	0	0	0	0	0	0	4	0	0	1	0	2	0	2021
295	281	Court Sq	G	0	0	4	0	0	4	0	2	0	0	0	0	0	0	0	0	0	0	4	0	0	4	0	2	Canarsie Shutdown	2018
296	282	21 St	G	6	0	4	0	0	1	0	2	0	0	0	0	0	0	0	0	6	0	4	0	0	1	0	2	Canarsie Shutdown**	2019
297	283	Greenpoint Av	G	6	8	0	0	0	3	2	0	0	4	0	0	0	0	0	0	6	12	0	0	0	3	2	0	Canarsie Shutdown	2018
298	284	Nassau Av	G	12	8	0	0	0	4	2	0	0	4	0	0	0	0	0	0	12	12	0	0	0	4	2	0	Canarsie Shutdown	2018
299	285	Metropolitan Av	G	10	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	10	12	0	0	0	2	2	0	Canarsie Shutdown	2018
300	286	Broadway	G	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	Canarsie Shutdown	2018
301	287	Flushing Av	G	2	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	2	8	0	0	0	2	2	0	ESI Station	2019
302	288	Myrtle-Willoughby Avs	G	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	Canarsie Shutdown**	2019
303	289	Bedford-Nostrand Avs	G	12	0	12	4	0	2	0	4	0	0	0	0	0	0	0	0	12	0	12	4	0	2	0	4	Canarsie Shutdown**	2019
304	290	Classon Av	G	4	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	1	2	0	ESI Station	2019
305	291	Clinton-Washington Avs	G	8	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	4	2	0	Canarsie Shutdown**	2019
306	292	Fulton St	G	8	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	3	2	0	Canarsie Shutdown**	2019
307	293	Van Cortlandt Park-242 St	1	0	16	4	0	0	1	2	2	0	0	0	0	0	0	0	0	0	16	4	0	0	1	2	2	0	2021
308	294	238 St	1	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
309	295	231 St	1	0	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	0	12	0	0	0	2	2	0	0	2021
310	296	Marble Hill-225 St	1	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
311	297	215 St	1	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2022
312	298	207 St	1	8	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	3	2	0	0	2021
313	299	Dyckman St	1	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
314	300	191 St	1	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
315	301	181 St	1	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2020
316	302	168 St	1	6	12	0	0	0	1	2	0	0	4	0	0	0	0	0	0	6	16	0	0	0	1	2	0	0	2020
317	303	157 St	1	8	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	8	12	0	0	0	2	2	0	0	2020
318	304	145 St	1	4	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	4	12	0	0	0	2	2	0	0	2020
319	305	137 St-City College	1	10	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	10	16	0	0	0	2	2	0	0	2020
320	306	125 St	1	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
321	307	116 St-Columbia University	1	10	12	0	0	0	1	2	0	0	4	0	0	0	0	0	0	10	16	0	0	0	1	2	0	0	2020
322	308	Cathedral Pkwy (110 St)	1	6	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	6	12	0	0	0	2	2	0	0	2020
323	309	103 St	1	0	8	0	0	0	1	2	0	0	4	0	0	0	0	0	0	0	12	0	0	0	1	2	0	0	2020
324	310	96 St	1, 2, 3	2	0	16	0	0	3	0	4	0	0	0	0	0	0	0	0	2	0	16	0	0	3	0	4	0	2019
325	311	86 St	1, 2	4	16	0	0	0	3	2	0	0	0	0	0	0	0	0	0	4	16	0	0	0	3	2	0	0	2020
326	312	79 St	1, 2	4	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	4	16	0	0	0	2	2	0	0	2020
327	313	72 St	1, 2, 3	0	0	16	0	0	4	0	4	0	0	0	0	0	0	0	0	0	0	16	0	0	4	0	4	0	2019
328	314	66 St-Lincoln Center	1, 2	4	19	0	0	0	3	2	0	0	0	0	0	0	0	0	0	4	19	0	0	0	3	2	0	0	2020
329	315	59 St-Columbus Circle	1, 2	4	16	0	0	0	3	4	0	0	0	0	0	0	0	0	0	4	16	0	0	0	3	4	0	0	2019
330	316	50 St	1, 2	6	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	16	0	0	0	2	2	0	0	2019
331	317	Times Sq-42 St	1, 2, 3	0	36	16	0	0	7	0	8	0	0	0	0	0	0	0	0	0	36	16	0	0	7	0	8	Platform Controller Station	2018
332	318	34 St-Penn Station	1, 2, 3	6	16	24	0	0	7	4	4	0	0	0	0	0	0	0	0	6	16	24	0	0	7	4	4	ESI Station & Platform Controllers	2018
333	319	28 St	1, 2	6	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	6	16	0	0	0	2	2	0	0	2020
334	320	23 St	1, 2	4	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	4	16	0	0	0	2	2	0	0	2020

Exhibit 2 - Page 3 of 24

Exhibit 2 - Subway Stations Tab

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - Subway Stations

Color Code

Color	Meaning
Green	ESI Station
Salmon	Capital Program Station
Grey	Canarsie Shutdown
Orange	Platform Controller Station
Blue	Priority Project

Station Identifiers			Proposer Required Number of Digital Screens								Additional Anticipated Number of Digital Screens								Total Anticipated Number of Digital Screens								NYCT Initiaitve	Year of Installation
Reference Number	Station Name	Line(s)	Proposer Required: Double Sided Station Entrance - Digital Urban Panels	Proposer Required: Station Wall Mounted Advertising Screens	Proposer Required: Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Proposer Required: Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Proposer Required: Double Sided Station Platform Freestanding Advertising Screens	Proposer Required: Unpaid Zone Customer Information Centers	Proposer Required: Station Platform Customer Information Centers - Wall Mounted	Proposer Required: Station Platform Customer Information Centers - Freestanding ***	Additional Anticipated: Double Sided Station Entrance - Digital Urban Panels	Additional Anticipated: Station Wall Mounted Advertising Screens	Additional Anticipated: Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Additional Anticipated: Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Additional Anticipated: Double Sided Station Platform Freestanding Advertising Screens	Additional Anticipated: Unpaid Zone Customer Information Centers	Additional Anticipated: Station Platform Customer Information Centers - Wall Mounted	Additional Anticipated: Station Platform Customer Information Centers - Freestanding ***	Total Anticipated: Double Sided Station Entrance - Digital Urban Panels	Total Anticipated: Station Wall Mounted Advertising Screens	Total Anticipated: Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Total Anticipated: Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Total Anticipated: Double Sided Station Platform Freestanding Advertising Screens	Total Anticipated: Unpaid Zone Customer Information Centers	Total Anticipated: Station Platform Customer Information Centers - Wall Mounted	Total Anticipated: Station Platform Customer Information Centers - Freestanding ***		
321	18 St	1, 2	10	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	10	12	0	0	0	2	2	0	0	2021
322	14 St	1, 2, 3	12	0	16	0	0	3	0	4	0	0	0	0	0	0	0	0	12	0	16	0	0	3	0	4	Canarsie Shutdown	2018
323	Christopher St-Sheridan Sq	1, 2	2	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	2	12	0	0	0	2	2	0	0	2020
324	Houston St	1, 2	12	12	0	0	0	4	2	0	0	4	0	0	0	0	0	0	12	16	0	0	0	4	2	0	0	2020
325	Canal St	1, 2	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	0	2021
326	Franklin St	1, 2	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	0	2021
327	Chambers St	1, 2, 3	10	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	10	0	8	0	0	1	0	4	0	2020
328	Cortlandt St (Under Reconstruction)	N, R	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2018
329	Rector St	1	8	8	0	0	0	5	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	5	2	0	0	2020
330	South Ferry	0	0	0	8	0	0	4	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	4	0	2	0	2020
331	Park Pl	2, 3	0	0	4	2	0	1	0	4	0	0	0	0	0	0	0	0	0	0	4	2	0	1	0	4	0	2019
332	Fulton St	2, 3	0	0	8	0	0	4	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	4	0	4	0	2019
333	Wall St	2, 3	8	0	8	0	0	4	0	2	0	0	0	0	0	0	0	0	8	0	8	0	0	4	0	2	0	2019
334	Clark St	2, 3	0	0	4	0	0	1	0	2	0	0	0	0	0	0	0	0	0	0	4	0	0	1	0	2	0	2021
335	Borough Hall	2, 3	6	16	0	0	0	1	2	0	0	0	0	0	0	0	0	0	6	16	0	0	0	1	2	0	0	2019
336	Hoyt St	2, 3	0	8	0	0	0	4	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	4	2	0	0	2021
337	Nevins St	2, 3, 4, 5	0	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	2	0	4	0	2020
338	Atlantic Av-Barclays Center	2, 3, 4, 5	0	16	24	0	0	2	2	2	0	0	0	0	0	0	0	0	0	16	24	0	0	2	2	2	0	2019
339	Bergen St	2, 3, 4	6	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	2	2	0	0	2022
340	Grand Army Plaza	2, 3, 4	4	0	4	0	0	1	0	2	0	0	0	0	0	0	0	0	4	0	4	0	0	1	0	2	0	2021
341	Eastern Pkwy-Brooklyn Museum	2, 3, 4	2	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	2	8	0	0	0	1	2	0	0	2021
342	Franklin Av	2, 3, 4, 5	0	0	12	0	0	1	0	4	0	0	0	0	0	0	0	0	0	0	12	0	0	1	0	4	0	2020
343	Nostrand Av	2, 3, 4, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
344	Kingston Av	2, 3, 4, 5	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	0	2021
345	Crown Heights-Utica Av	2, 3, 4, 5	12	0	8	8	0	2	0	4	0	0	0	0	0	0	0	0	12	0	8	8	0	2	0	4	0	2019
346	Sutter Av-Rutland Rd	2, 3, 4, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2020
347	Saratoga Av	2, 3, 4, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
348	Rockaway Av	2, 3, 4, 5	10	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	10	8	0	0	0	1	2	0	0	2021
349	Junius St	2, 3, 4, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
350	Pennsylvania Av	2, 3, 4, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
351	Van Siclen Av	2, 3, 4, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
352	New Lots Av	2, 3, 4, 5	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2021
353	President St	2, 5	4	0	4	0	0	1	0	2	0	0	0	0	0	0	0	0	4	0	4	0	0	1	0	2	0	2022
354	Sterling St	2, 5	4	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	1	2	0	0	2021
355	Winthrop St	2, 5	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	0	2021
356	Church Av	2, 5	0	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	0	12	0	0	0	2	2	0	0	2021
357	Beverly Rd	2, 5	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	0	2022
358	Newkirk Av	2, 5	0	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	0	12	0	0	0	2	2	0	0	2021
359	Flatbush Av-Brooklyn College	2, 5	20	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	20	8	0	0	0	3	2	0	0	2020
360	Pelham Bay Park	6, 6X	0	16	4	0	0	1	2	2	0	0	0	0	0	0	0	0	0	16	4	0	0	1	2	2	0	2021
361	Buhre Av	6, 6X	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
362	Middletown Rd	6, 6X	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
363	Westchester Sq-East Tremont Av	6, 6X	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	ESI Station	2018
364	Zerega Av	6, 6X	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
365	Castle Hill Av	6, 6X	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
366	Parkchester	6, 6X	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	0	2020
367	St. Lawrence Av	6	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
368	Morrison Av-Soundview	6	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
369	Elder Av	6	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
370	Whitlock Av	6	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
371	Hunts Point Av	6, 6X	0	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	1	0	4	ESI Station	2018
372	Longwood Av	6	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	0	2022
373	E 149 St	6	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	0	2022
374	E 143 St-St. Mary's St	6	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	0	2022
375	Cypress Av	6	8	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	2	2	0	0	2022
376	Brook Av	6	4	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	4	8	0	0	0	2	2	0	ESI Station	2018
377	3 Av-138 St	6, 6X	10	0	8	4	0	2	0	4	0	0	0	0	0	0	0	0	10	0	8	4	0	2	0	4	ESI Station	2018
378	Woodlawn	4	0	16	4	0	0	1	2	2	0	0	0	0	0	0	0	0	0	16	4	0	0	1	2	2	0	2021
379	Mosholu Pkwy	4	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
380	Bedford Park Blvd-Lehman College	4	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
381	Kingsbridge Rd	4	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2020
382	Fordham Rd	4	0	8	0	0	0	1	2	0	0	4	0	0	0	0	0	0	0	12	0	0	0	1	2	0	0	2020
383	183 St	4	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
384	Burnside Av	4	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	0	2020
385	176 St	4	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
386	Mt. Eden Av	4	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
387	170 St	4	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
388	167 St	4	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
389	161 St-Yankee Stadium	4	0	16	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	3	2	0	0	2019
390	149 St-Grand Concourse (UL)	4	6	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	6	0	8	0	0	2	0	4	8th Ave	2018
391	138 St-Grand Concourse	4, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2019
392	125 St	4, 5, 6, 6X	8	0	16	0	0	1	0	4	0	0	0	0	0	0	0	0	8	0	16	0	0	1	0	4	Platform Controller Station	2019
393	116 St	4, 6, 6X	0	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	0	16	0	0	0	2	2	0	0	2020
394	110 St	4, 6, 6X	8	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	8	12	0	0	0	2	2	0	0	2020
395	103 St	4, 6, 6X	0	12	0	0	0	1	2	0	0	4	0	0	0	0	0	0	0	16	0	0	0	1	2	0	0	2020
396	96 St	4, 6, 6X	4	27	0	0	0	1	2	0	0	0	0	0	0	0	0	0	4	27	0	0	0	1	2	0	0	2020
397	86 St	4, 5, 6, 6X	2	35	0	0	0	2	8	0	0	0	0	0	0	0	0	0	2	35	0	0	0	2	8	0	Platform Controller Station	2019
398	77 St	4, 6, 6X	2	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	2	16	0	0	0	2	2	0	Platform Controller Station	2019
399	68 St-Hunter College	4, 6, 6X	2	16	0	0	0	1	2	0	0	0	0	0	0	0	0	0	2	16	0	0	0	1	2	0	0	2019
400	59 St	4, 5, 6, 6X	4	32	0	0	0	4	8	0	0	0	0	0	0	0	0	0	4	32	0	0	0	4	8	0	Platform Controller Station	2019
401	51 St	4, 6, 6X	14	16	0	0	0	3	4	0	0	0	0	0	0	0	0	0	14	16	0	0	0	3	4	0	Platform Controller Station	2019
402	Grand Central-42 St**	4, 5, 6, 6X	2	54	16	0	0	8	0	8	0	0	0	0	0	0	0	0	2	54	16	0	0	8	0	8	Platform Controller Station***	2018
403	33 St	4, 6, 6X	12	16	0	0	0	4	2	0	0	0	0	0	0	0	0	0	12	16	0	0	0	4	2	0	Platform Controller Station	2019
404	28 St	4, 6, 6X	8	21	0	0	0	3	2	0	0	0	0	0	0	0	0	0	8	21	0	0	0	3	2	0	ESI Station	2018
405	23 St	4, 6, 6X	12	16	0	0	0	4	2	0	0	0	0	0	0	0	0	0	12	16	0	0	0	4	2	0	0	2019
406	14 St-Union Sq	4, 5, 6, 6X	8	0	16	0	0	2	0	8	0	0	0	0	0	0	0	0	8	0	16	0	0	2	0	8	Platform Controller Station	2018
407	Astor Pl	4, 6, 6X	0	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	2	2	0	0	2020
408	Bleecker St	4, 6, 6X	12	19	0	0	0	3	2	0	0	0	0	0	0	0	0	0	12	19	0	0	0	3	2	0	Platform Controller Station	2019
409	Spring St	4, 6, 6X	6	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	16	0	0	0	2	2	0	0	2020
410	Canal St	4, 6, 6X	0	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	2	2	0	0	2019
411	Brooklyn Br-City Hall	4, 5, 6, 6X	12	0	16	0	0	3	0	4	0	0	0	0	0	0	0	0	12	0	16	0	0	3	0	4	0	2019
412	Fulton St	4, 5	4	16	0	0	0	5	4	0	0	0	0	0	0	0	0	0	4	16	0	0	0	5	4	0	Platform Controller Station	2019
413	Wall St	4, 5	2	16	0	0	0	6	2	0	0	0	0	0	0	0	0	0	2	16	0	0	0	6	2	0	0	2020
414	Bowling Green	4, 5	4	8	16	0	0	3	1	2	0	0	0	0	0	0	0	0	4	8	16	0	0	3	1	2	0	2019
415	Borough Hall	4, 5	4	16	0	0	0	3	2	0	0	0	0	0	0	0	0	0	4	16	0	0	0	3	2	0	0	2019
416	Wakefield-241 St	2	0	16	4	0	0	1	2	2	0	0	0	0	0	0	0	0	0	16	4	0	0	1	2	2	0	2021
417	Nereid Av	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
418	233 St	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
419	225 St	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
420	219 St	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
421	Gun Hill Rd	2, 5	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	0	2021
422	Burke Av	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
423	Allerton Av	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
424	Pelham Pkwy	2, 5	0	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	0	12	0	0	0	2	2	0	0	2021
425	Bronx Park East	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
426	E 180 St	2, 5	0	0	8	0	0	1	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	1	0	4	0	2021

Exhibit 2 - Page 4 of 24

Exhibit 2 - Subway Stations Tab

Color Code

ESI Station
Capital Program Station
Canarsie Shutdown
Platform Controller Station
Priority Project

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - Subway Stations

Station Identifiers			Proposer Required Number of Digital Screens								Additional Anticipated Number of Digital Screens								Total Anticipated Number of Digital Screens								NYCT Initiaitve	Year of Installation
Reference Number	Station Name	Line(s)	Proposer Required Double Sided Station Entrance - Digital Urban Panels	Proposer Required Station Wall Mounted Advertising Screens	Proposer Required Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Proposer Required Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Proposer Required Double Sided Station Platform Freestanding Advertising Screens	Proposer Required Unpaid Zone Customer Information Centers	Proposer Required Station Platform Customer Information Centers - Wall Mounted	Proposer Required Station Platform Customer Information Centers - Freestanding ***	Additional Anticipated Double Sided Station Entrance - Digital Urban Panels	Additional Anticipated Station Wall Mounted Advertising Screens	Additional Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Additional Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Additional Anticipated Double Sided Station Platform Freestanding Advertising Screens	Additional Anticipated Unpaid Zone Customer Information Centers	Additional Anticipated Station Platform Customer Information Centers - Wall Mounted	Additional Anticipated Station Platform Customer Information Centers - Freestanding ***	Total Anticipated Double Sided Station Entrance - Digital Urban Panels	Total Anticipated Station Wall Mounted Advertising Screens	Total Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")	Total Anticipated Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")	Total Anticipated Double Sided Station Platform Freestanding Advertising Screens	Total Anticipated Unpaid Zone Customer Information Centers	Total Anticipated Station Platform Customer Information Centers - Wall Mounted	Total Anticipated Station Platform Customer Information Centers - Freestanding ***		
427	West Farms Sq-E Tremont Av	2, 5	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
428	174 St	2, 5	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
429	Freeman St	2, 5	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
430	Simpson St	2, 5	0	8	0	0	0	2	2	0	0	4	0	0	0	0	0	0	0	12	0	0	0	2	2	0	0	2021
431	Intervale Av	2, 5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
432	Prospect Av	2, 5	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
433	Jackson Av	2, 5	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2021
434	3 Av-149 St	2, 5	0	16	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	2	2	0	0	2020
435	149 St-Grand Concourse (LL)	2, 5	0	12	0	0	0	0	2	0	0	4	0	0	0	0	0	0	0	16	0	0	0	0	2	0	8th Ave	2018
436	Harlem-148 St	3	0	0	8	0	0	1	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	1	0	2	0	2022
437	145 St	3	8	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	8	8	0	0	0	1	2	0	ESI Station	2019
438	135 St	2, 3	20	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	20	16	0	0	0	2	2	0	0	2020
439	125 St	2, 3	8	12	0	0	0	2	2	0	0	4	0	0	0	0	0	0	8	16	0	0	0	2	2	0	0	2020
440	116 St	2, 3	6	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	6	8	0	0	0	2	2	0	0	2020
441	Central Park North (110 St)	2, 3	4	0	8	0	0	2	0	2	0	0	0	0	0	0	0	0	4	0	8	0	0	2	0	2	0	2021
442	Eastchester-Dyre Av	5	0	0	0	0	14	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	14	1	0	2	0	2021
443	Baychester Av	5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
444	Gun Hill Rd	5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2021
445	Pelham Pkwy	5	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	ESI Station	2018
446	Morris Park	5	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	0	2022
447	Flushing-Main St	7, 7X	6	16	0	0	0	2	4	0	0	0	0	0	0	0	0	0	6	16	0	0	0	2	4	0	Platform Controller Station	2019
448	Mets-Willets Point	7, 7X	0	16	4	0	0	7	2	2	0	0	0	0	0	0	0	0	0	16	4	0	0	7	2	2	Capital Program Station	2019
449	111 St	7	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2019
450	103 St-Corona Plaza	7	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2019
451	Junction Blvd	7, 7X	0	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	2	0	4	0	2020
452	90 St-Elmhurst Av	7	0	16	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	3	2	0	0	2020
453	82 St-Jackson Heights	7	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2019
454	74 St-Broadway	7	0	16	0	0	0	1	4	0	0	0	0	0	0	0	0	0	0	16	0	0	0	1	4	0	Platform Controller Station	2019
455	69 St	7	0	8	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	1	2	0	Capital Program Station	2019
456	Woodside-61 St	7, 7X	0	0	4	0	16	2	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	2	0	4	Capital Program Station	2019
457	52 St	7	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	Capital Program Station	2019
458	46 St-Bliss St	7	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2020
459	40 St-Lowery St	7	0	8	0	0	0	2	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	2	2	0	0	2020
460	33 St-Rawson St	7	0	8	0	0	0	3	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	3	2	0	0	2020
461	Queensboro Plaza	7, N, Q	0	0	4	0	16	1	0	4	0	0	0	0	0	0	0	0	0	0	4	0	16	1	0	4	Platform Controller Station	2019
462	Court Sq	7, 7X	0	16	0	0	0	1	2	0	0	0	0	0	0	0	0	0	0	16	0	0	0	1	2	0	Canarsie Shutdown	2018
463	Hunters Point Av	7, 7X	6	18	0	0	0	1	2	0	0	0	0	0	0	0	0	0	6	18	0	0	0	1	2	0	0	2021
464	Vernon Blvd-Jackson Av	7, 7X	14	8	0	0	0	5	2	0	0	0	0	0	0	0	0	0	14	8	0	0	0	5	2	0	0	2020
465	Grand Central-42 St**	7, 7X	0	0	6	2	0	0	0	4	0	0	0	0	0	0	0	0	0	0	6	2	0	0	0	4	Platform Controller Station***	2018
466	5 Av	7, 7X	0	0	8	0	0	2	0	4	0	0	0	0	0	0	0	0	0	0	8	0	0	2	0	4	0	2019
467	Times Sq-42 St	7, 7X	2	0	6	2	0	0	0	4	0	0	0	0	0	0	0	0	2	0	6	2	0	0	0	4	Platform Controller Station	2018
468	Times Sq-42 St	5	0	16	4	0	0	0	4	4	0	0	0	0	0	0	0	0	0	16	4	0	0	0	4	4	Capital Program Station	2019
469	Grand Central-42 St	5	0	0	16	0	0	0	0	8	0	0	0	0	0	0	0	0	0	0	16	0	0	0	0	8	Platform Controller Station	2018
471	7 West - Hudson Yards	7, 7X	0	0	8	0	0	1	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	1	0	2	0	2019
475	96 St	Q	0	0	8	0	0	2	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	2	0	2	0	2020
476	86 St	Q	0	0	8	0	0	2	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	2	0	2	0	2019
477	72 St	Q	0	0	8	0	0	2	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	2	0	2	0	2019
501	St. George	SIR	0	0	24	0	0	1	0	12	0	0	0	0	0	0	0	0	0	0	24	0	0	1	0	12	0	2021
502	Tompkinsville	SIR	0	0	4	0	12	0	0	2	0	0	0	0	0	0	0	0	0	0	4	0	12	0	0	2	0	2022
503	Stapleton	SIR	0	0	4	0	12	0	0	2	0	0	0	0	0	0	0	0	0	0	4	0	12	0	0	2	0	2022
504	Clifton	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
505	Grasmere	SIR	0	0	4	0	12	0	0	2	0	0	0	0	0	0	0	0	0	0	4	0	12	0	0	2	0	2022
506	Old Town	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
507	Dongan Hills	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
508	Jefferson Avenue	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
509	Grant City	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
510	New Dorp	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
511	Oakwood Heights	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
512	Bay Terrace	SIR	0	0	4	0	12	0	0	2	0	0	0	0	0	0	0	0	0	0	4	0	12	0	0	2	0	2022
513	Great Kills	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
514	Eltingville	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
515	Annadale	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
516	Huguenot	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
517	Princes Bay	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
518	Pleasant Plains	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
519	Richmond Valley	SIR	0	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	1	0	0	0	2	0	ESI Station	2019
520	Arthur Kill	SIR	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	8	0	0	0	0	2	0	0	2022
522	Tottenville	SIR	0	0	0	0	12	1	0	2	0	0	0	0	0	0	0	0	0	0	0	0	12	1	0	2	0	2022
GRAND TOTAL			1,558	3,647	1,309	104	660	921	707	610	0	240	0	0	0	0	0	0	1,558	3,887	1,309	104	660	921	707	610		

140	Dean St (Closed)
470	Transit Museum
472	Not Shown
473	Not Shown
474	Not Shown

Color Code

ESI Station
Capital Program Station
Canarsie Shutdown
Platform Controller Station
Priority Project

Exhibit 2 - Page 5 of 24

Exhibit 2 - Subway Rolling Stock Tab

Proposer Required / Total Anticipated Screen Counts - Subway Rolling Stock

Number of Cars and Proposer Required Number of Digital Screens (Cumulative)

Rolling Stock Identifiers		2018				2019			
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares
Rolling Stock A-Divison	R62-GE	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R62A-WH - 5-Car Links	0	0	0	0	324	376	2,068	920
Rolling Stock A-Divison	R62A-WH - 3-Car Links	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R62A-WH - Single Units	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R142	0	0	0	0	45	52	208	128
Rolling Stock A-Divison	R142A	0	0	0	0	50	60	240	140
Rolling Stock A-Divison	R188	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R32-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R42-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R46-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R68-WH	0	0	0	0	216	252	1,386	612
Rolling Stock B-Divison	R68A-WH	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R143	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R160A	0	0	0	0	342	400	1,800	968
Rolling Stock B-Divison	R160B1	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R160B2	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R179	0	0	0	0	0	0	0	0
GRAND TOTAL		**0**	**0**	**0**	**0**	**977**	**1,140**	**5,702**	**2,768**

Rolling Stock Identifiers		2020				2021			
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares
Rolling Stock A-Divison	R62-GE	0	0	0	0	200	0	0	800
Rolling Stock A-Divison	R62A-WH - 5-Car Links	324	376	2,068	920	324	376	2,068	920
Rolling Stock A-Divison	R62A-WH - 3-Car Links	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R62A-WH - Single Units	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R142	235	340	1,360	600	285	340	1,360	800
Rolling Stock A-Divison	R142A	50	60	240	140	50	60	240	140
Rolling Stock A-Divison	R188	110	168	672	272	380	168	672	1,352
Rolling Stock B-Divison	R32-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R42-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R46-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R68-WH	216	252	1,386	612	216	252	1,386	612
Rolling Stock B-Divison	R68A-WH	200	300	1,650	500	200	300	1,650	500
Rolling Stock B-Divison	R143	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R160A	595	784	3,528	1,596	879	784	3,528	2,732
Rolling Stock B-Divison	R160B1	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R160B2	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R179	0	0	0	0	0	0	0	0
GRAND TOTAL		**1,730**	**2,280**	**10,904**	**4,640**	**2,534**	**2,280**	**10,904**	**7,856**

Rolling Stock Identifiers		2022				2023			
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares
Rolling Stock A-Divison	R62-GE	315	0	0	1,260	315	0	0	1,260
Rolling Stock A-Divison	R62A-WH - 5-Car Links	324	376	2,068	920	484	376	2,068	1,560
Rolling Stock A-Divison	R62A-WH - 3-Car Links	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R62A-WH - Single Units	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R142	455	340	1,360	1,480	665	340	1,360	2,320
Rolling Stock A-Divison	R142A	50	60	240	140	145	60	240	520
Rolling Stock A-Divison	R188	380	168	672	1,352	380	168	672	1,352
Rolling Stock B-Divison	R32-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R42-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R46-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R68-WH	216	252	1,386	612	216	252	1,386	612
Rolling Stock B-Divison	R68A-WH	200	300	1,650	500	200	300	1,650	500
Rolling Stock B-Divison	R143	96	0	0	384	96	0	0	384
Rolling Stock B-Divison	R160A	1,184	784	3,528	3,952	1,434	784	3,528	4,952
Rolling Stock B-Divison	R160B1	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R160B2	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R179	0	0	0	0	0	0	0	0
GRAND TOTAL		**3,220**	**2,280**	**10,904**	**10,600**	**3,935**	**2,280**	**10,904**	**13,460**

Rolling Stock Identifiers		2024				2025			
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares
Rolling Stock A-Divison	R62-GE	315	0	0	1,260	315	0	0	1,260
Rolling Stock A-Divison	R62A-WH - 5-Car Links	484	376	2,068	1,560	724	376	2,068	2,520
Rolling Stock A-Divison	R62A-WH - 3-Car Links	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R62A-WH - Single Units	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R142	665	340	1,360	2,320	875	340	1,360	3,160
Rolling Stock A-Divison	R142A	145	60	240	520	200	60	240	740
Rolling Stock A-Divison	R188	380	168	672	1,352	380	168	672	1,352
Rolling Stock B-Divison	R32-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R42-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R46-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R68-WH	216	252	1,386	612	425	252	1,386	1,448
Rolling Stock B-Divison	R68A-WH	200	300	1,650	500	200	300	1,650	500
Rolling Stock B-Divison	R143	96	0	0	384	96	0	0	384
Rolling Stock B-Divison	R160A	1,434	784	3,528	4,952	1,619	784	3,528	5,692
Rolling Stock B-Divison	R160B1	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R160B2	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R179	300	0	0	1,200	300	0	0	1,200
GRAND TOTAL		**4,235**	**2,280**	**10,904**	**14,660**	**5,134**	**2,280**	**10,904**	**18,256**

Rolling Stock Identifiers		2026				2027			
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Brand Train Car - Digital Car Squares	*Proposer Required* Digital Brand Train Car - Digital Rack Cards	*Proposer Required* Static Car - Digital Car Squares
Rolling Stock A-Divison	R62-GE	315	0	0	1,260	315	0	0	1,260
Rolling Stock A-Divison	R62A-WH - 5-Car Links	724	376	2,068	2,520	724	376	2,068	2,520
Rolling Stock A-Divison	R62A-WH - 3-Car Links	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R62A-WH - Single Units	0	0	0	0	0	0	0	0
Rolling Stock A-Divison	R142	875	340	1,360	3,160	875	340	1,360	3,160
Rolling Stock A-Divison	R142A	200	60	240	740	200	60	240	740
Rolling Stock A-Divison	R188	380	168	672	1,352	380	168	672	1,352
Rolling Stock B-Divison	R32-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R42-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R46-GE	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R68-WH	425	252	1,386	1,448	425	252	1,386	1,448
Rolling Stock B-Divison	R68A-WH	200	300	1,650	500	200	300	1,650	500
Rolling Stock B-Divison	R143	96	0	0	384	96	0	0	384
Rolling Stock B-Divison	R160A	1,619	784	3,528	5,692	1,619	784	3,528	5,692
Rolling Stock B-Divison	R160B1	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R160B2	0	0	0	0	0	0	0	0
Rolling Stock B-Divison	R179	300	0	0	1,200	300	0	0	1,200
GRAND TOTAL		**5,134**	**2,280**	**10,904**	**18,256**	**5,134**	**2,280**	**10,904**	**18,256**

Exhibit 2 - Page 6 of 24

Exhibit 2 - Subway Notes Tab

Assumptions and Clarifications

A) The Parties acknowledge and agree the Digital Screen Characteristics tab sets forth the type of screen that Concessionaire will provide for each category of screen identified in the Subway Stations tab and the Subway Rolling Stock tab, subject in each case to reasonable modification in the event that that the Agency and Concessionaire determine, working together in good faith, that a specified screen type cannot be accommodated due the limitations/restraints in a particular station or of a particular car. Without limiting the foregoing, the Parties acknowledge and agree that, as detailed in the Digital Screen Characteristics tab, for each "1" digital display set forth in the Unpaid Zone Customer Information Centers, Station Platform Customer Information Centers - Wall Mounted, and Station Platform Customer Information Centers - Freestanding columns in the Subway Stations tab, Concessionaire intends to deploy "2" Concessionaire screens (such that the face of the "1" Unpaid Zone Customer Information Centers is made up of a total of 2 Concessionaire screens).

B) The Parties acknowledge and agree as follows in relation to each NYCT Initiative listed in Column AE in the Subway Stations tab:
(1) for purpose of this Note, the term "Then-Current Unmodified Master Schedule" shall mean the Master Schedule in effect immediately before any revisions to such Master Schedule in connection with an Annual Performance Review under Master TCs Section 16.7 (Annual Review);
(2) as of the Effective Date of this Agreement, this Exhibit 2 comprises the Master Schedule, so that the date when an Agency Vendor is expected to perform the NYCT Initiatives in a particular station is the year identified in Column AF (Year of Installation);
(3) the Parties recognize that such timing is subject to modification in connection with the Annual Performance Review process under Master TCs Section 16.7 (Annual Review) (as well as via mutual agreement under Master TCs Section 3.8.1 (Development of Services Schedule);
(4) whether there has been a failure by an Agency Vendor to perform as expected under the Master Schedule (as specified under Master TCs Section 14(iii) (Unexpected Agency Delay)) shall be determined by reference to the Then-Current Unmodified Master Schedule;
(5) the fact that, at the time of an Annual Performance Review, there may be, or may have been a delay caused by the failure of an Agency Vendor to perform as expected under the Then-Current Unmodified Master Schedule shall not prevent the Parties from recognizing the fact there may be, or may have been, such a delay when agreeing to revisions to the Master Schedule pursuant to Master TCs Section 16.7.3 (Proposed Changes in Schedule for New License Year; Equitable Adjustments); provided that any such revisions shall not prevent the Concessionaire from seeking an Equitable Adjustment (or Equitable Adjustments) with respect to the failure of an Agency Vendor to perform as expected under the Then-Current Unmodified Master Schedule, as provided under Master TCs Section 25.5 (Procedure for Equitable Adjustments).

C) For all double-sided screen types set forth in this Exhibit 2, the value represented in the applicable column is equal to the number of faces (not the number of double-sided displays). For example, for station #1, the Subway Stations tab (H16) sets forth 14 Double Sided Station Platform Freestanding, which the Parties acknowledge and agree reflects 14 total faces, rather than 14 complete double-sided screens (with 28 faces).

Notes

* Three ESI stations are opening in Q4 2017, though the concessionaire will still need to install advertising screens in 2018, provided that the specific installation dates will be set forth in the Services Schedule in accordance with Section 3.8 of the Master TCs.

** These stations are priorities for NYCT and NYCT would like these to be completed prior to April 1, 2019, provided that the specific installation dates will be set forth in the Services Schedule in accordance with Section 3.8 of the Master TCs.

*** Grand Central Station Complex on the Subways is undergoing significant reconstruction in the mezzanine area until 2021

**** Station Platform Customer Information Centers - Freestanding screens are double-sided on island platforms, provided that the value represented in the applicable column is equal to the number of faces (not the number of double-sided displays).

***** Dimensions for the Customer Information Center screens are approximately three 55" screens. As a point of reference, the current enclosures have the following dimensions:

a. For Customer Information Centers in unpaid fare areas, the current enclosures typically are 48" W x 60" H
b. For Customer Information Centers on island platforms, the current enclosures are 48" W x 60" H for large panels and 12-24" W x 60" H for smaller panels
c. For Customer Information Centers on side platforms, the current enclosures are 29-7/8" W x 35-7/8" H for the map and 29-7/8" W x 10" H for the advertisement on top of the map (29-7/8" W x 45-7/8" H including both map and advertisement)

Rail Car Screen Installation Guidelines and Assumptions/Clarifications

1. All screen installation will follow the car equipment SMS program, which specifies the number of rail cars that will undergo overhauls in each year, provided that (i) in any License Year, MTA's failure to make available to Concessionaire the number of rail cars (by type) specified in the applicable column for such year in the Subway Rolling Stock tab (e.g., column G for 2019, column K for 2020) shall constitute an Unexpected Agency Delay Event; and (ii) for each License year, regardless of the car equipment SMS program, Concessionaire shall only be obligated to install the number of digital displays required for such year in Subway Rolling Stock tab (determined in accordance with #4 below) below), save to the extent that MTA gives notice to accelerate the schedule in accordance with, and subject to, Master TCs Section 3.3.6.

2. Installation will occur on all rail car classes except the R32s, R42s, and R46s, provided that Concessionaire shall not be obligated to install digital displays on any rail car class for which the value in the columns entitled "Number of Rail Cars with Digital Screens" is 0 (e.g., the R160B1 or R160B2).

3. The R179s will be delivered during the concession. All screen installation work is planned to be completed in 2024 (SMS year), or as scheduled by NYCT Car Equipment.
Note 2: NYCT has the right to alter the annual totals by car class, as required to meet the needs of NYCT, subject to #1 above.

4. The Parties acknowledge and agree that in the Subway Rolling Stock tab, (i) the columns entitled "Number of Rail Cars with Digital Screens", "Proposer Required Digital Brand Train Car - Digital Car Squares", "Proposer Required Digital Brand Train Car - Digital Rack Cards", and "Proposer Required Static Car - Digital Car Squares" reflect cumulative numbers of cars/digital displays; (ii) the obligations for each specific License Year are the incremental values, determined by taking the value in the applicable column in that License Year and subtracting the value in the preceding License year; and (iii) an incremental value of 0 indicates that there is no obligation (to make cars available or install digital screens, as applicable) in that License Year. For example, the number of R142 to be made available in License Year 2020 is 190, which is determined by taking the value set forth in K20 for year 2020 (235) and subtracting the value for the preceding year set forth in G20 (45) to yield an incremental value of 190. Similarly, Concessionaire has no installation obligations for R142 cars in License Year 2024 because the incremental values is for each digital screen type are 0: AB20-X20=0; AC20-Y20=0 and AD20-Z20=0.

Force Account Estimates

1. All per station costs are averages that will vary by station size and installation scope (to be determined during surveying)
2. Rail car costs are averages, but will be adjusted once the full scope of work is determined
3. Stations with side platforms have a range of TA Labor support costs. So long as power (and other, if necessary) cables to the digital screen are run via a cable tray, trough, or some other cable management system (to be approved by NYCT Capital Program Management), the conduit management system on side platforms may be installed on the ceiling adjacent to the wall. However, should cables to the digital screens be run via pipes, they will need to be run trackside of the ceiling on side platforms, resulting in an increase of support costs.

Exhibit 2 - Page 7 of 24

Exhibit 2 - MNR Stations Tab

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - MNR Stations

Color Coding

Color Coding
CSI

Station Identifiers		Proposer Required Number of Digital Screens							Additional Anticipated Number of Digital Screens							Total Anticipated Number of Digital Screens							MNR Initiative	Year of Installation
Reference Number	Station Name	*Proposer Required* Digital Screens Primarily for Advertising	*Proposer Required* Kiosk - Train Arrival / Departure Board	*Proposer Required* Customer Information Displays (CID) - Digital Replacement	*Proposer Required* Platform Displays (PD) Single Sided[9]	*Proposer Required* Platform Displays (PD) Double Sided[9]	*Proposer Required* Yankee Stadium Station Gate Boards	*Proposer Required* GCT Track Indicators[4]	*Additional Anticipated* Digital Screens Primarily for Advertising	*Additional Anticipated* Kiosk - Train Arrival / Departure Board	*Additional Anticipated* Customer Information Displays (CID) - Digital Replacement	*Additional Anticipated* Platform Displays (PD) Single Sided[9]	*Additional Anticipated* Platform Displays (PD) Double Sided[9]	*Additional Anticipated* Yankee Stadium Station Gate Boards	*Additional Anticipated* GCT Track Indicators[4]	*Total Anticipated* Digital Screens Primarily for Advertising	*Total Anticipated* Kiosk - Train Arrival / Departure Board	*Total Anticipated* Customer Information Displays (CID) - Digital Replacement	*Total Anticipated* Platform Displays (PD) Single Sided[9]	*Total Anticipated* Platform Displays (PD) Double Sided[9]	*Total Anticipated* Yankee Stadium Station Gate Boards	*Total Anticipated* GCT Track Indicators[4]	MNR Initiative	Year of Installation
1	Poughkeepsie***,[3]	4	0	2	9	18	0	0	0	0	0	0	0	0	0	4	0	2	9	18	0	0	CSI	2022
2	New Hamburg***,[3]	1	0	3	0	12	0	0	0	0	0	0	0	0	0	1	0	3	0	12	0	0	CSI	2023
3	Beacon***,[3]	2	0	3	0	12	0	0	0	0	0	0	0	0	0	2	0	3	0	12	0	0	CSI	2022
4	Breakneck Ridge	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
5	Cold Spring***,[3]	2	4	2	0	12	0	0	0	0	0	0	0	0	0	2	4	2	0	12	0	0	CSI	2024
6	Garrison***,[3]	2	4	2	0	12	0	0	0	0	0	0	0	0	0	2	4	2	0	12	0	0	CSI	2024
7	Manitou	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
8	Peekskill***,[3]	1	0	3	0	18	0	0	0	0	0	0	0	0	0	1	0	3	0	18	0	0	CSI	2022
9	Cortlandt***,[3]	1	0	3	4	12	0	0	0	0	0	0	0	0	0	1	0	3	4	12	0	0	CSI	2023
10	Croton-Harmon	10	3	6	0	0	0	0	0	0	0	0	0	0	0	10	3	6	0	0	0	0	CSI	2020
11	Ossining	3	0	4	0	0	0	0	0	0	0	0	0	0	0	3	0	4	0	0	0	0	CSI	2020
12	Scarborough	4	0	3	0	0	0	0	0	0	0	0	0	0	0	4	0	3	0	0	0	0	CSI	2020
13	Philipse Manor	2	0	3	0	0	0	0	0	0	0	0	0	0	0	2	0	3	0	0	0	0	CSI	2020
14	Tarrytown	6	2	4	0	0	0	0	0	0	0	0	0	0	0	6	2	4	0	0	0	0	CSI	2020
15	Irvington	2	0	3	0	0	0	0	0	0	0	0	0	0	0	2	0	3	0	0	0	0	CSI	2021
16	Ardsley-on-Hudson	2	0	3	0	0	0	0	0	0	0	0	0	0	0	2	0	3	0	0	0	0	CSI	2021
17	Dobbs Ferry	2	1	3	0	0	0	0	0	0	0	0	0	0	0	2	1	3	0	0	0	0	CSI	2021
18	Hastings-on-Hudson	2	1	3	0	0	0	0	0	0	0	0	0	0	0	2	1	3	0	0	0	0	CSI	2021
19	Greystone	1	3	3	5	8	0	0	0	0	0	0	0	0	0	1	3	3	5	8	0	0	CSI	2021
20	Glenwood	1	2	3	5	8	0	0	0	0	0	0	0	0	0	1	2	3	5	8	0	0	CSI	2021
21	Yonkers	4	0	2	0	0	0	0	0	0	0	0	0	0	0	4	0	2	0	0	0	0	CSI	2021
22	Ludlow	1	3	3	4	8	0	0	0	0	0	0	0	0	0	1	3	3	4	8	0	0	CSI	2022
23	Riverdale*,[1]	2	3	3	7	6	0	0	0	0	0	0	0	0	0	2	3	3	7	6	0	0	CSI	2019
24	Spuyten Duyvil	2	2	2	6	6	0	0	0	0	0	0	0	0	0	2	2	2	6	6	0	0	CSI	2019
25	Marble Hill	1	0	1	3	2	0	0	0	0	0	0	0	0	0	1	0	1	3	2	0	0	CSI	2022
26	University Heights	1	2	1	2	2	0	0	0	0	0	0	0	0	0	1	2	1	2	2	0	0	CSI	2022
27	Morris Heights	1	1	1	4	2	0	0	0	0	0	0	0	0	0	1	1	1	4	2	0	0	CSI	2019
28	Yankees-E.153rd Street[7]	0	20	3	0	0	8	0	0	0	0	0	0	0	0	0	20	3	0	0	8	0	CSI	2022
29	Harlem-125th Street*,[1,5]	4	3	3	0	40	0	0	0	0	0	0	0	0	0	4	3	3	0	40	0	0	CSI	2019
30	Grand Central Terminal	0	0	0	0	184	0	18	142	0	0	0	0	0	0	142	0	0	0	184	0	18	CSI	2018
31	Wassaic***,[3]	1	1	1	4	4	0	0	0	0	0	0	0	0	0	1	1	1	4	4	0	0	CSI	2024
32	Tenmile River***,[3]	1	1	1	2	4	0	0	0	0	0	0	0	0	0	1	1	1	2	4	0	0	CSI	2024
33	Dover Plains***,[3]	1	1	1	4	4	0	0	0	0	0	0	0	0	0	1	1	1	4	4	0	0	CSI	2024
34	Harlem Valley-Wingdale***,[3]	1	1	1	4	4	0	0	0	0	0	0	0	0	0	1	1	1	4	4	0	0	CSI	2024
35	Appalachian Trail	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
36	Pawling***,[3]	1	1	1	4	4	0	0	0	0	0	0	0	0	0	1	1	1	4	4	0	0	CSI	2024
37	Patterson***,[3]	1	1	1	4	4	0	0	0	0	0	0	0	0	0	1	1	1	4	4	0	0	CSI	2024
38	Southeast***,[3]	2	0	2	0	16	0	0	0	0	0	0	0	0	0	2	0	2	0	16	0	0	CSI	2022
39	Brewster***,[3]	2	0	2	0	12	0	0	0	0	0	0	0	0	0	2	0	2	0	12	0	0	CSI	2023
40	Croton Falls***,[3]	1	4	2	0	16	0	0	0	0	0	0	0	0	0	1	4	2	0	16	0	0	CSI	2023
41	Purdys***,[3]	2	4	2	0	16	0	0	0	0	0	0	0	0	0	2	4	2	0	16	0	0	CSI	2024
42	Goldens Bridge***,[3]	2	0	2	0	16	0	0	0	0	0	0	0	0	0	2	0	2	0	16	0	0	CSI	2023
43	Katonah***,[3]	2	0	2	0	16	0	0	0	0	0	0	0	0	0	2	0	2	0	16	0	0	CSI	2022
44	Bedford Hills***,[3]	1	4	3	0	12	0	0	0	0	0	0	0	0	0	1	4	3	0	12	0	0	CSI	2022
45	Mount Kisco***,[3]	3	0	2	0	16	0	0	0	0	0	0	0	0	0	3	0	2	0	16	0	0	CSI	2019
46	Chappaqua***,[3]	4	0	2	0	16	0	0	0	0	0	0	0	0	0	4	0	2	0	16	0	0	CSI	2018
47	Pleasantville***,[3]	2	0	3	0	12	0	0	0	0	0	0	0	0	0	2	0	3	0	12	0	0	CSI	2019
48	Hawthorne***,[3]	2	4	2	0	16	0	0	0	0	0	0	0	0	0	2	4	2	0	16	0	0	CSI	2020
49	Mount Pleasant	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
50	Valhalla***,[3]	2	2	3	0	12	0	0	0	0	0	0	0	0	0	2	2	3	0	12	0	0	CSI	2021
51	North White Plains**,[2]	6	3	3	2	44	0	0	0	0	0	0	0	0	0	6	3	3	2	44	0	0	CSI	2020
52	White Plains*,**,[1,2]	10	5	3	11	16	0	0	0	0	0	0	0	0	0	10	5	3	11	16	0	0	CSI	2020
53	Hartsdale**,[2]	6	3	3	0	22	0	0	0	0	0	0	0	0	0	6	3	3	0	22	0	0	CSI	2022
54	Scarsdale**,[2]	12	2	3	0	20	0	0	0	0	0	0	0	0	0	12	2	3	0	20	0	0	CSI	2022
55	Crestwood*,**,[1,2,6]	4	4	3	2	34	0	0	0	0	0	0	0	0	0	4	4	3	2	34	0	0	CSI	2020
56	Tuckahoe**,***,[2,3]	3	0	3	0	22	0	0	0	0	0	0	0	0	0	3	0	3	0	22	0	0	CSI	2023
57	Bronxville*,**,***,[1,2,3]	6	2	3	0	20	0	0	0	0	0	0	0	0	0	6	2	3	0	20	0	0	CSI	2022
58	Fleetwood**,***,[2,3]	3	0	3	0	22	0	0	0	0	0	0	0	0	0	3	0	3	0	22	0	0	CSI	2023
59	Mount Vernon West**,***,[2,3]	3	0	3	0	20	0	0	0	0	0	0	0	0	0	3	0	3	0	20	0	0	CSI	2023
60	Wakefield***,[3]	1	2	1	8	0	0	0	0	0	0	0	0	0	0	1	2	1	8	0	0	0	CSI	2023
61	Woodlawn***,[3]	1	3	2	0	8	0	0	0	0	0	0	0	0	0	1	3	2	0	8	0	0	CSI	2023
62	Williams Bridge***,[3]	1	2	2	0	10	0	0	0	0	0	0	0	0	0	1	2	2	0	10	0	0	CSI	2023
63	Botanical Garden***,[3]	4	0	3	0	16	0	0	0	0	0	0	0	0	0	4	0	3	0	16	0	0	CSI	2023
64	Fordham***,[3]	8	0	3	0	20	0	0	0	0	0	0	0	0	0	8	0	3	0	20	0	0	CSI	2018
65	Tremont	2	1	1	4	0	0	0	0	0	0	0	0	0	0	2	1	1	4	0	0	0	CSI	2019
66	Melrose	2	1	1	4	0	0	0	0	0	0	0	0	0	0	2	1	1	4	0	0	0	CSI	2019
67	Waterbury	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
68	Naugatuck	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
69	Beacon Falls	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
70	Seymour	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
71	Ansonia	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
72	Derby Shelton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
73	Danbury	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Exhibit 2 - Page 8 of 24

Exhibit 2 - MNR Stations Tab

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - MNR Stations

Color Coding

(green)	CSI

Station Identifiers		Proposer Required Number of Digital Screens							Additional Anticipated Number of Digital Screens							Total Anticipated Number of Digital Screens							MNR Initiative	Year of Installation
Reference Number	Station Name	*Proposer Required* Digital Screens Primarily for Advertising	*Proposer Required* Kiosk - Train Arrival / Departure Board	*Proposer Required* Customer Information Displays (CID) - Digital Replacement	*Proposer Required* Platform Displays (PD) Single Sided[3]	*Proposer Required* Platform Displays (PD) Double Sided[3]	*Proposer Required* Yankee Stadium Station Gate Boards	*Proposer Required* GCT Track Indicators[4]	*Additional Anticipated* Digital Screens Primarily for Advertising	*Additional Anticipated* Kiosk - Train Arrival / Departure Board	*Additional Anticipated* Customer Information Displays (CID) - Digital Replacement	*Additional Anticipated* Platform Displays (PD) Single Sided[3]	*Additional Anticipated* Platform Displays (PD) Double Sided[3]	*Additional Anticipated* Yankee Stadium Station Gate Boards	*Additional Anticipated* GCT Track Indicators[4]	*Total Anticipated* Digital Screens Primarily for Advertising	*Total Anticipated* Kiosk - Train Arrival / Departure Board	*Total Anticipated* Customer Information Displays (CID) - Digital Replacement	*Total Anticipated* Platform Displays (PD) Single Sided[3]	*Total Anticipated* Platform Displays (PD) Double Sided[3]	*Total Anticipated* Yankee Stadium Station Gate Boards	*Total Anticipated* GCT Track Indicators[4]		
74	Bethel	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
75	Redding	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
76	Branchville	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
77	Cannondale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
78	Wilton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
79	Merritt-7	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
80	New Canaan	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
81	Talmadge Hill	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
82	Springdale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
83	Glenbrook	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
84	New Haven-State St.	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
85	New Haven	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
86	West Haven	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
87	Milford	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
88	Stratford	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
89	Bridgeport	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
90	Fairfield Metro	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
91	Fairfield	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
92	Southport	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
93	Green's Farms	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
94	Westport	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
95	East Norwalk	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
96	South Norwalk	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
97	Rowayton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
98	Darien	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
99	Noroton Heights	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
100	Stamford	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
101	Old Greenwich	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
102	Riverside	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
103	Cos Cob	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
104	Greenwich	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
105	Port Chester[*,1]	6	4	3	0	20	0	0	0	0	0	0	0	0	0	6	4	3	0	20	0	0	CSI	2018
106	Rye	6	2	3	0	0	0	0	0	0	0	0	0	0	0	6	2	3	0	0	0	0	CSI	2018
107	Harrison	6	0	3	0	0	0	0	0	0	0	0	0	0	0	6	0	3	0	0	0	0	CSI	2018
108	Mamaroneck	6	1	3	0	0	0	0	0	0	0	0	0	0	0	6	1	3	0	0	0	0	CSI	2018
109	Larchmont	10	3	3	0	0	0	0	0	0	0	0	0	0	0	10	3	3	0	0	0	0	CSI	2018
110	New Rochelle	8	1	2	0	0	0	0	0	0	0	0	0	0	0	8	1	2	0	0	0	0	CSI	2018
111	Pelham	10	1	3	0	0	0	0	0	0	0	0	0	0	0	10	1	3	0	0	0	0	CSI	2018
112	Mount Vernon East	6	2	3	0	0	0	0	0	0	0	0	0	0	0	6	2	3	0	0	0	0	CSI	2019
113	Port Jervis	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
114	Otisville	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
115	Middletown	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
116	Campbell Hall	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
117	Salisbury Mills	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
118	Harriman	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
119	Tuxedo	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
120	Sloatsburg	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
121	Suffern	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
122	Spring Valley	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
123	Nanuet	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
124	Pearl River	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
GRAND TOTAL		225	120	171	102	856	8	18	142	0	0	0	0	0	0	367	120	171	102	856	8	18		

Exhibit 2 - Page 9 of 24

Exhibit 2 - MNR Rolling Stock Tab

Proposer Required / Total Anticipated Screen Counts - MNR Rolling Stock

Rolling Stock Identifiers		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)	
		2018		2019		2020		2021		2022		2023		2024		2025		2026		2027	
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens
Rolling Stock	M-2	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Rolling Stock	M-3	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Rolling Stock	M-7	0	0	104	416	208	832	336	1,344	336	1,344	336	1,344	336	1,344	336	1,344	336	1,344	336	1,344
Rolling Stock	M-8	0	0	0	0	0	0	104	416	208	832	312	1,248	397	1,588	397	1,588	397	1,588	397	1,588
Rolling Stock	Bombardier	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
	GRAND TOTAL	**0**	**0**	**104**	**416**	**208**	**832**	**440**	**1,760**	**544**	**2,176**	**648**	**2,592**	**733**	**2,932**	**733**	**2,932**	**733**	**2,932**	**733**	**2,932**

Exhibit 2 - Page 10 of 24

Exhibit 2 - MNR Notes Tab

3 **DISCLAIMER:**

4 **Eight of the CSI packages are currently the subject of active procurements, including the outlying stations package. Metro-North is in active negotiations regarding the outlying stations package, and based on the outcome of these negotiations, the number of CSI stations and the proposed rollout schedule is subject to revision, subject to the Assumptions and Clarifications below.**

7 **ASSUMPTIONS AND CLARIFICATIONS:**

8 **A)** All labor for the installation of Communication Devices for the CSI and Lower Harlem Line Project will be performed by the MNR Contractor. The Concessionaire's responsibility will include furnish and delivery of the Devices to the MNR Contractor, in accordance with Exhibit 8, Section 1 Clause 29.

9 **B)** This table lists New York stations only. Connecticut stations are under development and the Parties may agree to additional digital displays to be installed in Connecticut stations. The Parties may also agree to additional digital displays to be installed in station numbers 113-124. Any such agreement(s) will be memorialized in writing as part of the Services Schedule and, as necessary, an amendment to this Exhibit 2.

10 **C)** For all Enhanced Stations, MNR requires all Kiosks and Platform Displays to be replaced with the new Concessionaire furnished Communication Devices set forth in the MNR Stations tab, by the CSI Design-Builder in accordance with Exhibit 8, Section 1 Clause 29.

11 **D)** The Parties acknowledge and agree the Digital Screen Characteristics tab sets forth the type of screen that Concessionaire will provide for each category of screen identified in the MNR Stations tab, subject in each case to reasonable modification in the event that that the Agency and Concessionaire determine, working together in good faith, that a specified screen type cannot be accommodated due the limitations/restraints in a particular station or on a particular rail car.

12 **E)** The Parties acknowledge and agree as follows in relation to each MNR Initiative listed in Column AA in the MNR Stations tab:
(1) for purpose of this Note, the term "Then-Current Unmodified Master Schedule" shall mean the Master Schedule in effect immediately before any revisions to such Master Schedule in connection with an Annual Performance Review under Master TCs Section 16.7 (Annual Review);
(2) as of the Effective Date of this Agreement, this Exhibit 2 comprises the Master Schedule, so that the date when an Agency Vendor is expected to perform the MNR Initiatives in a particular station is the year identified in Column AB (Year of Installation);
(3) the Parties recognize that such timing is subject to modification in connection with the Annual Performance Review process under Master TCs Section 16.7 (Annual Review) (as well as via mutual agreement under Master TCs Section 3.8.1 (Development of Services Schedule);
(4) whether there has been a failure by an Agency Vendor to perform as expected under the Master Schedule (as specified under Master TCs Section 14(iii) (Unexpected Agency Delay)) shall be determined by reference to the Then-Current Unmodified Master Schedule;
(5) the fact that, at the time of an Annual Performance Review, there may be, or may have been a delay caused by the failure of an Agency Vendor to perform as expected under the Then-Current Unmodified Master Schedule shall not prevent the Parties from recognizing the fact there may be, or may have been, such a delay when agreeing to revisions to the Master Schedule pursuant to Master TCs Section 16.7.3 (Proposed Changes in Schedule for New License Year; Equitable Adjustments); provided that any such revisions shall not prevent the Concessionaire from seeking an Equitable Adjustment (or Equitable Adjustments) with respect to the failure of an Agency Vendor to perform as expected under the Then-Current Unmodified Master Schedule, as provided under Master TCs Section 25.5 (Procedure for Equitable Adjustments).

13 **F)** For all double-sided screen types set forth in this Exhibit 2, the value represented in the applicable column is equal to the number of faces (not the number of double-sided displays).

14 **G)** The Parties acknowledge and agree that (i) Concessionaire's BAFO set forth Daktronics-supplied screens for the Platform Displays Single Sided and Platform Displays Double Sided screen types, but the Parties have subsequently agreed that Concessionaire will supply Concessionaire's proprietary screens for such screen types; (ii) the necessary design, development and manufacturing ramp-up for the specific make/model of proprietary screens necessary for the Platform Displays Single Sided and Platform Displays Double Sided screen types may not be completed until mid- to late-2018; and (iii) accordingly, the Services Schedule will take into account and, if necessary the Year of Installation set forth for those screens in this Exhibit 2 will be modified to take into account, the time period required for such design, development and manufacturing ramp-up.

15 **H)** The Parties acknowledge and agree that in the MNR Rolling Stock tab, (i) the columns entitled "Number of Rail Cars with Digital Screens" and "Proposer Required Digital Screens" reflect cumulative numbers of cars/digital displays; (ii) the obligations for each specific License Year are the incremental values, determined by taking the value in the applicable column in that License Year and subtracting the value in the preceding License year; and (iii) an incremental value of 0 indicates that there is no obligation (to make cars available or install digital screens, as applicable) in that License Year. For example, the number of cars to be made available in License Year 2021 is 128, which is determined by taking the value set forth in I18 for year 2021 (336) and subtracting the value for the preceding year set forth in G18 (208) to yield an incremental value of 128. Similarly, Concessionaire has no installation obligations in License Year 2025, because the incremental value is 0: Q18-O18=0 and Q19-O19-0.

16 **I)** The Parties may agree to additional digital displays to be installed in additional M-8 rail cars. Any such agreement(s) will be memorialized in writing as part of the Services Schedule and, as necessary, an amendment to this Exhibit 2.

17 **NOTES:**

18 [1] Enhanced Station Classification

19 [2] Stations with Hollow Core platforms have additional mounting restrictions. Coring, drilling or anchoring into existing platform deck is not permitted.

20 [3] Stations for the Lower Harlem Line Project and Future Capital Program are currently in design and have not been fully surveyed.

21 [4] GCT Gateboards are oriented in portrait layout.

22 [5] Harlem-125th St.: MNR Scope intends to replace the existing 3 Arrival/Departure Boards. Total Concessionaire Scope is only 3.

23 [6] Crestwood: Of the existing 3 Kiosks, only 1 was intended to be replaced and 1 new display to be added. Hence, the Concessionaire is required to install a total of 4 Kiosks at this station.

24 [7]Yankees-E.153rd Street: Optional CSI item which may or may not be awarded.

25 [8]Intentionally Omitted

26 [9] The size and installation elevation of Platform Displays (PD) are to be such as to allow a minimum vertical clearance of 84". PD sizes can change in order to maximize screen sizes based on varying site conditions. PD sizes must remain uniform within a station but can vary from station to station.

27 ** The design and location of these signs is subject to review and approval by MNR. Work prior to installation will involve site visits, individual station power studies and consideration of any effects on the CSI project timeline.

28 *** Please note that for GCT, MNR envisions additional screens in the train shed, north end passageways, phone banks, customer information centers, etc., provided that the location of each digital display will be agreed upon by the Parties and set forth in the applicable Services Schedule, in accordance with Section 3.8 of the Master TCs.

29 **** Intentionally omitted.

30 ***** For MNR rolling stock, we also made the following assumptions:

31 – As noted in the RFP, all retrofitting work of rolling stock will need to be performed by the car manufacturer or a qualified third party, contracted for by the Concessionaire and subject to MNR approval, in accordance with Exhibit 8, Section 1 Clause 29. Therefore, the Concessionaire will deal directly with said car manufacturer or qualified third party, and MNR will not exchange any costs or funds with either entity.

Exhibit 2 - Page 11 of 24

Exhibit 2 - LIRR Stations Tab

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - LIRR Stations

Color Coding

Color	Meaning
Grey	Station Enhancements Projects 1 (BU - 2018)
Blue	Station Enhancements Projects 2 (BU - 2019)
Green	LIRR Expansion Project ML3T (BU- Oct. 2021)
Orange	Mainline Double Track Project (BU - Aug 2018)
Pink	Priority Initiative
Yellow	Capital Program Stations

Station Identifiers		Proposer Required Number of Digital Screens																
		Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required	Proposer Required
Reference Number	Station Name	Double Sided Island Platform Ad Sign Parallel to Tracks	Single Sided Platform Ad Screen	Ad Screen - Ticket Office Outdoor Digital Display	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Platform	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Indoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Big Outdoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Parking Garage	Pedestrian Overpass Signs	Customer Message Boards	Solari Display - Main Destination Board	Solari Display - Train Connection Board	Solari Display - Gate Indicator	Solari Display - Platform Display[3]	Solari Display - Type 1	Solari Display - Type 2	Solari Display - Type 3	Solari Display - Type 4	Solari Display - Type 5
1	Penn Station Upper Level[6]	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2	Jamaica[1,4]	0	0	0	0	0	0	0	0	8	0	0	24	96	53	0	4	43	0
3	Hicksville	12	0	1	26	1	1	0	0	2	0	0	0	0	0	0	0	0	0
4	Atlantic Terminal[6]	0	0	0	0	0	0	0	0	0	1	1	6	52	26	0	0	0	3
5	Ronkonkoma	8	8	1	24	1	2	6	2	2	0	0	0	0	0	0	0	0	0
6	Huntington	0	6	1	12	1	2	0	1	2	0	0	0	0	0	0	0	0	0
7	Babylon	16	0	1	22	2	2	0	0	2	0	0	0	0	0	0	0	0	0
8	Mineola	0	6	1	12	1	1	8	0	2	0	0	0	0	0	0	0	0	0
9	Great Neck	0	6	1	14	1	0	0	0	2	0	0	0	0	0	0	0	0	0
10	Bayside	0	6	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
11	Valley Stream	6	0	1	16	2	0	0	0	2	0	0	0	0	0	0	0	0	0
12	Rockville Centre	8	0	1	8	1	2	0	0	2	0	0	0	0	0	0	0	0	0
13	Port Washington	16	0	1	24	1	1	0	0	2	0	0	0	0	0	0	0	0	0
14	Merrick	8	0	1	14	1	0	0	0	2	0	0	0	0	0	0	0	0	0
15	Woodside	8	8	1	24	1	3	0	2	2	0	0	0	0	0	0	0	0	0
16	Baldwin	8	0	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
17	Bellmore	8	0	1	16	1	1	0	0	2	0	0	0	0	0	0	0	0	0
18	Deer Park	0	6	1	12	1	1	0	1	2	0	0	0	0	0	0	0	0	0
19	Syosset	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
20	Freeport	8	0	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
21	Wantagh	8	0	1	0	0	0	0	0	2	0	0	0	0	0	0	0	0	0
22	Hunterspoint Avenue	4	0	0	6	0	0	0	0	2	0	0	0	0	0	0	0	0	0
23	Manhasset	0	4	1	10	0	0	0	0	2	0	0	0	0	0	0	0	0	0
24	Massapequa	8	0	1	10	1	0	0	0	2	0	0	0	0	0	0	0	0	0
25	Lynbrook	16	0	1	16	1	0	0	0	2	0	0	0	0	0	0	0	0	0
26	Long Beach	8	8	1	24	1	1	0	1	2	0	0	0	0	0	0	0	0	0
27	Wyandanch	0	6	1	6	1	0	0	1	2	0	0	0	0	0	0	0	0	0
28	New Hyde Park	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
29	Seaford	8	0	1	12	1	1	0	0	2	0	0	0	0	0	0	0	0	0
30	Massapequa Park	8	0	1	24	1	0	0	0	2	0	0	0	0	0	0	0	0	0
31	Westbury	0	12	2	24	2	0	0	4	2	0	0	0	0	0	0	0	0	0
32	Farmingdale	0	6	1	16	1	0	0	2	2	0	0	0	0	0	0	0	0	0
33	Bethpage	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
34	Central Islip	0	6	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
35	Little Neck	0	6	1	12	1	0	2	2	2	0	0	0	0	0	0	0	0	0
36	Lindenhurst	8	0	1	24	1	0	0	0	2	0	0	0	0	0	0	0	0	0
37	Floral Park	8	8	1	22	1	1	0	0	2	0	0	0	0	0	0	0	0	0
38	Auburndale	6	0	0	14	0	0	0	0	2	0	0	0	0	0	0	0	0	0
39	Brentwood	0	6	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
40	Cold Spring Harbor	0	6	1	10	1	0	0	1	2	0	0	0	0	0	0	0	0	0
41	Copiague	8	0	1	24	1	0	0	0	2	0	0	0	0	0	0	0	0	0
42	Amityville	8	0	1	24	1	0	0	0	2	0	0	0	0	0	0	0	0	0
43	Oceanside	0	6	1	10	1	0	0	0	2	0	0	0	0	0	0	0	0	0
44	Douglaston	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
45	Rosedale	0	3	1	12	2	0	0	0	2	0	0	0	0	0	0	0	0	0
46	Broadway	0	6	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
47	Hempstead	16	0	1	24	1	0	0	1	2	0	0	0	0	0	0	0	0	0
48	Northport	0	6	0	4	1	1	0	1	2	0	0	0	0	0	0	0	0	0
49	Stony Brook	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
50	Flushing Main Street	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
51	Forest Hills	0	2	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
52	Merillon Avenue	0	3	0	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
53	Hewlett	0	6	1	10	1	0	0	0	2	0	0	0	0	0	0	0	0	0
54	Island Park	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
55	Laurelton	0	3	1	12	2	0	0	0	2	0	0	0	0	0	0	0	0	0
56	Kew Gardens	0	2	1	6	1	0	0	0	2	0	0	0	0	0	0	0	0	0
57	Woodmere	0	6	1	10	1	0	0	0	2	0	0	0	0	0	0	0	0	0
58	Queens Village	0	6	1	8	1	1	0	0	2	0	0	0	0	0	0	0	0	0
59	Nassau Boulevard	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
60	Stewart Manor	0	6	1	0	0	0	0	0	2	0	0	0	0	0	0	0	0	0
61	Kings Park	0	2	1	8	1	0	0	1	2	0	0	0	0	0	0	0	0	0
62	Cedarhurst	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
63	Bay Shore	0	4	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
64	Locust Manor	0	3	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
65	East New York	0	2	0	12	0	0	0	0	2	0	0	0	0	0	0	0	0	0
66	Hillside	0	0	0	2	0	0	0	0	0	0	0	0	0	0	0	0	0	0
67	Port Jefferson	0	4	1	4	1	1	0	0	2	0	0	0	0	0	0	0	0	0
68	Bellerose	0	3	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
69	Nostrand Avenue	0	2	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
70	Murray Hill	0	2	0	12	0	0	0	0	2	0	0	0	0	0	0	0	0	0
71	Patchogue	0	2	1	4	1	1	0	0	2	0	0	0	0	0	0	0	0	0
72	Gibson	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
73	Plandome	0	1	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
74	Garden City	0	6	1	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
75	Sayville	2	0	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
76	Islip	2	0	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
77	Greenlawn	0	2	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
78	East Rockaway	0	6	0	12	0	0	0	0	2	0	0	0	0	0	0	0	0	0
79	Roslyn	0	2	1	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
80	Centre Avenue	0	6	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
81	Carle Place	0	2	0	12	0	0	0	1	2	0	0	0	0	0	0	0	0	0
82	Smithtown	0	2	0	12	1	0	0	0	2	0	0	0	0	0	0	0	0	0
83	Malverne	0	1	1	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
84	Inwood	0	1	0	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
85	St. James	0	1	1	6	1	0	0	0	2	0	0	0	0	0	0	0	0	0
86	Lawrence	0	6	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
87	East Williston	0	2	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
88	Country Life Press	0	1	0	6	0	0	0	0	2	0	0	0	0	0	0	0	0	0
89	Glen Head	0	2	1	6	1	0	0	0	2	0	0	0	0	0	0	0	0	0
90	Westwood	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
91	Mastic-Shirley	0	2	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0

Exhibit 2 - Page 12 of 24

Exhibit 2 - LIRR Stations Tab

Color Coding

Color	Description
Grey	Station Enhancements Projects 1 (BU - 2018)
Blue	Station Enhancements Projects 2(BU - 2019)
Green	LIRR Expansion Project ML3T (BU- Oct. 2021)
Orange	Mainline Double Track Project (BU - Aug 2018)
Pink	Priority Initiative
Yellow	Capital Program Stations

Proposer Required, Additional Anticipated, and Total Anticipated Screen Counts - LIRR Stations

Station Identifiers		Proposer Required Number of Digital Screens																	
		Proposer Required	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*	*Proposer Required*
Reference Number	Station Name	Double Sided Island Platform Ad Sign Parallel to Tracks	Single Sided Platform Ad Screen	Ad Screen - Ticket Office Outdoor Digital Display	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Platform	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Indoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Big Outdoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Parking Garage	Pedestrian Overpass Signs	Customer Message Boards	Solari Display - Main Destination Board	Solari Display - Train Connection Board	Solari Display - Gate Indicator	Solari Display - Platform Display[3]	Solari Display - Type 1	Solari Display - Type 2	Solari Display - Type 3	Solari Display - Type 4	Solari Display - Type 5
92	Lakeview	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
93	Locust Valley	0	2	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
94	Far Rockaway	6	0	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
95	Sea Cliff	0	2	1	6	1	0	0	0	2	0	0	0	0	0	0	0	0	0
96	Albertson	0	2	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
97	Oakdale	0	2	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
98	Glen Street	0	2	1	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
99	St. Albans	2	0	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
100	Glen Cove	0	2	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
101	Hollis	0	2	0	4	0	0	0	1	2	0	0	0	0	0	0	0	0	0
102	Hempstead Gardens	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
103	Boland's Landing	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
104	Great River	0	2	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
105	West Hempstead	0	1	0	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
106	Oyster Bay	0	2	0	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
107	Greenvale	0	2	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
108	Speonk	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
109	East Hampton	0	1	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
110	Long Island City	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
111	Bellport	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
112	Hampton Bays	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
113	Riverhead	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
114	Southampton	0	1	0	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
115	Bridgehampton	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
116	Montauk	0	1	0	6	0	0	0	0	2	0	0	0	0	0	0	0	0	0
117	Medford	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
118	Pinelawn	0	0	0	0	0	0	0	0	2	0	0	0	0	0	0	0	0	0
119	Yaphank	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
120	Westhampton	0	1	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
121	Greenport	0	1	0	6	0	0	0	0	2	0	0	0	0	0	0	0	0	0
122	Amagansett	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
123	Mattituck	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
124	Southold	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
125	Mets-Willets Point	10	0	0	10	1	2	4	0	2	0	0	0	0	0	0	0	0	0
126	Belmont Park	16	0	0	24	1	0	0	0	2	0	0	0	0	0	0	0	0	0
127	Penn Station Lower Level[4]	0	0	0	0	0	0	0	0	0	0	0	0	153	0	0	0	0	0
128	New Republic	0	4	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
129	Elmhurst	0	6	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
GRAND TOTAL		258	346	80	1,204	85	25	20	28	254	1	1	30	301	79	0	4	43	3

Color Coding

Color	Description
Grey	Station Enhancements Projects 1 (BU - 2018)
Blue	Station Enhancements Projects 2(BU - 2019)
Green	LIRR Expansion Project MLST (BU- Oct. 2021)
Orange	Mainline Double Track Project (BU - Aug 2018)
Pink	Priority Initiative
Yellow	Capital Program Stations

Exhibit 2 - Page 13 of 24

Exhibit 2 - LIRR Stations Tab

Proposer Required, Additional Anticipatec

Color Coding

Color	Meaning
Grey	Station Enhancements Projects 1 (BU- 2018)
Blue	Station Enhancements Projects 2(BU - 2019)
Green	LIRR Expansion Project ML3T (BU- Oct. 2021)
Orange	Mainline Double Track Project (BU - Aug 2018)
Pink	Priority Initiative
Yellow	Capital Program Stations

Station Identifiers		Additional Anticipated Number of Digital Screens																	
		Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated	Additional Anticipated
Reference Number	Station Name	Double Sided Island Platform Ad Sign Parallel to Tracks	Single Sided Platform Ad Screen	Ad Screen - Ticket Office Outdoor Digital Display	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Platform	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Indoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Big Outdoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Parking Garage	Pedestrian Overpass Signs	Customer Message Boards	Solari Display - Main Destination Board	Solari Display - Train Connection Board	Solari Display - Gate Indicator	Solari Display - Platform Display[3]	Solari Display - Type 1	Solari Display - Type 2	Solari Display - Type 3	Solari Display - Type 4	Solari Display - Type 5
1	Penn Station Upper Level[6]	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2	Jamaica[1,4]	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
3	Hicksville	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
4	Atlantic Terminal[6]	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
5	Ronkonkoma	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
6	Huntington	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
7	Babylon	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
8	Mineola	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
9	Great Neck	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
10	Bayside	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
11	Valley Stream	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
12	Rockville Centre	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
13	Port Washington	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
14	Merrick	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
15	Woodside	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
16	Baldwin	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
17	Bellmore	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
18	Deer Park	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
19	Syosset	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
20	Freeport	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
21	Wantagh	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
22	Hunterspoint Avenue	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
23	Manhasset	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
24	Massapequa	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25	Lynbrook	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
26	Long Beach	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
27	Wyandanch	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
28	New Hyde Park	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
29	Seaford	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
30	Massapequa Park	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
31	Westbury	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
32	Farmingdale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
33	Bethpage	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
34	Central Islip	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
35	Little Neck	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
36	Lindenhurst	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
37	Floral Park	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
38	Auburndale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
39	Brentwood	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
40	Cold Spring Harbor	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
41	Copiague	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
42	Amityville	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
43	Oceanside	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
44	Douglaston	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
45	Rosedale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
46	Broadway	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
47	Hempstead	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
48	Northport	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
49	Stony Brook	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
50	Flushing Main Street	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
51	Forest Hills	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
52	Merillon Avenue	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
53	Hewlett	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
54	Island Park	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
55	Laurelton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
56	Kew Gardens	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
57	Woodmere	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
58	Queens Village	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
59	Nassau Boulevard	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
60	Stewart Manor	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
61	Kings Park	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
62	Cedarhurst	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
63	Bay Shore	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
64	Locust Manor	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
65	East New York	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
66	Hillside	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
67	Port Jefferson	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
68	Bellerose	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
69	Nostrand Avenue	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
70	Murray Hill	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
71	Patchogue	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
72	Gibson	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
73	Plandome	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
74	Garden City	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
75	Sayville	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
76	Islip	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
77	Greenlawn	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
78	East Rockaway	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
79	Roslyn	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
80	Centre Avenue	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
81	Carle Place	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
82	Smithtown	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
83	Malverne	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
84	Inwood	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
85	St. James	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
86	Lawrence	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
87	East Williston	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
88	Country Life Press	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
89	Glen Head	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
90	Westwood	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
91	Mastic-Shirley	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Exhibit 2 - Page 14 of 24

Exhibit 2 - LIRR Stations Tab

Proposer Required, Additional Anticipatec

Color Coding

	Station Enhancements Projects 1 (BU- 2018)
	Station Enhancements Projects 2(BU - 2019)
	LIRR Expansion Project MLIT (BU- Oct. 2021)
	Mainline Double Track Project (BU - Aug 2018)
	Priority Initiative
	Capital Program Stations

Station Identifiers		Additional Anticipated Number of Digital Screens																	
		Additional Anticipated	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*	*Additional Anticipated*
Reference Number	Station Name	Double Sided Island Platform Ad Sign Parallel to Tracks	Single Sided Platform Ad Screen	Ad Screen - Ticket Office Outdoor Digital Display	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Platform	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Indoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Big Outdoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Parking Garage	Pedestrian Overpass Signs	Customer Message Boards	Solari Display - Main Destination Board	Solari Display - Train Connection Board	Solari Display - Gate Indicator	Solari Display - Platform Display[3]	Solari Display - Type 1	Solari Display - Type 2	Solari Display - Type 3	Solari Display - Type 4	Solari Display - Type 5
92	Lakeview	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
93	Locust Valley	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
94	Far Rockaway	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
95	Sea Cliff	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
96	Albertson	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
97	Oakdale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
98	Glen Street	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
99	St. Albans	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
100	Glen Cove	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
101	Hollis	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
102	Hempstead Gardens	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
103	Boland's Landing	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
104	Great River	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
105	West Hempstead	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
106	Oyster Bay	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
107	Greenvale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
108	Speonk	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
109	East Hampton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
110	Long Island City	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
111	Bellport	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
112	Hampton Bays	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
113	Riverhead	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
114	Southampton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
115	Bridgehampton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
116	Montauk	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
117	Medford	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
118	Pinelawn	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
119	Yaphank	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
120	Westhampton	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
121	Greenport	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
122	Amagansett	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
123	Mattituck	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
124	Southold	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
125	Mets-Willets Point	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
126	Belmont Park	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
127	Penn Station Lower Level[4]	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
128	New Republic	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
129	Elmhurst	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
GRAND TOTAL		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Color Coding

	Station Enhancements Projects 1 (BU- 2018)
	Station Enhancements Projects 2(BU - 2019)
	LIRR Expansion Project MLIT (BU- Oct. 2021)
	Mainline Double Track Project (BU - Aug 2018)
	Priority Initiative
	Capital Program Stations

Exhibit 2 - Page 15 of 24

Exhibit 2 - LIRR Stations Tab

Proposer Required, Additional Anticipatec

Color Coding

Color	Meaning
Grey	Station Enhancements Projects 1 (BU- 2018)
Blue	Station Enhancements Projects 2(BU - 2019)
Green	LIRR Expansion Project MLST (BU- Oct. 2021)
Orange	Mainline Double Track Project (BU - Aug 2018)
Pink	Priority Initiative
Yellow	Capital Program Stations

Station Identifiers / Total Anticipated Number of Digital Screens

Reference Number	Station Name	Total Anticipated Double Sided Island Platform Ad Sign Parallel to Tracks	Total Anticipated Single Sided Platform Ad Screen	Total Anticipated Ad Screen - Ticket Office Outdoor Digital Display	Total Anticipated Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Platform	Total Anticipated Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Indoor Ticket Office	Total Anticipated Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Big Outdoor Ticket Office	Total Anticipated Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Parking Garage	Total Anticipated Pedestrian Overpass Signs	Total Anticipated Customer Message Boards
1	Penn Station Upper Level[6]	0	0	0	0	0	0	0	0	0
2	Jamaica[1,4]	0	0	0	0	0	0	0	0	8
3	Hicksville	12	0	1	26	1	1	0	0	2
4	Atlantic Terminal[6]	0	0	0	0	0	0	0	0	0
5	Ronkonkoma	8	8	1	24	1	2	6	2	2
6	Huntington	0	6	1	12	1	2	0	1	2
7	Babylon	16	0	1	22	2	2	0	0	2
8	Mineola	0	6	1	12	1	1	8	0	2
9	Great Neck	0	6	1	14	1	0	0	0	2
10	Bayside	0	6	1	8	1	0	0	0	2
11	Valley Stream	6	0	1	16	2	0	0	0	2
12	Rockville Centre	8	0	1	8	1	2	0	0	2
13	Port Washington	16	0	1	24	1	1	0	0	2
14	Merrick	8	0	1	14	1	0	0	0	2
15	Woodside	8	8	1	24	1	3	0	2	2
16	Baldwin	8	0	1	12	1	0	0	0	2
17	Bellmore	8	0	1	16	1	1	0	0	2
18	Deer Park	0	6	1	12	1	1	0	1	2
19	Syosset	0	6	1	12	1	0	0	0	2
20	Freeport	8	0	1	12	1	0	0	0	2
21	Wantagh	8	0	1	0	0	0	0	0	2
22	Hunterspoint Avenue	4	0	0	6	0	0	0	0	2
23	Manhasset	0	4	1	10	0	0	0	0	2
24	Massapequa	8	0	1	10	1	0	0	0	2
25	Lynbrook	16	0	1	16	1	0	0	0	2
26	Long Beach	8	8	1	24	1	1	0	1	2
27	Wyandanch	0	6	1	6	1	0	0	1	2
28	New Hyde Park	0	6	1	12	1	0	0	0	2
29	Seaford	8	0	1	12	1	1	0	0	2
30	Massapequa Park	8	0	1	24	1	0	0	0	2
31	Westbury	0	12	2	24	2	0	0	4	2
32	Farmingdale	0	6	1	16	1	0	0	2	2
33	Bethpage	0	6	1	12	1	0	0	0	2
34	Central Islip	0	6	1	12	1	0	0	1	2
35	Little Neck	0	6	1	12	1	0	2	2	2
36	Lindenhurst	8	0	1	24	1	0	0	0	2
37	Floral Park	8	8	1	22	1	1	0	0	2
38	Auburndale	6	0	0	14	0	0	0	0	2
39	Brentwood	0	6	1	12	1	0	0	1	2
40	Cold Spring Harbor	0	6	1	10	1	0	0	1	2
41	Copiague	8	0	1	24	1	0	0	0	2
42	Amityville	8	0	1	24	1	0	0	0	2
43	Oceanside	0	6	1	10	1	0	0	0	2
44	Douglaston	0	6	1	12	1	0	0	0	2
45	Rosedale	0	3	1	12	2	0	0	0	2
46	Broadway	0	6	1	12	1	0	0	1	2
47	Hempstead	16	0	1	24	1	0	0	1	2
48	Northport	0	6	0	4	1	1	0	1	2
49	Stony Brook	0	6	1	12	1	0	0	1	2
50	Flushing Main Street	0	6	1	12	1	0	0	0	2
51	Forest Hills	0	2	1	8	1	0	0	0	2
52	Merillon Avenue	0	3	0	12	1	0	0	0	2
53	Hewlett	0	6	1	10	1	0	0	0	2
54	Island Park	0	6	1	12	1	0	0	0	2
55	Laurelton	0	3	1	12	2	0	0	0	2
56	Kew Gardens	0	2	1	6	1	0	0	0	2
57	Woodmere	0	6	1	10	1	0	0	0	2
58	Queens Village	0	6	1	8	1	1	0	0	2
59	Nassau Boulevard	0	6	1	12	1	0	0	0	2
60	Stewart Manor	0	6	1	0	0	0	0	0	2
61	Kings Park	0	2	1	8	1	0	0	1	2
62	Cedarhurst	0	6	1	12	1	0	0	0	2
63	Bay Shore	0	4	1	12	1	0	0	1	2
64	Locust Manor	0	3	1	8	0	0	0	0	2
65	East New York	0	2	0	12	0	0	0	0	2
66	Hillside	0	0	0	2	0	0	0	0	0
67	Port Jefferson	0	4	1	4	1	1	0	0	2
68	Bellerose	0	3	1	8	1	0	0	0	2
69	Nostrand Avenue	0	2	0	8	0	0	0	0	2
70	Murray Hill	0	2	0	12	0	0	0	0	2
71	Patchogue	0	2	1	4	1	1	0	0	2
72	Gibson	0	6	1	12	1	0	0	0	2
73	Plandome	0	1	0	4	1	0	0	0	2
74	Garden City	0	6	1	12	1	0	0	0	2
75	Sayville	2	0	1	8	1	0	0	0	2
76	Islip	2	0	1	8	1	0	0	0	2
77	Greenlawn	0	2	0	4	1	0	0	0	2
78	East Rockaway	0	6	0	12	0	0	0	0	2
79	Roslyn	0	2	1	4	1	0	0	0	2
80	Centre Avenue	0	6	0	8	0	0	0	0	2
81	Carle Place	0	2	0	12	0	0	0	1	2
82	Smithtown	0	2	0	12	1	0	0	0	2
83	Malverne	0	1	1	4	0	0	0	0	2
84	Inwood	0	1	0	4	0	0	0	0	2
85	St. James	0	1	1	6	1	0	0	0	2
86	Lawrence	0	6	1	8	1	0	0	0	2
87	East Williston	0	2	1	8	0	0	0	0	2
88	Country Life Press	0	1	0	6	0	0	0	0	2
89	Glen Head	0	2	1	6	1	0	0	0	2
90	Westwood	0	1	0	2	0	0	0	0	2
91	Mastic-Shirley	0	2	0	2	0	0	0	0	2

Reference Number	Station Name	Total Anticipated Solari Display - Main Destination Board	Total Anticipated Solari Display - Train Connection Board	Total Anticipated Solari Display - Gate Indicator	Total Anticipated Solari Display - Platform Display[3]	Total Anticipated Solari Display - Type 1	Total Anticipated Solari Display - Type 2	Total Anticipated Solari Display - Type 3	Total Anticipated Solari Display - Type 4	Total Anticipated Solari Display - Type 5
1	Penn Station Upper Level[6]	0	0	0	0	0	0	0	0	0
2	Jamaica[1,4]	0	0	24	96	53	0	4	43	0
3	Hicksville	0	0	0	0	0	0	0	0	0
4	Atlantic Terminal[6]	1	1	6	52	26	0	0	0	3
5	Ronkonkoma	0	0	0	0	0	0	0	0	0
6	Huntington	0	0	0	0	0	0	0	0	0
7	Babylon	0	0	0	0	0	0	0	0	0
8	Mineola	0	0	0	0	0	0	0	0	0
9	Great Neck	0	0	0	0	0	0	0	0	0
10	Bayside	0	0	0	0	0	0	0	0	0
11	Valley Stream	0	0	0	0	0	0	0	0	0
12	Rockville Centre	0	0	0	0	0	0	0	0	0
13	Port Washington	0	0	0	0	0	0	0	0	0
14	Merrick	0	0	0	0	0	0	0	0	0
15	Woodside	0	0	0	0	0	0	0	0	0
16	Baldwin	0	0	0	0	0	0	0	0	0
17	Bellmore	0	0	0	0	0	0	0	0	0
18	Deer Park	0	0	0	0	0	0	0	0	0
19	Syosset	0	0	0	0	0	0	0	0	0
20	Freeport	0	0	0	0	0	0	0	0	0
21	Wantagh	0	0	0	0	0	0	0	0	0
22	Hunterspoint Avenue	0	0	0	0	0	0	0	0	0
23	Manhasset	0	0	0	0	0	0	0	0	0
24	Massapequa	0	0	0	0	0	0	0	0	0
25	Lynbrook	0	0	0	0	0	0	0	0	0
26	Long Beach	0	0	0	0	0	0	0	0	0
27	Wyandanch	0	0	0	0	0	0	0	0	0
28	New Hyde Park	0	0	0	0	0	0	0	0	0
29	Seaford	0	0	0	0	0	0	0	0	0
30	Massapequa Park	0	0	0	0	0	0	0	0	0
31	Westbury	0	0	0	0	0	0	0	0	0
32	Farmingdale	0	0	0	0	0	0	0	0	0
33	Bethpage	0	0	0	0	0	0	0	0	0
34	Central Islip	0	0	0	0	0	0	0	0	0
35	Little Neck	0	0	0	0	0	0	0	0	0
36	Lindenhurst	0	0	0	0	0	0	0	0	0
37	Floral Park	0	0	0	0	0	0	0	0	0
38	Auburndale	0	0	0	0	0	0	0	0	0
39	Brentwood	0	0	0	0	0	0	0	0	0
40	Cold Spring Harbor	0	0	0	0	0	0	0	0	0
41	Copiague	0	0	0	0	0	0	0	0	0
42	Amityville	0	0	0	0	0	0	0	0	0
43	Oceanside	0	0	0	0	0	0	0	0	0
44	Douglaston	0	0	0	0	0	0	0	0	0
45	Rosedale	0	0	0	0	0	0	0	0	0
46	Broadway	0	0	0	0	0	0	0	0	0
47	Hempstead	0	0	0	0	0	0	0	0	0
48	Northport	0	0	0	0	0	0	0	0	0
49	Stony Brook	0	0	0	0	0	0	0	0	0
50	Flushing Main Street	0	0	0	0	0	0	0	0	0
51	Forest Hills	0	0	0	0	0	0	0	0	0
52	Merillon Avenue	0	0	0	0	0	0	0	0	0
53	Hewlett	0	0	0	0	0	0	0	0	0
54	Island Park	0	0	0	0	0	0	0	0	0
55	Laurelton	0	0	0	0	0	0	0	0	0
56	Kew Gardens	0	0	0	0	0	0	0	0	0
57	Woodmere	0	0	0	0	0	0	0	0	0
58	Queens Village	0	0	0	0	0	0	0	0	0
59	Nassau Boulevard	0	0	0	0	0	0	0	0	0
60	Stewart Manor	0	0	0	0	0	0	0	0	0
61	Kings Park	0	0	0	0	0	0	0	0	0
62	Cedarhurst	0	0	0	0	0	0	0	0	0
63	Bay Shore	0	0	0	0	0	0	0	0	0
64	Locust Manor	0	0	0	0	0	0	0	0	0
65	East New York	0	0	0	0	0	0	0	0	0
66	Hillside	0	0	0	0	0	0	0	0	0
67	Port Jefferson	0	0	0	0	0	0	0	0	0
68	Bellerose	0	0	0	0	0	0	0	0	0
69	Nostrand Avenue	0	0	0	0	0	0	0	0	0
70	Murray Hill	0	0	0	0	0	0	0	0	0
71	Patchogue	0	0	0	0	0	0	0	0	0
72	Gibson	0	0	0	0	0	0	0	0	0
73	Plandome	0	0	0	0	0	0	0	0	0
74	Garden City	0	0	0	0	0	0	0	0	0
75	Sayville	0	0	0	0	0	0	0	0	0
76	Islip	0	0	0	0	0	0	0	0	0
77	Greenlawn	0	0	0	0	0	0	0	0	0
78	East Rockaway	0	0	0	0	0	0	0	0	0
79	Roslyn	0	0	0	0	0	0	0	0	0
80	Centre Avenue	0	0	0	0	0	0	0	0	0
81	Carle Place	0	0	0	0	0	0	0	0	0
82	Smithtown	0	0	0	0	0	0	0	0	0
83	Malverne	0	0	0	0	0	0	0	0	0
84	Inwood	0	0	0	0	0	0	0	0	0
85	St. James	0	0	0	0	0	0	0	0	0
86	Lawrence	0	0	0	0	0	0	0	0	0
87	East Williston	0	0	0	0	0	0	0	0	0
88	Country Life Press	0	0	0	0	0	0	0	0	0
89	Glen Head	0	0	0	0	0	0	0	0	0
90	Westwood	0	0	0	0	0	0	0	0	0
91	Mastic-Shirley	0	0	0	0	0	0	0	0	0

Exhibit 2 - Page 16 of 24

Exhibit 2 - LIRR Stations Tab

Proposer Required, Additional Anticipatec

Color Coding

(grey)	Station Enhancements Projects 1 (BU- 2018)
(blue)	Station Enhancements Projects 2(BU - 2019)
(green)	LIRR Expansion Project MLST (BU- Oct. 2021)
(orange)	Mainline Double Track Project (BU - Aug 2018)
(pink)	Priority Initiative
(yellow)	Capital Program Stations

Station Identifiers		Total Anticipated Number of Digital Screens																	
		Total Anticipated	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*	*Total Anticipated*
Reference Number	Station Name	Double Sided Island Platform Ad Sign Parallel to Tracks	Single Sided Platform Ad Screen	Ad Screen - Ticket Office Outdoor Digital Display	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Platform	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Indoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Big Outdoor Ticket Office	Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Parking Garage	Pedestrian Overpass Signs	Customer Message Boards	Solari Display - Main Destination Board	Solari Display - Train Connection Board	Solari Display - Gate Indicator	Solari Display - Platform Display[3]	Solari Display - Type 1	Solari Display - Type 2	Solari Display - Type 3	Solari Display - Type 4	Solari Display - Type 5
92	Lakeview	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
93	Locust Valley	0	2	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
94	Far Rockaway	6	0	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
95	Sea Cliff	0	2	1	6	1	0	0	0	2	0	0	0	0	0	0	0	0	0
96	Albertson	0	2	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
97	Oakdale	0	2	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
98	Glen Street	0	2	1	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
99	St. Albans	2	0	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
100	Glen Cove	0	2	1	8	1	0	0	0	2	0	0	0	0	0	0	0	0	0
101	Hollis	0	2	0	4	0	0	0	1	2	0	0	0	0	0	0	0	0	0
102	Hempstead Gardens	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
103	Boland's Landing	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
104	Great River	0	2	0	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
105	West Hempstead	0	1	0	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
106	Oyster Bay	0	2	0	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
107	Greenvale	0	2	1	8	0	0	0	0	2	0	0	0	0	0	0	0	0	0
108	Speonk	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
109	East Hampton	0	1	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
110	Long Island City	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
111	Bellport	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
112	Hampton Bays	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
113	Riverhead	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
114	Southampton	0	1	0	4	0	0	0	0	2	0	0	0	0	0	0	0	0	0
115	Bridgehampton	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
116	Montauk	0	1	0	6	0	0	0	0	2	0	0	0	0	0	0	0	0	0
117	Medford	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
118	Pinelawn	0	0	0	0	0	0	0	0	2	0	0	0	0	0	0	0	0	0
119	Yaphank	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
120	Westhampton	0	1	0	4	1	0	0	0	2	0	0	0	0	0	0	0	0	0
121	Greenport	0	1	0	6	0	0	0	0	2	0	0	0	0	0	0	0	0	0
122	Amagansett	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
123	Mattituck	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
124	Southold	0	1	0	2	0	0	0	0	2	0	0	0	0	0	0	0	0	0
125	Mets-Willets Point	10	0	0	10	1	2	4	0	2	0	0	0	0	0	0	0	0	0
126	Belmont Park	16	0	0	24	1	0	0	0	2	0	0	0	0	0	0	0	0	0
127	Penn Station Lower Level[4]	0	0	0	0	0	0	0	0	0	0	0	0	153	0	0	0	0	0
128	New Republic	0	4	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
129	Elmhurst	0	6	1	12	1	0	0	1	2	0	0	0	0	0	0	0	0	0
GRAND TOTAL		**258**	**346**	**80**	**1,204**	**85**	**25**	**20**	**28**	**254**	**1**	**1**	**30**	**301**	**79**	**0**	**4**	**43**	**3**

Color Coding

(grey)	Station Enhancements Projects 1 (BU- 2018)
(blue)	Station Enhancements Projects 2(BU - 2019)
(green)	LIRR Expansion Project MLST (BU- Oct. 2021)
(orange)	Mainline Double Track Project (BU - Aug 2018)
(pink)	Priority Initiative
(yellow)	Capital Program Stations

Exhibit 2 - Page 17 of 24

Exhibit 2 - LIRR Stations Tab

Proposer Required, Additional Anticipated

Color Coding

Color	Meaning
Grey	Station Enhancements Projects 1 (BU- 2018)
Blue	Station Enhancements Projects 2(BU - 2019)
Green	LIRR Expansion Project MLST (BU- Oct. 2021)
Orange	Mainline Double Track Project (BU - Aug 201
Pink	Priority Initiative
Yellow	Capital Program Stations

Station Identifiers		LIRR Initiative	Year of Installation
Reference Number	Station Name		
1	Penn Station Upper Level[6]	0	0
2	Jamaica[1,4]	Priority Initiative	2019
3	Hicksville	Capital Program Station	2018
4	Atlantic Terminal[6]	Priority Initiative	2018
5	Ronkonkoma	Station Enhancements Projects 2(BU - 2019)	2019
6	Huntington	Priority Initiative	2018
7	Babylon	Capital Program Station	2019
8	Mineola	LIRR Expansion Project	2021
9	Great Neck	Station Enhancements Projects 2(BU - 2019)	2019
10	Bayside	Enhanced Stations Projects 1	2018
11	Valley Stream	Station Enhancements Projects 2(BU - 2019)	2019
12	Rockville Centre	Priority Initiative	2018
13	Port Washington	Priority Initiative	2018
14	Merrick	Station Enhancements Projects 2(BU - 2019)	2019
15	Woodside	Priority Initiative	2018
16	Baldwin	Station Enhancements Projects 2(BU - 2019)	2019
17	Bellmore	Station Enhancements Projects 2(BU - 2019)	2019
18	Deer Park	Station Enhancements Projects 2(BU - 2019)	2019
19	Syosset	Station Enhancements Projects 2(BU - 2019)	2019
20	Freeport		2019
21	Wantagh	Capital Program Station	2018
22	Hunterspoint Avenue	Capital Program Station	2020
23	Manhasset	Priority Initiative	2018
24	Massapequa		2019
25	Lynbrook	Capital Program Station	2019
26	Long Beach	Priority Initiative	2018
27	Wyandanch	Enhanced Stations Projects 1	2018
28	New Hyde Park	LIRR Expansion Project	2021
29	Seaford		2019
30	Massapequa Park		2019
31	Westbury	LIRR Expansion Project	2021
32	Farmingdale	Station Enhancements Projects 2(BU - 2019)	2019
33	Bethpage		2020
34	Central Islip		2020
35	Little Neck		2020
36	Lindenhurst		2020
37	Floral Park		2020
38	Auburndale		2020
39	Brentwood	Station Enhancements Projects 2(BU - 2019)	2019
40	Cold Spring Harbor		2020
41	Copiague		2020
42	Amityville		2020
43	Oceanside		2020
44	Douglaston		2020
45	Rosedale		2020
46	Broadway		2020
47	Hempstead		2020
48	Northport	Station Enhancements Projects 2(BU - 2019)	2019
49	Stony Brook	Station Enhancements Projects 2(BU - 2019)	2019
50	Flushing Main Street	Capital Program Station	2018
51	Forest Hills		2020
52	Merillon Avenue	LIRR Expansion Project	2021
53	Hewlett		2020
54	Island Park		2020
55	Laurelton		2020
56	Kew Gardens		2020
57	Woodmere		2021
58	Queens Village		2021
59	Nassau Boulevard		2021
60	Stewart Manor	Enhanced Stations Projects 1	2018
61	Kings Park		2021
62	Cedarhurst		2021
63	Bay Shore		2021
64	Locust Manor		2021
65	East New York		2021
66	Hillside		2021
67	Port Jefferson	Enhanced Stations Projects 1	2018
68	Bellerose		2021
69	Nostrand Avenue	Capital Program Station	2018
70	Murray Hill	Capital Program Station	2019
71	Patchogue		2021
72	Gibson		2021
73	Plandome		2021
74	Garden City		2021
75	Sayville		2022
76	Islip		2022
77	Greenlawn		2022
78	East Rockaway		2022
79	Roslyn		2022
80	Centre Avenue		2022
81	Carle Place	LIRR Expansion Project	2021
82	Smithtown		2022
83	Malverne		2022
84	Inwood		2022
85	St. James		2022
86	Lawrence		2022
87	East Williston		2022
88	Country Life Press		2022
89	Glen Head		2022
90	Westwood		2022
91	Mastic-Shirley		2022

Exhibit 2 - Page 18 of 24

Exhibit 2 - LIRR Stations Tab

Proposer Required, Additional Anticipated

Color Coding

(gray)	Station Enhancements Projects 1 (BU- 2018)
(blue)	Station Enhancements Projects 2(BU - 2019)
(green)	LIRR Expansion Project MLIT (BU- Oct. 2021)
(orange)	Mainline Double Track Project (BU - Aug 2018)
(pink)	Priority Initiative
(yellow)	Capital Program Stations

Station Identifiers		LIRR Initiative	Year of Installation
Reference Number	Station Name		
92	Lakeview		2022
93	Locust Valley		2022
94	Far Rockaway		2022
95	Sea Cliff		2022
96	Albertson		2023
97	Oakdale		2023
98	Glen Street		2023
99	St. Albans		2023
100	Glen Cove		2023
101	Hollis		2023
102	Hempstead Gardens		2023
103	Boland's Landing		0
104	Great River		2023
105	West Hempstead		2023
106	Oyster Bay		2023
107	Greenvale		2023
108	Speonk		2023
109	East Hampton	Enhanced Stations Projects 1	2018
110	Long Island City		2023
111	Bellport		2023
112	Hampton Bays		2023
113	Riverhead		2023
114	Southampton		2023
115	Bridgehampton		2023
116	Montauk		2023
117	Medford		2023
118	Pinelawn	Mainline Double Track Project	2018
119	Yaphank		2024
120	Westhampton		2024
121	Greenport		2024
122	Amagansett		2024
123	Mattituck		2024
124	Southold		2024
125	Mets-Willets Point	Capital Program Station	2018
126	Belmont Park		2024
127	Penn Station Lower Level	Priority Initiative	2018
128	New Republic	0	2024
129	Elmhurst	Priority Initiative	2021
GRAND TOTAL			

Color Coding

(gray)	Station Enhancements Projects 1 (BU- 2018)
(blue)	Station Enhancements Projects 2(BU - 2019)
(green)	LIRR Expansion Project MLIT (BU- Oct. 2021)
(orange)	Mainline Double Track Project (BU - Aug 2018)
(pink)	Priority Initiative
(yellow)	Capital Program Stations

Exhibit 2 - Page 19 of 24

Exhibit 2 - LIRR Rolling Stock Tab

Proposer Required / Total Anticipated Screen Counts - LIRR Rolling Stock

Rolling Stock Identifiers		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)									
		2018		2019		2020		2021		2022	
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens
Rolling Stock	M-3	0	0	0	0	0	0	0	0	0	0
Rolling Stock	M-7	0	0	104	416	208	832	312	1,248	416	1,664
Rolling Stock	Bi-level Coaches	0	0	0	0	0	0	0	0	0	0
GRAND TOTAL		0	0	104	416	208	832	312	1,248	416	1,664

Rolling Stock Identifiers		Number of Cars and Proposer Required Number of Digital Screens (Cumulative)									
		2023		2024		2025		2026		2027	
Division	Car Type	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens	Number of Rail Cars with Digital Screens	*Proposer Required* Digital Screens
Rolling Stock	M-3	0	0	0	0	0	0	0	0	0	0
Rolling Stock	M-7	520	2,080	624	2,496	732	2,928	836	3,344	836	3,344
Rolling Stock	Bi-level Coaches	0	0	0	0	0	0	0	0	0	0
GRAND TOTAL		520	2,080	624	2,496	732	2,928	836	3,344	836	3,344

Exhibit 2 - Page 20 of 24

Exhibit 2 - LIRR Notes Tab

NOTES:

[1] Jamaica Station includes digital screens for new Platform F. Platform F screens are: 8 customer message boards, 4 Solari Displays - Gate Indicators, 16 Solari Displays - Platform Displays, and 8 Solari Displays - Type 1.

[2] Intentionally omitted

[3] Solari Displays - Platform Displays are double-sided at Jamaica station.

[4] Solari - All Solari at Penn and Atlantic are indoors; Jamaica all signs are outdoors covered by overhangs with exception of some screens at Jamaica which are inside the ticket building

ASSUMPTIONS AND CLARIFICATIONS:

A) The Parties acknowledge and agree the Digital Screen Characteristics tab sets forth the type of screen that Concessionaire will provide for each category of screen identified in the LIRR Stations tab, subject in each case to reasonable modification in the event that that the Agency and Concessionaire determine, working together in good faith, that a specified screen type cannot be accommodated due the limitations/restraints in a particular station or on a particular rail car.

B) The Parties acknowledge and agree as follows in relation to each LIRR Initiative listed in Column BH in the LIRR Stations tab:
(1) for purpose of this Note, the term "Then-Current Unmodified Master Schedule" shall mean the Master Schedule in effect immediately before any revisions to such Master Schedule in connection with an Annual Performance Review under Master TCs Section 16.7 (Annual Review);
(2) as of the Effective Date of this Agreement, this Exhibit 2 comprises the Master Schedule, so that the date when an Agency Vendor is expected to perform the LIRR Initiatives in a particular station is the year identified in Column BI (Year of Installation);
(3) the Parties recognize that such timing is subject to modification in connection with the Annual Performance Review process under Master TCs Section 16.7 (Annual Review) (as well as via mutual agreement under Master TCs Section 3.8.1 (Development of Services Schedule);
(4) whether there has been a failure by an Agency Vendor to perform as expected under the Master Schedule (as specified under Master TCs Section 14(iii) (Unexpected Agency Delay)) shall be determined by reference to the Then-Current Unmodified Master Schedule;
(5) the fact that, at the time of an Annual Performance Review, there may be, or may have been a delay caused by the failure of an Agency Vendor to perform as expected under the Then-Current Unmodified Master Schedule shall not prevent the Parties from recognizing the fact there may be, or may have been, such a delay when agreeing to revisions to the Master Schedule pursuant to Master TCs Section 16.7.3 (Proposed Changes in Schedule for New License Year; Equitable Adjustments); provided that any such revisions shall not prevent the Concessionaire from seeking an Equitable Adjustment (or Equitable Adjustments) with respect to the failure of an Agency Vendor to perform as expected under the Then-Current Unmodified Master Schedule, as provided under Master TCs Section 25.5 (Procedure for Equitable Adjustments).

C) For all double-sided screen types set forth in this Exhibit 2, the value represented in the applicable column is equal to the number of faces (not the number of double-sided displays).

D) The Parties acknowledge and agree that in the LIRR Rolling Stock tab, (i) the columns entitled "Number of Rail Cars with Digital Screens" and "Proposer Required Digital Screens" reflect cumulative numbers of cars/digital displays; (ii) the obligations for each specific License Year are the incremental values, determined by taking the value in the applicable column in that License Year and subtracting the value in the preceding License year; and (iii) an incremental value of 0 indicates that there is no obligation (to make cars available or install digital screens, as applicable) in that License Year. For example, the number of cars to be made available in License Year 2021 is 104 which is determined by taking the value set forth in I17 for year 2021 (312) and subtracting the value for the preceding year set forth in G17 (208) to yield an incremental value of 104 Similarly, Concessionaire'S installation obligation in Liecnse Year 2021 is 416 digital displays, because J17 (1248) minus H17 (832) yields an incremental value of 416.

Exhibit 2 - Page 21 of 24

Exhibit 2 - Digital Screen Characteristics Tab

	A	B	C	D
1 2	**Agency**	**Exhibit 2 Screen Category (Concessionaire Screen Type)**	**Description**	**Number of Sides / Screens**
3	**Subway Stations**	**Double Sided Station Entrance - Digital Urban Panels** ***(Subway Stations Tab, Columns D, M and V)*** (ON.6U)	ON.6U -- 65" ultra-bright unit for use as digital urban panel screen	1
4		**Station Wall Mounted Advertising Screens** ***(Exterior Stations in Subway Stations Tab, Columns E, N, and W)*** (ON.5U)	ON.5U -- 50" ultra-bright unit for use as exterior wall mounted ad screens	1
5		**Station Wall Mounted Advertising Screens** ***(Interior Stations in Subway Stations Tab, Columns E, N, and W)*** (ON.5-XT)	ON.5-XT -- 50" liveboard in XT enclosure for use as wall mounted ad screen	1
6		**Station Wall Mounted Advertising Screens for Mezzanines** ***(Subset of the screens set forth in Subway Stations, Column W)*** (ON.5-XT)	ON.5-XT -- 50" liveboard in XT enclosure for use as wall mounted ad screen	1
7		**Station Wall Mounted Advertising Screens for Mezzanines** ***(Subset of the screens set forth in Subway Stations, Column W)*** (ON.6-XT)	ON.6-XT -- 65" liveboard in XT enclosure for use as wall mounted ad screen in specified stations.	1
8		**Double Sided Station Platform Ceiling Mounted Advertising Screens (12" x 40")** ***(Subway Stations Tab, Columns F, O, and X)*** (ON.CC.46.X)	ON.CC.46.X -- 43" long liveboards in an X enclosure	1
9		**Double Sided Station Platform Ceiling Mounted Advertising Screens (24" x 40")** ***(Subway Stations Tab, Columns G, P, and Y)*** (ON.4-X)	ON.4-X -- 40" liveboard in an X enclosure for ceiling mounted at platforms	1
10		**Double Sided Station Platform Freestanding Advertising Screens** ***(Exterior Stations in Subway Stations Tab, Columns H, Q, and Z)*** (ON.5U)	ON.5U -- 50" ultra-bright unit for use as exterior wall mounted ad screens	1
11		**Double Sided Station Platform Freestanding Advertising Screens** ***(Interior Stations in Subway Stations Tab, Columns H, Q, and Z)*** (ON.5-X)	ON.5-X -- 50" liveboard configured to be double-sided free standing	1
12		**Unpaid Zone Customer Information Centers** ***(Exterior Stations in Subway Stations Tab, Columns I, R, and AA)*** (ON.6U)	ON.6U -- 65" ultra-bright unit for use as CIC; 2 ON.6U's will be deployed side-by-side for each "screen" in a CIC set forth in the remainder of Exhibit 2.	2 Screens Per 1 CIC Screen in Exhibit 2
13		**Unpaid Zone Customer Information Centers** ***(Interior Stations in Subway Stations Tab, Columns I, R, and AA)*** (ON.6-XT)	ON.6-XT -- 65" liveboard in XT eclosure for use as CIC; 2 ON.6XT's will be deployed side-by-side for each "screen" in a CIC set forth in the remainder of Exhibit 2.	2 Screens Per 1 CIC Screen in Exhibit 2
14		**Station Platform Customer Information Centers - Wall Mounted** ***(Exterior Stations in Subway Stations Tab, Columns J, S, and AB)*** (ON.6U)	ON.6U -- 65" ultra-bright unit for use as CIC; 2 ON.6U's will be deployed side-by-side for each "screen" in a CIC set forth in the remainder of Exhibit 2.	2 Screens Per 1 CIC Screen in Exhibit 2
15		**Station Platform Customer Information Centers - Wall Mounted** ***(Interior Stations in Subway Stations Tab, Columns J, S, and AB)*** (ON.6-XT)	ON.6-XT -- 65" liveboard in XT eclosure with local power supply for use as CIC; 2 ON.6XT's will be deployed side-by-side for each "screen" in a CIC set forth in the remainder of Exhibit 2.	2 Screens Per 1 CIC Screen in Exhibit 2
16		**Station Platform Customer Information Center - Freestanding Double-Sided** ***(Exterior Stations in Subway Stations Tab, Columns K, T, and AC)*** (ON.6U)	ON.6U -- 65" ultra-bright unit for use as CIC; 2 ON.6U's will be deployed side-by-side for each "screen" in a CIC set forth in the remainder of Exhibit 2.	2 Screens Per 1 CIC Screen in Exhibit 2
17		**Station Platform Customer Information Center - Freestanding Double-Sided** ***(Interior Stations in Subway Stations Tab, Columns K, T, and AC)*** (ON.6-XT)	ON.6-XT -- 65" liveboard in XT eclosure with local power supply for use as CIC; 2 ON.6XT's will be deployed side-by-side for each "screen" in a CIC set forth in the remainder of Exhibit 2.	2 Screens Per 1 CIC Screen in Exhibit 2
18		**Digital Car Squares - Static Cars** ***(Subway Rolling Stock Tab, Columns F, J, N, R, V, Z, AD, AH, AL, and AP)*** (ON.2SQ)	ON.2SQ -- 20" x 20" square liveboards with an S enclosure and specified for enviornments in motion; installed on cars other than digital brand trains	1
19		**Digital Rack Cards - R62A-WH - 5-Car Links** ***(Subway Rolling Stock Tab, Cells E17, I17, M17, Q17, U17, Y17, AC17, AG17, AK17, and AO17)*** (ON.CC.46)	ON.CC.46 -- 43" long liveboards with an S enclosure and specified for enviornments in motion; installed on R62A-WH-5 Car Links	1

Exhibit 2 - Page 22 of 24

Exhibit 2 - Digital Screen Characteristics Tab

	A	B	C	D
1 2	**Agency**	**Exhibit 2 Screen Category (Concessionaire Screen Type)**	**Description**	**Number of Sides / Screens**
20	**Subway Rolling Stock**	**Digital Car Squares - R62A-WH - 5-Car Links** ***(Subway Rolling Stock Tab, Cells D17, H17, L17, P17, T17, X17, AB17, AF17, AJ17, and AN17)*** (ON.2SQ)	ON.2SQ -- 20" x 20" square liveboards with an S enclosure and specified for enviornments in motion; installed on R62A-WH-5 Car Links	1
21		**Digital Rack Cards - R142; R142A and R188** ***(Subway Rolling Stock Tab, Cells E20-22, I20-22, M20-22, Q20-22, U20-22, Y20-22, AC20-22, AG20-22, AK20-22, and AO20-22)*** (ON.CC.46)	ON.CC.46 -- 43" long liveboards with an S enclosure and specified for enviornments in motion; installed on R142 cars	1
22		**Digital Car Squares - R142; R142A and R188** ***(Subway Rolling Stock Tab, Cells D20-22, H20-22, L20-22, P20-22, T20-22, X20-22, AB20-22, AF20-22, AJ20-22, and AN20-22)*** (ON.2SQ)	ON.2SQ -- 20" x 20" square liveboards with an S enclosure and specified for enviornments in motion; installed on R142 cars	1
23		**Digital Rack Cards - R68-WH; R68A-WH** ***(Subway Rolling Stock Tab, Cells E26-27, I26-27, M26-27, Q26-27, U26-27, Y26-27, AC26-27, AG26-27, AK26-27, and AO26-27)*** (ON.CC.46)	ON.CC.46 -- 43" long liveboards with an S enclosure and specified for enviornments in motion; installed on R68-WH cars	1
24		**Digital Car Squares - R68-WH; R68A-WH** ***(Subway Rolling Stock Tab, Cells D26-27, H26-27, L26-27, P26-27, T26-27, X26-27, AB26-27, AF26-27, AJ26-27, and AN26-27)*** (ON.2SQ)	ON.2SQ -- 20" x 20" square liveboards with an S enclosure and specified for enviornments in motion; installed on R68-WH cars	1
25		**Digital Rack Cards - R160A** ***(Subway Rolling Stock Tab, Cells E29, I29, M29, Q29, U29, Y29, AC29, AG29, AK29, and AO29)*** (ON.CC.46)	ON.CC.46 -- 43" long liveboards with an S enclosure and specified for enviornments in motion; installed on R160 cars	1
26		**Digital Car Squares - R160A** ***(Subway Rolling Stock Tab, Cells D29, H29, L29, P29, T29, X29, AB29, AF29, AJ29, and AN29)*** (ON.2SQ)	ON.2SQ -- 20" x 20" square liveboards with an S enclosure and specified for enviornments in motion; installed on R160 cars	1
27	**MNR Stations**	**Digital Screens Primarily for Advertising** ***(Interior Stations in MNR Stations Tab, Columns C, K, and S)*** (ON.5XT)	ON.5XT -- 50" unit in XT enclosure with local power supply; for use in GCT only	1
28		**Digital Screens Primarily for Advertising** ***(Exterior Stations in MNR Stations Tab, Columns C, K and S)*** (ON.5U)	ON.5U -- 50" ultra-bright unit for use in MNR stations, other than GCT.	1
29		**Kiosk - Train Arrival/Departure Board** ***(MNR Stations Tab, Columns D, L, and T)*** (ON.6U)	ON.6U -- 65" ultra-bright unit for use as train arrival/departure board	1
30		**Customer Information Displays (CID) - Digital Replacement** ***(MNR Stations Tab, Columns E, M, and U)*** (ON.5U)	ON.5U -- 50" ultra-bright unit for use as double-sided LIRR ad screens	1
31		**GCT Track Indicators** **(MNR Stations Tab, Columns I, Q, and Y)** (ON.5XT)	On.5XT -- 50" unit in XT enclosure with local power supply	1
32		**Yankee Stadium Station Gate Boards** ***(MNR Stations Tab, Columns H, P, and X)*** (ON.5U)	ON.5U -- 50" ultra-bright unit for use as exterior Yankee Stadium Station Gate Boards	1
33		**Platform Displays (PD) Single Sided** ***(MNR Stations Tab, Columns F, N, and V)*** (TBD***)	TBD	TBD
34		**Platform Displays (PD) Double Sided** ***(MNR Stations Tab, Columns G, O, and W)*** (TBD ***)	TBD	TBD
35	**MNR Rolling Stock**	**Proposer Required Digital Screens** ***(MNR Rolling Stock Tab, Columns D, F, H, J, L, N, P, R, T, and V)*** (ON.3S(m))	ON.3SM -- 30" liveboards with an S enclosure and specified for environments in motion; for use in MNR rolling stock	1
36		**Double Sided Island Platform Ad Sign Parallel to Tracks** ***(LIRR Stations Tab, Columns C, V, and AO)*** (ON.5U)	50" ultra-bright unit for use as double-sided LIRR ad screens	1
37		**Single Sided Platform Ad Screeen** ***(LIRR Stations Tab, Columns D, W, and AP)*** (ON.5U)	50" ultra-bright unit for use as single-sided LIRR ad screens	1
38		**Ad Screen - Ticket Office Outdoor Digital Display** ***(LIRR Stations Tab, Columns E, X, and AQ)*** (ON.5U)	50" ultra-bright unit for use as single-sided LIRR ad screens	1
39		**Pedestrian Overpass Sign** ***(LIRR Stations Tab, Columns J, AC, and AV)*** (ON.5XT)	50" unit in XT enclosure with local power supply	1
40		**Customer Message Board** ***(LIRR Stations Tab, Columns K, AD, and AW)*** (ON.4XT)	40" liveboard in an X enclosure for use as customer message boards	1

Exhibit 2 - Page 23 of 24

Exhibit 2 - Digital Screen Characteristics Tab

	A	B	C	D
1 2	**Agency**	**Exhibit 2 Screen Category (Concessionaire Screen Type)**	**Description**	**Number of Sides / Screens**
41	**LIRR Stations**	**Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Platform** ***(LIRR Stations Tab, Columns F and AR)*** (Daktronics Replacement, as identified in Column C)	Daktronics model# AF-6710-48x160-6-RGB-SF 48VDC	1
42		**Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Indoor Ticket Office** ***(LIRR Stations Tab, Columns G and AS)*** (Daktronics Replacement, as identified in Column C)	Daktronics model# LN-1000-55-16:9-SF 110AC	1
43		**Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Big Outdoor Ticket Office** ***(LIRR Stations Tab, Columns H and AT)*** (Daktronics Replacement, as identified in Column C)	Daktronics model # AF-6710-96x192-6-RGB-SF 48VDC	1
44		**Dedicated Customer Information Sign - Replacing AVPS Platform Sign - Parking Garage** ***(LIRR Stations Tab, Columns I and AU)*** (Daktronics Replacement, as identified in Column C)	Daktronics model # AF-6710-48x160-6-RGB-DF 48VDC	2
45		**Solari Display - Platform Display** ***(LIRR Stations Tab, Cells O17, O19, BA17, and BA19)*** (Solari Replacement at Atlantic/Jamaica, as identified in Column C)	Solari Display - Platform Display at Atlantic / Jamaica: 42" width, 22" height	2
46		**Solari Display - Platform Display** ***(LIRR Stations Tab, Cells O142and BA142)*** (Solari Replacement at Penn, , as identified in Column C)	Solari Display - Platform Display at Penn: 36" width, 26" height	1
47		**Solari Display - Main Destination Board** ***(LIRR Stations Tab, Columns L and AX)*** (Solari Replacement, as identified in Column C)	Solari Display - Main Destination Board; 186" width, 44" height	1
48		**Solari Display - Train Connection Board** ***(LIRR Stations Tab, Columns M and AY)*** (Solari Replacement, as identified in Column C)	Solari Display - Train Connection Board; 156" width, 60" height	1
49		**Solari Display - Gate Indicator** ***(LIRR Stations Tab, Cells N17, AG17, and AZ17)*** (Solari Replacement at Jamaica, as identified in Column C)	Solari Display -- Gate Indicator at Jamaica Station; Jamaica: 28" width, 57" height	1
50		**Solari Display - Gate Indicator** ***(LIRR Stations Tab, Cells N19, AG19 and AZ19)*** (Solari Replacement at Atlantic, as identified in Column C)	Solari Display -- Gate Indicator at Flatbush Atlantic Terminal; Atlantic: 27" width, 44" height	1
51		**Solari Display - Type 1** ***(LIRR Stations Tab, Columns P, AI, and BB)*** (Solari Replacement, as identified in Column C)	Solari LCIS 4216 SE P; Type 1 Board - 40" TFT LCD	1
52		**Solari Display - Type 2** ***(LIRR Stations Tab, Columns Q, AJ, and BC)*** (Solari Replacement, as identified in Column C)	Solari 46" TFT - LCD. **NOTE: Solari provided pricing, but not technical information regarding these screens, so the Parties will identify and agree upon the appropriate replacement screen**	1
53		**Solari Display - Type 3** ***(LIRR Stations Tab, Columns R, AK, and BD)*** (Solari Replacement, as identified in Column C)	Solari 28" TFT - LCD. **NOTE: Solari provided pricing, but not technical information regarding these screens, so the Parties will identify and agree upon the appropriate replacement screen**	1
54		**Solari Display - Type 4** ***(LIRR Stations Tab, Columns S, AL, and BE)*** (Solari Replacement, as identified in Column C)	Solari LCIS 3216 SE P; Type 4 Board - 32" TFT LCD	1
55		**Solari Display - Type 5** ***(LIRR Stations Tab, Columns T, AM, and BF)*** (Solari Replacement, as identified in Column C)	Solari LCIS 5516 SE P; Type 5 Board - 55" TFT LCD	1
56	**LIRR Rolling Stock**	**Proposer Required Digital Screens** **LIRR Rolling Stock Tab, Columns D, F, H, J, L, N, P, R, T, and V)** (ON.3S(m))	30" liveboards with an S enclosure and specified for environments in motion; for use in LIRR rolling stock	1
57	**Bus**	N/A		
58				
59				
60	**Note re: LIRR:** We anticipate replacing all Solari and Daktronics-manufactured screens with identical models (or upgraded models as available) manufactured by Solari and/or Daktronics. As discussed, we have assumed that LIRR will continue to operate such screens using the existing CMS/AVPS platform.			
61	**Note re: MNR Platform Displays**: As indicated in the MNR Notes tab, the Parties have agreed that Concessionaire will supply Concessionaire's proprietary screens for Platform Displays Singled Sided and Platform Displays Double-Sided screen types, but the Parties acknowledge that the necessary design, development and manufacturing ramp-up for the specific make/model of proprietary screens necessary for these screen types have not yet been completed, so this Digital Screen Characteristics tab does not identify the particular screen make/model at this time.			

Exhibit 2 - Page 24 of 24

Exhibit 3

[Reserved]

Advertising License Agreement
Exhibit 4
(Minimum Annual Guarantee ("MAG"))

1.	Incorporation.
This Exhibit is incorporated by reference and made a part of the License Agreement.

2.	Minimum Annual Guarantee.
For the 2017 License Year, the "Minimum Annual Guarantee" for the Concessions shall be the fixed dollar amount set forth below:
One Hundred and Fifteen Million, One Hundred and Fifteen Thousand Dollars ($115,115,000).
In each subsequent License Year, the amount of the Minimum Annual Guarantee shall increase by the same percentage as the Relevant Consumer Price Index increase for the previous calendar year (it specifically being agreed that the Minimum Annual Guarantee for calendar year 2019 shall be increased by the percentage by which the Relevant Consumer Price Index as of the end of 2018 exceeds the Relevant Consumer Price Index as of the end of 2017, notwithstanding that this License Agreement will have been in effect for only a part of calendar year 2017). The following three (3) conditions shall also apply:

1.	The Minimum Annual Guarantee shall not decrease for any reason, including any decrease in the Relevant Consumer Price Index.

2.
In addition to the yearly increase of the Minimum Annual Guarantee by the same percentage as the Relevant Customer Price Index (as set forth above), in the event that Extension Term becomes effective under Section 24 of the Agreement, for License Year Eleven (11), the Minimum Annual Guarantee shall increase by an additional fifty million dollars ($50,000,000) (the "Year Eleven Increase") and the Year Eleven Increase shall be included as part of the Minimum Annual Guarantee for each License Year following its introduction in License Year Eleven (11). The following table provides a clarifying example of the impact of the Year Eleven Increase:

License Year	MAG for License Year	Relevant Consumer Price Index	Calculation of New MAG for Subsequent License Year
License Year Nine	$100,000,000.00	3.0%	[$100,000,000] + [$100,000,000 *.03]
License Year Ten	$103,000,000.00	2.75%	[$103,000,000] + [$103,000,000*.0275] + [$50,000,000]
License Year Eleven	$155,832,500.00	2.45%	[$155,832,500] + [$155,832,500*.0245]
License Year Twelve	$159,650,396.25

3.
The Minimum Annual Guarantee shall be appropriately pro-rated in the case of any partial License Year at the beginning or end of the Term and for purposes of any other calculation period of less than a full year.

Advertising License Agreement
Exhibit 5
(Form of Letter of Credit)

1.	Incorporation.
This Exhibit is incorporated by reference and made a part of the License Agreement.
2.    Form of Letter of Credit.

IRREVOCABLE STANDBY LETTER OF CREDIT

CREDIT NO.: _____________________

BENEFICIARY:        METROPOLITAN TRANSPORTATION AUTHORITY
2 BROADWAY
NEW YORK, NY 10004
ATTENTION: GENERAL COUNSEL

APPLICANT:        ____________________________________

INITIAL AMOUNT:    ____________________________________

ISSUANCE DATE:    ____________________________________

EXPIRATION DATE:    ___________________________________

RE: MTA ADVERTISING CONCESSION

DEAR SIR/MADAM:

IN ACCORDANCE WITH INSTRUCTIONS RECEIVED FROM THE ABOVE “APPLICANT”, WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS “BENEFICIARY” FOR AN INITIAL AMOUNT NOT EXCEEDING _________________________________________U.S. DOLLARS ($______________________). FUNDS UNDER THIS STANDBY LETTER OF CREDIT ARE AVAILABLE TO THE BENEFICIARY WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.
A DULY COMPLETED SIGHT DRAFT IN THE FORM ATTACHED HERETO AND MADE PART HEREOF, EXECUTED BY THE BENEFICIARY, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO, PURPORTEDLY SIGNED BY THE CHAIRMAN, PRESIDENT, MANAGING DIRECTOR, GENERAL COUNSEL OR DIRECTOR OF REAL ESTATE OF THE METROPOLITAN TRANSPORTATION AUTHORITY.

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2.
A LETTER PURPORTEDLY SIGNED BY THE CHAIRMAN, PRESIDENT, MANAGING DIRECTOR, GENERAL COUNSEL OR DIRECTOR OF REAL ESTATE OF THE METROPOLITAN TRANSPORTATION AUTHORITY WHICH STATES, WITH BLANK SPACES COMPLETED, THAT:

“METROPOLITAN TRANSPORTATION AUTHORITY IS ENTITLED TO DRAW THE AMOUNT OF _____________ AND 00/100 U.S. DOLLARS (USD _________) PURSUANT TO SECTION 26.1.3 OF ITS AGREEMENT DATED ____________________.”

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED, PROVIDED THAT THE TOTAL AMOUNT OF ANY PAYMENTS MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

ALL DRAFT(S) DRAWN MUST BEAR THE CLAUSE, WITH RELEVANT INFORMATION COMPLETED: "DRAWN UNDER [NAME OF ISSUING BANK] LETTER OF CREDIT NO. [INSERT CREDIT NUMBER].”

THIS LETTER OF CREDIT SHALL EXPIRE ON ________________, 20__ (THE “EXPIRATION DATE”), BUT THE EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL PERIODS OF ONE (1) YEAR FROM THE PRESENT OR FUTURE EXPIRATION DATE UNLESS, AT LEAST SIXTY (60) DAYS BEFORE AN EXPIRATION DATE, WE NOTIFY YOU AT THE ABOVE ADDRESS, BY REGISTERED MAIL OR OVERNIGHT COURIER, THAT WE HAVE ELECTED NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. HOWEVER, IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND THE FINAL EXPIRATION DATE OF ______________. IN THE EVENT OF SUCH NOTIFICATION, ANY UNUSED PORTION OF THIS LETTER OF CREDIT SHALL BE AVAILABLE UPON PRESENTATION BY YOU PRIOR TO THE CLOSE OF BUSINESS ON THE THEN CURRENT EXPIRATION DATE OF A SIGHT DRAFT AND A LETTER AS SPECIFIED ABOVE.

WE HEREBY ENGAGE WITH THE BENEFICIARY THAT WHENEVER THIS LETTER OF CREDIT IS DRAWN ON UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY, PRIOR TO THE THEN CURRENT EXPIRATION DATE, WE SHALL HONOR THE SUBJECT SIGHT DRAFT UPON PRESENTATION TO US AT OUR OFFICE LOCATED AT [INSERT DRAWING LOCATIONS], AND WE SHALL DEPOSIT THE AMOUNT OF THE DRAFT DIRECTLY WITH THE BANK AND SPECIFIC DEPOSIT ACCOUNT IDENTIFIED AT THAT TIME, IN ACCORDANCE WITH YOUR INSTRUCTIONS PROVIDED IN SUCH SIGHT DRAFT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT, OR AGREEMENT REFERENCED TO HEREIN.

EXCEPT SO FAR AS OTHERWISE STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL CHAMBER OF COMMERCE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 600 (PROVIDED ARTICLE 32 THEREOF SHALL NOT APPLY) AND, TO THE EXTENT NOT

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INCONSISTENT THEREWITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE IN EFFECT THEREIN.

[NAME OF ISSUING BANK] HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK IN ANY ACTION, MATTER OR PROCEEDING RELATING HERETO.

VERY TRULY YOURS,

__________________________________
[AUTHORIZED SIGNATORY]

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SIGHT DRAFT

DATE: _______________

TO:    [Name of Issuer]
[Address]
ATTN: ____________

AT SIGHT, PAY TO ORDER OF METROPOLITAN TRANSPORTATION AUTHORITY THE SUM OF USD ________________ (AMOUNT IN WORDS) DOLLARS (U.S. $________) (AMOUNT IN FIGURES) DRAWN UNDER [NAME OF ISSUER] LETTER OF CREDIT NO. [________].

WIRING INSTRUCTIONS FOR OUR ACCOUNT ARE AS FOLLOWS: ________________________________.

METROPOLITAN TRANSPORTATION AUTHORITY

BY _______________________________________
NAME:
TITLE:
DATE:

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Advertising License Agreement
Exhibit 6
(Services Schedule)

1.	Incorporation.
This Exhibit is incorporated by reference and made a part of the License Agreement to which the Concessionaire is a party.

2.	Development of the Services Schedule.
After the Effective Date, the Parties shall develop and mutually agree upon the Services Schedule, which shall be in accordance with the Master TCs, including Sections 3.8.1 (Development of Services Schedule).

Advertising License Agreement
Exhibit 7
(Base and Additional Level Services)

Creative-Design Services
7A-1 Base Level Services

It is imagined that there will be different levels of Creative-Design Services required at different stages of the MTA’s digital deployment. To this end, the Creative-Design Base Level Services are organized into Sustaining Activities and a series of phases focused on the support of the Additional Services work for the creation of the MTA Customer Communications and Experience Scheme.

OUTFRONT will work closely with our partner CityID for the creation of the MTA Customer Communications and Experience Scheme. The activities associated with CityID and the creation of the MTA Customer Communications and Experience Scheme are described in Exhibit 7A-2 Creative-Design Additional Services.

7A-1-i : MTA Customer Communications and Experience Scheme - Discovery and Definition Phase
The Discovery and Definition Phase will allow OUTFRONT and CityID to best understand in detail the MTA’s Customer Communications and Experience needs.

In order to properly facilitate this phase and ensure a solution that is highly operational on an ongoing basis for both the MTA and OUTFRONT, OUTFRONT will provide the following Base Level services resources during the Discovery and Definition Phase:

•	40% of OUTFRONT’s Head of Experience

•	100% of a dedicated OUTFONT CX Project Manager

These Base Level services are offered in connection with the additional resources and/or activities associated with this phase which are described in Exhibit 7A-2-i Creative-Design Additional Services. The resources, and allocated time, are limited to the period of this phase and no longer, unless otherwise specified or agreed upon.

7A-1-ii : MTA Customer Communications and Experience Scheme - Foundational Design Phase
Ideas to achieve the MTA’s Customer Communications and Experience needs will be conceived, presented and refined during the Foundational Design Phase.

In order to properly facilitate this phase and ensure a solution that is highly operational on an ongoing basis for both the MTA and OUTFRONT, OUTFRONT will provide the following Base Level services resources during the Foundational Design Phase:

•	20% of OUTFRONT Head of Experience

•	100% of OUTFONT CX Project Manager

•	25% of OUTFRONT CX Design Director

•	25% of OUTFRONT CX Technical Lead

•	15% of OUTFRONT Digital Operations Senior Director

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These Base Level services are offered in connection with the additional resources and/or activities associated with this phase which are described in Exhibit 7A-2-ii Creative-Design Additional Services. The resources, and allocated time, are limited to the period of this phase and no longer, unless otherwise specified or agreed upon.

7A-1-iii : MTA Customer Communications and Experience Scheme - Development Phase The Development Phase will focus on the implementation and operationalization of the MTA’s Customer Communication and Experience Scheme.

In order to properly facilitate this phase and ensure a solution that is highly operational on an ongoing basis for both the MTA and OUTFRONT, OUTFRONT will provide the following base level services resources during the Development Phase:

•	10% of OUTFRONT Head of Experience

•	100% of OUTFONT CX Project Manager

•	25% of OUTFRONT CX Design Director

•	25% of OUTFRONT CX Technical Lead

•	25% of OUTFRONT Digital Operations Senior Director

These Base Level services are offered in connection with the additional resources and/or activities associated with this phase which are described in Exhibit 7A-2-iii Creative-Design Additional Services. The resources, and allocated time, are limited to the period of this phase and no longer, unless otherwise specified or agreed upon.

7A-1-iv : Sustaining Activities
Sustaining Activities describe the Creative-Design Services, and other related resources available to the MTA, in addition to those listed in the phases of the MTA Customer Communications and Experience Scheme (7A-1-i,ii and iii), which are considered Base Level Services.

1.	Consultative Creative-Design Services
OUTFRONT will make available Creative-Design resources to participate in key MTA meetings and activities that are directly related to OUTFRONT’s role in the MTA’s Customer Communication and Experience. Those Creative-Design resources are:

•	8 hours a month of OUTFRONT’s Head of Experience or other relevant senior executive

•	40 hours a month of OUTFRONT’s CX Project Manager

•	20 hours a month of OUTFRONT’s CX Design Director

2.	Training & Support
As OUTFRONT introduces new elements of the MTA Customer Communications and Experience Scheme which the MTA will be empowered to operate directly, we will, as a part of Creative-Design Base Service, provide adequate training and support to the relevant MTA personal, including teaching them to train other MTA staff as needed.

3.	Print Production & Distribution

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While it is presumed the MTA’s need to post printed messages will decline over time with the proliferation of the digital communications network, OUTFRONT will continue to provide, as a part of Base Services, various print production and distribution services as necessary, including:

•	The proofing and posting of all printed agency messages

•	The printing and posting of temporary graphics, such as ESI Barricade notifications for example

•	The printing and the installation of subway maps on platforms where such static maps may still be necessary

4.	Digital Production & Distribution
OUTFRONT will provide the MTA a Customer Communications portal it can use to ingest, create, edit and distribute digital customer messages directly. Prior to its implementation, and for any needs which the Customer Communications portal can not accommodate, OUTFRONT will provide the following Creative-Design services as a part of the Base Level of services:

•	Proof and post/schedule all agency content and service notices on digital inventory

•	Select digital locations for installation that maximizes visibility/interactivity/effectiveness of messaging

4.	Agency Alert Messages / Emergency Messaging
The mechanisms and resources required to effect system-wide emergency messaging are considered a part of Base Services.

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Creative-Design Services
7A-1 Base Level Services

CityID Scope of Services for the Creation of the MTA’s Customer Communication and Experience Scheme
The following services and activities are considered Additional:

7A-2-i : MTA Customer Communications and Experience Scheme – Discovery & Definition

•	System Scope Development

o	City ID would work with the MTA and OUTFRONT Media to define a detailed scope, technology approach, design process (working with other MTA suppliers
& consultants), performance specifications and program to deliver Agency Messaging Services.

o
The output from this phase would be a shared understanding of the vision, aims and objectives for the Agency Messaging delivery within the budgets, current and planned technological and program delivery constraints to achieve a highly functional communications and customer experience service delivery. From this a detailed understanding of program work phases, stages and development costs can be defined to deliver MTA’s requirements.

•	System Architecture Development

o
Development of user scenarios and use cases, for cognitive process testing with customers to help define the order/hierarchy of primary and secondary ‘Messaging’ services and performance specifications for product and information types.

o
Review and definition of system-wide intent – for different station topologies – to define standardized product and information types and their configurations for specific user needs, journey stages, station and rolling stock/railcar interior contexts.

o	Definition of user needs, information planning and product placement principles

o	Detailed review of message sequencing, timing points and trigger points throughout all journeys stages.

o	Definition of messaging hierarchies and placement principles – by journey stage, environment and product type – whether Agency Messaging Only or Communication Devices showing MTA messaging.

o	Definition of information types and information design elements (content messaging, maps and service notices)

o	Definition of the most appropriate messaging structure and content (playlist design) from macro/micro journey stage,

o
System ergonomics, accessibility and ADA compliance review (working with ADA/MTA advisors), including prototyping of MTA information graphics requirements across proposed screen technology (dpi resolutions) to define minimum acceptable graphics legibility across text and mapping (type sizes, pictogram sizes, line weights, color contrasts and brightness) and graphics ’transition’ types and fluidity to minimize flicker and strobing.

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o	Rapid prototyping of conceptual solutions and informal user testing and diagnostics by design team for specific messaging and information types.

o	Definition of system architecture, modularity and flexibility across product types.

o	Consultation with MTA and other internal/external system stakeholders on proposed system architecture and design concepts.

•	Definition of Performance Specifications

o	Development of detailed performance specifications for further system development.

o	MTA Approvals process – to move to detailed system development stages.

7A-2-ii : MTA Customer Communications and Experience Scheme - Foundational Design Phase

•	Identity resource development

o	Typeface software development and design support (Typographer TBC) to evolve typeface for effective, highly legible use across digital screen technologies.

o	Pictogram and bullet development to work with typeface (working with Waterhouse Cifuentes/and or others & Typographer)

o	Graphic elements development for use across media communications channels consistently – print, digital & mobile

o	Color Palette development across media communication channels (CMYK > RGB)

o	Graphic line rationale development

o	MTA Approvals process

•	Interaction resource development

o	Evolve rationale for intuitive visual recognition of Static/Active/Interactive elements (with MTA, OUTFRONT & UX designers)

o	Live (real-time) symbol/graphic element development

o	Motion and transitions development

o	Interactive button/control development

o	Content and service messaging development – sequencing

o	MTA Approvals process

•	Information resources development

o	Focus and local area maps development

o	Overview/wider area map development

o	Route line diagrammatic and sequencing development

o	Messaging and wayfinding directional hierarchies’ development and logic definition

o	MTA Approvals process

•	Product and information types detailed design development

o	Detailed design development of static, dynamic and interactive product and information service solutions

o	Detailed design development of individual information types (to be defined through System Scope Development)

o	Rapid prototyping of information solutions, wire frames, service design/UX for user/customer testing of solutions

o	Advertising and agency messaging resources and templates development

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o	User/customer testing process of design solutions, feedback and solution refinement

o	MTA Approvals process

7A-2-iii: MTA Customer Communications and Experience Scheme - Development Phase

•	Prototype development

o	Development of working prototype(s) for customer/user testing in controlled test environments and in public use case scenarios

o	Refinement of solutions (all the above) as required to create initial design solutions for MTA approvals prior to system roll out

o	MTA Approvals process

•	Interim Graphics and Information Standards for Prototype solution

o	Graphics standards development for Active, Dynamic and Interactive Agency Messaging and combined Advertising/Agency Messaging solutions (MTA graphic templates

o	Placement standards development (Product types, stations, environments, placement principles & rules)

o	Messaging standards development (Messaging types, hierarchies, playlists, transitions, templates, tools and rules)

o	Information planning standards for maps, content and service notices (content, templates, tools and rules)

•	Future stages of development

o	Further detailed information design as required to roll out the system

o	Detailed development of contextualized solutions for different journey stages, station/environment types, messaging types

o	Production art working for each station context

o	Evolution of Interim Graphics and information Standards into 'Final Standards’

Customer Communications Portal
OUTFRONT is currently developing a web-based portal which allows for Transit Authorities to directly create, edit, and distribute their own customer Agency Operational Messages and Other Agency Messages. While available at no charge to the MTA, modifications to this Customer Communications portal requiring additional resources to address MTA-specific requirements would be considered Additional Services, including those modifications which might be identified during the creation of the MTA Customer Communications and Experience Scheme.

6

Mobile App Development and Support Services
7B-1 Base Level Services

OUTFRONT will provide only certain resources on an ongoing basis as a part of Base Level Services pertaining to Mobile App Development and Support Services.

1.	Consultative Mobile App Development and Support Services
OUTFRONT will make available Mobile App Development and Support resources to participate in key MTA meetings and activities that are directly related to OUTFRONT’s role in the MTA’s Mobile Strategy. Those Mobile App Development and Support resources are:

•	8 hours a month of OUTFRONT’s Head of Data & Programmatic or other relevant senior executive

•	40 hours a month of OUTFRONT’s CX Project Manager

7

Mobile App Development and Support Services
7B-1 Base Level Services

Beyond the Base Level Services resource specified in 7B-1, all Mobile App Development and Support Services are considered Additional Services. Specifically, but not limited to, services and activities related to mobile app development including design, development, interaction and interface design, coding, implementation, operation and maintenance of Mobile Apps, websites, wayfinding and other mobile technology, including coordination with other MTA mobile initiatives such as (i) e-ticketing on MTA commuter railroads; (ii) contactless payments on MTA subway turnstiles and bus fare boxes; (iii) trip planning, service alerts, station information, and navigation services; (iv) coordination of intermodal transportation options; and (v) mobile-based safety and security functions, including E-911.

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Data Capture and Analytics Services
7C-1 Base Level Services

OUTFRONT will provide only certain resources on an ongoing basis as a part of Base Level Services pertaining to Data Capture and Analytics Services.

1.	Consultative Data Capture and Analytics Services
OUTFRONT will make available Data Capture and Analytics resources to participate in key MTA meetings and activities that are directly related to OUTFRONT’s role in the Data Capture and Analytics Strategy. Those resources are:

•	8 hours a month of OUTFRONT’s Head of Data & Programmatic or other relevant senior executive

•	40 hours a month of OUTFRONT’s CX Project Manager

2.	Data Collection Technology
OUTFRONT is developing a series of data collection technologies and approaches and considers the design and implementation of these technologies, as currently envisioned by OUTFRONT, as a part of Base Level Services.

The data collected will be related to advertising sales performance and audiences, and, wherever possible, data which would be of value to MTA operations. Modifications to these technologies and approaches requiring additional resources to address MTA-specific requirements would be considered Additional Services.

3.	MTA Data Portal & Data Feed
OUTFRONT is developing a self-service data portal for the use of its transit authority customers, and will provide relevant data feeds as needed to the MTA directly. These activities, as currently envisioned by OUTFRONT, are considered a part of Base Level Services.

The data, which will fuel the self-service portal and any direct feeds, will be related to advertising sales performance and audiences, and, wherever possible, data which would be of value to MTA operations. Modifications to the Data Portal or Data Feeds requiring additional resources, including the ability to analyze data sets larger than OUTFRONT is envisioning, to address MTA-specific requirements would be considered Additional Services.

9

Data Capture and Analytics Services
7C-2 Additional Services

Beyond the Base Level Services resource specified in 7C-1, Data Capture and Analytics Services are considered Additional Services.

10

Market Research Services
7D-1 Base Level Services

OUTFRONT will make available to the MTA the market research resources related to our “OUTFRONT Insiders” consumer insights panel as a part of our Base Level services. All other market research services, either by OUTFRONT resources or another partner it or the MTA might contract, would be classified Additional Services.

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Market Research Services
7D-2 Base Level Services

Beyond the Base Level Services resource specified in 7D-1, Market Research Services are considered Additional Services.

12

Exhibit 8

[Reserved]

13

Exhibit 9

[Reserved]

14

Advertising License Agreement
Exhibit 10
(OTG Kiosks)

1.	Incorporation.
This Exhibit is incorporated by reference and made a part of the License Agreement.

2.	Background.
NYCT (capitalized terms used in this Exhibit that are not defined herein shall have the meaning set forth in the License Agreement) is a party to license agreements (each, an “OTG Kiosk License Agreement”) for On the Go kiosks (“Kiosks”) located within the Subway Systems with each of Concessionaire and Intersection Design and Technology, Inc. (“Intersection”). The Outfront OTG Kiosk License Agreement expired on September 30, 2017 and the Intersection OTG Kiosk License Agreement expired on September 30, 2017. With respect to the Intersection OTG Kiosk License Agreement and the Kiosks covered by that Agreement, Intersection is referred to as the “Prior Licensee.”
NYCT is currently in the process of an expansion of the Kiosk network. By the end of the first quarter of 2018, the expanded network is expected to consist of approximately 419 Kiosks located within 86 subway stations. A listing of the location of each of the known Kiosks is attached as Attachment 1 to this Exhibit 10 (OTG Kiosks). It is anticipated that there are 142 Kiosks in service under the Outfront OTG Kiosk License Agreement and 180 Kiosks in service under the Intersection OTG Kiosk License Agreement. In addition, there will be approximately 97 Kiosks under NYCT control which use the Intersection content management system (the “Intersection CMS”) (such Kiosks, the “NYCT-Controlled Kiosks”), some of which may be delivered over the course of 2018. At least 2 of the Kiosks are exterior units, with an additional 7 Kiosks (some of which may not contain advertising) being installed in exterior locations in Brooklyn and Manhattan. The Parties acknowledge and agree that (i) NYCT may have license(s) to utilize the Intersection CMS in connection with such NYCT-Controlled Kiosks and/or Intersection may have continuing obligations to NYCT with respect to such NYCT-Controlled Kiosks, in each case which may not expire prior to the OTG Transition Date (as defined below); (ii) NYCT will provide to Concessionaire as soon as reasonably practicable after the Execution Date a detailed summary of the terms and scope of such license(s) and/or continuing obligations and (iii) the Parties will discuss such license(s) and/or continuing obligations in good faith and make any necessary amendments to this Exhibit to reflect such license(s) and/or continuing obligations.
It is anticipated that the peak number of Kiosks in service (which is estimated to be the 419 units referenced above, although it is possible there will be additions to such peak number in the future) will remain in service (as refreshed, upgraded and replaced) throughout the Term of the License Agreement and will be subject to the same allocation of responsibilities as between the Concessionaire and NYCT labor as is in place on the Execution Date. All Kiosks specifically identified by NYCT as On The Go Kiosks are subject to the terms and conditions of this Exhibit 10 (OTG Kiosks).

1

The primary purpose of such Kiosks is and will be to provide real-time travel-related information to customers of the Agencies. However, they are also capable of displaying advertising, and have been used in part for that purpose during the current testing phase. The travel-related information available on the Kiosks includes:

•	Trip planning tools (travel direction)

•	Service status and arrival time of subways, buses and railroads in real-time

•	Access elevator/escalator status for stations

•	NYCT station and neighborhood maps

•	Passenger safety information and emergency messaging

•	Service diversion information

•	Notices relating to NYCT services, including interactive messaging of important aspects of passenger information, such as upcoming planned work or new service options

•	Intermodal partner information (such as CitiBike and Ride Share)

3.	Concessionaire’s Obligations with Respect to the Kiosks.
3.1.    Commencement of Responsibility for Kiosks.
As part of the Concessionaire’s obligations under the License Agreement, the Concessionaire shall perform the obligations with respect to the Kiosks set forth herein commencing on the Execution Date, subject to Section 3.2 below, provided, however, that (i) for the Kiosks governed by the Intersection OTG Kiosk License Agreement, the Prior Licensee shall continue to perform such obligations with respect to the Kiosks under the Intersection OTG Kiosk License Agreement until the later of January 1, 2018 or the expiration of any transition period required under such Intersection OTG Kiosk License Agreement and (ii) as soon as reasonably practicable after the Execution Date, the Parties will work together in good faith to agree upon a transition plan for such Kiosks, which takes into account any rights/licenses NYCT may have and/or any continuing obligations Intersection may have in connection with such NYCT-Controlled Kiosks (the date of the commencement of the Concessionaire’s obligations hereunder with respect to a Kiosk, the “OTG Transition Date”).
3.2.    Transition
The MTA recognizes that there may be issues relating to the transition of Kiosks originally operated by the Prior Licensee and/or the NYCT-Controlled Kiosks and the MTA agrees to work cooperatively with the Concessionaire to facilitate such transition, including, without limitation, enforcement of the MTA’s rights under its agreements with the Prior Licensee/Intersection relating to the Kiosks and/or NYCT-Controlled Kiosks and, if applicable, providing the Concessionaire with access to and the ability to operate, control and manage the Intersection CMS as necessary for Concessionaire to perform the obligations with respect to the applicable Kiosks set forth herein.

4.	Concessionaire Obligations with Respect to the Kiosks.
4.1.    Kiosks Treated as Agency-Messaging Only Communications Devices.

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Except as otherwise set forth in this Exhibit 10 (OTG Kiosks), the Kiosks shall be considered to be Agency Messaging-Only Communications Devices and the Concessionaire, at its sole cost, shall deliver, operate, maintain, monitor, upgrade, refresh, repair and replace the Kiosks to at least the same standard as the Agency Messaging-Only Communication Devices, in accordance with Master TCs Sections 3.5 (Maintenance and Refresh Services) and 3.10.1 (Enhanced Standard for Functions Related to Agency Alert and Agency Real-Time Messages). The Concessionaire’s responsibilities shall include all design and development of the software and other technology necessary to interface the Concessionaire’s CMS with the Kiosks. Any capital costs associated with the Kiosks which qualify as Qualified CapEx shall be subject to recoupment in the same manner that other Qualified CapEx is recouped pursuant to the License Agreement.
4.2.    Procurement of New Kiosks.
Upon the MTA’s request, during the Term, the Concessionaire shall provide to the MTA additional Kiosks and associated Communications System Components meeting the MTA’s design and technical specifications, which specifications shall be developed in consultation with the Concessionaire and shall not materially increase the capital and operating costs of such newly designed Kiosks over the existing Kiosks. The MTA shall compensate the Concessionaire for its actual costs associated with the design, development and procurement of any such new Kiosks as Additional Services and Deliverables under Master TCs Section 13.1.2 (Certain Additional Services and Deliverables) at the Concessionaire’s out-of-pocket cost. Such new Kiosks will be delivered to NYCT forces at a location specified by the MTA for installation and data connectivity by NYCT at NYCT’s cost.

5.	MTA’s Right to Discontinue Use of Kiosks.
The MTA reserves the right to discontinue use of any or all of the Kiosks at any time and, at its cost, to remove (either itself or through an Agency Vendor) any such Kiosks and have such Kiosks disposed of or otherwise used at the MTA’s discretion.

6.	Concessionaire’s Rights with Respect to Advertising on the Kiosks.
For the first eighteen (18) months following the Execution Date, the MTA will permit the Concessionaire to display Advertising on the Kiosks (except at Fulton Center and Second Avenue Subway), provided that such Advertising shall not be programmed for more than 50% of the time on the regular showing loop (which loop shall always be subject to interruption by an interactive user of the Kiosk). Thereafter, (a) the MTA shall have the right in its sole and absolute discretion to discontinue the display of Advertising (with the MTA reserving the right to continue to display Agency Messages) on any or all of the Kiosks at any time, in which event the Concessionaire shall promptly discontinue such Advertising after receipt of notice from the MTA and (b) if and to the extent that the MTA permits Advertising on any of the Kiosks, the Concessionaire shall have the exclusive right to sell and display advertising on the Kiosks for all periods during which the MTA permits such Advertising.

7.	Transition from Prior Licensee.
As between the Concessionaire and the Prior Licensee, the Prior Licensee shall be entitled to a 15% revenue share on all Gross Revenues attributable to the Prior Licensee’s sales of

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Advertising displayed or to be displayed during the period commencing on the Execution Date and ending on the OTG Transition Date.

8.	Technical Details Relating to the Kiosks and the associated CMS and networks.
8.1.    Platforms and CMS.

8.1.1.	Outfront Kiosks.
The Outfront operated Kiosks currently run on a Windows based operating system running an Intel i5 platform with NUC form factor computers in each Kiosk.  The current Content Management System (the “Outfront CMS”) that is being used to manage the content assets on these Kiosks is Barco X2O.

8.1.2.	Intersection Kiosks.
The Intersection and NYCT operated Kiosks currently run on a Linux-based operating system running an Intel i5 platform with NUC form factor computers in each Kiosk.  The Intersection CMS is custom built to manage content assets for the Intersection and NYCT Kiosks.

8.1.3.	Back End Systems.
The back end systems for both the Outfront CMS and the Intersection CMS currently reside on virtual machine based servers operating on the New York City Transit network residing at the NYCT datacenters.

8.1.4.	System Infrastructure.
The Concessionaire will be responsible for all hardware and software requirements associated with migrating all of the Kiosks and the associated network (the “OTG Network”) to a mutually agreed upon CMS (the “New CMS”) within a commercially reasonable timeframe, and such software, hardware, OTG Network, and CMS connections shall be considered “System Infrastructure,” respectively, for purposes of the Master TCs, except as provided in this Exhibit 10 (OTG Kiosks). NYCT forces will maintain, at NYCT’s cost, all hard-wired and cellular connectivity to the Kiosks.

8.1.5.	Content Sources.
Subject to Section 3.2.2.1 of the Master TCs, the New CMS must be able to ingest a wide variety of different content sources, allowing for maximum flexibility in deploying content across the network including:

1.	Static images

2.	Video

3.	HTML

4.	Alerts (Federation of Internet Alerts) and agency alerts

5.	Other similar standard content file types

8.1.6.	Interactivity.
Interactivity is the major focus of the Kiosk system at this time, and the New CMS must be able to accommodate the existing touch enabled displays for interactive content, such as wayfinding, social media interaction, agency interactive messaging, advertising, or other functions

4

developed in the future. Users should be easily able to construct new interactive content tools for passenger interaction as easily as possible.

8.1.7.	Control requirements.
The goal of the New CMS for the Kiosks is to provide for maximum flexibility and efficiency in control, and as such, scheduling and day-parting is a requirement with control down to the specific display level. Play listing must be included, providing as much capability to automate the playlist creation process as possible. MTA content will have a complex structure, with the main goal to be alternative between advertising spots, and MTA content with a call to action to drive passenger interaction with the Kiosk. Once a user interacts, content will be broken down into several applications for information and trip planning that must be able to be easily administered and updated, and each station will require unique information as well as system-wide messaging. Content interaction with mobile devices, using tools such as beacons and Near Field Communications, should be addressed if possible.
8.2.    Individually Addressable Screens and Push Messaging.
The New CMS and OTG Network must be able to push immediate Agency Alert Messages and Agency Real-Time Messages to each, all, or any grouping, of the Kiosks, including during a service event or emergency situation. This allows posting granular service alternatives at affected locations. The New CMS must be able to ingest and push current Kiosk Message System (KMS) alerts. These alerts are on a 5 point scale with levels 1 – 3 running within the loop, Level 4 taking over the loop but allowing for interaction with the screen, while Level 5 takes over the loop and renders the unit non-interactive.
8.3.    Screen Slot Allocations.
Currently, in the passive mode each Kiosk currently runs a 2-minute loop consisting of eight 15-second slots consisting of two agency messages and six advertising, with a call to action, drawing customers to interact with the Kiosk. Upon activating the touch screen, the customer is presented with available interactive applications and information. If in the future advertising on the Kiosks is not permitted, all of the slots will be for agency messaging.

9.	Maintenance and Repair.
9.1.    Allocation of Maintenance, Repair, Refresh and Replace Obligations.
While NYCT forces will have the lead in providing maintenance to the Kiosks, the Concessionaire will be responsible for: (i) providing OTG Software Maintenance and Support (as that term is defined below) and obtaining on-going technical support from the Kiosk’s manufacturer for such purpose in accordance with Section 9.3 (Software-Related Maintenance and Support), (ii) coordinating on-going technical support from the Kiosk’s manufacturer(s) for purposes of NYCT forces’ in-field hardware-related maintenance in accordance with Section 9.4 (Hardware-Related Maintenance Support), and (iii) providing a Spare Parts and Replacement Units inventory in accordance with Section 9.5 (Spare Parts and Replacement Units).

9.1.1.	Refresh and Replace.
The terms and conditions of the License Agreement relating to the refreshment and replacement of Agency Messaging-Only Communications Devices shall apply to the Kiosks.

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9.1.2.	Data Connectivity.
NYCT will provide and NYCT forces will maintain, at NYCT’s cost, all hard-wired and cellular connectivity to the Kiosks and all service levels and performance requirements applicable to Agency Messaging-Only Communications Devices shall apply to the Kiosks.

9.1.3.	CMS and Backend.
The Concessionaire will be responsible for maintaining the New CMS and Backend, with support from MTA IT and the goal is that after a transition period as short as reasonable the Kiosks will be networked in the same manner that Agency Messaging-Only Communications Devices are networked.
9.2.    First-, Second-, and Third-Call Maintenance.
"First-Call Maintenance" means maintenance that meets all of the following criteria: the maintenance (i) is performed on-site; (ii) does not require workshop facilities, specialized tools or specialized equipment; (iii) requires only basic technical knowledge to perform; (iv) does not require the disassembly of any component within the applicable Kiosk other than opening the Kiosk chassis and disconnecting and connecting connectors; and (v) is completed within thirty (30) minutes of the personnel's arrival to the applicable site. "Second-Call Maintenance" means any action necessary to diagnose and restore any out-of-service Kiosk in the field where First-Call Maintenance was not appropriate (including when the performance of such First-Call Maintenance would exceed thirty (30) minutes) or was unsuccessful in resolving the problem. "Third-Call Maintenance" means repairs that cannot be performed, or issues that cannot be diagnosed, in the field, and that require the Kiosk (or applicable components) at issue to be addressed in the back shop. Third-Call Maintenance requires a degree of technical knowledge and may require the use of specialized tools, value judgment and decisions as to the usability and serviceability of equipment.
9.3.    Software-Related Maintenance and Support.
The Concessionaire will perform all First-, Second-, and Third-Call Maintenance activities to the Kiosks for software-related maintenance and support (collectively, “OTG Software Maintenance and Support”) in accordance with Section 4.1 (Kiosks Treated as Agency-Messaging Only Communications Devices). The Concessionaire shall coordinate and obtain on-going technical support from the Kiosk’s manufacturer in connection with providing OTG Software Maintenance and Support.
9.4.    Hardware-Related Maintenance and Support.
NYCT forces will perform First-Call Maintenance activities for hardware-related maintenance and support according to the Concessionaire-supplied procedures, as reviewed and approved by the MTA. [First-call maintenance is performed on-site and shall not require workshop facilities, specialized test equipment or tools. Only basic technical knowledge shall be required for performance of first-call maintenance.] If NYCT forces fail to resolve the issue using the First-Call Maintenance, it shall notify the Concessionaire of the same. The Concessionaire shall be responsible for coordinating on-going technical support from the Kiosk’s manufacturer in connection with all Second-Call Maintenance and Third-Call Maintenance activities.

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9.5.    Spare Parts and Replacement Units.
The Concessionaire will be responsible (i) for maintaining an inventory of Spare Parts and Replacement Units of hardware to support the continued operation of the Kiosks, and (ii) for providing the maintainers with tools to support the on-going maintenance of the Kiosks, in accordance with Master TCs Section 5.8 (Spare Parts and Replacement Units). If NYCT has Kiosk-related spare parts in its inventory that NYCT determines should be made available to the Concessionaire upon the Concessionaire’s request, NYCT will make such parts available. Attached as Attachment 2 to this Exhibit 10 (OTG Kiosks) is a spreadsheet containing the current Spare Parts and Replacement Units inventory, along with initial replacement estimates and a listing of tools that will be needed to support this effort. The spare parts inventory set forth in Attachment 2 is an estimate of current needs based on a 10% replacement factor, but actual replacement may vary over time. The Concessionaire will be responsible for all Spare Parts and Replacement Units needed to cover the running of the Kiosks for the term of the Subway Concession.

10.	Training.
The Concessionaire shall develop a training program and associated documentation relating to the New CMS for review and approval by the MTA, which training program shall be delivered by the Concessionaire at its sole cost and expense to the MTA personnel and personnel of Agency Vendors, where applicable (as designated from time to time by the MTA) but no more than [four] times per year.

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ATTACHMENT 1: Location by Station or Facility of Each of the Kiosks

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
1	149th St.–Grand Concourse	390	1	1	Bx	IRT	Jerome	2/4	Paid	Mezz. Low
2	149th St.–Grand Concourse	390	1		Bx	IRT	Jerome	2/4	Unpaid	Mezz. N.B.
3	3rd. Ave.–149th St.	434	1	1	Bx	IRT	Wh. Plains	2/5	Unpaid	Mezz. N.B.
4	3rd. Ave.–149th St.	434	1		Bx	IRT	Wh. Plains	2/5	Unpaid	Mezz. S.B.
5	Grand Central	402	1	1	M	IRT	Shuttle	S	Unpaid	UpperMezz.
6	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
7	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
8	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
9	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
10	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
11	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
12	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
13	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
14	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Passageway
15	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Passageway
16	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. N.B.
17	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. N.B.
18	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. N.B.
19	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. N.B.
20	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. S.B.
21	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. S.B.
22	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. S.B.
23	Grand Central	402	1		M	IRT	Lex. Ave.	4/5/6	Paid	Platf. S.B.
24	14th St.–Union Sq.	406	1	1	M	IRT	Lex. Ave.	4/5/6	Paid	Mezz.
25	14th St.–Union Sq.	406	1		M	IRT	Lex. Ave.	4/5/6	Unpaid	Mezz.
26	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Mezz.
27	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Mezz.
28	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Unpaid	Mezz.
29	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Unpaid	Mezz.
30	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Unpaid	Mezz.
31	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
32	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
33	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
34	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
35	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
36	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
37	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
38	14th St.–Union Sq.	15	1		M	BMT	B'way.	N/Q/R	Paid	Platf.
39	14th St.–Union Sq.	117	1		M	BMT	Canarsie	L	Unpaid	Mezz. West

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#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
40	14th St.–Union Sq.	117	1		M	BMT	Canarsie	L	Paid	Platf.
41	14th St.–Union Sq.	117	1		M	BMT	Canarsie	L	Paid	Platf.
42	14th St.–Union Sq.	117	1		M	BMT	Canarsie	L	Paid	Platf.
43	14th St.–Union Sq.	117	1		M	BMT	Canarsie	L	Paid	Platf.
44	West 4th St.	167	1	1	M	IND	8th Ave.	A/C	Paid	Platf. Low
45	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
46	West 4th St.	167	1			IND	8th Ave.	A/C	Paid	Platf. Low
47	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
48	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
49	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
50	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
51	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
52	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
53	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
54	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
55	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
56	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
57	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
58	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
59	West 4th St.	167	1		M	IND	8th Ave.	A/C	Paid	Platf. Low
60	14th St. / 7th Ave.	322	1	1	M	IRT	7th Ave./B'way	1/2/3	Unpaid	Mezz. S.
61	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. S.B.
62	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. S.B.
63	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. S.B.
64	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. S.B.
65	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. N.B.
66	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. N.B.
67	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. N.B.
68	14th St. / 7th Ave.	322	1		M	IRT	7th Ave./B'way	1/2/3	Paid	Platf. N.B.
69	Broadway Junction	92	1	1	Bk	BMT	Jamaica	J/Z	Paid	Mezz.
70	Broadway Junction	92	1		Bk	BMT	Jamaica	J/Z	Paid	Mezz.
71	Bedford Ave.	120	1	1	Bk	BMT	Canarsie	L	Paid	Platf.
72	Bedford Ave.	120	1		Bk	BMT	Canarsie	L	Paid	Platf.
73	Bedford Ave.	120	1		Bk	BMT	Canarsie	L	Paid	Platf.
74	Bedford Ave.	120	1		Bk	BMT	Canarsie	L	Paid	Platf.
75	86th St.	397	1	1	M	IRT	Lex. Ave.	4/5/6	Unpaid	Mezz. S.B.
76	86th St.	397	1		M	IRT	Lex. Ave.	4/5/6	Unpaid	Mezz. N.B.
77	Brooklyn Bridge	411	1	1	M	IRT	Lex. Ave.	4/5/6	Unpaid	Mezz.

9

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
78	Brooklyn Bridge	411	1		M	IRT	Lex. Ave.	4/5/6	Unpaid	Mezz.
79	Jay St. - Metro Tech.	174	1	1	Bk	IND	Fulton Ave.	A/C/F	Paid	Platf.
80	Jay St. - Metro Tech.	174	1		Bk	IND	Fulton Ave.	A/C/F	Paid	Platf.
81	Atlantic – Barclays Center	338	1	1	Bk	IRT	E. Pwky.	2/3	Paid	Mezz.
82	Atlantic – Barclays Center	338	1		Bk	IRT	E. Pwky.	2/3	Paid	Mezz.
83	Atlantic – Barclays Center	338	1		Bk	IRT	E. Pwky.	2/3	Paid	Mezz.
84	Atlantic – Barclays Center	338	1		Bk	IRT	E. Pwky.	2/3	Unpaid	Street Lvl.
85	68th St-Hunter College	399	1	1	M	IRT	Lex. Ave.	6	Paid	Mezz.
86	68th St-Hunter College	399	1		M	IRT	Lex. Ave.	6	Paid	Mezz.
87	Borough Hall	335	1	1	BK	IRT	Lex. Ave.	2,3,4,5	UnPaid	Upper Mezz.

1	34th St. Herald Sq.	227	1	1	M	IND	6th Ave.	B/D/F/M	Unpaid	Mezz.
2	34th St. Herald Sq.	227	1		M	IND	6th Ave.	B/D/F/M	Unpaid	Mezz.
3	34th St. Herald Sq.	12	1		M	BMT	B'way.	N/Q/R	Unpaid	Mezz.
4	34th St. Herald Sq.	12	1		M	BMT	B'way.	N/Q/R	Unpaid	Mezz.
5	34th St. Herald Sq.	12	1		M	BMT	B'way.	N/Q/R	Paid	Mezz.
6	34th St. Herald Sq.	12	1		M	BMT	B'way.	N/Q/R	Paid	Mezz.
7	Penn Station 34th St.	318	1	1	M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
8	Penn Station 34th St.	318	1		M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
9	Penn Station 34th St.	318	1		M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
10	Penn Station 34th St.	318	1		M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
11	Penn Station 34th St.	164	1		M	IND	8th Ave.	A/C/E	Unpaid	Mezz.
12	Penn Station 34th St.	164	1		M	IND	8th Ave.	A/C/E	Unpaid	Mezz.
13	59th St. Columbus Circle	161	1	1	M	IND	Central Pk.	A/C/B/D	Paid	Platf. N.B.
14	59th St. Columbus Circle	161	1		M	IND	Central Pk.	A/C/B/D	Paid	Platf. N.B.
15	59th St. Columbus Circle	161	1		M	IND	Central Pk.	A/C/B/D	Unpaid	Mezz.
16	59th St. Columbus Circle	161	1		M	IND	Central Pk.	A/C/B/D	Unpaid	Mezz.
17	Times Sq.–42nd St.	317	1	1	M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
18	Times Sq.–42nd St.	317	1		M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
19	Times Sq.–42nd St.	317	1		M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
20	Times Sq.–42nd St.	317	1		M	IRT	7th Ave.	1/2/3	Unpaid	Mezz.
21	Prince St.	17	1	1	M	BMT	B'way.	N/R	Unpaid	Mezz.
22	Prince St.	17	1		M	BMT	B'way.	N/R	Unpaid	Mezz.
23	Prince St.	17	1		M	BMT	B'way.	N/R	Unpaid	Mezz.
24	Prince St.	17	1		M	BMT	B'way.	N/R	Unpaid	Mezz.
25	66th St. Lincoln Center	314	1	1	M	IRT	7th Ave.	1	Unpaid	Mezz.

10

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
26	66th St. Lincoln Center	314	1		M	IRT	7th Ave.	1	Unpaid	Mezz.
27	Astor Place	407	1	1	M	IRT	Lex. Ave.	6	Unpaid	Mezz.
28	Astor Place	407	1		M	IRT	Lex. Ave.	6	Unpaid	Mezz.
29	Astor Place	407	1		M	IRT	Lex. Ave.	6	Unpaid	Mezz.
30	Astor Place	407	1		M	IRT	Lex. Ave.	6	Unpaid	Mezz.
31	Canal Street/Broadway Line	18	1	1	M	BMT	B'way.	N/R	Unpaid	Mezz.
32	Canal Street/Broadway Line	18	1		M	BMT	B'way.	N/R	Unpaid	Mezz.
33,	Canal Street/Broadway Line	18	1		M	BMT	B'way.	N/R	Unpaid	Mezz.
34	Canal Street/Broadway Line	18	1		M	BMT	B'way.	N/R	Unpaid	Mezz.
35	36th Street/4th Ave. Line	32	1	1	BK	BMT	4thAve	N/R	Paid	NB Plat
36	36th Street/4th Ave. Line	32	1		BK	BMT	4thAve	N/R	Paid	SB Plat
37	59th Street/4th Ave. Line	35	1	1	BK	BMT	4thAve	N/R	Unpaid	S. Mezz
38	59th Street/4th Ave. Line	35	1		BK	BMT	4thAve	N/R	Paid	N. Mezz
39	59th Street/4th Ave. Line	35	1		BK	BMT	4thAve	N/R	Paid	NB Plat
40	59th Street/4th Ave. Line	35	1		BK	BMT	4thAve	N/R	Paid	SB Plat
41	Court Square/Crosstown Line	281	1	1	Q	IND	Crosstown/Flushing	G/7	Unpaid	Mezz.
42	Nassau Ave./Crosstown Line	284	1	1	BK	IND	Crosstown	G	Unpaid	S. Mezz
43	Nassau Ave./Crosstown Line	284	1		BK	IND	Crosstown	G	Unpaid	S. Mezz
44	Nassau Ave./Crosstown Line	284	1		BK	IND	Crosstown	G	paid	SB Plat
45	Nassau Ave./Crosstown Line	284	1		BK	IND	Crosstown	G	paid	NB Plat
46	Metropolitan Ave./Crosstown Line	285	1	1	BK	IND	Crosstown	G	paid	Mezz
47	Metropolitan Ave./Crosstown Line	285	1		BK	IND	Crosstown	G	paid	Mezz
48	Metropolitan Ave./Crosstown Line	285	1		BK	IND	Crosstown	G	paid	SB Plat
49	Metropolitan Ave./Crosstown Line	285	1		BK	IND	Crosstown	G	paid	NB Plat
50	Broadway/Crosstown Line	286	1	1	BK	IND	Crosstown	G	paid	SB Plat
51	Broadway/Crosstown Line	286	1		BK	IND	Crosstown	G	paid	NB Plat
52	Broadway/Crosstown Line	286	1		BK	IND	Crosstown	G	Unpaid	Mezz

1	Wall St		1	1	M	IRT	7th Ave.	1/2/3	paid	Platf. N.B.

11

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
2	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B.
3	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B
4	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B./SB
5	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B./SB
6	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B./SB
7	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. SB
8	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. S.B.
9	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. SB
10	Wall St		1		M	IRT	7th Ave.	1/2/3	paid	Platf. S.B.

33	33rd Herald Sq Path		1	1	M	IRT	7th Ave.	1/2/3	Platf. SB	paid
34	33rd Herald Sq Path		1		M	IRT	7th Ave.	1/2/3	Platf. S.B.	paid

1	Fulton Center	412	1		M		Lexington Ave	4/5 A/C	Paid	Mezz. Concourse
2			1						Paid
3			1						Paid
4			1						Unpaid
5			1						Unpaid
6			1						Paid	Platform
7			1						Paid
8			1	1					Paid
9			1						Unpaid
10			1						Unpaid	Street Level
11			1						Unpaid
12			1						Unpaid
13			1						Unpaid
14			1						Unpaid
15			1						Unpaid
16	Fulton Center	332	1						Unpaid	Street
17	Fulton Center	412	1						Unpaid	Passage
18	Fulton Center	412	1					Street	Unpaid	Passage

1	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B.
2	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B.
3	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B
4	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B./SB
5	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B./SB

12

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
6	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. N.B./SB
7	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. SB
8	Penn Station 34th St.-7th Ave	318	1		M	IRT	7th Ave.	1/2/3	paid	Platf. S.B.
9	59th St. Columbus Circle	161,315	1		M	IRT	Central Pk.	1	Paid	Platf. S.B.
10	59th St. Columbus Circle	161,315	1		M	IND	Central Pk.	A/C/B/D	Paid	Platf. N.B.
11	59th St. Columbus Circle	161,315	1		M	IND	Central Pk.	A/C/B/D	Paid	Platf. N.B.
12	59th St. Columbus Circle	161,315	1		M	IND	Central Pk.	A/C/B/D	Paid	Platf. N.B.
13	59th St. Columbus Circle	161,315	1		M	IND	Central Pk.	A/C/B/D	Paid	Platf. N.B.
14	59th St. Columbus Circle	161,315	1		M	IND	Central Pk.	A/C/B/D	Paid	Platf. S.B.
15	59th St. Columbus Circle	161,315	1		M	IND	Central Pk.	A/C/B/D	Paid	Platf. S.B.
16	42nd St Bryant Park	226	1	1	M	IND	6th Ave	BDFM	Paid	Fare Array
17	42nd St Bryant Park	226	1		M	IND	6th Ave	BDFM	Paid	Fare Array
18	42nd St Bryant Park	226	1		M	IND	6th Ave	BDFM	Paid	Fare Array
19	42nd St Bryant Park	226	1		M	IND	6th Ave	BDFM	Paid	Platf. S.B.
20	42nd St Bryant Park	226	1		M	IND	6th Ave	BDFM	Paid	Platf. S.B.
21	42nd St Bryant Park	226	1		M	IND	6th Ave	BDFM	Paid	Platf. N.B.
22	42nd St Bryant Park	226	1		M	IND	6th Ave	BDFM	Paid	Platf. N.B.
23	42nd St-5th Ave	466	1	1	M	IRT	Flushing Line	7	paid	Platf. N.B./SB
24	42nd St-5th Ave	466	1		M	IRT	Flushing Line	7	paid	Platf. N.B./SB
25	42nd St -5th Ave	466	1		M	IRT	Flushing Line	7	paid	Platf. N.B./SB
26	66th St. Lincoln Center	314	1	1	M	IRT	7th Ave.	1	Paid	Platf. SB
27	Astor Place	407	1		M	IRT	Lex. Ave.	6	Paid	Platf. N.B.
28	Astor Place	407	1		M	IRT	Lex. Ave.	6	Paid	Platf. N.B.
29	42nd St - 8th Ave -Port	163	1	1	M	IND	8th Ave	A,C,E	Paid	Mezz
30	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	UnPaid	Mezz
31	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	UnPaid	Mezz
32	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	UnPaid	Mezz
33	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	Paid	Platf. SB
34	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	Paid	Platf. SB
35	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	Paid	Platf. SB

13

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
36	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	Paid	Platf. SB
37	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	Paid	Platf. NB
38	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	Paid	Platf. NB
39	42nd St - 8th Ave -Port	163	1		M	IND	8th Ave	A,C,E	Paid	Platf. NB
40	Penn Station 34th St.	164	1	1	M	IND	8th Ave.	A,C,E	paid	Platf. N.B.
41	Penn Station 34th St.	164	1		M	IND	8th Ave.	A,C,E	paid	Platf. N.B./SB
42	Penn Station 34th St.	164	1		M	IND	8th Ave.	A,C,E	paid	Platf. N.B./SB
43	Penn Station 34th St.	164	1		M	IND	8th Ave.	A,C,E	paid	Platf. N.B./SB
44	57th St -7th Ave	9	1	1	M	BMT	7th Ave	N,Q,R	UNPaid	Mezz
45	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	UNPaid	Mezz
46	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	UNPaid	Mezz
47	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	Paid	Platf. NB
48	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	Paid	Platf. NB
49	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	UNPaid	Mezz
50	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	UNPaid	Mezz
51	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	Paid	Platf. SB
52	57th St -7th Ave	9	1		M	BMT	7th Ave	N,Q,R	Paid	Platf. SB
53	47-50 Sr Rock Center	225	1	1	M	IND	6th Ave	BDFM	Paid	Platf. N.B.
54	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	Paid	Platf. N.B.
55	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	Paid	Platf. N.B.
56	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	Paid	Platf. S.B.
57	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	Paid	Platf. S.B.
58	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	Paid	Platf. S.B.
59	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	Paid	Platf. S.B.
60	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	UnPaid	Fare Array/Control Area
61	47-50 Sr Rock Center	225	1		M	IND	6th Ave	BDFM	UnPaid	Fare Array/Storage Area
62	72nd ST Broadway	313	1	1	M	IRT	7th Ave.	1,2,3	Paid	Platf. S.B.
63	72nd ST Broadway	313	1		M	IRT	7th Ave.	1,2,3	Paid	Fare Array
64	72nd ST Broadway	313	1		M	IRT	7th Ave.	1,2,3	Paid	Platf. N.B.
65	72nd ST Broadway	313	1		M	IRT	7th Ave.	1,2,3	Paid	Western Wall
66	72nd ST Broadway	313	1		M	IRT	7th Ave.	1,2,3	Paid	Western Wall
67	96th St Broadway	310	1	1	M	IRT	7th Ave.	1,2,3	Paid	Platf. N.B.

14

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
68	96th St Broadway	310	1		M	IRT	7th Ave.	1,2,3	Paid	Platf. N.B.
69	96th St Broadway	310	1		M	IRT	7th Ave.	1,2,3	Paid	Platf. N.B.
70	96th St Broadway	310	1		M	IRT	7th Ave.	1,2,3	Paid	Platf. SB.
71	96th St Broadway	310	1		M	IRT	7th Ave.	1,2,3	Paid	Platf. S.B.
72	96th St Broadway	310	1		M	IRT	7th Ave.	1,2,3	Paid	Platf. S.B.
73	96th St Broadway	310	1		M	IRT	7th Ave.	1,2,3	UnPaid	Mezz
74	96 St Central PK W	157	1	1	M	IND	8th Ave	BC	Paid	Platf. S.B.
75	96 St Central PK W	157	1		M	IND	8th Ave	BC	Paid	Platf. S.B.
76	96 St Central PK W	157	1		M	IND	8th Ave	BC	Paid	Platf. N.B.
77	96 St Central PK W	157	1		M	IND	8th Ave	BC	Paid	Platf. N.B.
78	81st and Central PK W	159	1	1	M	IND	8th Ave	BC	Paid	Platf. S.B.
79	81st and Central PK W	159	1		M	IND	8th Ave	BC	Paid	Platf. S.B.
80	81st and Central PK W	159	1		M	IND	8th Ave	BC	Paid	Platf. N.B.
81	Times Sq-42nd St.	317	1	1	M	IRT	Broadway 7th Ave	1,2,3	Paid	Platf. S.B.
82	Times Sq-42nd St.	317	1		M	IRT	Broadway 7th Ave	1,2,3	Paid	Platf. S.B.
83	Times Sq-42nd St.	317	1		M	IRT	Broadway 7th Ave	1,2,3	Paid	Platf. N.B.
84	Times Sq-42nd St.	317	1		M	IRT	Broadway 7th Ave	1,2,3	Paid	Platf. N.B.
85	Times Sq-42nd St.	11	1		M	BMT	Broadway - Brighton	N,Q,R	Paid	Platf. S.B.
86	Times Sq-42nd St.	11	1		M	BMT	Broadway - Brighton	N,Q,R	Paid	Platf. S.B.
87	Times Sq-42nd St.	11	1		M	BMT	Broadway - Brighton	N,Q,R	Paid	Platf. S.B.
88	Times Sq-42nd St.	11	1		M	BMT	Broadway - Brighton	N,Q,R	Paid	Platf. N.B.
89	Times Sq-42nd St.	11	1		M	BMT	Broadway - Brighton	N,Q,R	Paid	Platf. N.B.
90	Times Sq-42nd St.	11	1		M	BMT	Broadway - Brighton	N,Q,R	Paid	Platf. N.B.

1	86th St Lexington	397	1		M	IRT	Lex. Ave.	4/5/6	Paid	NB Platform
2	86th St Lexington	397	1		M	IRT	Lex. Ave.	4/5/6	Paid	NB Platform
3	86th St Lexington	397	1		M	IRT	Lex. Ave.	4/5/6	Paid	SB Platform
4	86th St Lexington	397	1		M	IRT	Lex. Ave.	4/5/6	Paid	SB Platform
5	59th St Lexington	400	1	1	M	IRT	Lex. Ave.	N,Q,R,4,5,6	Paid	R Line Platform-North End.
6	59th St Lexington	400	1		M	IRT	Lex. Ave.	N,Q,R,4,5,6	UnPaid	59th Lex Entryway-Against Southern Wall

15

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
7	125th Lexington	392	1	1	M	IRT	Lex. Ave.	4/5/6	Unpaid	Mezz-Fare Array-Next to MVM machines
8	125th Lexington	392	1		M	IRT	Lex. Ave.	4/5/6	Unpaid	Mezz-Right Side of Service Booth
9	Chambers St -IND	170	1	1	M	IND	8th Ave	A,C,E,2,3	Paid	NB/SB Platform near the Northern End
10	Chambers St -IND	170	1		M	IND	8th Ave	A,C,E,2,3	Paid	NB/SB Platform near the Northern End
11	Chambers St IND	170	1		M	IND	8th Ave	A,C,E,2,3	Paid	NB/SB Platform near the South End
12	Chambers St IND	170	1		M	IND	8th Ave	A,C,E,2,3	Paid	NB/SB Platform near the South End
13	Chambers/Park Place	331	1	1	M	IRT	Broadway -7th Ave	2,3	Unpaid	Broadway/Park Place Entry-Southen Wall.
14	14th St - 8th Ave	166	1	1	M	IND	8th Ave	A,CE	Paid	NB Platform
15	14th St - 8th Ave	166	1		M	IND	8th Ave	A,CE	Paid	NB Platform
16	14th St - 8th Ave	166	1		M	IND	8th Ave	A,CE	Paid	NB Platform
17	14th St - 8th Ave	166	1		M	IND	8th Ave	A,CE	Paid	NB Platform
18	14th St - 8th Ave	166	1		M	IND	8th Ave	A,CE	Paid	SB Platform
19	14th St - 8th Ave	166	1		M	IND	8th Ave	A,CE	Paid	SB Platform
20	14th St - 8th Ave	166	1		M	IND	8th Ave	A,CE	Paid	SB Platform
21	14th St - 8th Ave	166	1		M	IND	8th Ave	A,CE	Paid	SB Platform
22	145th St	151	1	1	M	IND	8th Ave	ACBD	Paid	SB Platform -BD
23	145th St	151	1		M	IND	8th Ave	ACBD	Paid	SB Platform -BD
24	145th St	151	1		M	IND	8th Ave	ACBD	Paid	SB Platform -AC
25	145th St	151	1		M	IND	8th Ave	ACBD	Paid	SB Platform -AC
26	145th St	151	1		M	IND	8th Ave	ACBD	Paid	NB Platform-AC Line
27	145th St	151	1		M	IND	8th Ave	ACBD	Paid	NB Platform-AC Line
28	145th St	151	1		M	IND	8th Ave	ACBD	Paid	NB Platform-BD Line
29	145th St	151	1		M	IND	8th Ave	ACBD	Paid	NB Platform-BD Line
16

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
30	161st Yankee Stadium	389	1	1	BX	IRT	Jerome Ave	B,D,4	Paid	Facing the Fare Array/service booth against the column
31	161st Yankee Stadium	389	1		BX	IRT	Jerome Ave	B,D,4	Paid	Around the corner against the wall-Mezz area.
32	Jay St -	174	1		BK	IND	8th Ave	A,C,F,R	Paid	NB Platform (on the back of a current OTG Unit)
33	Jay St	174	1		BK	IND	8th Ave	A,C,F,R	Paid	NB Platform
34	Jay St	174	1		BK	IND	8th Ave	A,C,F,R	Paid	NB Platform
35	Jay St	174	1		BK	IND	8th Ave	A,C,F,R	Paid	SB Platform (on the back of a current OTG Unit)
36	Jay St	174	1		BK	IND	8th Ave	A,C,F,R	Paid	SB Platform
37	Jay St	174	1		BK	IND	8th Ave	A,C,F,R	Paid	SB Platform
38	74th St -Jax Hgts-Roosevelt Av	267	1	1	Q	IND	QBL	E,F,M,R	Unpaid	Fare Array-facing service booth
39	74th St -Jax Hgts-Roosevelt Av	267	1		Q	IND	QBL	E,F,M,R	Paid	Mezz on Wall between escalators
40	74th St -Jax Hgts-Roosevelt Av	267	1		Q	IND	QBL	E,F,M,R	Paid	Mezz on Wall between escalators
41	74th St -Jax Hgts-Roosevelt Av	267	1		Q	IND	QBL	E,F,M,R	Paid	Lower mezz transfer from 7 Line to IND walkway-against grill
42	74th St -Jax Hgts-Roosevelt Av	267	1		Q	IND	QBL	E,F,M,R	Paid	Lower mezz transfer from 7 Line to IND walkway-against column
43	74th St -Jax Hgts-Roosevelt Av	267	1		Q	IND	QBL	E,F,M,R	Paid	Entranceway-Glass/brick wall before the escalator.

17

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
44	72nd St	160	1	1	M	IND	8th Ave	B,C	Paid	NB Platform - on column facing Fare Array
45	Chambers St -IRT	327	1	1	M	IRT	Broadway -7th Ave	1,2,3	Paid	SB Platform
46	Chambers St -IRT	327	1		M	IRT	Broadway -7th Ave	1,2,3	Paid	SB Platform
47	Chambers St -IRT	327	1		M	IRT	Broadway -7th Ave	1,2,3	Paid	NB Platform
48	Chambers St -IRT	327	1		M	IRT	Broadway -7th Ave	1,2,3	Paid	NB Platform
49	Christopher St-IRT	323	1	1	M	IRT	Broadway -7th Ave	1	UnPaid	Fare Array-SB Entrance
50	Christopher St-IRT	323	1		M	IRT	Broadway -7th Ave	1	UnPaid	Fare Array-SB Entrance
51	23rd St -7th Ave	320	1	1	M	IRT	Broadway -7th Ave	1	Paid	NB Platform
52	23rd St -7th Ave	320	1		M	IRT	Broadway -7th Ave	1	UnPaid	SB Station Entrance-Fare Array
53	Spring St-IND	168	1	1	M	IND	8th Ave-Fulton	C,E	Paid	Fare Array-NB Entrance
54	Spring St-IND	168	1		M	IND	8th Ave-Fulton	C,E	UnPaid	Fare Array-SB Entrance
55	Spring St-IRT	409	1	1	M	IRT	Lex-Shuttle	6	UnPaid	SB Fare Array
55	Spring St-IRT	409	1		M	IRT	Lex-Shuttle	6	UnPaid	NB Fare Array
57	Broadway Lafeytette	230	1	1	M	IND	6Ave	BDFM	Paid	NB Platform
58	Broadway Lafeytette	230	1		M	IND	6Ave	BDFM	Paid	NB Platform
59	Broadway Lafeytette	230	1		M	IND	6Ave	BDFM	Paid	NB Platform
60	Broadway Lafeytette	230	1		M	IND	6Ave	BDFM	Paid	NB Platform
61	Broadway Lafeytette	230	1		M	IND	6Ave	BDFM	Paid	SB Platform
62	Broadway Lafeytette	230	1		M	IND	6Ave	BDFM	Paid	SB Platform
63	Broadway Lafeytette	230	1		M	IND	6Ave	BDFM	Paid	SB Platform
64	Broadway Lafeytette	230	1		M	IND	6Ave	BDFM	Paid	SB Platform
65	Delancey St	233	1	1	M	IND	6Ave	F	Paid	Entryway to NB Platform
66	Delancey St	233	1		M	IND	6Ave	F	Paid	Entryway to NB Platform - against South Wall
67	Hunters Pt.	463	1	1	Q	IRT	Flushing	7	Paid	Fare Array-opposite service booth
68	Hunters Pt.	463	1		Q	IRT	Flushing	7	UnPaid	Fare Array-Northern entrance- 49th Ave

18

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
69	Willets Pt-Citi Field	448	1	1	Q	IRT	Flushing	7	Paid	Facing the Fare Array/service booth against the Wall (near the rest rooms)
70	Willets Pt-Citi Field	448	1		Q	IRT	Flushing	7	Paid	Facing the Fare Array/service booth against the Wall (near the rest rooms)
71	Queens Plaza	273	1	1	Q	IND	Queens-Archer	E,M,R	Paid	SB Platform -Back to back
72	Queens Plaza	273	1		Q	IND	Queens-Archer	E,M,R	Paid	SB Platform -Back to back
73	Queens Plaza	273	1		Q	IND	Queens-Archer	E,M,R	Paid	NB Platform Back to back
74	Queens Plaza	273	1		Q	IND	Queens-Archer	E,M,R	Paid	NB Platform Back to back
75	Queens Plaza	273	1		Q	IND	Queens-Archer	E,M,R	Paid	NB Platform
76	Queens Plaza	273	1		Q	IND	Queens-Archer	E,M,R	Paid	SB Platform
77	Bowling Green	414	1	1	M	IRT	Lex Shuttle	4,5	UnPaid	Fare Array-Against MVM and Wall (no longer with the diagonal setup)
78	Bowling Green	414	1		M	IRT	Lex Shuttle	4,5	UnPaid	Underpass connecting NB and SB Platforms by Path Through History sign.
79	23rd St-Broadway	14	1	1	M	BMT	Broadway-Brighton	N,R	UnPaid	Entrance to NB Plaform-South Wall
80	23rd St-Broadway	14	1		M	BMT	Broadway-Brighton	N,R	UnPaid	Entrance to SB platform
81	71st-Forrest Hills	261	1	1	Q	IND	Queens-Archer	E,F,M,R	Paid	NB Platform-Back to back
82	71st-Forrest Hills	261	1		Q	IND	Queens-Archer	E,F,M,R	Paid	NB Platform-Back to back
83	71st-Forrest Hills	261	1		Q	IND	Queens-Archer	E,F,M,R	Paid	SB Platform -Back to back
84	71st-Forrest Hills	261	1		Q	IND	Queens-Archer	E,F,M,R	Paid	SB Platform -Back to back

19

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
85	61st Woodside	456	1	1	Q	IND	Flushing	7	UnPaid	Mezz -Side by Side
86	61st Woodside	456	1		Q	IND	Flushing	7	UnPaid	Mezz -Side by Side
87	Myrtle-Wykoff	112	1	1	BK	BMT	Canarsie	L	Paid	Transfer Mezz-side by side
88	Myrtle-Wykoff	112	1		BK	BMT	Canarsie	L	Paid	Transfer Mezz-side by side
89	Myrtle-Wykoff	128	1		BK	BMT	Canarsie	L	Paid	Center of Platform
90	Myrtle-Wykoff	128	1		BK	BMT	Canarsie	L	Paid	Center of Platform

1	Ralph Ave	182	1	1	BK	IND	8th Ave	C	Paid	NB Platform
2	Franklin Ave	178	1	1	BK	IND	8th Ave	C,S	Paid	Shuttle to PassageWay Leading to C Platform
3	Clinton-Washington	177	1	1	BK	IND	8th Ave	C	Paid	NB Platform
4	Clinton-Washington	177	1		BK	IND	8th Ave	C	Paid	NB Platform
5	Lafayette Ave	176	1	1	BK	IND	8th Ave	C	Paid	NB Platform

1	Cust Service Center	N/A	1		M

1	63rd st		1	1	M		Q			Mezz
2	63rd st		1		M		Q			Mezz
3	72nd St (DS*)		1	1	M		Q			Platform
4	86th St (DS*)		1	1	M		Q			Platform
5	86th St (DS*)		1		M		Q			Platform
6	86th St		1		M		Q			NB Mezz
7	86th St		1		M		Q			SB Mezz
8	96th St (DS*)		1	1	M		Q			Platform
9	96th St		1		M		Q			Sb Mezz
	*Double Sided

	Count as of 4/24/17	Total Live Kiosks:	364
		Total Stations:		74

	Yet to be installed - est. completion date 6/1/2017.
	Jamaica Line Stations

20

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area
1	Myrtle Ave	97	1	1	BK		Jamaica		Paid	Mezz- Fare Array - Control Area
2	Flushing ave	98	1	1	BK		Jamaica		Paid	Mezz- Fare Array - Control Area
3	Hewes St	100	1	1	BK		Jamaica		Paid	Mezz- Fare Array - Control Area
4	Marcy Ave	101	1	1	BK		Jamaica		Unpaid	Mezz- Fare Array - Control Area
5	Seneca Ave	101	1	1	Q		Jamaica		Unpaid	TBD*
6	Forest Ave	101	1	1	Q		Jamaica		Unpaid	TBD*

	Queens 4
1	Key Gardens-Union Tpk.	259	1	1	Q	IND	Queens		Paid	South Bound Platform
2	Key Gardens-Union Tpk.	259	1		Q	IND	Queens		Paid	North Bound Platform
3	63rd Drive - Rego Park	263	1	1	Q	IND	Queens		Paid	Mezz- Fare Array - Control Area
4	63rd Drive - Rego Park	263	1		Q	IND	Queens		Unpaid	Mezz- Fare Array - Control Area

	Hudson Yards

1	Hudson Yards - 34th St		1	1	M		Jamaica		Paid	NB End of Platform
2	Hudson Yards - 34th St		1		M		Jamaica		UnPaid	Site J Entrance - Side by Side
3	Hudson Yards - 34th St		1		M		Jamaica		UnPaid	Site J Entrance - Side by Side

	South Ferry

1	South Ferry		1	1	M				Unpaid	Concourse level - near tunstyle
2	South Ferry		1		M				Unpaid	Mezz level - near tunstyle
3	South Ferry		1		M				Unpaid	Lower Mezz level - near MVM
4	South Ferry (DS*)		1		M				Paid	NB End of Platform
5	South Ferry (DS*)		1		M				Paid	SB End of Platform

21

#	Station	MR	Kiosk Count	Station Count	Boro	Div.	Line	Serv.	Use	Area

	Fulton Center

1	Fulton Center	412	1		M				Unpaid	Dey St Corridor
2	Fulton Center	412	1		M				Unpaid	2/3 Line

		Total Kiosks:	384
		Total Stations:		84

22

ATTACHMENT 2: OTG Spare Parts and Replacement Units Requirements
INTERSECTION/OUTFRONT (CIVIQ)

Name	Model	Description	Quantities ( EMD Have For Maintainance))	Quantities ( EMD Need For Maintainance)	Unit Price	Total Price	Vendor
Cisco Router	ENET SW, 8GE POE+ CATALYST 3560C, CISCO		20	20	$800.00	16,000	Intersection/Civiq
Power Switch	REMOTE PWR CONTROL, 4P, 9258HP AVIOSYS	REWORK, REMOTE PWR CONTRL, AVIOSYS	20	20	$182.00	3,640	Intersection/Civiq
FAN, 24VDC, 65CFM, 34dBA, 3WR, 120 x 25mm			15	25	$60.00	1,500	Intersection/Civiq
PCB, USB KIOSK CTRL, W/SENSORS, RoHS			19	21	$215.00	4,515	Intersection/Civiq
UPS Power Supply 24 VDC		52-13935-002: BRACKET, PS, FAN, CYBER, 13660, KIOSK	23	17	$245.00	4,165	Intersection/Civiq
USB-A to USB Mini-B,M/M,6FT,BLK. (Touch Screen)			0	40	$13.00	520	Intersection/Civiq
NUC			0	400	$1,100.00	440,000	Intersection/Civiq
PCB, AMBIENT LIGHT, SENSOR, RoHS	5415213001		23	17	$26.00	442	Intersection/Civiq
PIC board / Sensor board for OTG	54-15220-001	PCB, USB KIOSK CNTLR W/ SENSORS, RoHS	40	0	$215.00	0	Intersection/Civiq
Touch Controller Board			0	40
Wireless Antenna	BMLPVMB/LTE		10	30	$33.98	1,019	Intersection/Civiq
Antenna Cables	CBL-60-36-N1-S1		10	30	13.56	407	Intersection/Civiq
Antenna Mount	WO126953		10	30	$39.19	1,176	Intersection/Civiq
Power Extenstion Cord			20	0	$5.00	0	Intersection/Civiq
Doors( DOOR, 47” LCD PCAP TS, -Intersection kiosks STAINLESS STEEL)	48" Door		20	0	$5,000.00	0	Intersection/Civiq
Doors 55 inch ( Intersection Only)	55" Door		0	1	$7,000.00	7,000	Intersection/Civiq
Doors( DOOR, 46” LCD PCAP TS, STAINLESS STEEL) Outfront	DOOR, 48" LCD, BLUE82, 15847, PCAP TS, SS	52-22024-001: DOOR, 48" LCD, BLUE82, 15847, PCAP TS, SS	5	5	$3,700.00	18,500	Outfront/Civiq
					Total	498,884

23

WAYPOINT KIOSKS (INTERSECTION /CIVIQ)

Name	Model	Quantities ( EMD Have For Maintainance))	Quantities ( EMD Need For Maintainance)	Vendor
Doors		0	2	Intersection /Civiq
24VDC Power Supply		0	2	Intersection /Civiq
DCP		0	2	Intersection /Civiq
FFCBOARD		0	2	Intersection /Civiq
Battery		0	2	Intersection /Civiq
UPS		0	2	Intersection /Civiq
Civiq Smart Controller		0	2	Intersection /Civiq
Touch Controller		0	2	Intersection /Civiq
Sensor		0	2	Intersection /Civiq

24

MRI/CSIT/OUTFRONT

Name	Model	Quantities ( EMD Have For Maintainance))	Quantities ( EMD Need For Maintainance)	Vendor
Touch Controller		0	6	MRI/CSIT/OUTFRONT
Power SAM		0	6	MRI/CSIT/OUTFRONT
Digital SAM		0	6	MRI/CSIT/OUTFRONT
Closed Loop FANS		0	6	MRI/CSIT/OUTFRONT
Open Loop FANS		0	6	MRI/CSIT/OUTFRONT
Door 47 inch		0	6	MRI/CSIT/OUTFRONT
Eight Port Ethernet Hub		0	6	MRI/CSIT/OUTFRONT

25

FOR EMD TEST EQUIPMENT

Name	Model	Quantities ( EMD Have For Maintainance))	Quantities ( EMD Need For Maintainance)			Vendor
Display 10		0	10	$96.10	961	N/A	https://www.amazon.com/AOC-e1659Fwu-1366x768-Brightness-3-0-Powered/dp/B00CMKOVMO/ref=sr_1_4?s=electronics&ie=UTF8&qid=1487781470&sr=1-4&keywords=carry+display+monitor+with+HDMI
HDMI Tester		0	10	$23.74	237	N/A	https://www.amazon.com/PYLE-HOME-PHCT85-Definition-Cable-Tester/dp/B005RF2VP0/ref=sr_1_1?s=electronics&ie=UTF8&qid=1487781532&sr=1-1&keywords=HDMI+tester&refinements=p_72%3A1248879011
Mouse		0	10	$9.69	97	N/A	https://www.amazon.com/TeckNet-2-4G-Wireless-Mouse-Buttons/dp/B001DHECXA/ref=sr_1_5?s=electronics&ie=UTF8&qid=1487781770&sr=1-5&keywords=mini+wireless+mouse
Keybaord		0	10	$10.00	100	N/A	https://www.amazon.com/iPazzPort-Bluetooth-Wireless-Raspberry-KP-810-21SBL/dp/B015J6TEN8/ref=sr_1_10?s=electronics&ie=UTF8&qid=1487781723&sr=1-10&keywords=mini+wireless+mouse+and+keyboard+combo
HDMI cable		0	10	$7.00	70	N/A	https://www.amazon.com/AmazonBasics-High-Speed-HDMI-Cable-Standard/dp/B014I8SSD0/ref=sr_1_3?s=electronics&ie=UTF8&qid=1487781791&sr=1-3&keywords=HDMI+cable
Console cable		0	10	$15.00	150	N/A	https://www.amazon.com/CISCO-Console-Cable-Replaces-72-3383-01/dp/B00I8CT8YG/ref=sr_1_8?s=electronics&ie=UTF8&qid=1487781904&sr=1-8&keywords=console+cable
				Total	$1,615.30

26

Exhibit 11

[Reserved]

27

Exhibit 12

[Reserved]

28

Advertising License Agreement
Exhibit 13
(Uptime Requirements for Agency-Alert and Real-Time Functions)

1.	Incorporation.
This Exhibit is incorporated by reference and made a part of the License Agreement.

2.	Relevant Definitions.
“Advertising-Related Communication Devices Advertising Value” is the average value per minute per Communication Device for the previous three (3) months for Advertising on Advertising-Related Communication Devices, based on Advertising Sales Revenue. The MTA may update this value once per calendar month. If not updated, the preceding month’s Advertising-Related Communication Devices Advertising Value remains effective.
“Aggregate Agency Messaging-Only Communication Devices Minutes” are calculated as follows:

100% of Total number of minutes in the calendar month at issue	X	Total number of Agency Messaging-Only Communication Devices at the commencement of the calendar month at issue

“Credit Amount” indicates that a constant rate is being used to penalize the failure to meet the Monthly Uptime Percentage.
“Downtime” means the total time (expressed in minutes) during a calendar month where the Agency Messaging-Only Communication Devices are not displaying in Near Real-Time (as specified in Master TCs Section 3.2.2.1 (IMS-DMP Interface)) Agency Alert Messages or Agency Real-Time Messages provided by MTA via the IMS-DMP Interface.
“Monthly Uptime Percentage” is calculated using the following formula:

Aggregate Agency Messaging-Only Communication Device Minutes	-	Downtime	X	100
Aggregate Agency Messaging-Only Communication Devices Minutes

3.	Uptime Requirement for Agency Messaging-Related Communication Devices.
If the Concessionaire fails to meet the Monthly Uptime Percentage requirements set out in the following table, it shall pay to the MTA the Performance Failure Payment associated with the applicable range of Monthly Uptime Percentage, all in accordance with Master TCs Section 26.2.4.5 (Failure to Meet Enhanced Standard for Agency-Alert and Real-Time Functions):

Monthly Uptime Percentage	Performance Failure Payment

≥ 98%	No payment due.

97.999% - 95%	Advertising-Related Communication Devices Advertising Value	X	1.2 Credit Amount	X	(0.98	-	0.01 X Uptime Percentage)	X	Aggregate Agency Messaging-Only Communication Devices Minutes

94.999% - 90%	Advertising-Related Communication Devices Advertising Value	X	1.2 Credit Amount	X	0.03 X Aggregate Agency Messaging-Only Communication Devices Minutes

					+
	Advertising-Related Communication Devices Advertising Value	X	1.3 Credit Amount	X	(0.95	-	0.01 X Uptime Percentage)	X	Aggregate Agency Messaging-Only Communication Devices Minutes

89.999% - 80%	Advertising-Related Communication Devices Advertising Value	X	1.2 Credit Amount	X	0.03 X Aggregate Agency Messaging-Only Communication Devices Minutes

					+
	Advertising-Related Communication Devices Advertising Value	X	1.3 Credit Amount	X	0.05 X Aggregate Agency Messaging-Only Communication Devices Minutes

					+
	Advertising-Related Communication Devices Advertising Value	X	1.4 Credit Amount	X	(0.9	-	0.01 X Uptime Percentage)	X	Aggregate Agency Messaging-Only Communication Devices Minutes

Monthly Uptime Percentage	Performance Failure Payment

≤ 80%	Advertising-Related Communication Devices Advertising Value	X	1.2 Credit Amount	X	0.03 X Aggregate Agency Messaging-Only Communication Devices Minutes

+
	Advertising-Related Communication Devices Advertising Value	X	1.3 Credit Amount	X	0.05 X Aggregate Agency Messaging-Only Communication Devices Minutes

+
	Advertising-Related Communication Devices Advertising Value	X	1.4 Credit Amount	X	0.1 X Aggregate Agency Messaging-Only Communication Devices Minutes

+
	Advertising-Related Communication Devices Advertising Value	X	1.5 Credit Amount	X	(0.8	-	0.01 X Uptime Percentage)	X	Aggregate Agency Messaging-Only Communication Devices Minutes

4.	Limitations
This Exhibit 13 (Uptime Requirements for Agency-Alert and Real-Time Functions) does not apply to performance or availability issues that are: (i) due to a Force Majeure Event; (ii) caused by the MTA’s use of services, hardware, or software not provided by the Concessionaire; (iii) caused by the MTA’s failure to: adhere to required configurations, use supported platforms, or follow the Concessionaire’s reasonable policies for acceptable use; (iv) use of Agency Messaging-Only Communication Devices or Advertising-Related Communication Devices in a manner contrary to the Concessionaire’s written instructions or (v) caused by a failure of the wireless network provider at the Agency Facilities which could not have been avoided by the Concessionaire using commercially reasonable efforts.

Advertising License Agreement
Exhibit 14
(Acceptance Criteria)

1.	Incorporation.
This Exhibit is incorporated by reference and made a part of the License Agreement.

2.	Development of Acceptance Criteria.
After the Effective Date, the Parties shall cooperate and act reasonably and in good faith to develop mutually-agreeable acceptance criteria (the “Acceptance Criteria”) for the Deliverables, which shall be in accordance with the Master TCs, including Section 6.1.2. (Cooperation in Establishing Acceptance Criteria). The Acceptance Criteria shall establish the standards that govern the acceptance and user testing for each category of Deliverables set out in Section 5 (Deliverables) of the Master TCs.

EXECUTION VERSION

Advertising License Agreement
Exhibit 15
(MTA Advertising Policy)

[Attached.]

Exhibit 15 - 1

EXECUTION VERSION

MTA ADVERTISING POLICY

I. PURPOSE

A. To establish uniform, reasonable, and viewpoint-neutral standards for the display of advertising in and on the facilities, vehicles and other property (together "Property") of the Metropolitan Transportation Authority and its affiliated and subsidiary agencies (together "MTA").

B. To convert the MTA's Property from a designated public forum into a limited public forum by excluding advertising of a political nature after the Effective Date.

II. SCOPE

This policy applies to all advertisements proposed to be displayed in and on the Property on or after the Effective Date set forth below.

III. OBJECTIVE

The MTA's mission is to provide safe, reliable, and efficient public transportation and crossings within its service area. The MTA's transportation operations are funded by a combination of federal, state, and local funds, including grants and taxes, as well as fare box and toll revenue. Advertising revenues are an important supplemental source of revenue that supports the MTA's transportation operations. The MTA's purpose in allowing paid advertising to be displayed in and on the Property is to maximize such supplemental revenue to support transportation operations.

By accepting paid advertising for display in and on the Property, the MTA is acting in a proprietary capacity as a provider of public transportation and crossings seeking to maximize advertising revenue to support its transportation operations. Starting from the Effective Date, the MTA does not intend that the advertising permitted to be displayed in and on the Property be created, designated, or used as a public forum for expressive activities or general discourse or opinions. In furtherance of the MTA's purpose of maximizing advertising revenue, the MTA in its proprietary capacity is limiting advertisements it will accept for display in and on the Property to paid commercial advertising, certain public service announcements that will help build goodwill for the MTA among its riders and the public, and governmental messages. The MTA retains control over the advertising that it will allow to be displayed in and on the Property by subjecting all proposed advertisements to the Advertising Standards below. MTA expressly intends that the advertising permitted to be displayed in and on the Property be a limited public forum.

In establishing and enforcing these Advertising Standards, the MTA seeks to fulfill the following goals and objectives:

- Maximize advertising revenue
- Maximize ridership and fare revenue
- Maintain a secure and orderly operating environment

Exhibit 15 - 2

EXECUTION VERSION

- Maintain a safe and welcoming environment for all MTA employees and customers, including minors, who use MTA's subways, buses, commuter trains and crossings
- Minimize the resources and attention that have been expended to resolve disputes relating to the permissibility of certain political advertisements, thus unnecessarily diverting the organization from performing its mission
- Avoid identification of MTA with, and the appearance of MTA endorsement of, the advertisements of non-MTA parties displayed in or on the Property, including the associated messages, products, services, or events being proposed or promoted

IV. ADVERTISING STANDARDS

A. Permitted Advertising

The MTA may display advertisements that fall under one or more of the following categories:

1. Commercial advertising. Paid advertisements that propose, promote, or solicit the sale, rent, lease, license, distribution, or availability of, or some other commercial transaction concerning, goods, products, services, or events for the advertiser's commercial or proprietary interest, or more generally promote an entity that engages in such activities.

2. Governmental advertising. Notices or messages from the MTA that promote the MTA or any of its functions or programs, and also paid notices or messages of the United States government, the State of New York and its agencies, the City of New York and its departments, or of any of the County governments within the Metropolitan Commuter Transportation District that advance specific governmental purposes.

3. Public service announcements. Public service announcements not otherwise prohibited under Section IV.B of this Policy, which are sponsored by either a government entity or a nonprofit corporation that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code and which are directed to the general public and relate directly to:

- Prevention or treatment of illnesses;
- Promotion of safety or personal well-being;
- Education or training;
- Art or culture;
- Provision of children and family services;
- Provision of services and programs that provide support to low income citizens, senior citizens, or people with disabilities; or
- Solicitation by broad-based contribution campaigns that provide funds to multiple charitable organizations active in the above-listed areas.

Exhibit 15 - 3

EXECUTION VERSION

B. **Prohibited Advertising**

Notwithstanding the foregoing, the MTA will not accept any advertisement for display in or on the Property if it falls within one or more of the following categories:

1. Promotes or opposes a political party, or promotes or opposes any ballot referendum or the election of any candidate or group of candidates for federal, state, judicial, or local government offices.

2. Is political in nature, including but not limited to advertisements that either:

   a. Are directed or addressed to the action, inaction, prospective action or policies of a governmental entity, except as permitted in Sections IV.A.2–IV.A.3 of this Policy; or

   b. Prominently or predominately advocate or express a political message, including but not limited to an opinion, position, or viewpoint regarding disputed economic, political, moral, religious or social issues or related matters, or support for or opposition to disputed issues or causes.

3. Is false, misleading, or deceptive.

4. Promotes unlawful or illegal goods, services, or activities, or involves other unlawful conduct.

5. Falsely implies or declares an endorsement by the MTA of any service, product, or point of view.

6. Encourages or depicts unsafe behavior with respect to MTA's transportation operations, such as failure to comply with normal safety precautions in awaiting, boarding, riding upon or debarking from MTA vehicles, or is otherwise directly adverse to the commercial, administrative or operational interests of the MTA as a business.

7. Depicts or describes in a patently offensive manner sexual or excretory activities so as to satisfy the definition of obscene material as contained in New York Penal Law § 235.00, as such provision may be amended, modified, or supplemented from time to time.

8. Contains material, which, if sold or loaned to a minor for monetary consideration with knowledge of its character and content, would give rise to a violation of New York Penal Law § 235.21, which prohibits the dissemination of indecent material to minors, as such provision may be amended, modified, or supplemented from time to time.

9. Contains material, which, if displayed with knowledge of its character and content, would give rise to a violation of New York Penal Law § 245.11, which prohibits the public display of offensive sexual material, as such provision may be amended, modified, or supplemented from time to time.

10. Promotes tobacco or any tobacco-related product.

Exhibit 15 - 4

EXECUTION VERSION

11. Contains an image of a person who appears to be a minor in sexually suggestive dress, pose, or context.

12. Contains material the display of which the MTA reasonably foresees would imminently incite or provoke violence or other immediate breach of the peace, and so harm, disrupt, or interfere with safe, efficient, and orderly transit operations.

13. Contains material that demeans or disparages an individual or group of individuals. For purposes of determining whether an advertisement contains such material, the MTA will determine whether a reasonably prudent person, knowledgeable of the MTA's ridership and using prevailing community standards, would believe that the advertisement contains material that is abusive to, or debases the dignity of, an individual or group of individuals.

14. Contains sexually explicit material that appeals to the prurient interest in sex or is so violent, frightening, or otherwise disturbing as to reasonably be deemed harmful to minors.

15. Promotes an escort service or sexually oriented business.

C. **Additional Provisions Relating to Advertisements**

To avoid identification of the MTA with messages or images contained within advertisements displayed in and on the Property and to avoid the appearance of MTA endorsement of goods, products, services, events by advertisers, advertisements shall readily and unambiguously identify the person, corporation, or entity paying for the advertisement. An advertiser may, at the MTA's discretion, be required to include in the advertisement a statement explicitly identifying the person, corporation, or entity paying for the advertisement. An advertiser may also, at the MTA's discretion, be required to incorporate additional language to avoid the appearance of MTA endorsement.

V. REVIEW OF ADVERTISING PROPOSED FOR DISPLAY IN OR ON THE PROPERTY

1. Before accepting an advertisement for display in or on the Property, the advertising contractor shall review such proposed advertisement to determine whether the advertisement complies with the Advertising Standards.

2. If the advertising contractor determines that a proposed advertisement does not, or may not, comply with the Advertising Standards it shall promptly notify the Director of MTA Real Estate (or a designee) in writing of its determination and the reason for its determination.

3. If the Director of Real Estate determines, following receipt and consideration of such recommendation, that a proposed advertisement does not comply with the Advertising Standards, the advertiser shall be notified by the advertising contractor. The advertising contractor, in consultation with the Director of Real Estate, may discuss with the advertiser revisions to the advertisement to try to bring the advertisement into compliance with the Advertising Standards, and the advertiser may submit a revised advertisement to the advertising contractor for review.

Exhibit 15 - 5

EXECUTION VERSION

3. If the advertiser and the advertising contractor do not reach agreement with regard to a revision of the advertisement, or the Director of Real Estate determines that no appropriate revision would bring the advertisement into compliance with the Advertising Standards, or the advertiser chooses not to submit a revised advertisement, the advertiser may request a final determination from the Director of Real Estate. The Director of Real Estate, in reaching a final determination, may consult with the advertising contractor, or with the MTA General Counsel, and the Chairman and Chief Executive Officer, or their designees, or with any other individuals, and may consider any materials submitted by the advertiser. The Director of Real Estate shall advise the advertiser and the advertising contractor of the final determination in writing.

VI. SEVERABILITY

If any section, subsection, sentence, clause, phrase or other portion of this Policy is, for any reason, declared invalid, in whole or in part, by any court of competent jurisdiction, such portion shall be deemed severable, and such invalidity shall not affect the validity of the remaining portions of this Policy, which remaining portions shall continue in full force and effect.

VII. EFFECTIVE DATE

This Advertising Policy is effective as of April 29, 2015.

Exhibit 15 - 6

EXECUTED VERSION

Advertising License Agreement
Exhibit 16
(MTA Frequently Asked Questions)

[Attached.]

Page 1 of 1

EXECUTED VERSION

The MTA's Advertising Policy: Frequently Asked Questions

In April 2015, the MTA Board revised its policy for ads that are displayed in and on MTA facilities and adopted new standards for what ads are permitted and what ads are prohibited. Most notably, the MTA Advertising Policy now permits only commercial ads, governmental notices or messages, or certain public service announcements and no longer allows political ads.

The following are answers to some questions that advertisers have raised about the MTA's new Advertising Policy. They are intended only for general guidance, however, and if there is any inconsistency between them and the MTA Advertising Policy, the MTA Advertising Policy will control.

The MTA Advertising Policy prohibits all political ads, and the MTA is committed to ensuring that it is enforced in a viewpoint neutral fashion. If any advertiser or member of the public believes that the policy is being enforced in a viewpoint discriminatory manner by the MTA or its advertising licensee, please contact:

Peter Lyons
MTA Associate Director of Real Estate
(212) 878-7326

What ads will the MTA run under its new Advertising Policy?

There is a two-part test. First, a proposed ad needs to fall into one of the categories of "Permitted Advertising" defined in Section IV(A) of the policy. Second, the proposed ad cannot fall into one of the categories of "Prohibited Advertising" defined in Section IV (B) of the policy. In other words, proposed ads must satisfy both of these criteria. For example, even though ads promoting a commercial product and certain public service announcements qualify as "Permitted Advertising," the MTA will not run them if they prominently or predominately advocate a political message.

What ads *qualify as* "Permitted *Advertising*"?

Only commercial ads, governmental notices or messages, or certain public service announcements.

What is a commercial ad?

Commercial ads include ads that promote a commercial transaction for the advertiser's commercial or proprietary benefit, or promote the brand of an advertiser who engages in commercial transactions. They also include ads that promote services or events for the advertiser's commercial or proprietary interest or more generally promote an entity that engages in such activities.

1

EXECUTED VERSION

What is a governmental notice or message?

A notice or message from the MTA or one paid for by the federal government, New York State, New York City, or of any of the other seven county governments within the Metropolitan Transportation Commuter District.

What is a permissible public service announcement?

An announcement paid for by a government or by a tax-exempt nonprofit corporation that relates directly to one of these topics and is not otherwise prohibited under the policy:

- prevention or treatment of illnesses;
- promotion of safety or personal well-being;
- education or training;
- art or culture;
- provision of children and family services;
- provision of services and programs that provide support to low-income citizens, senior citizens, or people with disabilities; and
- solicitation by broad-based contribution campaigns that provide funds to multiple charitable organizations active in these above-listed areas

What is a political ad?

As revised, the MTA's Advertising Policy does not allow ads that promote or oppose a political party, a ballot referendum, or any political candidate. It also does not allow ads that are political in nature. Some examples of ads that are political in nature are ads that are about actions or policies of any governmental entity or ads that prominently or predominately advocate or express political messages.

Who reviews proposed ads?

These FAQs refer to the MTA, but MTA relies on independent advertising licensees to handle its advertising and for the most part relies on it to apply the Advertising Policy. MTA reviews proposed ads only when an independent advertising licensee has determined that an ad does not, or may not, comply with the Advertising Policy and has referred it to the MTA. The MTA works with its independent advertising licensees to try to ensure that the Advertising Policy is being followed but must rely on its independent advertising licensees in the first instance to identify problematic ads.

Must an ad identify who is paying for it?

Yes. To avoid the appearance that MTA is endorsing ads, every ad should clearly communicate who is paying for it or its sponsor, whether directly or through its context. If it does not, the MTA may ask an advertiser to include an explicit statement.

Must an ad clearly identify what is being advertised?

2

EXECUTED VERSION

Yes. Every commercial ad should clearly communicate the commercial subject of the advertisement. Every public service announcement must clearly communicate that it directly relates to one or more of the permissible topics for public service announcements. Advertisers will submit to the advertising licensee along with their proposed ad a form that identifies the goods, products, services, events, or other commercial transaction or entity that the ad is intended to promote, or, for a public service announcement, the permissible topic to which it directly relates. The MTA may ask an advertiser to include an explicit statement in the ad if the MTA believes that it does not clearly communicate what is being advertised.

Do the requirements that an ad identify who is paying for it and what is being advertised preclude teaser ad campaigns?

Not necessarily. A teaser ad campaign—one that begins with ads that do not clearly communicate who is paying for the ad or what good, product, service, event, or other commercial transaction is being advertised—may be permitted but only if that information will be clearly communicated in follow up ads posted within a reasonable amount of time, and only with the MTA's approval after consultation with the advertising licensee.

If there are multiple ads in an advertising campaign does each ad have to identify who is paying for it and what is being advertised?

Yes. Each individual ad that is part of an advertising campaign must communicate who is paying for it or its sponsor, whether directly or through its context, and what is being advertised even if the ads will be displayed in close proximity to one another or as part of an interconnected campaign.

Will the MTA look at a website listed in an ad *or at an advertiser's public statements* to determine whether the ad is permitted under the Advertising Policy?

If an ad clearly communicates its commercial subject or its public service topic and the reference to the website is incidental, the MTA generally will not take into account the website's contents. However, if an ad does not clearly communicate its commercial subject or its public service topic, or the reference to the website is prominent, the MTA may look at the website's contents and take them into account. The MTA will take into account an advertiser's public statements about its proposed ad in determining whether it may be displayed.

May an ad that promotes a commercial transaction or that qualifies as a public service announcement also be prohibited as a political ad?

Yes. An ad that qualifies as a commercial ad or a public service announcement still may be a political ad. For example, an ad that prominently or predominately advocates or expresses a political message will not be accepted for display even if it also mentions or promotes a commercial product such as a bumper sticker, a T-shirt, or event, or a TV show, a news program, a DVD, a book, a movie, or some other media product ("Media Products").

3

EXECUTED VERSION

In reviewing ads for Media Products, the MTA will distinguish between ads where the title of the Media Product and advertising copy merely identify the topic of the Media Product, on the one hand, and ads where the title of the Media Product and advertising copy advocate a political position of the advertiser, on the other hand. In determining whether an ad is a political ad, one factor among others that the MTA may consider is whether the advertiser is a media company whose business is to regularly engage in the distribution of Media Products.

May a proposed ad be preliminarily reviewed early on in the creative process to determine if it will comply with the MTA Advertising Policy?

Yes. Preliminary concepts for ads may be submitted to MTA's advertising licensee for review. If the independent advertising licensee determines that a preliminary concept would not, or might not, comply with the Advertising Policy, then it will often forward such preliminary concepts to MTA for review. Note that if a proposed concept for ads is provisionally approved, the final ads must still be submitted and approved under the procedures set forth in the Advertising Policy and described in these FAQs.

***If MTA's advertising licensee approves an adv*ertisement without submitting it to MTA for approval and MTA subsequently determines that such advertisement is not permitted by the Advertising Policy, may MTA require the removal of such ad?**

Yes. MTA may require the removal of any ad that it determines at any time does not comply with the Advertising Policy. Given the large number of ads handled by MTA's advertising licensee, it is possible that such an ad may not have been submitted to MTA for review by the MTA's advertising licensee. Even if MTA reviewed and approved an ad, it may remove it if it later determines that the ad does not comply with the Advertising Policy.

Does the Advertising Policy apply to both static ads and digital ads?

Yes.

March 10, 2016

4

Exhibit 17

[Reserved]

Advertising License Agreement
Exhibit 18
(Key Personnel)

1.	Incorporation.

This Exhibit is incorporated by reference and made a part of the License Agreement.

2.	Key Personnel.

No.	Employee Name	Job Title	Project Role
1	Richard Ament	SVP, Business Development	Overall Project Manager / MTA Relationship Manager
2	Marion Parrish	SVP, Digital Operations	Head of digital operations; management of digital build-out/deployment, supply chain and digital operations
3	Joel Melby	Chief Technology Officer	Head of hardware and software engineering and technology
4	James Price	Chief Product Officer	Head of product development and audience analytics
5	Jason Kuperman	Chief Product Experience Officer	Head of transit partner/user experience
6	Song-Min Wang, PhD	VP, Digital Infrastructure	Management of digital infrastructure, as part of digital operations
7	G Todd Lathan	VP, Digital Division	Management of digital engineering, as part of digital operations
8	Kenny Pober	General Manager, New York Transit	Management of MTA sales
9	Gene Fike	Senior Director, Hardware Technology	Management of hardware engineering
10	Bobby Finnimore	Digital Project Manager	Management of digital build-out/deployment
11	Mark Scully	Telephonics, Director, Business Development - Transit	Management of in-car build-out and design services provided by Telephonics
12	Marcos Diaz- Gonzalez	AECOM, Vice President – Global Program Management	Management of in-station build-out and design services provided by AECOM

CONTRACT NO. and TITLE: ______ CONTRACT VALUE $ EXECUTION VERSION

MBE/WBE UTILIZATION PLAN FORM

(Form 15A.1)

INSTRUCTIONS: See Section IV, paragraph 6 of the Contract Documents

Name, Address, Telephone Number of MBE/WBE (including name of contact person, Federal I.D.# or Social Security Number)	Indicate if MBE or WBE	Description of Work, Products and/or Services to be provided	Agreed Dollar Amount of MBE/WBE Subcontract	MBE/WBE Projected Start and Completion Date
See attached.				

If the Proposer/Bidder is a corporation, partnership, or joint venture, this form must be signed respectively, by the president of the corporation, a general partner, or the president/general partner of one of the joint ventures. If it is signed by anyone else, you must include appropriate proof (such as certified copy of the by-laws, partnership agreement or joint venture agreement) which confirms that the person signing this form is authorized to do so. By signing below, the Proposer/Bidder authorizes the Authority to verify all information provided on this form.

PROPOSER/BIDDER: OUTFRONT Media Group LLC FEDERAL IDENTIFICATION NUMBER: 13-2660769

AUTHORIZED SIGNATURE: [signature] NAME/TITLE: Richard Ament / SVP, Business Development

ADDRESS: 405 Lexington Avenue, New York, NY 10174

TELEPHONE NUMBER: (212) 297-6530 DATE: August 20, 2017

Revised 15-A Form (June 2000)

Exhibit 19 - 2

OUTFRONT MEDIA - MBE/WBE UTLIZIATION PLAN FORM (FORM 15A.1) EXECUTION VERSION

	Indicate if MBE or WBE	Description of Work, Products and/or Services to be provided	Agreed Dollar Amount of MBE/WBE Subcontract	MBE/WBE Projected Start and Completion Date
M&J Engineering, P.C. Arnold Rubenstein (516) 821-7307 2003 Jericho Turnpike New Hyde Park, NY 11040 Federal ID: 30-0284495	MBE	Electrical design, CAD and CM support	TBD	TBD
Integrated Strategic Resources, LLC Julie Kroloff (646) 842-0912 505 8th Avenue, Suite 2503 New York, NY Federal ID: 13-4157975	WBE	Electrical design, CAD and CM support	TBD	TBD
CSA Group Norm Hinsey (212) 677-0777 x8716 55 Broadway New York, NY 10006 Federal ID: 31-1796631	MBE	Electrical design, CAD and CM support	TBD	TBD
A.G. Consulting Engineers, PC Gary Guleria (212) 268-0950 131 West 33rd St., 12B New York, NY 10001 Federal ID: 12-4073844	MBE	Electrical design, CAD and CM support	TBD	TBD
Aurora Electric, Inc. Veronica Rose (718) 371-0385 141 Federal Circle, Suite 3 Jamaica, NY 11430 Federal ID: 11-3271387	MBE	Electrical design, CAD and CM support	TBD	TBD

Exhibit 19 - 3

OUTFRONT MEDIA - MBE/WBE UTLIZIATION PLAN FORM (FORM 15A.1) EXECUTION VERSION

	Indicate if MBE or WBE	Description of Work, Products and/or Services to be provided	Agreed Dollar Amount of MBE/WBE Subcontract	MBE/WBE Projected Start and Completion Date
G.G. Engineering Geri Goldman (212) 947-1066 220 E. 23rd Street, Suite 307 New York, NY 10010 Federal ID: 13-3700944	MBE	Electrical design, CAD and CM support	TBD	TBD
Netpro Communications, Inc. Paul Catipon 244 5th Avenue, #2438 New York, NY 10001 (646) 920-6102 Federal ID: 27-1534794	MBE	Installation of rolling stock flat panel digital displays, including all fasteners, brackets, cabling and electronics	TBD	TBD
Seiko Iron Works, Inc. Mr. Kampta Seiko Persuad 79-45 77th Avenue Glendale, NY 11385 718-418-4477	MBE	Metal fabrication		
Total Electrical Distributors 88 South Avenue Staten Island, NY 10303 (718) 273-9300 Federal ID: 13-3558990	WBE	Furnishing of standard electrical supplies	TBD	TBD
Grant Supplies 39-15 21st Street Long Island City, NY 11101 (718) 729-2373 Federal ID: 11-2816565	MBE/WBE	Furnishing of standard electrical supplies	TBD	TBD

Exhibit 19 - 4

OUTFRONT MEDIA - MBE/WBE UTLIZIATION PLAN FORM (FORM 15A.1) EXECUTION VERSION

	Indicate if MBE or WBE	Description of Work, Products and/or Services to be provided	Agreed Dollar Amount of MBE/WBE Subcontract	MBE/WBE Projected Start and Completion Date
IDL Communications & Electric Paul Viera 1076 Casleton Avenue, Suite 1 Staten Island, NY 10310 Federal ID: 11-3637659	MBE	Furnish and install conduit and wire	TBD	TBD
KND Licensed Electric Contracting & Services Corp Kristine DeNapoli 120-B Brook Avenue Deer Park, NY 11729 Federal ID: 11-3419637	WBE	Furnish and install conduit and wire	TBD	TBD
Upstate Steel Inc. Bonnie Chmielowiec 1800 Dale Road Cheektowaga, NY 14225 (716) 892-8434	WBE	Metal fabrication	TBD	TBD
Carter, Milchman & Frank Inc. Claire Rechtweg 2810 37th Ave Long Island City, NY 11101 (718) 361-2300 Federal ID: 11-2231463	WBE	Furnishing of construction tool, supplies and equipment	TBD	TBD
Highpoint Solutions Rich McDonald 5 Gail Court Sparta, NJ 07871 (973) 940-0040 Federal ID: 22-3462774	MBE	Wireless design and support.	TBD	TBD

** We note that we also presently use and intend to continue to use a number of M/WBEs that are self-certified or otherwise not certified by New York State, but that may seek NYS certification in the future.

Exhibit 19 - 5

Exhibit G: NEW YORK STATE FINANCE LAW SECTIONS 139-j and 139-k CERTIFICATION

General Information

All procurements (which are defined to include essentially all real estate transactions, including an advertising license) by the MTA in excess of $15,000 annually are subject to New York State's State Finance Law Sections 139-j and 139-k, effective January 1, 2006 (as amended, the "Procurement Lobbying Law").

Pursuant to the Procurement Lobbying Law, all "contacts" (defined as oral, written or electronic communications with the MTA intended to influence a procurement) during a procurement must be made with one or more designated Point(s) of Contact only. Exceptions to this rule include written questions during the bid/proposal process, communications with regard to protests, contract negotiations and RFP conference participation. Nothing in the Procurement Lobbying Law inhibits any rights to make an appeal, protest or complaint under existing administrative or judicial procedures.

Violations of the policy regarding permissible contacts must be reported to the appropriate MTA officer and investigated accordingly. The first violation may result in a determination of non-responsibility and ineligibility for award to the violator and its subsidiaries, affiliates and related entities. The penalty for a second violation within four (4) years is ineligibility for bidding/proposing on a procurement and/or ineligibility from being awarded any contract for a period of four (4) years. The MTA will notify the New York State Office of General Services ("OGS") of any determinations of non-responsibility or debarments due to violations of the Procurement Lobbying Law. Violations found to be "knowing and willful" must be reported to the MTA Executive Director and OGS.

Moreover, the statutes require the MTA to obtain certain affirmations and certifications from bidders and proposers. This Certification contains the forms with which to comply, together with additional information and instructions.

Instructions

New York State Finance Law §139-k (2) obligates the MTA to obtain specific information regarding prior non-responsibility determinations. This information must be collected in addition to the information that is separately obtained pursuant to New York State Finance Law §139-k, an offerer must be asked to disclose whether there has been a finding of non-responsibility made within the previous four (4) years by any governmental entity due to: (a) a violation of New York State Finance Law §139-j or (b) the intentional provision of false or incomplete information to a governmental entity.

As part of its responsibility determination, New York State Finance Law §139-k(3) mandates consideration of whether an offerer fails to timely disclose accurate or complete information regarding the above non-responsibility determination. In accordance with law, no procurement contract shall be awarded to any offerer that fails to timely disclose accurate or complete information under this section, unless the factual elements of the limited waiver provision can be satisfied on the written record.

Exhibit 20 - 2

Disclosure of Prior Non-Responsibility Determinations

Name of Prospective Concessionaire: **OUTFRONT Media Group LLC**

Address: **405 Lexington Avenue New York, NY 10174**

Name and Title of Person Submitting this Form: **Andrew R. Sriubas - Chief Commerical Officer**

Has any governmental entity[1] made a finding of non-responsibility regarding the prospective Concessionaire or any Affiliate thereof in the previous four years?

☐ Yes ☒ No

If yes: Was the basis for such finding of the non-responsibility due to a violation of State Finance Law §139-j?

☐ Yes ☒ No

Was the basis for such finding of non-responsibility due to the intentional provision of false or incomplete information to a governmental entity?

☐ Yes ☒ No

If yes, please provide details regarding the finding of non-responsibility below.

Governmental Entity: ____________________

Year of Finding of Non-Responsibility: ____________________

Basis of Finding of Non-Responsibility: ____________________

____________________(Add additional pages as necessary)

Has any governmental entity terminated a procurement contract with the prospective Concessionaire or any Affiliate thereof due to the intentional provision of false or incomplete information?

☐ Yes ☒ No

[1] A "governmental entity" is: (1) any department, board, bureau, commission, division, office, council, committee or officer of New York State, whether permanent or temporary; (2) each house of the New York State Legislature; (3) the unified court system; (4) any public authority, public benefit corporation or commission created by or existing pursuant to the public authorities law; (5) any public authority or public benefit corporation, at least one of whose members is appointed by the governor or who serves as a member by virtue of holding a civil office of the state; (6) a municipal agency, as that term is defined in paragraph (ii) of subdivision(s) of section one-c of the Legislative Law; or (7) a subsidiary or affiliate of such a public authority. (SFL §139-j, paragraph 1.a.)

Exhibit 20 - 3

Prospective Concessionaire's Affirmation and Certification

By signing below, the undersigned:

a) Affirms that the prospective tenant understands and agrees to comply with the policy regarding permissible contacts in accordance with New York State Finance Law Sections 139-j and 139-k.
b) Certifies that all information provided to the MTA with respect to New York State Finance Law §139-j and §139-k is complete, true and accurate.

Prospective Concessionaire: **OUTFRONT Media Group LLC**

Authorized Signature: ______________________

Name: **Andrew R. Sriubas**

Title: **Chief Commercial Officer**

Date: **November 6, 2017**

MTA's Right to Terminate

The MTA reserves the right to terminate any Concession license with the prospective Concessionaire arising out of this RFP in the event it is found that the foregoing certification, in accordance with New York State Finance Law §139-k, was intentionally false or intentionally incomplete. Upon such finding, the MTA may exercise its termination right by providing written notification to the Concessionaire in accordance with the written notification terms of such Concession license.

Exhibit 20 - 4